   As filed with the Securities and Exchange Commission on March 7, 1996.
                                                       Registration No. 333-1105

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1
                                      TO
                                   FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              GENZYME CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                           2834                    06-1047163
(State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification No.)

                               ONE KENDALL SQUARE
                        CAMBRIDGE, MASSACHUSETTS  02139
                                 (617) 252-7500
  (Address, Including ZIP Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                HENRI A. TERMEER
                              GENZYME CORPORATION
                               ONE KENDALL SQUARE
                        CAMBRIDGE, MASSACHUSETTS  02139
                                 (617) 252-7500
 (Name, Address, Including ZIP Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                                with a copy to:
                               Peter Wirth, Esq.
                                 Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts  02108
                                 (617) 573-0100

        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger described in the enclosed Prospectus and Proxy Statement have been satisfied or waived.

                          ___________________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              GENZYME CORPORATION

         Cross-Reference Sheet Pursuant to Rule 404(a) of Regulation C and Item 501(b) of Regulation S-K Showing the Location in the Prospectus/Proxy Statement of the Information Required by Part I of Form S-4.

                                                                      LOCATION OR HEADING IN
                            ITEM OF S-4                             PROSPECTUS/PROXY STATEMENT
                            -----------                             --------------------------
A.   INFORMATION ABOUT THE TRANSACTION
1.   Forepart of Registration Statement and Outside
     Front Cover Page of Prospectus . . . . . . . . . . . .     Forepart of Registration Statement;
                                                                Outside Front Cover Page of
                                                                Prospectus/Proxy Statement

2.   Inside Front and Outside Back Cover Pages of
     Prospectus . . . . . . . . . . . . . . . . . . . . . .     Inside Front Cover Page of Prospectus/
                                                                Proxy Statement; Table of Contents;
                                                                Available Information; Incorporation
                                                                of Certain Documents by Reference

3.   Risk Factors, Ratio of Earnings to Fixed Charges,
     and Other Information  . . . . . . . . . . . . . . . .     Prospectus/Proxy Statement Summary;
                                                                Risk Factors; The Merger

4.   Terms of the Transaction . . . . . . . . . . . . . . .     Incorporation of Certain Documents by
                                                                Reference; Prospectus/Proxy Statement
                                                                Summary; The Merger; Certain Federal
                                                                Income Tax Consequences; Comparison of
                                                                Rights of Holders of Genzyme General
                                                                Division Stock and Genetrix Common
                                                                Stock; Management and Accounting
                                                                Policies Governing the Relationship of
                                                                Genzyme Divisions

5.   Pro Forma Financial Information  . . . . . . . . . . .     Prospectus/Proxy Statement Summary;
                                                                Index to Genzyme Unaudited Pro Forma
                                                                Consolidated Financial Statements

6.   Material Contacts with the Company Being Acquired  . .     Related Party Arrangements

7.   Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters  . . . .               *

8.   Interests of Named Experts and Counsel . . . . . . . .     Legal Opinions

9.   Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities . . . .               *



--------------------
* Not applicable or the answer is negative.

                                                                       LOCATION OR HEADING IN
                       ITEM OF S-4                                   PROSPECTUS/PROXY STATEMENT
                       -----------                                   --------------------------
 B.  INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants . . . . .        Incorporation of Certain Documents
                                                                  by Reference; Prospectus/Proxy
                                                                  Statement Summary; Description of
                                                                  Genzyme; Recent Developments;
                                                                  Related Party Arrangements

11.  Incorporation of Certain Information by Reference . .        Incorporation of Certain Documents
                                                                  by Reference

12.  Information with Respect to S-2 or S-3 Registrants  .                *

13.  Incorporation of Certain Information by Reference . .                *

14.  Information with Respect to Registrants Other Than
     S-3 or S-2 Registrants  . . . . . . . . . . . . . . .                *

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3 Companies . . . . . .                *

16.  Information with Respect to S-2 or S-3 Companies  . .                *

17.  Information with Respect to Companies Other Than S-3
     or S-2 Companies  . . . . . . . . . . . . . . . . . .        Prospectus/Proxy Statement Summary; The
                                                                  Special Meeting; The Merger; Description of
                                                                  Genetrix; Genetrix Management's Discussion &
                                                                  Analysis of Financial Condition and Results
                                                                  of Operations; Genetrix Share Ownership;
                                                                  Index to Genetrix Financial Statements

D.   VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or Authorizations
     are to be Solicited . . . . . . . . . . . . . . . . .        Outside Front Cover Page of Prospectus/ Proxy
                                                                  Statement; Incorporation of Certain Documents
                                                                  by Reference; Prospectus/ Proxy Statement
                                                                  Summary; The Special Meeting; The Merger;
                                                                  Description of Genzyme; Description of
                                                                  Genetrix; Genzyme Share Ownership; Genetrix
                                                                  Share Ownership; Compensation of Genzyme's
                                                                  Executive Officers; Related Party
                                                                  Arrangements

19.  Information if Proxies, Consents or Authorizations
     are not to be Solicited, or in an Exchange Offer  . .                *


______________________
* Not applicable or the answer is negative

                                 GENETRIX, INC.
                             6401 EAST THOMAS ROAD
                           SCOTTSDALE, ARIZONA 85251


                                                          ________________, 1996


Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders of Genetrix, Inc. to be held at __:__ a.m./p.m. on _____________, 1996 at the offices of Genetrix at the address set forth above.

    At this meeting, you will be asked to adopt the Agreement and Plan of Merger dated as of January 11, 1996 (the "Merger Agreement"), which provides for the merger of Genetrix with and into Genzyme Corporation. If the merger is consummated, Genetrix will become part of a business unit within Genzyme's General Division and Genetrix stockholders will receive shares of Genzyme General Division Common Stock in exchange for their Genetrix shares. Information about Genzyme and Genetrix and details about the proposed merger are included in the attached Prospectus/Proxy Statement.

    The Board of Directors believes that the merger is in the best interests of the stockholders of Genetrix and has unanimously approved the Merger Agreement. In arriving at its decision, the Board considered a number of factors, including an opinion from its financial advisor, Alex. Brown & Sons Incorporated, that the consideration to be received in the merger by Genetrix stockholders is fair from a financial point of view. The Board recommends that you vote FOR adoption of the Merger Agreement. In considering this recommendation, you should review carefully all the information contained in the attached Prospectus/Proxy Statement.

    We appreciate the loyalty and support our stockholders have demonstrated over the years. We hope that you will continue this support by voting FOR the proposal now. It is important that your shares be represented and voted at the special meeting regardless of the size of your holdings. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

                                        Sincerely,


                                        Paul R. Sohmer, M.D.
                                        President and Chief Executive Officer

                                 GENETRIX, INC.
                             6401 EAST THOMAS ROAD
                           SCOTTSDALE, ARIZONA 85251
                                 (602) 945-4363

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON _____________, 1996


      A special meeting of stockholders of Genetrix, Inc. ("Genetrix"), will be held on _____________, 1996, at __:__ a.m./p.m., at the offices of Genetrix, 6401 East Thomas Road, Scottsdale, Arizona, for the following purposes:

(1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of January 11, 1996 between Genzyme Corporation ("Genzyme") and Genetrix (the "Merger Agreement"). Each share of the capital stock of Genetrix outstanding at the effective time of the merger will be converted into that number of shares of the General Division Common Stock, $0.01 par value per share, of Genzyme, as provided in the Merger Agreement. A copy of the Merger Agreement is attached as Exhibit A to the accompanying Prospectus and Proxy Statement.

(2) To transact such other business as may properly come before the special meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on ______________, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournment thereof; only stockholders of record at the close of business on that date will be entitled to attend the special meeting and vote.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                        BY ORDER OF THE PRESIDENT



                                        Paul R. Sohmer, M.D.



__________________, 1996

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
PROSPECTUS AND PROXY STATEMENT  . . . . . . . . . . . . . . . . . . . . . .     4

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . .     6

PROSPECTUS/PROXY STATEMENT SUMMARY  . . . . . . . . . . . . . . . . . . . .     8
    The Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         Genzyme  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         Genetrix . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    The Special Meeting   . . . . . . . . . . . . . . . . . . . . . . . . .     8
    The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         Conversion of Genetrix Stock . . . . . . . . . . . . . . . . . . .     9
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . .    11
         Recommendation of the Board of Directors of Genetrix . . . . . . .    11
         Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Termination Fees . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Conditions of Merger; Termination  . . . . . . . . . . . . . . . .    12
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . .    13
         Management of Genetrix's Business after Merger . . . . . . . . . .    13
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . .    13
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . .    14
         Differences in Rights of Holders of Stock  . . . . . . . . . . . .    14
         Market for Genzyme General Division Stock and Dividend Policy  . .    14
         No Market for Genetrix Stock . . . . . . . . . . . . . . . . . . .    14
    Genzyme General Division Selected Financial Data  . . . . . . . . . . .    15
    Genzyme Corporation and Subsidiaries Summary Financial Data   . . . . .    17
    Genetrix Selected Financial Data  . . . . . . . . . . . . . . . . . . .    18
    Unaudited Pro Forma Summary Financial Data. . . . . . . . . . . . . . .    19
    Comparative Per Share Financial Information   . . . . . . . . . . . . .    20

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Background of the Merger . . . . . . . . . . . . . . . . . . . . .    29
         Genetrix's Reasons for the Merger  . . . . . . . . . . . . . . . .    30
         Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . .    30
         Genzyme's Reasons for the Merger . . . . . . . . . . . . . . . . .    34
         Conversion of Genetrix Stock . . . . . . . . . . . . . . . . . . .    34
         Treatment of Options and Warrants  . . . . . . . . . . . . . . . .    36
         Interests of Certain Persons in the Merger . . . . . . . . . . . .    37
         Merger and Effective Time  . . . . . . . . . . . . . . . . . . . .    37

         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . .    37
         Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . .    37
         Resales of Genzyme General Division Stock  . . . . . . . . . . . .    38
         Representations, Warranties and Covenants  . . . . . . . . . . . .    38
         Conditions of Merger . . . . . . . . . . . . . . . . . . . . . . .    39
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
         Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . . .    40
         No Solicitation; Termination Fees  . . . . . . . . . . . . . . . .    40
         Escrow and Indemnity . . . . . . . . . . . . . . . . . . . . . . .    41
         Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . .    41
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . .    42
         Management of Genetrix's Business after Merger . . . . . . . . . .    42
         Genetrix Stockholder Appraisal Rights  . . . . . . . . . . . . . .    44

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . .    45

DESCRIPTION OF GENZYME  . . . . . . . . . . . . . . . . . . . . . . . . . .    46

DESCRIPTION OF GENETRIX . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         Market for Capital Stock; Dividends  . . . . . . . . . . . . . . .    47

GENETRIX MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . .    48

RECENT DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

GENZYME SHARE OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . .    50

GENETRIX SHARE OWNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . .    53

COMPENSATION OF GENZYME'S EXECUTIVE OFFICERS  . . . . . . . . . . . . . . .    56
    Summary Compensation Table  . . . . . . . . . . . . . . . . . . . . . .    56
    Executive Employment Agreements   . . . . . . . . . . . . . . . . . . .    59
    Executive Severance Agreements  . . . . . . . . . . . . . . . . . . . .    59
    Compensation Committee Interlocks and Insider Participation   . . . . .    59

RELATED PARTY ARRANGEMENTS  . . . . . . . . . . . . . . . . . . . . . . . .    60

COMPARISON OF RIGHTS OF HOLDERS OF GENZYME GENERAL DIVISION STOCK
AND GENETRIX STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
         Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . .    61
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . .    61
         Exchange of Genzyme TR Division Stock  . . . . . . . . . . . . . .    62
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .    63
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . .    65
         TR Designated Shares and General Designated Shares . . . . . . . .    65
         Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . .    67

         Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . .    67
         Action by Consent of Stockholders  . . . . . . . . . . . . . . . .    67
         Cumulative Voting  . . . . . . . . . . . . . . . . . . . . . . . .    67
         Dividends and Repurchases of Stock . . . . . . . . . . . . . . . .    67
         Classification of the Board of Directors . . . . . . . . . . . . .    68
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . .    68
         Vacancies on the Board of Directors  . . . . . . . . . . . . . . .    68
         Exculpation of Directors . . . . . . . . . . . . . . . . . . . . .    68
         Indemnification of Directors, Officers and Others  . . . . . . . .    69
         Interested Director Transactions . . . . . . . . . . . . . . . . .    69
         Sale, Lease or Exchange of Assets and Mergers  . . . . . . . . . .    69
         Amendments to Charter  . . . . . . . . . . . . . . . . . . . . . .    70
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . .    70
         "Anti-Takeover" Provisions . . . . . . . . . . . . . . . . . . . .    70

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74

FINANCIAL ADVISORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75

SOLICITATION COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . .    75

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75

INDEX TO GENETRIX FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . .   F-1

INDEX TO GENZYME UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-23


EXHIBIT A -      Agreement and Plan of Merger . . . . . . . . . . . . . . .   A-1
EXHIBIT B -      Opinion of Alex. Brown & Sons Incorporated on the Fairness
                 of the Merger Consideration  . . . . . . . . . . . . . . .   B-1
EXHIBIT C -      Provisions of the Delaware General Corporation Law
                 Relating to Rights of Dissenting Stockholders  . . . . . .   C-1

                         PROSPECTUS AND PROXY STATEMENT

           GENETRIX, INC.                                GENZYME CORPORATION
       6401 EAST THOMAS ROAD                             ONE KENDALL SQUARE
     SCOTTSDALE, ARIZONA 85251                    CAMBRIDGE, MASSACHUSETTS 02139
           (602) 945-4363                                  (617) 252-7500
          PROXY STATEMENT                                    PROSPECTUS
FOR SPECIAL MEETING OF STOCKHOLDERS                       GENERAL DIVISION
 TO BE HELD ON ____________, 1996                  COMMON STOCK, $0.01 PAR VALUE

    This Prospectus and Proxy Statement (the "Prospectus/Proxy Statement") relates to the proposed merger of Genetrix, Inc. ("Genetrix"), a Delaware corporation, into Genzyme Corporation ("Genzyme"), a Massachusetts corporation, pursuant to the terms of an Agreement and Plan of Merger dated as of January 11, 1996 (the "Merger Agreement"). It is being furnished to stockholders of Genetrix in connection with the solicitation of proxies by the Board of Directors of Genetrix for the special meeting of stockholders of Genetrix to be held on ______________, 1996 at __:__ a.m./p.m., at the offices of Genetrix and any adjournments or postponements thereof (the "Special Meeting"). Only Genetrix stockholders of record at the close of business on _______________, 1996 (the "Record Date") will be entitled to vote at the Special Meeting.


     At the Special Meeting, Genetrix will present a proposal to adopt the Merger Agreement. If the Merger Agreement is adopted and the other conditions set forth in the Merger Agreement are satisfied, Genetrix will be merged with and into Genzyme (the "Merger"), with the result that Genetrix will become part of a business unit within the General Division of Genzyme. All outstanding shares of the Common Stock, $0.0025 par value ("Genetrix Common Stock"), and Preferred Stock, $0.001 par value ("Genetrix Preferred Stock") of Genetrix (together, "Genetrix Stock") will be converted into shares of General Division Common Stock, $0.01 par value, of Genzyme ("Genzyme General Division Stock") as provided in the Merger Agreement and described herein. See "The Merger - Conversion of Genetrix Stock." Assuming the Closing Price (as defined herein) is the same as the closing price of Genzyme General Division Stock on the Record Date ($67.28), approximately 547,230 shares of Genzyme General Division Stock will be issued in the Merger. Of these shares, the Sixth Amended and Restated Certificate of Incorporation of Genetrix dated April 22, 1994 (the "Genetrix Charter") provides that approximately 336,339 shares would be allocated to holders of Genetrix Preferred Stock in satisfaction of the Merger Preference (as herein defined) and that the remaining 210,891 shares would be allocated to holders of Genetrix Common Stock and holders of Series A, B, E and F of Genetrix Preferred Stock, with holders of such Series of Genetrix Preferred Stock participating on the basis of the number of shares of Genetrix Common Stock into which their shares of Genetrix Preferred Stock are convertible. Neither the Genetrix Board, the holders of any class of Genetrix Stock nor the terms of the Merger Agreement has altered the allocation of the Merger Consideration from that which is otherwise specified in the Genetrix Charter. In addition, no distribution to the holders of any class of Genetrix Stock has been made in contemplation of the Merger. Under the Genetrix Charter, each share of Series A, E and F of Genetrix Preferred Stock is convertible into one share of Genetrix Common Stock and each share of Series B of Genetrix Preferred Stock is convertible into ten shares of Genetrix Common Stock and, in the aggregate, such Series of Genetrix Preferred Stock are convertible into 6,358,409 shares of Genetrix Common Stock.


     Ten percent of the number of shares comprising the Merger Consideration shall be deposited with an escrow agent reasonably satisfactory to Genetrix and shall be subject to reduction to satisfy certain claims to which Genzyme is entitled to be indemnified under the Merger Agreement. The amount of such claims as of the date hereof is estimated by Genzyme to be approximately $77,500. Because the Genetrix Charter provides that the Merger Preference must be satisfied in full before any amounts are payable to holders of Genetrix Common Stock, the shares deposited in escrow shall be deducted pro rata from the shares allocable to each former holder of Genetrix Stock after the Merger Preference is satisfied. Assuming (a) no increase or decrease in the amount of claims to which Genzyme is entitled to be indemnified under the Merger Agreement and (b) that the number of shares of Genetrix Common Stock and each Series of Genetrix Preferred Stock outstanding on the effective date of the Merger is the same as the number of such shares outstanding as of the Record Date, (i) each share of Genetrix Common Stock would be converted into approximately .0181 share of Genzyme General Division Stock, (ii) each share of Series A and B of Genetrix Preferred Stock would be converted in to approximately .0627 share of Genzyme General Division Stock, (iii) each share of Series C and D of Genetrix Preferred Stock would be converted into approximately .0892 share of Genzyme General Division Stock, (iv) each share of Series E of Genetrix Preferred Stock would be converted into approximately .0924 share of Genzyme General Division Stock and
(v) each share of Series F of Genetrix Preferred Stock would be converted into approximately .0998 share of Genzyme General Division Stock.

    On the Record Date, Genetrix had outstanding 10,232,246 shares of stock entitled to vote at the Special Meeting. Each share of Genetrix Stock entitled to vote at the Special Meeting is entitled to one vote for each matter submitted to a vote at the Special Meeting. A majority in interest of the outstanding voting stock of Genetrix, represented at the Special Meeting in person or by proxy, constitutes a quorum for the transaction of business. The affirmative vote of (i) a majority of the outstanding shares of Genetrix Stock entitled to vote thereon and (ii) a majority of the outstanding shares of the Series A, Series B, Series E and Series F Preferred Stock of Genetrix is required to adopt the Merger Agreement. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will have the effect of a vote against adoption of the Merger Agreement.

    Under Delaware law, Genetrix stockholders have certain dissenter's rights of appraisal in connection with the Merger. Genzyme's obligation to consummate the Merger is subject to the condition, waivable at the discretion of Genzyme, that the holders of not more than 2% of the outstanding shares of Genetrix Common Stock, and no holders of Genetrix Preferred Stock, shall have validly exercised such rights. See "The Merger - Genetrix Stockholder Appraisal Rights."

    The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of Genetrix a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to approve the proposals set forth in the proxy.

    This Prospectus/Proxy Statement is also the prospectus of Genzyme filed as part of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Genzyme General Division Stock to be issued pursuant to the Merger Agreement.

    AN INVESTMENT IN GENZYME GENERAL DIVISION STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 21.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE OFFERING AND SOLICITATION MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GENZYME OR GENETRIX SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT OR THAT THE INFORMATION IN THIS PROSPECTUS/PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

    The date of this Prospectus/Proxy Statement is _______________, 1996 and it is first being mailed or delivered to Genetrix stockholders on or about that date.

                             AVAILABLE INFORMATION

    Genzyme is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission relating to its business, financial statements and other matters. Reports and proxy and information statements filed pursuant to Sections 14(a) and 14(c) of the Exchange Act and other information filed with the Commission as well as copies of the Registration Statement, of which this Prospectus/Proxy Statement is a part, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

    Genzyme has filed with the Commission a Registration Statement with respect to the securities offered hereby. This Prospectus/Proxy Statement also constitutes the prospectus of Genzyme filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus/Proxy Statement as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as a part thereof, are available for inspection and copying at the Commission's offices as described above. All information included herein with respect to Genetrix and its stockholders has been furnished by Genetrix.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by Genzyme with the Commission (File No. 0-14680) under the Exchange Act are incorporated by reference herein:

    (1) Genzyme's annual report on Form 10-K for the year ended December 31, 1994, filed with the Commission on March 31, 1995, as amended by Amendment Nos. 1 and 2 thereto on Form 10-K/A, filed with the Commission on June 15, 1995 and September 13, 1995, respectively.

    (2) Genzyme's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, filed with the Commission on May 15, 1995 and August 11, 1995, respectively, each as amended by Amendment No. 1 thereto on Form 10-Q/A, filed with the Commission on September 13, 1995.

    (3) Genzyme's quarterly report on Form 10-Q for the quarter ended September 30, 1995, filed with the Commission on November 14, 1995.


    (4) Genzyme's current reports on Form 8-K, filed with the Commission on September 21, 1995, October 12, 1995 and February 23, 1996.


    (5) The description of Genzyme General Division Common Stock contained in its Registration Statement on Form 8-B filed on February 28, 1992, as amended by Form 8-B/A filed on March 31, 1995.

    (6) The description of Genzyme General Division Common Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on March 23, 1989, as amended by Form 8-A/A filed on November 28, 1994.

    (7) The financial statements and the pro forma financial statements appearing at pages III-19 to III-42 of Annex III, pages IV-38 to IV-41 of Annex IV, pages V-37 to V-41 of Annex V and pages VI-2 to VI-6 of Annex VI to the Prospectus/Joint Proxy Statement included in Genzyme's Registration Statement on Form S-4 (File No. 33-83346), which became effective on November 9, 1994.

    The quarterly report of BioSurface Technology, Inc. on Form 10-Q for the quarter ended September 30, 1994, filed with the Commission under the Exchange Act on November 12, 1994 (File No. 0-21020), is incorporated by reference herein.

    The following documents heretofore filed by Genzyme Development Partners, L.P. with the Commission (File No. 0-18554) under the Exchange Act are incorporated by reference herein:

    (1) Genzyme Development Partners' annual report on Form 10-K for the year ended December 31, 1994, filed with the Commission on March 30, 1995.

    (2) Genzyme Development Partners' quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, filed with the Commission on May 11, 1995, August 8, 1995 and November 13, 1995, respectively.

    All documents filed by Genzyme pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

    THIS PROSPECTUS/PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS FILED BY GENZYME WITH THE COMMISSION BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM SUSAN COGSWELL AT THE EXECUTIVE OFFICES OF GENZYME, ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (TELEPHONE: (617) 252-7526). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ____________, 1996.

                       PROSPECTUS/PROXY STATEMENT SUMMARY

    The following is a summary of certain information contained elsewhere in this Prospectus/Proxy Statement. Reference is made to, and this Prospectus/Proxy Statement Summary is qualified in its entirety by, the more detailed information contained in this Prospectus/Proxy Statement and the exhibits attached hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Prospectus/Proxy Statement. Cross-references in this summary are to captions in this Prospectus/Proxy Statement. You are urged to read this Prospectus/Proxy Statement and the other documents attached hereto in their entirety. The securities described in this Prospectus/Proxy Statement involve a high degree of risk. See "Risk Factors."

                                  THE PARTIES

GENZYME

    Genzyme is a diversified, integrated human health care products company operating in five major business areas. Genzyme's business activities with respect to therapeutics, diagnostic services, diagnostic products and pharmaceuticals are organized as the Genzyme General Division (the "General Division"). Genzyme's activities to develop, produce and market technologically advanced products and services for the treatment and prevention of serious tissue damage are conducted through the Genzyme Tissue Repair Division (the "Tissue Repair Division"). Genzyme's principal executive offices are located at One Kendall Square, Cambridge, Massachusetts 02139. Its telephone number is (617) 252-7500.

GENETRIX

    Genetrix is a genetics testing and clinical services company focusing on the market for prenatal and oncology diagnostic testing. Genetrix's medical geneticists and technicians evaluate and diagnose genetic disorders in its network of laboratories. Genetrix provides clinical testing and monitoring services through its staff of counselors, geneticists and ultrasonographers and through alliances with perinatal specialty groups. Genetrix's principal executive offices are located at 6401 East Thomas Road, Scottsdale, Arizona 85251, and its telephone number is (602) 945-4363.

                              THE SPECIAL MEETING

    This Prospectus/Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the Board of Directors of Genetrix of proxies for use at the Special Meeting to be held on ______________, 1996, at __:__ a.m./p.m., at the offices of Genetrix, 6401 East Thomas Road, Scottsdale, Arizona. Only holders of record of Genetrix Stock as of the close of business on _______________, 1996 are entitled to notice of and to vote at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon a proposal to adopt the Merger Agreement described herein. Such adoption is a condition to consummation of the Merger.

    The presence at the Special Meeting in person or by proxy of the holders of Genetrix Stock representing a majority of the votes entitled to be cast is required to constitute a quorum for the transaction of business. Adoption of the Merger Agreement will require the affirmative vote of (i) the holders of a majority of the outstanding shares of Genetrix Stock entitled to vote thereon and (ii) a majority of the then outstanding shares of the Series A, Series B, Series E and Series F Preferred Stock of Genetrix. At the close of business on the Record Date, 10,232,246 shares of Genetrix Stock were entitled to vote on the adoption of the Merger Agreement and 4,980,761 shares of Series A, Series B, Series E and Series F Preferred Stock of Genetrix were outstanding. Certain stockholders of Genetrix who are parties to the Merger Agreement (the "Principal Stockholders") and who have agreed to vote their shares in favor of adopting the Merger Agreement hold shares representing approximately 38.2% of the shares entitled to vote on the adoption of the Merger Agreement as well as a majority of the outstanding shares of the Series A, Series B, Series E and Series F Preferred Stock of Genetrix. The executive officers and directors of

Genetrix hold shares of Genetrix Stock representing approximately 75.6% of the shares entitled to vote on the adoption of the Merger Agreement and 74.4% of the outstanding shares of the Series A, Series B, Series E and Series F of Genetrix Preferred Stock (excluding shares which such persons have the right to acquire upon the exercise of stock options). See "Genetrix Share Ownership."

                                   THE MERGER

    As a result of the Merger, shares of Genetrix Stock will be converted into shares of Genzyme General Division Stock as described below. Upon consummation of the Merger, Genetrix's separate corporate existence will cease. Genzyme will be the surviving corporation in the Merger (the "Surviving Corporation") and will operate Genetrix as part of a business unit within the General Division.

    The Merger will become effective as soon as practicable after satisfaction or waiver of all conditions to the Merger and at the time and on the date that appropriate merger documents are duly filed with the Secretary of the Commonwealth of Massachusetts and the Secretary of the State of Delaware or at such later time and date as is specified as the effective time of the Merger (the "Effective Time"). See "The Merger - Merger and Effective Time." Assuming all conditions to the Merger are met, or waived where permissible, it is expected that the Effective Time will occur on _____________, 1996, or as soon thereafter as practicable.

RISK FACTORS

    As a result of the Merger, Genetrix stockholders will receive in exchange for their shares of Genetrix Stock shares of Genzyme General Division Stock, a class of Genzyme common stock that is intended to reflect the value and track the performance of the General Division. Genetrix stockholders should carefully consider the risks involved in an investment in Genzyme General Division Stock and the risks associated with an investment in a company with two classes of common stock, as compared to the risks associated with holding Genetrix Stock. See "Risk Factors."

CONVERSION OF GENETRIX STOCK

    As a result of the Merger, at the Effective Time all outstanding shares of Genetrix Stock (other than shares held by Genetrix as treasury stock and Dissenting Shares (as defined below)) will be converted into that number of shares of Genzyme General Division Stock determined by dividing (A) $38,500,000 less the Purchase Price Adjustment Amount (as defined below) by (B) the Closing Price (as defined below); provided, however, that if the Closing Price is less than $43.61, Genetrix will have the right not to consummate the Merger unless Genzyme elects to deliver that number of shares of Genzyme General Division Stock determined by dividing (X) $35,000,000 less the Purchase Price Adjustment Amount by (Y) the Closing Price (the "Merger Consideration"). The Merger Consideration will be reduced by the number of shares of Genzyme General Division Stock that would otherwise be allocable to shares of Genetrix Stock held by a stockholder who has properly exercised dissenters' rights with respect to such shares in accordance with Delaware law (collectively, the "Dissenting Shares").

    The "Purchase Price Adjustment Amount" will be equal to the sum of (A) $1,000,000, representing the management incentive fee payable to the Chief Executive Officer of Genetrix, (B) any amounts paid or payable to Alex. Brown & Sons Incorporated ("Alex. Brown") on or before the closing date of the Merger (the "Closing Date") in excess of $250,000 in fees payable in respect of the financial advisory services rendered by Alex. Brown in connection with the Merger, (C) any legal or accounting fees of Genetrix paid or payable on or before the Closing Date in respect of the Merger exceeding $250,000, (D) $148,305, representing the aggregate amount of all bonuses awarded to the employees of Genetrix by the Board of Directors of Genetrix (the "Genetrix Board") at its November 14, 1995 meeting, (E) $50,000, representing certain obligations to make severance payments under agreements with employees of Genetrix, and (F) $100,000, representing the amount payable under a consulting agreement with Jack Bratton, a director of Genetrix. The "Closing Price" will be equal to the average of the closing prices of Genzyme General Division Stock as reported by the Nasdaq National Market for the ten trading days ending on the second trading day prior to the Closing Date; provided, however, that (i) if the average so determined is less than $47.97 per share and greater than or equal to $43.61 per share, the Closing Price will be $47.97 and (ii) if the amount so determined is greater than $67.28 per share, the Closing Price will be $67.28. If the Closing Price is less than $43.61 per share, Genetrix will have the right to terminate the Merger Agreement unless Genzyme adjusts the Merger Consideration as described above.


    The Genetrix Charter provides that the Merger Consideration be allocated among the holders of shares of Genetrix Stock outstanding at the Effective Time of the Merger (i) by first allocating to the holders of Genetrix Preferred Stock that number of shares of Genzyme General Division Stock determined by dividing the aggregate amount to which each such holder is entitled under the Genetrix Charter (such holder's "Merger Preference") by the Closing Price, rounded down to the nearest whole share and (ii) then allocating among the holders of Genetrix Common Stock and the holders of Series A, B, E and F of Genetrix Preferred Stock that number of shares of Genzyme General Division Stock determined by multiplying (A) the number of shares of Genetrix Common Stock held by each such holder and issuable upon conversion of the shares of such Series of Genetrix Preferred Stock held by each such holder by (B) the Conversion Factor (as defined below), rounded down to the nearest whole share. Neither the Genetrix Board, the holders of any class of Genetrix Stock nor the terms of the Merger Agreement has altered the allocation of the Merger Consideration from that which is otherwise specified in the Genetrix Charter. In addition, no distribution to the holders of any class of Genetrix Stock has been made in contemplation of the Merger. "Conversion Factor" means the quotient obtained by dividing the number of shares of Genzyme General Division Stock delivered as the Merger Consideration (after subtracting the number of shares allocable to holders of Genetrix Preferred Stock as the Merger Preference) by the number of shares of Genetrix Common Stock outstanding and deemed to be outstanding prior to the Effective Time, such quotient to be rounded to four decimal places. For purposes of determining the Conversion Factor, each share of Genetrix Common Stock issuable upon conversion of the Genetrix Preferred Stock will be deemed outstanding prior to the Effective Time.



    The Genetrix Charter provides that the Merger Preference payable to the holders of Genetrix Preferred Stock in the event of a merger is first to be satisfied in full and, therefore, the proportion of the Merger Consideration allocated to Genetrix Preferred Stock will increase as the value of the aggregate Merger Consideration decreases. The aggregate Merger Preference of Genetrix Preferred Stock is approximately $22.6 million. The Merger Consideration allocable to any holder of Genetrix Common Stock cannot be determined prior to the Effective Time. However, assuming the Closing Price is the same as the closing price of Genzyme General Division Stock on the Record Date ($67.28) and the Purchase Price Adjustment Amount equals $1,682,305, the Merger Consideration will consist of approximately 547,230 shares of Genzyme General Division Stock. Of these shares, the Genetrix Charter provides that approximately 336,339 shares would be allocated to holders of Genetrix Preferred Stock in satisfaction of the Merger Preference and that the remaining 210,891 shares would be allocated to holders of Genetrix Common Stock and holders of Series A, B, E and F of Genetrix Preferred Stock, with such holders of such Series of Genetrix Preferred Stock participating on the basis of the number of shares of Genetrix Common Stock in to which their shares of Genetrix Preferred Stock are convertible. Under the Genetrix Charter, each share of Series A, E and F of Genetrix Preferred Stock is convertible into one share of Genetrix Common Stock and each share of Series B of Genetrix Preferred Stock is convertible into ten shares of Genetrix Common Stock and, in the aggregate, such Series of Genetrix Preferred Stock are convertible into 6,358,409 shares of Genetrix Common Stock.


    Ten percent of the number of shares comprising the Merger Consideration shall be deposited with an escrow agent reasonably satisfactory to Genetrix and shall be subject to reduction to satisfy certain claims to which Genzyme is entitled to be indemnified under the Merger Agreement. The amount of such claims as of the date hereof is estimated by Genzyme to be approximately $77,500. Because the Genetrix Charter provides that the Merger Preference must be satisfied in full before any amounts are payable to holders of Genetrix Common Stock, the shares deposited in escrow shall be deducted pro rata from the shares allocable to each former holder of Genetrix Stock after the Merger Preference is satisfied. Assuming (a) no increase or decrease in the amount of claims to which Genzyme is entitled to be indemnified under the Merger Agreement and (b) that the number of shares of Genetrix Common Stock and each Series of Genetrix Preferred Stock outstanding on the effective date of the Merger is the same as the number of such shares outstanding as of the Record Date, (i) each share of Genetrix Common Stock would be converted into approximately .0181 share of Genzyme General Division Stock, (ii) each share of Series A and B of Genetrix Preferred Stock would be converted in to approximately .0627 share of Genzyme General Division Stock, (iii) each share of Series C and D of Genetrix Preferred Stock would be converted into approximately .0892 share of Genzyme General Division Stock, (iv) each share of Series E of Genetrix Preferred Stock would be converted into approximately .0924 share of Genzyme General Division Stock and
(v) each share of Series F of Genetrix Preferred Stock would be converted into approximately .0998 share of Genzyme General

Division Stock. See "The Merger - General", " - Conversion of Genetrix Common Stock", " - Exchange of Certificates", " - Escrow and Indemnity" and " - Fractional Shares." Following consummation of the Merger, the former stockholders of Genetrix will hold approximately 1.8% of the outstanding shares of Genzyme General Division Stock.

REASONS FOR THE MERGER

GENETRIX. The Genetrix Board believes that the Merger will result in greater value to Genetrix stockholders than would likely have been realized by them in the foreseeable future through continued independent operations of Genetrix.

    The Genetrix Board has believed that Genetrix should expand the scope of its operations in order to obtain economies of scale and to increase revenues, which would likely enhance stockholder value. In evaluating the transaction, the Genetrix Board considered Genetrix's immediate and foreseeable prospects for such expansion and concluded that the Merger provides the best prospect to maximize stockholder value.

    In reaching its determination, the Genetrix Board also considered the anticipated advantages of the Merger, including (i) Genzyme's research and development capabilities which may complement and expand Genetrix's programs in genetic testing, (ii) Genzyme's superior access to financial resources and
(iii) Genetrix's ability to expand its existing markets and enter new markets through the use of Genzyme's marketing support resources. See "The Merger - Genetrix's Reasons for the Merger."

GENZYME. The Board of Directors of Genzyme (the "Genzyme Board") has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of Genzyme and, therefore, has unanimously approved the Merger Agreement. In reaching such a determination, the Genzyme Board and Genzyme management reviewed information about Genetrix available to it from Genetrix management and assessed Genetrix's financial condition. After considering this information, the Genzyme Board concluded that Genzyme's research and development capabilities in the medical genetic diagnostics field and Genetrix's operating strengths in the genetic testing market are complementary, and that the anticipated business advantages of the Merger favored adoption of the Merger Agreement and consummation of the Merger. These advantages include: (i) augmenting Genzyme's ability to launch new testing services, (ii) making available a broader menu of tests in the cancer testing area as well as specific marketing and clinical expertise in that area, (iii) enhancing Genzyme's prospects for an increased market share in the prenatal genetic testing services market, (iv) creating a market position in geographic areas where Genzyme is not currently strong, (v) gaining access to innovative and unique new programs designed to support managed care providers, a rapidly growing market segment and (vi) promoting Genzyme's access to innovative technological developments in genetic testing. See "The Merger - Genzyme's Reasons for the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GENETRIX

    THE BOARD OF DIRECTORS OF GENETRIX UNANIMOUSLY RECOMMENDS THAT GENETRIX STOCKHOLDERS VOTE TO ADOPT THE MERGER AGREEMENT.

FAIRNESS OPINION

    Alex. Brown, a nationally recognized investment banking firm, has acted as financial adviser to Genetrix in connection with the Merger and has delivered to Genetrix its written opinion that, as of the date hereof, subject to the assumptions and qualifications stated by Alex. Brown therein, the proposed Merger Consideration is fair, from a financial point of view, to Genetrix stockholders. Such fairness opinion is based on financial forecasts provided by the management of Genetrix as well as current market, economic, financial and other conditions.

    The opinion of Alex. Brown is attached to this Prospectus/Proxy Statement as Exhibit B and stockholders are urged to read the opinion carefully and in its entirety. Alex. Brown will receive a fee for its opinion. See "The Merger
- Fairness Opinion."

COVENANTS

    Genetrix, the Principal Stockholders and Genzyme have made certain covenants and agreements with each other in the Merger Agreement relating to, among other things, (i) the conduct of Genetrix's business prior to the Merger,
(ii) cooperation with respect to the preparation of this Prospectus/Proxy Statement, (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) confidentiality and publicity. Genetrix and the Principal Stockholders have agreed that they will not solicit offers from third parties regarding a potential acquisition of Genetrix, and will notify Genzyme of any such offer received by them. The Principal Stockholders have also agreed to vote the shares of Genetrix Preferred Stock held by them in favor of adopting the Merger Agreement and have given irrevocable proxies to Genzyme to vote such shares at the Special Meeting. See "The Merger - Representations, Warranties and Covenants."

TERMINATION FEES

    If the Merger Agreement is terminated upon the occurrence of certain events, Genetrix will be obligated to reimburse Genzyme's reasonable out-of-pocket expenses relating to the Merger up to a maximum of $350,000. In addition to such reimbursement, Genetrix will be obligated to make a cash payment to Genzyme of $400,000 if within 12 months following termination of the Merger Agreement Genetrix is acquired by a third party (other than Genzyme) for consideration greater than $38,500,000 less the Purchase Price Adjustment Amount (together, the "Termination Fees"). The Termination Fees could have the effect of discouraging a third party from pursuing an acquisition transaction regarding Genetrix because the cost of such acquisition, if successful, would be increased by the amount of the Termination Fees. See "The Merger - No Solicitation; Termination Fees."

CONDITIONS OF MERGER; TERMINATION

    In addition to the adoption of the Merger Agreement by the Genetrix stockholders, the respective obligations of Genzyme, Genetrix and the Principal Stockholders to consummate the Merger are subject to certain conditions, including that (i) the Registration Statement shall have been declared effective by the Commission; (ii) any applicable waiting period under the HSR Act shall have expired or terminated; (iii) Genzyme and Genetrix shall have obtained all consents and waivers required in order for both parties to perform the Merger Agreement (iv) Genzyme shall have received letters from certain "affiliates" of Genetrix; (v) Dissenting Shares shall not exceed 2% of the shares of Genetrix Common Stock issued and outstanding on the Closing Date and no holders of Genetrix Preferred Stock shall have dissented; (vi) 90% of the employees in certain classes shall continue to be employed by Genetrix and shall have not indicated to either Genetrix or Genzyme an intention to terminate their employment following the Effective Time and (vii) Genetrix shall have maintained revenues at certain levels prescribed in the Merger Agreement. At any time prior to the Effective Time, any of the parties to the Merger Agreement may waive any condition to its own obligations to consummate the Merger, but only to the extent that such conditions are intended for its benefit. See "The Merger - Conditions of Merger."

    The Merger Agreement may be terminated prior to the Effective Time under certain circumstances, including at the election of the Genzyme Board or Genetrix if, without fault of the terminating party, the Closing Date shall not have occurred on or before April 30, 1996, which date may be extended by mutual consent of the parties. See "The Merger - Termination."

EXCHANGE OF CERTIFICATES

    After the Effective Time, stockholders of Genetrix will be entitled to exchange their certificates representing shares of Genetrix Stock for certificates representing shares of Genzyme General Division Stock (and for cash in the case of fractional shares). Genzyme has selected American Stock Transfer & Trust Company (the "Exchange Agent") to effect the exchange of stock certificates and payment of cash in lieu of fractional shares. See "The Merger
- Exchange of Certificates."

    HOLDERS OF GENETRIX STOCK SHOULD NOT SEND ANY GENETRIX STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. Instead, such certificates and securities should be surrendered in accordance with instructions that will be contained in a letter of transmittal that will be mailed to holders of Genetrix Stock after the Effective Time. See "The Merger - Exchange of Certificates" and " - Fractional Shares."

MANAGEMENT OF GENETRIX'S BUSINESS AFTER MERGER

    The directors and officers of Genzyme immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation immediately after the Effective Time. See "The Merger - Management of Genetrix's Business after Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        Palmer & Dodge, counsel to Genzyme, has delivered an opinion substantially to the effect that the Merger will constitute a tax-free reorganization for federal income tax purposes, and that no gain or loss will be recognized by Genetrix or its stockholders by reason of the receipt of shares of Genzyme General Division Stock in the Merger (except to the extent of cash received in lieu of a fractional share of Genzyme General Division Stock, if any). In addition, the Merger is conditioned on the receipt of a similar opinion of Palmer & Dodge, dated as of the Closing Date. This condition may be waived at the discretion of Genetrix and the Principal Stockholders. Genetrix stockholders are urged to consult their own tax advisors to determine the effect of the Merger on them under federal, state, local and foreign laws and to read the discussion of the federal income tax consequences of the Merger under "Certain Federal Income Tax Consequences."



REGULATORY MATTERS

    Other than filings under the HSR Act, the filing of appropriate merger documents with the Secretary of the State of Delaware and the Secretary of the Commonwealth of Massachusetts and routine approvals and actions required under Genetrix's permits and licenses to reflect the change in control of Genetrix, there are no governmental approvals required to effect the Merger. See "The Merger - Regulatory Matters."

APPRAISAL RIGHTS

    Under Delaware law, Genetrix stockholders who file written notice of their intention to exercise dissenters' rights before the taking of the vote and do not vote to adopt the Merger Agreement may elect to have the "fair value" of their shares (determined in accordance with Delaware law) judicially appraised and paid to them if the Merger is consummated and if they comply with Section 262 of the Delaware General Corporation Law ("DGCL"), which is attached hereto as Exhibit C. Failure to comply strictly with such requirements may result in the loss of statutory dissenters' rights. Genzyme's obligation to consummate the Merger is subject to the condition, waivable at the discretion of Genzyme, that the holders of not more than 2% of the outstanding shares of Genetrix Common

Stock, and no holders of Genetrix Preferred Stock, shall have validly exercised such rights. See "The Merger - Genetrix Stockholder Appraisal Rights."

ACCOUNTING TREATMENT

    If the Merger is consummated, Genzyme expects to account for the Merger as a pooling of interests. See "The Merger - Accounting Treatment."

DIFFERENCES IN RIGHTS OF HOLDERS OF STOCK

    Genzyme is organized under the corporate law of the Commonwealth of Massachusetts. Genetrix is organized under the corporate law of the State of Delaware. There are certain differences in the laws of these two states and in the charter documents and by-laws of Genzyme and Genetrix. See "Comparison of Rights of Holders of Genzyme General Division Stock and Genetrix Stock."

MARKET FOR GENZYME GENERAL DIVISION STOCK AND DIVIDEND POLICY

    Genzyme General Division Stock is listed for trading on the Nasdaq National Market and designated a Nasdaq National Market security. On February 13, 1996, the last trading day prior to the first public announcement of the proposed Merger, the closing price of Genzyme General Division Stock as reported by the Nasdaq National Market was $73.00. Following the Merger, Genzyme General Division Stock will continue to be listed for trading by Nasdaq and designated a Nasdaq National Market security.

    Genzyme has never paid a cash dividend on shares of its capital stock; it has retained any earnings for use in its business. Genzyme expects to continue to follow the policy of retaining funds for reinvestment in its business.

NO MARKET FOR GENETRIX STOCK

    Genetrix is a privately held company and there is no public market for its capital stock. It has never paid a cash dividend on its capital stock. Genetrix's current line of credit prohibits the payment of dividends by Genetrix without the prior written consent of the lender.

                GENZYME GENERAL DIVISION SELECTED FINANCIAL DATA
                                  (HISTORICAL)

    The following table represents summary historical financial statement data of the General Division. The balance sheet data presented below as of December 31, 1992, 1993 and 1994 and the statement of operations data presented below for each of the years in the four-year period ended December 31, 1994 are derived from the General Division's financial statements, which have been audited by Coopers & Lybrand L.L.P., independent accountants. The financial statements as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994 and the report of Coopers & Lybrand L.L.P. relating thereto are incorporated by reference in this Prospectus/Proxy Statement and the summary financial data presented below are qualified in their entirety by reference thereto. The balance sheet data presented below as of December 31, 1990 and 1991 and the statement of operations data presented below for the year ended December 31, 1990 are derived from the General Division's unaudited financial statements. The balance sheet data as of September 30, 1995 and the statement of operations data for the nine-month periods ended September 30, 1994 and 1995 are derived from the General Division's unaudited financial statements which are also incorporated herein by reference. In the opinion of management, the unaudited financial statements have been prepared on a basis consistent with the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the results of operations for these periods. The operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year. The data should be read in conjunction with the historical financial statements and notes thereto, and related Management's Discussion and Analysis of Financial Condition and Results of Operations of the General Division incorporated by reference in this Prospectus/Proxy Statement. See "Incorporation of Certain Documents by Reference." Amounts are in thousands, except for per share amounts.

                                                                                                                   For the Nine
                                                                                                                   Months Ended
                                                                   For the Years Ended December 31,                September 30,
                                                         ----------------------------------------------------   -------------------
                                                           1990        1991      1992       1993       1994       1994       1995
                                                           ----        ----      ----       ----       ----       ----       ----
Combined Statement of Operations Data(1):
Revenues:
  Net product sales . . . . . . . . . . . . . . . . . .  $ 32,057   $ 72,019   $139,568   $183,366   $238,645   $173,499   $219,374
  Net service sales . . . . . . . . . . . . . . . . . .    13,941     21,503     40,400     50,511     49,686     38,188     35,461
  Revenues from research and development contracts:
    Related parties . . . . . . . . . . . . . . . . . .    10,528     21,486     32,746     29,478     20,883     15,025     19,088
    Other . . . . . . . . . . . . . . . . . . . . . . .     4,162      4,616      3,699      2,332      1,513      1,128         78
                                                         --------   --------   --------   --------   --------    -------   --------
                                                           60,688    119,624    216,413    265,687    310,727    227,840    274,001
Operating costs and expenses:
  Cost of products sold . . . . . . . . . . . . . . . .    18,239     33,164     52,514     64,704     92,226     65,530     82,938
  Cost of services sold . . . . . . . . . . . . . . . .     8,439     14,169     27,254     34,558     32,116     24,600     23,353
  Selling, general and administrative . . . . . . . . .    23,521     38,296     58,881     78,015     84,767     63,649     72,056
  Research and development (including research
   and development related to contracts)  . . . . . . .    18,238     25,501     37,324     45,526     51,696     37,058     42,472
  Purchase of in-process research and development (2) .    20,783          -     51,100     24,000          -          -          -
  Goodwill impairment and restructuring costs (4) . . .         -          -          -     26,517          -          -          -
  Charge for purchase options and financing
   expenses (3) . . . . . . . . . . . . . . . . . . . .     9,050          -     16,905          -          -          -          -
                                                         --------   --------   --------   --------   --------   --------   --------
                                                           98,270    111,130    243,978    273,320    260,805    190,837    220,819
                                                         --------   --------   --------   --------   --------   --------   --------

Operating income (loss) . . . . . . . . . . . . . . . .   (37,582)     8,494    (27,565)    (7,633)    49,922     37,003     53,182

Other income and (expenses):
  Minority interest in net loss of subsidiaries . . . .       645      2,362      1,678      9,892      1,659      1,216      1,608
  Equity in net loss of unconsolidated affiliate  . . .         -          -          -          -     (1,353)         -     (1,207)
  Charge for impaired investments . . . . . . . . . . .         -          -          -       (700)    (9,431)         -          -
  Settlement of lawsuit . . . . . . . . . . . . . . . .         -          -          -          -     (1,980)         -          -
  Investment income . . . . . . . . . . . . . . . . . .     4,752     12,371     21,981     12,209      9,072      7,305      3,891
  Interest expense  . . . . . . . . . . . . . . . . . .      (681)    (2,088)    (7,099)    (2,500)    (1,354)    (1,658)      (732)
  Gain on issuance of stock by IG Labs  . . . . . . . .     7,214          -          -          -          -          -          -
  Gain on sale of GENE-TRAK . . . . . . . . . . . . . .         -      4,065          -          -          -          -          -
                                                         --------   --------   --------   --------   --------   --------   --------
                                                           11,930     16,710     16,560     18,901     (3,387)     6,863      3,560
                                                         --------   --------   --------   --------   --------   --------   --------
Income (loss) before income taxes and
 extraordinary credit . . . . . . . . . . . . . . . . .   (25,652)    25,204    (11,005)    11,268     46,535     43,866     56,742

Provision for income taxes  . . . . . . . . . . . . . .      (730)   (12,589)   (19,007)    (2,812)   (16,341)   (15,533)   (21,562)
                                                         --------   ---------  --------   --------   --------   --------   --------

Income (loss) before extraordinary credit . . . . . . .   (26,382)    12,615    (30,012)     8,456     30,194     28,333     35,180

Extraordinary credit resulting from utilization
 of operating loss carryforwards  . . . . . . . . . . .         -      8,323          -          -          -          -          -
                                                         --------   --------   --------   --------   --------   --------   --------

Net income (loss) . . . . . . . . . . . . . . . . . . .   (26,382)    20,938    (30,012)     8,456     30,194     28,333     35,180

Allocated tax benefit generated by Tissue
 Repair Division (pro forma)  . . . . . . . . . . . . .         -        169        203      9,564      1,860      1,231      5,877
                                                         --------   --------   --------   --------   --------   --------   --------

Net income (loss) attributable to Genzyme General
 Division Stock . . . . . . . . . . . . . . . . . . . .  $(26,382)  $ 21,107   $(29,809)  $ 18,020   $ 32,054   $ 29,564   $ 41,057
                                                         ========   ========   ========   ========   ========   ========   ========

                                                                                                                   For the Nine
                                                                                                                   Months Ended
                                                                   For the Years Ended December 31,                September 30,
                                                       ------------------------------------------------------   -------------------
                                                         1990        1991       1992        1993       1994       1994     1995
                                                         ----        ----       ----        ----       ----       ----     ----
Common Share Data:
Applicable to the General Division (pro forma):
  Net income (loss) attributable to Genzyme General
   Division Stock . . . . . . . . . . . . . . . . . .  $(26,382)   $ 21,107   $(29,809)   $ 18,020   $ 32,054   $ 29,564   $ 41,057
                                                       ========    ========   ========    ========   ========   ========   ========

Per common and common equivalent share:
Income (loss) before extraordinary credit . . . . . .  $  (1.56)   $   0.54   $  (1.33)   $   0.69   $   1.22   $   1.13   $   1.42
Extraordinary credit  . . . . . . . . . . . . . . . .         -        0.36          -           -          -          -          -
                                                       --------    --------   --------    --------   --------   --------   --------
Net income (loss) . . . . . . . . . . . . . . . . . .  $  (1.56)   $   0.90   $  (1.33)   $   0.69   $   1.22   $   1.13   $   1.42
                                                       ========    ========   ========    ========   ========   ========   ========

Average shares outstanding  . . . . . . . . . . . . .    16,910      23,554     22,370      26,250     26,169     26,117     28,816
                                                       ========    ========   ========    ========   ========   ========   ========


                                                                            At December 31,                      At September 30,
                                                       -------------------------------------------------------   ----------------
                                                         1990         1991       1992        1993       1994           1995
                                                         ----         ----       ----        ----       ----           ----
Combined Balance Sheet Data:

Cash and investments (5)  . . . . . . . . . . . . . .  $ 47,059     $283,473   $248,325    $168,953   $128,652       $110,750
    Working capital . . . . . . . . . . . . . . . . .    62,252      147,007    166,101      99,503     83,314        148,743
    Total assets (8)  . . . . . . . . . . . . . . . .   129,625      403,643    481,896     532,357    630,144        660,502
    Long-term debt and capital
     lease obligations excluding
     current portion (6)  . . . . . . . . . . . . . .     5,694      104,609    105,369     144,674    126,555        126,258
    Division equity (7), (8)  . . . . . . . . . . . .   103,300      268,333    322,390     324,391    395,651        472,914


There were no cash dividends paid.


_________

(1) In October 1992, the General Division acquired all the outstanding common shares of Vivigen, Inc. ("Vivigen") in a transaction accounted for as a pooling of interests. Accordingly, the General Division's financial data has been restated to include Vivigen for all periods presented.

(2) In 1992 and 1993, the General Division acquired the rights to the Neozyme I Corporation ("Neozyme I") development programs and Medix Biotech, Inc. In connection with these transactions, all of which were accounted for as purchases, the General Division charged to operations the following amounts which represented the purchase of in-process research and development: 1992, $51.1 million and 1993, $24.0 million.

(3) In 1990 and 1992, respectively, the General Division sponsored formation of Neozyme I and Neozyme II Corporation ("Neozyme II"). In connection with these transactions, the General Division obtained options to acquire all of the equity of Neozyme I and Neozyme II under certain circumstances in exchange for the issuance of warrants to acquire the General Division's stock. The value assigned to each option ($8.2 million for Neozyme I and $16.9 million for Neozyme II) was charged to operations in the period each option was obtained due to uncertainty as to the General Division's future exercise of these options.

(4) In December 1993, Genzyme incurred restructuring charges of $2.8 million related to the consolidation of laboratory operations in its diagnostic services business. Also in December 1993, Genzyme wrote off $23.7 million for the value of impaired goodwill associated primarily with IG's acquisition of GDI in 1992.

(5) Cash and investments includes cash, cash equivalents, and short- and long-term investments.

(6) In October 1991, Genzyme issued $100.0 million of its 6 3/4% convertible subordinated notes due October 2001 and received net proceeds of $97.3 million.

(7) In April 1991, Genzyme completed the sale to the public of 4,025,000 shares of Genzyme Common Stock for net proceeds of $136.4 million. In December 1994, the outstanding shares of Genzyme Common Stock were redesignated as General Division Common Stock on a share-for-share basis. In October 1995 Genzyme completed the sale to the public of 2,875,000 shares of Genzyme General Division Stock for net proceeds of $141.5 million.

(8) In October 1995, Genzyme acquired the publicly-held minority interest of IG Laboratories, Inc. ("IG") by issuing 385,255 shares of Genzyme General Division Stock (.1201 of one share of Genzyme General Division Stock for each share of IG common stock). The acquisition was accounted for as a purchase.

          GENZYME CORPORATION AND SUBSIDIARIES SUMMARY FINANCIAL DATA
                                  (HISTORICAL)

         Genzyme holds title to all of its assets and is responsible for all of its liabilities, and the holders of Genzyme General Division Stock have no specific claim against the assets attributed for financial statement purposes to the General Division. Liabilities or other contingencies of either division that affect Genzyme's resources or financial condition could affect the financial condition or results of operations of both divisions. The following consolidated statement of operations and balance sheet data of Genzyme are presented as additional information for use in comparing the results of the General Division to the results of Genzyme.

         The following table represents selected historical statement of operations and balance sheet data of Genzyme and its subsidiaries as derived from its consolidated financial statements. The operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year. The data should be read in conjunction with the historical financial statements and notes thereto and related Management's Discussion and Analysis of Financial Condition and Results of Operations of Genzyme incorporated by reference in this Prospectus/Proxy Statement. See "Incorporation of Certain Documents by Reference." Amounts are in thousands.



                                                                                                          For the Nine
                                                                                                          Months Ended
                                                            For the Years Ended December 31,              September 30,
                                                 ----------------------------------------------------  ------------------
                                                    1990       1991      1992       1993       1994      1994      1995
                                                    ----       ----      ----       ----       ----      ----      ----
Consolidated Statement of Operations Data (1):
Revenues: . . . . . . . . . . . . . . . . . . .  $  61,549   $121,916  $219,079   $270,371   $311,051  $227,840  $277,713
Net Income (loss) (2):  . . . . . . . . . . . .    (25,988)    20,846   (30,317)    (6,095)    16,303    26,561    26,706


                                                         At December 31,                            At September 30,
                                                 ------------------------------------------------   ----------------
                                                   1990      1991      1992      1993      1994           1995
                                                   ----      ----      ----      ----      ----           ----
Consolidated Balance Sheet Data:
  Cash and investments (3)  . . . . . . . . . .  $ 47,059  $283,473  $248,325  $168,953  $153,460       $164,482
  Working capital   . . . . . . . . . . . . . .    62,252   147,007   166,324    99,605   103,871        198,380
  Total assets (6)  . . . . . . . . . . . . . .   129,625   403,643   481,896   542,052   658,408        716,982
  Long-term debt and capital
   lease obligations excluding
   current portion (4)  . . . . . . . . . . . .     5,694   104,609   105,369   144,674   126,729        126,258
  Stockholders' equity (5), (6)   . . . . . . .   103,300   268,333   322,613   334,072   418,964        525,231

 There were no cash dividends paid.


_________

(1) In October 1992, Genzyme acquired all the outstanding common shares of Vivigen in a transaction accounted for as a pooling of interests. Accordingly, Genzyme's financial data has been restated to include Vivigen for all periods presented.

(2) Net income (loss) includes the purchase of in-process research and development totaling $20.8 million, $51.1 million, $49.0 million and $11.2 million, respectively, for the years ended December 31, 1990, 1992, 1993 and 1994; impaired goodwill and restructuring costs totaling $26.5 million for the year ended December 31, 1993; and charges for purchase options and financing expenses totaling $9.0 million and $16.9 million, respectively, for the years ended December 31, 1990 and 1992.

(3) Cash and investments includes cash, cash equivalents, and short- and long-term investments.

(4) In October 1991, Genzyme issued $100.0 million of its 6 3/4% convertible subordinated notes due October 2001 and received net proceeds of $97.3 million.

(5) In April 1991, Genzyme completed the sale to the public of 4,025,000 shares of Genzyme Common Stock for net proceeds of $136.4 million. In December 1994, the outstanding shares of Genzyme Common Stock were redesignated as Genzyme General Division Stock on a share-for-share basis and a second class of common stock designated as Tissue Repair Division Common Stock ("Genzyme TR Division Stock") was distributed on the basis of .135 of one share of Genzyme TR Division Stock for each share of Genzyme's previous common stock held by stockholders of record on October 14, 1994. In December 1994, Genzyme issued 5,000,000 shares of Genzyme TR Division Stock valued at $25.3 million in connection with the acquisition of BioSurface Technology, Inc. In September 1995, Genzyme completed the sale to the public of 3,000,000 shares of Genzyme TR Division Stock for net proceeds of $42.4 million. In October 1995, Genzyme completed the sale to the public of 2,875,000 shares of Genzyme General Division Stock for net proceeds of $141.5 million.

(6) In October 1995, Genzyme acquired the publicly-held minority interest of IG by issuing 385,255 shares of Genzyme General Division Stock (.1201 of one share of Genzyme General Division Stock for each share of IG common stock).
The acquisition was accounted for as a purchase.

                        GENETRIX SELECTED FINANCIAL DATA
                                  (HISTORICAL)

         The following table represents selected historical consolidated operations and balance sheet data of Genetrix. The consolidated balance sheet data presented below as of December 31, 1990, 1991, 1992, 1993 and 1994 and the consolidated statement of operations data presented below for each of the years in the five-year period ended December 31, 1994 are derived from Genetrix's consolidated financial statements, which have been audited by Ernst & Young LLP, independent public accountants. The consolidated financial statements as of December 31, 1993 and 1994 and for each of the years in the three-year period ended December 31, 1994 and the report of Ernst & Young LLP relating thereto are included in this Prospectus/Proxy Statement and the selected financial data presented below are qualified in their entirety by reference thereto. The consolidated balance sheet data presented below as of September 30, 1995 and consolidated statement of operations data for the nine-month periods ended September 30, 1994 and 1995 are derived from Genetrix's unaudited consolidated financial statements that are also included herein. In the opinion of management, the unaudited consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the nine months ended September 30, 1994 or 1995 are not necessarily indicative of the results that may be expected for the entire fiscal year. Amounts are in thousands, except for per share amounts.

                                                                                                       FOR THE NINE
                                                                                                       MONTHS ENDED
                                                           FOR THE YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                  ------------------------------------------------   ------------------
                                                    1990       1991      1992      1993     1994      1994       1995
                                                    ----       ----      ----      ----     ----      ----       ----
STATEMENT OF OPERATIONS DATA (1):
  Net revenues . . . . . . . . . . . . . . . . .  $ 5,098    $ 8,024   $13,819   $15,089   $19,834   $14,058    $16,391
  Cost of revenues   . . . . . . . . . . . . . .    3,055      4,290     7,399     7,961    10,784     7,837      8,421
                                                  -------    -------   -------   -------   -------   -------    -------
  Gross margin . . . . . . . . . . . . . . . . .    2,043      3,734     6,420     7,128     9,050     6,221      7,970
  Selling, general and administrative  . . . . .    3,798      6,185     9,316     8,032     9,108     6,501      7,528
  Amortization   . . . . . . . . . . . . . . . .       38        394     1,269     1,289     1,044       933        395
  Restructuring expenses (2) . . . . . . . . . .        -          -         -         -     1,229     1,229          -
  Write-down of intangibles (3)  . . . . . . . .        -          -         -       901       834       834          -
  Offering expense . . . . . . . . . . . . . . .        -          -       418         -         -         -          -
  Loss on sale-leaseback . . . . . . . . . . . .        -        592         -         -         -         -          -
                                                  -------    -------   -------   -------   -------   -------    -------
  Operating income (loss)  . . . . . . . . . . .   (1,793)    (3,437)   (4,583)   (3,094)   (3,165)   (3,276)        47
  Interest expense   . . . . . . . . . . . . . .      (71)       (80)     (237)     (211)     (209)     (164)      (170)
  Interest and other income  . . . . . . . . . .      174        118       176       110        60       101          7
                                                  -------    -------   -------   -------   -------   -------    -------
  Net loss . . . . . . . . . . . . . . . . . . .  $(1,690)   $(3,399)  $(4,644)  $(3,195)  $(3,314)  $(3,339)   $  (116)
                                                  =======    =======   =======   =======   =======   =======    =======

  Loss per common share  . . . . . . . . . . . .  $ (0.59)   $ (0.90)  $ (1.20)  $ (0.81)  $ (0.69)  $ (0.72)   $ (0.02)

  Weighted average common shares outstanding . .    2,845      3,763     3,873     3,928     4,809     4,663      5,251

                                                               AT DECEMBER 31,                     AT SEPTEMBER 30,
                                                  -------------------------------------------      ----------------
                                                    1990     1991     1992     1993     1994            1995
                                                    ----     ----     ----     ----     ----            ----
BALANCE SHEET DATA:
  Total assets . . . . . . . . . . . . . . . . .  $ 5,346  $11,159  $13,909  $10,440  $13,150         $12,105
  Long-term obligations  . . . . . . . . . . . .      344    2,303    1,919      619      552             486
  Stockholders' equity . . . . . . . . . . . . .    4,117    6,684    8,590    5,396    7,235           7,106

There were no cash dividends paid.

__________________

(1) Genetrix acquired certain assets of Genetics & Laboratory Medicine, Inc., NMG Genetic Services, Inc., Research and Education Institute, Inc, and MediGene, Inc. in May 1991, October 1991, July 1992 and April 1994, respectively. All acquisitions were accounted for as purchases.

(2) In April 1994, Genetrix incurred restructuring charges of $1.2 million related to the consolidation of laboratory operations.

(3) In December 1993, Genetrix wrote off $0.9 million of customer list assets acquired in July 1992 in an agreement with Research and Education Institute, Inc. and Harbor-UCLA Medical Center following closure of the related laboratory facility. In December 1994, Genetrix wrote off $0.5 million and $0.3 million of customer list assets related to the acquisitions of NMG Genetic Services, Inc. and Genetics & Laboratory Medicine, Inc., respectively, following closure of the related facilities.

                   Unaudited Pro Forma Summary Financial Data

        The following tables present certain summary unaudited pro forma financial data of Genzyme Corporation and Genzyme General Division after giving effect to the Merger and the acquisition of Genzyme Development Partners, L.P. This summary pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the financial position or results of operations that would have been reported had the transactions occurred for the periods or as of the dates for which pro forma data are presented, or which may be reported in the future. Amounts are in thousands, except for per share amounts.


                                                              Pro Forma Genzyme Corporation
                                             -------------------------------------------------------------
                                                                                         Nine Months
                                                  Year Ended December 31,            Ended September 30,
                                               ------------------------------        -------------------
                                               1992         1993         1994         1994         1995
                                               ----         ----         ----         ----         ----
Summary of Operations Data:
Revenue .................................    $232,898     $285,460     $329,972     $240,985     $294,104
Net income (loss)(1) ....................    $(32,980)     $(7,909)     $13,737      $23,976      $26,667
Primary income (loss) per General
  Division common share .................      $(1.42)       $0.60        $1.05        $0.96        $1.34
Fully diluted income (loss) per General
  Division common share .................           -            -        $0.98        $0.90        $1.22
Primary income (loss) per Tissue
  Repair Division common share ..........      $(0.17)      $(7.43)      $(4.40)      $(0.91)      $(1.62)

Cash dividends ..........................          $0           $0           $0           $0           $0

                                                               September 30,
                                                               ------------
                                                                   1995
                                                                   ----
Summary Balance Sheet Data:
Total assets ............................................        $729,353
Long-term debt and capital lease obligations,
  excluding current portion .............................        $126,552
General Division equity .................................        $480,377
Book value per General Division common share ............          $16.32
Tissue Repair Division equity ...........................         $52,317
Book value per Tissue Repair Division common share .......          $6.03

                                                            Pro Forma Genzyme General Division
                                             -------------------------------------------------------------
                                                                                         Nine Months
                                                  Year Ended December 31,            Ended September 30,
                                               ------------------------------        -------------------
                                               1992         1993         1994         1994         1995
                                               ----         ----         ----         ----         ----
Summary of Operations Data:
Revenue .................................    $230,232     $280,776     $329,648     $240,985     $290,392
Net income (loss) attributable to
  Genzyme General Division Stock (1).....     $(32,472)     $16,206      $29,488      $26,979      $41,018
Primary income (loss) per common
  share .................................      $(1.42)       $0.60        $1.05        $0.96        $1.34
Fully diluted income (loss) per common
  share .................................           -            -        $0.98        $0.90        $1.22
Cash dividends ..........................          $0           $0           $0           $0           $0


                                                               September 30,
                                                               ------------
                                                                   1995
                                                                   ----
Summary Balance Sheet Data:
Total assets ............................................        $672,963
Long-term debt and capital lease obligations,
  excluding current portion .............................        $126,552
General Division equity .................................        $480,377
Book value per General Division common share ............          $16.32

-----------------
(1) Includes charges of approximately $68,005,000 and $50,517,000 for the years ended December 31, 1992 and 1993, respectively, related to the purchase of in-process research and development, charges for purchase options and financing expenses, impaired goodwill and certain restructuring costs.

                  COMPARATIVE PER SHARE FINANCIAL INFORMATION

       The following unaudited information reflects certain comparative per share data related to book value and income (loss) from continuing operations
(i) on a historical basis for Genzyme General Division Stock and Genetrix Common Stock; (ii) on a pro forma basis per share of Genzyme General Division Stock giving effect to the Merger and Genzyme's proposed acquisition of Genzyme Development Partners, L.P.; and (iii) on an equivalent pro forma basis per share of Genetrix Common Stock giving effect to the Merger and Genzyme's proposed acquisition of Genzyme Development Partners, L.P. Equivalent pro forma per share amounts for Genetrix Common Stock are calculated assuming that the holder of one share of Genetrix Common Stock would be entitled to .0181 share of Genzyme General Division Stock for all periods presented.(1)

       The information shown below should be read in conjunction with the consolidated historical financial statements incorporated herein by reference in the case of Genzyme, and delivered herewith in the case of Genetrix. Neither Genzyme nor Genetrix has paid any cash dividends since its inception.




                      GENZYME GENERAL DIVISION STOCK      GENETRIX COMMON STOCK
                      ------------------------------      ---------------------
                             September 30,                    September 30,
                                 1995                            1995
                             -------------                    -------------
Book Value Per Share
Historical  . . . . . . . . .   $17.14                            $0.61
Pro Forma . . . . . . . . . .   $16.32                            $0.30

GENZYME GENERAL DIVISION
                                                                Nine Months
                                    Year Ended December 31,  Ended September 30,
                                    -----------------------  -------------------

                                     1992     1993     1994      1994     1995
                                     ----     ----     ----      ----     ----
PRIMARY INCOME (LOSS)
  PER SHARE FROM CONTINUING
  OPERATIONS:
Historical  . . . . . . . . . . .  $(1.33)    $0.69    $1.22     $1.13    $1.42
Pro Forma . . . . . . . . . . . .  $(1.42)    $0.60    $1.05     $0.96    $1.34

FULLY DILUTED INCOME (LOSS)
  PER SHARE FROM CONTINUING
  OPERATIONS:
Historical  . . . . . . . . . . .                      $1.14     $1.05    $1.30
Pro Forma . . . . . . . . . . . .                      $0.98     $0.90    $1.22


GENETRIX
                                                               Nine Months
                                    Year Ended December 31,  Ended September 30,
                                   ------------------------  -------------------
                                     1992     1993     1994     1994      1995
                                     ----     ----     ----     ----      ----
PRIMARY INCOME (LOSS)
  BEFORE EXTRADORINARY
  ITEM PER COMMON SHARE
Historical  . . . . . . . . . . .  $(1.20)  $(0.81)  $(0.69)  $(0.72)   $(0.02)
Pro Forma (1) . . . . . . . . . .  $(0.03)  $ 0.01   $ 0.02   $ 0.02    $ 0.02

FULLY DILUTED INCOME (LOSS) PER SHARE
     FROM CONTINUING OPERATIONS:
Pro Forma . . . . . . . . . . . .                    $ 0.02   $ 0.02    $ 0.02


---------------
(1) Assumes a Closing Price of Genzyme General Division Stock of $67.28 per share and, accordingly, that (i) 547,230 shares of Genzyme General Division Stock will be issued as the Merger Consideration, (ii) approximately 336,339 of such shares would be allocated to holders of Genetrix Preferred Stock in satisfaction of the Merger Preference, (iii) the remaining 210,891 shares would be allocated to holders of Genetrix Common Stock and holders of Series A, B, E and F of Genetrix Preferred Stock, with holders of such Series of Genetrix Preferred Stock participating on the basis of the number of shares of Genetrix Common Stock into which their shares of Genetrix Preferred Stock are convertible, (iv) the amount of claims to which Genzyme is entitled to indemnification under the Merger Agreement is $77,500, and (v) the number of shares of Genetrix Common Stock outstanding on the effective date of the Merger is the same as the number of such shares outstanding as of the Record Date. Amounts at the Effective Time of the Merger may differ from the information presented above based on subsequent changes to the Closing Price of Genzyme General Division Stock, the Purchase Price Adjustment Amount and any other related items which may impact the amounts reflected above. See "The Merger - Conversion of Genetrix Stock."

                                  RISK FACTORS

RISKS RELATED TO TWO CLASSES OF COMMON STOCK:

    Genzyme currently has two classes of common stock outstanding: Genzyme General Division Stock and Tissue Repair Division Stock ("Genzyme TR Division Stock"). Stockholders of Genetrix will receive shares of Genzyme General Division Stock in the Merger. Stockholders of Genetrix should carefully consider the following factors in evaluating the Merger.

STOCKHOLDERS OF ONE COMPANY; FINANCIAL IMPACTS ON ONE DIVISION COULD AFFECT THE OTHER. Genzyme continues to hold title to all of its assets and is responsible for all of its liabilities, and the holders of the Genzyme General Division Stock and the Genzyme TR Division Stock have no specific claim against the assets attributed for financial statement presentation purposes to the division whose performance is associated with the class of stock they hold. Liabilities or contingencies of either division that affect Genzyme's resources or financial condition could affect the financial condition or results of operations of both divisions. Genetrix stockholders should, therefore, read Genzyme's consolidated financial statements in conjunction with the financial statements of the General Division.

NO RIGHTS OR ADDITIONAL DUTIES WITH RESPECT TO THE DIVISIONS; POTENTIAL CONFLICTS. Holders of Genzyme General Division Stock and Genzyme TR Division Stock have only the rights of stockholders of Genzyme, and, except in limited circumstances, do not have any rights specifically related to the General Division or the Tissue Repair Division, respectively.

    The existence of separate classes of common stock may give rise to occasions when the interests of holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock may diverge or appear to diverge.
Although Genzyme is aware of no precedent concerning the manner in which Massachusetts law would be applied to the duties of a board of directors in the context of multiple classes of common stock with divergent interests, Genzyme believes that a Massachusetts court would hold that a board of directors owes an equal duty to all stockholders regardless of class and does not have separate or additional duties to any group of stockholders. That duty is the fiduciary duty to act in good faith and in a manner it reasonably believes to be in the best interests of the corporation. Genzyme believes that, under Massachusetts law, a good faith determination by a disinterested and adequately informed board of directors that an action is in the best interests of the corporation should represent an appropriate defense to any challenge by or on behalf of the holders of any class of stock that such action could have a disparate effect on different classes of common stock.

    Disproportionate ownership interests of members of the Genzyme Board in either class of common stock or disparate values in such stock could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for each class of stock. Nevertheless, Genzyme believes that a director would be able to discharge his or her fiduciary responsibilities even if his or her interests in shares of such various classes were disproportionate or had disparate values. The Genzyme Board may also from time to time establish one or more committees to review matters presented to it that raise conflict issues, which committee(s) would report to the full Genzyme Board on such matters.

NO ADDITIONAL SEPARATE VOTING RIGHTS. Holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock vote together as a single class on all matters as to which common stockholders generally are entitled to vote. Except in certain limited circumstances provided under Massachusetts law, in Genzyme's Articles of Organization, as amended, and in the management and accounting policies adopted by the Genzyme Board, holders of each class of common stock have no rights to vote on matters as a separate class. Accordingly, except in limited circumstances, holders of shares of one class of common stock could not bring a proposal to a vote of the holders of that class of common stock only, but would be required to bring any proposal to a vote of both classes of common stock.

    On all matters as to which common stockholders generally are entitled to vote, each share of Genzyme General Division Stock has one vote, and each share of Genzyme TR Division Stock will, through December 31, 1996, have .29 votes. On January 1, 1997 and on January 1 every two years thereafter, the number of votes to which each share of Genzyme TR Division Stock will be entitled will be adjusted to equal the ratio of the Fair Market Value of one share of Genzyme TR Division Stock to the Fair Market Value of one share of Genzyme General Division Stock as of such date.

    Fair Market Value as of any date means the average of the daily closing prices as reported by the Nasdaq National Market (or the appropriate exchange on which such shares are then traded) for the 20 consecutive trading days commencing on the 30th trading day prior to such date. In the event such closing prices are unavailable, Fair Market Value will be determined by the Genzyme Board

    Certain matters as to which the holders of common stock are entitled to vote may involve a divergence or the appearance of a divergence of the interests of holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock. If, when a stockholder vote is taken on any matter as to which a separate vote by either class is not required and the holders of either class of common stock would have more than the number of votes required to approve any such matter, the holders of that class would control the outcome of the vote on such matter. Holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock currently have approximately 90% and 10%, respectively, of the total voting power of Genzyme. As a result, on matters which are submitted to a vote of the holders of both classes of common stock, the preferences of the holders of Genzyme General Division Stock are likely to dominate and determine the outcome of such vote unless and until the relative number of shares outstanding and/or the market value of Genzyme General Division Stock and Genzyme TR Division Stock materially changes.

NO ADJUSTMENT TO LIQUIDATING DISTRIBUTIONS. In the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of Genzyme (other than pursuant to a merger, business combination or sale of substantially all assets), holders of outstanding shares of Genzyme General Division Stock and Genzyme TR Division Stock would receive the assets, if any, remaining for distribution to common stockholders on a per share basis in proportion to the respective per share liquidation unit of such class. Currently, each share of Genzyme General Division Stock has one liquidation unit and each share of Genzyme TR Division Stock has .29 liquidation units. Because the liquidation units will not be adjusted to reflect changes in the relative market value or performance of the General Division and the Tissue Repair Division, the per share liquidating distribution to a holder of Genzyme General Division Stock or Genzyme TR Division Stock will not necessarily correspond to the value of the assets of the Genzyme General Division or Tissue Repair Division, respectively, at the time of a dissolution, liquidation or winding up of Genzyme.

MANAGEMENT AND ACCOUNTING POLICIES SUBJECT TO CHANGE. The Genzyme Board has adopted certain management and accounting policies applicable to the preparation of the financial statements of both divisions, the allocation of corporate expenses, assets and liabilities and other accounting matters, the reallocation of assets between divisions and other matters. These policies may, except as stated therein, be modified or rescinded in the sole discretion of the Genzyme Board without the approval of Genzyme's stockholders, subject to the Genzyme Board's fiduciary duty to all holders of Genzyme's capital stock, although there is no present intention to do so. The Genzyme Board may also adopt additional policies depending upon the circumstances. See "Management and Accounting Policies Governing the Relationship of Genzyme Divisions."

LIMITED TRADING HISTORY. As discussed above, the Genzyme General Division Stock and the Genzyme TR Division Stock are intended to reflect the value and track the performance of the General Division and the Tissue Repair Division, respectively. Since the Genzyme General Division Stock and the Genzyme TR Division Stock have only a limited trading history, there can be no assurance as to the degree to which the market price of such classes of common stock will reflect the value and track the performance of the General Division and the Tissue Repair Division as reflected in their respective financial statements. In addition, Genzyme cannot predict the impact that certain terms of the securities, such as the ability of Genzyme to exchange each share of Genzyme TR Division Stock for cash and/or shares of Genzyme General Division Stock, will have on the market prices of each class of common stock.

RISKS RELATED TO GENZYME:

    As a result of the Merger, stockholders of Genetrix will become stockholders of Genzyme. An investment in Genzyme General Division Stock involves a high degree of risk. Stockholders of Genetrix should carefully consider the following factors in evaluating the Merger and the business of Genzyme and compare these factors with the risks associated with holding Genetrix Stock.

DEPENDENCE ON CEREDASE(R) AND CEREZYME(R) ENZYME SALES. Genzyme's results of operations and cash flows are highly dependent upon sales of its Ceredase(R) enzyme, a biotherapeutic product for the treatment of Gaucher disease, and Cerezyme(R) enzyme, a recombinant form of the enzyme. Commercial sales of Ceredase(R) and Cerezyme(R) began in April 1991 and June 1994, respectively, following receipt of United States Food and Drug Administration ("FDA") marketing approval and during 1994, sales from these two products totalled $172.0 million, or 72% of General Division product sales and 56% of total sales.

    The Ceredase(R) and Cerezyme(R) products have each been given orphan drug status by the FDA, which entitles Genzyme to market exclusivity for these products until April 1998 and May 2001, respectively. Legislation has been periodically introduced in recent years to amend the Orphan Drug Act to limit market exclusivity in certain situations. See "Risk Factors - Regulation by Government Agencies."

LIMITED SUPPLY OF KEY RAW MATERIAL; NECESSITY OF APPROVALS FOR PRODUCTION OF CEREZYME(R). Genzyme produces Ceredase(R) enzyme from raw material extracted from human placental tissue. Pasteur Merieux, located in France, is the only significant source of this material. Under its agreement with Genzyme, Pasteur Merieux is obligated to process at least 50% of its placental tissue and supply all of its output to Genzyme. Currently, it is processing all of its available material and supplying the output to Genzyme. If this agreement were terminated prior to the scheduled expiration in 2001 due to Pasteur Merieux's inability or failure to perform its obligations thereunder, or if Pasteur Merieux were to reduce the amount of material it processes, Genzyme might not be able to obtain alternative sources of such raw material at a commercially reasonable cost, if at all.

    The supply of starting material available for the production of Ceredase(R) enzyme effectively limits the amount of product that can be produced. During 1994, Genzyme and its supplier were successful in improving the yield of enzyme obtained from the starting material, thereby increasing the amount of product that could be produced. However, there can be no assurance that further improvements in yield will occur. Any disruption in the supply or manufacturing process of Ceredase(R) enzyme may have a material adverse effect on revenue in any period. To address supply constraints, Genzyme has developed Cerezyme(R) enzyme, a recombinant form of the enzyme that is not derived from human placental tissue. In 1994, Genzyme received approval to market this product in the U.S. and Israel and currently is working to expedite the foreign approvals needed to market Cerezyme(R) enzyme elsewhere abroad. Manufacturing constraints on Cerezyme(R) enzyme, presently produced in Genzyme's small scale cell culture plant, will limit the availability of the product for new patients until receipt of regulatory approval to use Genzyme's large scale mammalian cell culture manufacturing plant in Allston, Massachusetts for production of Cerezyme(R) enzyme.

UNCERTAINTY OF PRODUCT DEVELOPMENT. Genzyme's future success is largely dependent upon its ability to develop, manufacture and sell technologically advanced new products. Such products must be developed, tested and, in most cases, approved for use by appropriate government agencies. Once approved, they must be manufactured in commercial quantities and marketed successfully. Each of these steps, as well as the process taken as a whole, involves significant time and expense. There can be no assurance that any of Genzyme's products under development, if and when fully developed and tested, will perform in accordance with Genzyme's expectations, that necessary regulatory approvals will be obtained in a timely manner, if at all, or that these products can be successfully and profitably manufactured and sold.

TECHNOLOGY TRANSFERRED TO GENZYME DEVELOPMENT PARTNERS AND NEOZYME II. Genzyme organized two special purpose research and development entities, Genzyme Development Partners, L.P. ("Genzyme Development Partners") and Neozyme II Corporation ("Neozyme II"), to which it transferred technology and commercial rights to certain products that Genzyme previously had under development. Genzyme has options to purchase the limited partnership interests in Genzyme Development Partners under certain circumstances and to acquire all of the outstanding shares of the callable common stock of Neozyme II.

    On January 31, 1996, Genzyme made an offer to a special committee of the independent directors of the general partner of Genzyme Development Partners to acquire substantially all the assets of Genzyme Development Partners for approximately $93,000,000 in shares of Genzyme General Division Stock. Such offer was made in lieu of Genzyme's option to purchase the limited partnership interests of Genzyme Development Partners and could result in dilution to holders of Genzyme General Division Stock and negatively affect the market price of such stock. There can be no assurance that Genzyme's offer will be accepted by the general partner or that alternative terms proposed by the general partner, if any, will be acceptable to Genzyme.

    It is also uncertain at this time whether Genzyme will exercise its option to purchase the limited partnership interests in the event that no agreement is reached with the general partner in respect of the purchase of the assets of Genzyme Development Partners or whether Genzyme will exercise its option to purchase the outstanding shares of Neozyme II callable common stock. If Genzyme does not exercise these options or otherwise reach agreements to acquire the rights to products of Genzyme Development Partners or Neozyme II, it will have no rights to the related products of Neozyme II and limited rights in revenues generated from the sale of the Genzyme Development Partners' products. If Genzyme does exercise these options, it will be required to make substantial cash payments or to issue shares of Genzyme General Division Stock, or both. Cash payments will diminish Genzyme's capital resources. Payments in Genzyme General Division Stock could result in dilution to holders of Genzyme General Division Stock and could negatively affect the market price of such stock.

FUTURE CAPITAL NEEDS. Although Genzyme currently has substantial cash resources, it has committed to utilize a portion of such funds for certain purposes, such as making certain payments to third parties in connection with strategic collaborations and acquisitions. In addition, should Genzyme exercise its option to acquire Neozyme II callable common stock or its option to acquire the partnership interests in Genzyme Development Partners using cash to pay some or all the exercise price, its cash resources will be diminished. As a result, Genzyme may have to obtain additional financing. There can be no assurance that such financing will be available on acceptable terms.

UNCERTAINTY REGARDING PATENTS AND PROTECTION OF PROPRIETARY TECHNOLOGY. Genzyme's success depends, to a large extent, on its ability to maintain a competitive technological position in its product areas. Proprietary rights relating to Genzyme's products are protected from unauthorized use by third parties only to the extent that they are covered by patents or are maintained in confidence as trade secrets. Genzyme has filed for patents and has rights to numerous patents and patent applications worldwide. While certain of Genzyme's patents have been allowed or issued, there can be no assurance that any additional patents will be allowed or will issue or that, to the extent issued, such patents will effectively protect the proprietary technology of Genzyme. Genzyme has also relied upon trade secrets, proprietary know-how and continuing technological innovation to develop and maintain its competitive position. There can be no assurance that others will not independently develop such know-how or otherwise obtain access to Genzyme's technology. While Genzyme's employees, consultants and corporate partners with access to proprietary information are generally required to enter into confidentiality agreements, there can be no assurance that these agreements will be honored. Certain of Genzyme's consultants have developed portions of Genzyme's proprietary technology at their respective universities or in government laboratories. There can be no assurance that such universities or governmental authorities will not assert rights to intellectual property arising out of university or government based research conducted by such consultants. In addition, patent litigation is widespread in the biotechnology industry and it is not possible to predict how any such litigation will affect Genzyme.

    Parties not affiliated with Genzyme may hold pending or issued patents relating to the technology utilized by Genzyme in its products presently available or under development. Genzyme may, depending on the final formulation of such products, need to acquire licenses to, or contest the validity of, such patents or any other similar patents that may be issued. The extent to which Genzyme may need to license such rights or contest the validity of such patents depends on the scope and validity of such patents and ultimately on the final design or formulation of its products under development. The cost and ability to license any such rights and the likelihood of successfully contesting the validity of such patents are uncertain.

INTENSE COMPETITION. Genzyme is engaged in a segment of the human health care products industry that is extremely competitive. Competitors in the United States and elsewhere are numerous and include major pharmaceutical, chemical and biotechnology companies, many of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than Genzyme. These companies may succeed in developing products that are more effective than any that have been or may be developed by Genzyme and may also be more successful than Genzyme in producing and marketing these products.

RAPID TECHNOLOGICAL CHANGE. The field of biotechnology is expected to continue to undergo significant and rapid technological change. Although Genzyme will seek to expand its technological capabilities in order to remain competitive, there can be no assurance that research and discoveries by others will not render Genzyme's products or processes obsolete.

REGULATION BY GOVERNMENT AGENCIES. Most of the products Genzyme plans to manufacture and sell will require approval by governmental agencies in the United States and elsewhere. In particular, human therapeutic and diagnostic products are subject to pre-marketing approval by the FDA and comparable agencies in foreign countries. The process of obtaining these approvals varies according to the nature and use of the product and can involve lengthy and detailed laboratory and clinical testing, sampling activities and other costly and time-consuming procedures. There can be no assurance that any of the required approvals will be granted on a timely basis, if at all.

    Certain of Genzyme's products, including its Ceredase(R) and Cerezyme(R) enzymes, have been designated as orphan drugs under the Orphan Drug Act, which provides incentives to manufacturers to develop and market drugs for rare
diseases.   The Orphan Drug Act generally entitles the first developer to receive FDA marketing approval for an orphan drug to a seven-year exclusive marketing period in the United States for that product. However, legislation has been periodically introduced in recent years to amend the Orphan Drug Act. Such legislation has generally been directed to shortening the period of automatic market exclusivity and granting certain marketing rights to simultaneous developers of a drug. The effect on Genzyme of any amendments ultimately adopted cannot be assessed at this time.

    Although Genzyme has filed for or received orphan drug designation for various other products, Genzyme believes that the commercial success of these products will depend more significantly on the associated safety and efficacy profile and on the price and other characteristics of each product relative to competitive or alternative treatments than on any exclusivity afforded by the Orphan Drug Act. Additionally, these products may be protected by patents and other means. Nonetheless, it is not possible to predict precisely what effect a lessening of the market exclusivity protection afforded by the Orphan Drug Act would have on Genzyme's results of operations.

FOREIGN SALES ACTIVITIES. Foreign sales accounted for 37% of the General Division's total revenues in 1994, and Genzyme anticipates that foreign sales will continue to represent a significant percentage of Genzyme's revenues. Accordingly, a substantial portion of Genzyme's revenues may be subject to currency fluctuations and other risks associated with foreign operations. In addition, the strength of the United States dollar in relation to certain foreign currencies may adversely affect Genzyme's sales to foreign customers.

THIRD PARTY REIMBURSEMENT AND HEALTHCARE COST CONTAINMENT INITIATIVES. A majority of Genzyme's revenues are attributable directly or indirectly to payments received from third party payors. Genzyme's revenues and profitability may be affected by ongoing efforts of third party payors to contain such costs. In addition, during 1994 the Clinton administration and Congress proposed the implementation of broad-based healthcare cost containment measures. While these proposals were not implemented, it is likely that renewed health care measures will again be proposed in the present or future Congressional sessions. Accordingly, the effects on Genzyme of any such measures that are ultimately adopted cannot be assessed at this time.

PRODUCT LIABILITY AND LIMITATIONS OF INSURANCE. Genzyme could be subject to product liability claims in connection with the use or misuse of its products during testing or after commercialization. While Genzyme has taken, and continues to take, what it believes are appropriate precautions, there can be no assurance that Genzyme will avoid significant liability exposure. Genzyme has only limited amounts of product liability insurance and, although Genzyme believes the coverage provided by such insurance is adequate for its businesses as presently conducted and in light of its experience to date, there can be no assurance that such insurance will provide sufficient coverage against any or all potential product liability claims. If Genzyme attempts to obtain additional insurance in the future, there can be no assurance that it will be able to do so on acceptable terms, if at all, or that such insurance will provide adequate coverage against claims asserted.

POTENTIAL CONFLICTS OF INTEREST OF DIRECTORS. Certain directors of Genzyme are also directors of other companies in the biotechnology and pharmaceutical industries or provide consulting or similar services to other companies doing business in such industries. As such, those directors may be subject to conflicts of interest with respect to business opportunities that may be of interest to two or more of the entities with which they have fiduciary or contractual relationships. In addition, the scope of research and development being conducted by Genzyme is very broad, and such other entities may be engaged in research and development activities with respect to products that may compete directly with products marketed by Genzyme in the future. Each director of Genzyme has been advised that he has an obligation to disclose any competitive relationship and any interest that he or a company with which he is affiliated may have in any transaction involving Genzyme. Should the Genzyme Board be presented with any matters in which a director has such a conflicting interest, the decision would be made by the Genzyme Board or a committee thereof without participation by the interested director. Notwithstanding this policy, it is possible that a conflict of interest may affect the actions of a director in performing his duties on the Genzyme Board.

POSSIBLE VOLATILITY OF SHARE PRICE AND ABSENCE OF DIVIDENDS. The market prices for securities of biotechnology companies have been volatile. Factors such as announcements of technological innovations or new commercial products by Genzyme or its competitors, governmental regulation, patent or proprietary rights developments, public concern as to the safety or other implications of biotechnology products and market conditions in general may have a significant impact on the market price of Genzyme General Division Stock. No cash dividends have been paid on Genzyme General Division Stock to date and Genzyme does not anticipate paying cash dividends on either class of its common stock in the foreseeable future.

CHANGE IN CONTROL. Certain provisions of Genzyme's Articles of Organization and By-Laws and the terms of Genzyme's Stockholder Rights Plan may have the effect of delaying, deferring or preventing a change in control of Genzyme, thereby possibly having the effect of depriving stockholders of the opportunity to receive a premium for their shares. Certain provisions of Massachusetts law may have a similar effect. See "Comparison of Rights of Holders of Genzyme General Division Stock and Genetrix Stock - "Anti- Takeover" Provisions."

                                  INTRODUCTION

     This Prospectus/Proxy Statement is being furnished to the stockholders of Genetrix in connection with the solicitation of proxies by the Genetrix Board to be voted at the Special Meeting. This Prospectus/Proxy Statement is also the prospectus of Genzyme filed as part of the Registration Statement relating to the registration of the issuance of Genzyme General Division Stock to holders of Genetrix Stock pursuant to the Merger Agreement.

                              THE SPECIAL MEETING

RECORD DATE; OUTSTANDING SECURITIES. This Prospectus/Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the Genetrix Board of proxies in the enclosed form for use at the Special Meeting to be held on _______________, 1996, at ___ a.m/p.m., at the offices of Genetrix, 6401 East Thomas Road, Scottsdale, Arizona 85251. The Genetrix Board has fixed the close of business on _____________, 1996 as the Record Date. Only the holders of shares of Genetrix Stock of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At the Record Date, 5,251,485 shares of Genetrix Common Stock were issued and outstanding and 5,021,468 shares of Genetrix Preferred Stock were issued and outstanding, consisting of six series as follows: 1,530,720 shares of Series A Preferred Stock, 153,072 shares of Series B Preferred Stock, 3,207 shares of Series C Preferred Stock, 37,500 shares of Series D Preferred Stock, 1,600,000 shares of Series E Preferred Stock and 1,696,969 shares of Series F Preferred Stock. Each share of Common Stock and Series A, Series B, Series E and Series F Preferred Stock of Genetrix is entitled to one vote on the proposal to adopt the Merger Agreement. There are approximately 65 holders of Genetrix Common Stock.

PURPOSE OF THE MEETING. At the Special Meeting, the stockholders of Genetrix will consider and vote upon a proposal to adopt the Merger Agreement pursuant to which (i) the Merger and the other transactions contemplated by the Merger Agreement are to be consummated, (ii) holders of Genetrix Stock are to receive shares of Genzyme General Division Stock in exchange for the Genetrix Stock held by each of them as of the Effective Time of the Merger and (iii) certain unexercised options or warrants for Genetrix Common Stock are to be assumed by Genzyme. See "The Merger - General," " - Conversion of Genetrix Stock" and " - Treatment of Options and Warrants."

REQUIRED VOTE. Shares of Genetrix Stock representing a majority of the votes entitled to be cast, represented in person or by proxy at the Special Meeting, will constitute a quorum. The affirmative vote of (i) a majority of the shares entitled to vote on the adoption of the Merger Agreement and (ii) a majority of the then outstanding shares of the Series A, Series B, Series E and Series F Preferred Stock of Genetrix is a condition to both Genzyme's and Genetrix's obligation to consummate the Merger.

     THE GENETRIX BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF GENETRIX AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE TO ADOPT THE MERGER AGREEMENT.

VOTING OF PROXIES. All proxies that are properly executed and returned will be voted at the Special Meeting in accordance with the instructions thereon, unless previously revoked. With regard to any other business not specified above that may properly come before the Special Meeting, shares represented by properly executed proxies will be voted at the discretion of the persons named in the relevant proxy. The execution of a proxy will not affect a stockholder's right to attend the Special Meeting and vote in person.

     ANY GENETRIX STOCKHOLDER GIVING A PROXY HAS THE POWER TO REVOKE THE PROXY PRIOR TO ITS EXERCISE. A PROXY MAY BE REVOKED BY (A) FILING WITH THE SECRETARY OF GENETRIX, AT OR BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING, (1) A WRITTEN NOTICE OF REVOCATION SPECIFYING THE NUMBER OF SHARES AND CLEARLY IDENTIFYING THE PROXY TO BE REVOKED OR (2) DULY EXECUTING AND FILING A NEW PROXY BEARING A LATER

DATE, OR (B) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY). ANY WRITTEN NOTICE OF REVOCATION OR SUBSEQUENT PROXY SHOULD BE SENT AND DELIVERED TO GENETRIX, INC., 6401 EAST THOMAS ROAD, SCOTTSDALE, ARIZONA 85251,
ATTENTION: SECRETARY, OR HAND DELIVERED TO THE SECRETARY OF GENETRIX AT OR BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING.

AGREEMENTS TO VOTE IN FAVOR. The Principal Stockholders, who hold approximately 38.2% of the shares entitled to vote on the adoption of the Merger Agreement and a majority of the outstanding Series A, Series B, Series E and Series F Preferred Stock of Genetrix, have agreed to vote their respective shares in favor of adopting the Merger Agreement and have given irrevocable proxies to Genzyme to vote such shares at the Special Meeting. See "The Merger - Representations, Warranties and Covenants."

APPRAISAL RIGHTS. Under Delaware law, Genetrix stockholders who file written notice of their intention to exercise dissenters' rights before the taking of the vote to adopt the Merger Agreement may elect to have the "fair value" of their shares (determined in accordance with Delaware law) judicially appraised and paid to them if the Merger is consummated and if they comply with the provisions of Section 262 of the DGCL, which are attached hereto as Exhibit C. Failure to comply strictly with such requirements may result in the loss of dissenters' rights. See "The Merger - Genetrix Stockholder Appraisal Rights."

     If you have any questions about giving your Genetrix proxy or require assistance, please contact Mark Smith, Chief Financial Officer of Genetrix, as follows:

                                 Genetrix, Inc.
                             6401 East Thomas Road
                           Scottsdale, Arizona 85251
                                 (602) 945-4363

                                   THE MERGER

     The detailed terms of and conditions to the consummation of the Merger are contained in the Merger Agreement, a conformed copy of which is attached hereto as Exhibit A and incorporated herein by reference. The following discussion sets forth a description of the material terms and conditions of the Merger Agreement and is qualified by, and made subject to, the more complete information set forth in the Merger Agreement.

GENERAL

     The Merger Agreement provides for the merger of Genetrix with and into Genzyme. If the Merger Agreement is adopted by Genetrix stockholders, certain additional conditions are satisfied or waived and the Merger is consummated, Genzyme will be the Surviving Corporation and will operate Genetrix as part of a business unit within the General Division.

     As a result of the Merger, at the Effective Time the Genetrix Stock then outstanding will be converted as provided in the Merger Agreement into the Merger Consideration. The Merger Consideration will be allocated among the holders of Genetrix Stock as hereinafter described. See "The Merger - Conversion of Genetrix Stock" and "- Escrow and Indemnity."

     For a description of the procedures for exchanging Genetrix Stock for Genzyme General Division Stock and for payment of cash in lieu of the issuance of fractional shares, see "The Merger - Exchange of Certificates" and " - Fractional Shares."

BACKGROUND OF THE MERGER

     Genetrix believes the trend in the genetic testing industry is moving toward consolidation in order to create economies of scale and respond to the pressures of hospitals, universities and other payors to provide efficient testing at reduced costs. In this regard Genetrix has pursued a business strategy designed to increase testing volume and enhance profitability through economies of scale. This strategy has included acquiring selected hospital-based laboratories and analyzing Genetrix's own procedures and plans to consolidate its operations.

     Upon examination of Genetrix's progress, the Genetrix Board determined that Genetrix was not meeting its goals and began to reassess Genetrix's business strategy for the future. The reexamination of the business plan led the Genetrix Board to conclude that Genetrix would require substantial additional capital in order to achieve greater economies of scale, develop a broader customer base and diversify services. Such additional capital was not available.

     In January 1995, Genetrix and Genzyme first discussed a possible merger at an industry conference where James A. Cavanaugh, a member of the Genetrix Board, approached Henri A. Termeer, the Chief Executive Officer of Genzyme. Following this informal discussion, the parties first met formally in February 1995. Genzyme executed a Confidentiality Agreement on March 20, 1995. Discussions concerning a merger became more detailed in May and June of 1995, when Genetrix met again with Genzyme. After preliminary negotiations during June 1995, the parties worked toward an agreement whereby Genzyme would purchase all of the outstanding capital stock of Genetrix for $35 million, payable in Genzyme General Division Stock. By July 1995, however, the parties had not reached an agreement regarding the proposed transaction.

     In June 1995, the Genetrix Board authorized management to begin interviewing investment banking firms to obtain a financial advisor to assist Genetrix's exploration of its strategic alternatives, including the possible sale of Genetrix. In early July 1995, the Board of Directors authorized Genetrix to engage Alex. Brown as its financial advisor in connection with potential merger and acquisition transactions. Pursuant to an engagement letter dated August 1, 1995 (the "Engagement Letter"), Genetrix formally retained Alex. Brown as its exclusive financial advisor in connection with merger and acquisition transactions, strategic alliances, and other investment banking services.

     Alex. Brown and Genetrix compiled a list of potential merger, acquisition or strategic partner candidates. Commencing in August 1995 and continuing throughout the following months Alex. Brown and Genetrix held discussions with eight companies, including Genzyme, concerning potential acquisition transactions. Genetrix's management made detailed presentations to four of those companies. Genzyme and one other company undertook substantial due diligence and subsequently presented Genetrix with acquisition offers.

     In September 1995, Genetrix informed Genzyme that a third party had expressed interest in purchasing Genetrix for approximately $42 million, and invited Genzyme to match that offer. On September 19, 1995, Genzyme informed Alex. Brown that is was withdrawing its offer to purchase Genetrix for $35 million and terminated further negotiations with Genetrix regarding the proposed merger.

     During October and November of 1995, further discussions were held between Genetrix and the third party as well as between Genetrix and Genzyme regarding the proposed merger. Following such negotiations with Genzyme, the parties agreed to an acquisition price of $38,500,000 less the Purchase Price Adjustment Amount, payable in Genzyme General Division Stock, subject to a fixed price collar, the Termination Fee and an escrow.

     In December 1995, the same third party offeror presented Genetrix with an alternative proposal. The Genetrix Board concluded that Genzyme's offer was more favorable than the third party proposal due in large part to the fact that (i) a substantial amount of the consideration in the third party offer was contingent upon the future performance of Genetrix and (ii) the likelihood of consummating a transaction with Genzyme was greater than with the third party.

     The Genzyme Board approved the Merger Agreement and the transactions contemplated thereby on December 7, 1995. On December 22, 1995, the Genetrix Board voted to approve the Merger Agreement. The Merger Agreement was executed on January 11, 1996.

GENETRIX'S REASONS FOR THE MERGER

     The Genetrix Board believes that the Merger will result in greater value to Genetrix stockholders than would likely have been realized by them in the foreseeable future through continued independent operations by Genetrix.

     The Genetrix Board considered that the consummation of the Merger necessarily means that Genetrix's stockholders will not benefit from any increase in the valuation of Genetrix which might be achieved if it were to continue to operate independently. In order to achieve such increased value, however, the Genetrix Board believes that Genetrix would be required to expand the scope of its operations in order to obtain economies of scale and to increase revenues, and that the additional financing that would be required to achieve these objectives might not be available on satisfactory terms, if at all. Accordingly, in evaluating the Merger, the Genetrix Board considered Genetrix's immediate and foreseeable prospects for such expansion and concluded that the Merger provides the best available alternative to maximize stockholder value.

     In reaching its determination, the Genetrix Board also considered the anticipated advantages of the Merger, including (i) Genzyme's research and development capabilities which may complement and expand Genetrix's programs in genetic testing, (ii) Genzyme's superior access to financial resources and (iii) Genetrix's ability to expand its existing markets and enter new markets through the use of Genzyme's marketing support resources.

FAIRNESS OPINION

     On August 1, 1995, the Genetrix Board retained Alex. Brown to act as its financial advisor in connection with the Merger and the evaluation of other strategic alternatives. Alex. Brown participated in the structuring and negotiating of the Merger; it did not, however, make any recommendation to the Genetrix Board as to the form or amount of the consideration offered by Genzyme. On December 22, 1995, Alex. Brown made a presentation to the Genetrix Board with respect to the Merger and delivered its written opinion, that as of such date, based upon the facts and circumstances as they existed at the time, and subject to certain assumptions, factors and limitations set forth in such opinion, the Merger Consideration was fair from a financial point of view to the Genetrix common and preferred stockholders taken as a whole ("Genetrix Stockholders").

     THE FULL TEXT OF ALEX. BROWN'S WRITTEN OPINION, DATED DECEMBER 22, 1995 (THE "ALEX. BROWN OPINION"), WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS INCLUDED AS EXHIBIT B TO THIS PROSPECTUS/PROXY STATEMENT. THE GENETRIX STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE ALEX. BROWN OPINION IS DIRECTED TO THE GENETRIX BOARD, ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE GENETRIX STOCKHOLDERS TAKEN AS A WHOLE PURSUANT TO THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OF THE GENETRIX STOCKHOLDERS AS TO HOW SUCH STOCKHOLDERS SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE ALEX. BROWN OPINION SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with the Alex. Brown Opinion, Alex. Brown (i) reviewed the final draft of the Merger Agreement; (ii) reviewed certain publicly available information concerning Genzyme and comparable information regarding Genetrix;
(iii) reviewed financial and other information concerning Genetrix made available to Alex. Brown by Genetrix's management; (iv) held discussions with members of the senior management of Genetrix and Genzyme regarding the business and the prospects of their respective companies; (v) reviewed the reported price and trading activity for Genzyme General Division Stock; (vi) compared certain financial information for Genetrix and certain publicly available financial information for Genzyme with similar information for certain publicly traded companies which Alex. Brown deemed similar to Genetrix and Genzyme, respectively; (vii) reviewed the financial terms of certain recent business combinations that Alex. Brown deemed comparable in whole or in part; and (viii) performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate.

     As described in the Alex. Brown Opinion, Alex. Brown assumed, without independent verification, and relied upon the accuracy and completeness of the information furnished to or otherwise reviewed by or discussed with it for the purposes of the Alex. Brown Opinion. With respect to the financial projections used in its analyses, Alex. Brown assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Genetrix as to the likely future financial performance of Genetrix. The Genetrix financial projections provided by Genetrix to Alex. Brown assumed a ten year compound annual growth rate in revenue of approximately 11.5% and operating income margin of approximately 3% in 1995 and increasing to approximately 20% in 2005. Alex. Brown did not make an independent evaluation or appraisal of the assets of Genetrix or Genzyme. The Alex. Brown Opinion stated that such opinion was based on market, economic and other conditions as they existed and could be evaluated as of the date of its opinion. The Alex. Brown Opinion does not imply any conclusion as to the likely trading range of Genzyme General Division Stock following consummation of the Merger.

     The following is a brief summary of the presentation Alex. Brown made to the Genetrix Board on December 22, 1995 in connection with rendering the Alex. Brown Opinion to the Genetrix Board:

     GENZYME STOCK TRADING HISTORY AND WALL STREET RESEARCH ANALYSIS. Alex. Brown reviewed and analyzed the trading prices and volume for Genzyme over a period from December 3, 1993 to December 8, 1995. Alex. Brown also reviewed recent Wall Street research reports with respect to the projected earnings per share ("EPS") estimates for Genzyme General Division for 1995-1997, the 12-18 month price target for Genzyme General Division Stock, the recommendation (or rating) assigned by the various research analysts, the 3-5 year projected EPS growth rates and certain qualitative comments regarding Genzyme's recent results and prospects. This information was provided to the Genetrix Board for background information only.

     ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. Alex. Brown compared certain financial information for Genzyme to corresponding publicly available financial information of certain other biotechnology companies and certain financial information for Genetrix to the corresponding publicly available financial information of certain clinical laboratory companies. Alex. Brown calculated multiples for such companies of market value of the total outstanding common equity ("Market Value") to latest twelve months ("LTM") earnings per share ("EPS") or net earnings, as available, current fiscal year projected EPS, or net earnings, as available, next fiscal year projected EPS or net earnings as available, next fiscal year plus one additional year projected EPS or net earnings, as available, and latest fiscal quarter's ("LFQ") common equity, and multiples of the Market Value plus total debt minus cash and cash equivalents (the "Market Capitalization") to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), LTM earnings before interest and taxes ("EBIT") and LTM sales.

     Alex. Brown compared Genzyme to five biotechnology companies deemed by Alex. Brown to be comparable in certain respects to Genzyme: Amgen, Inc., Biogen, Inc., Chiron Corporation, Genentech, Inc., and Genetic Institute, Inc. (collectively the "Genzyme Comparable Companies"). An analysis of the multiples for the Genzyme Comparable Companies produced the following results: (a) Market Value to LTM net earnings yielded a range of 20.2 x to 42.1x with a mean of 31.1x; (b) Market Value to current fiscal year projected EPS yielded a range of 26.3x to 38.7x with a mean of 32.5x; (c) Market Value to next fiscal year projected EPS yielded a range of 22.6x to 76.3x with a mean of 47.0x; (d) Market Value to next fiscal year plus one additional year projected EPS yielded a range of 19.7x to 43.0x with a mean of 29.0x; (e) Market Value to LFQ common equity yielded a range of 3.8x to 8.8x with a mean of 5.9x; (g) Market Capitalization to LTM EBIT yielded a range of 7.9x to 30.0x with a mean of 19.7x; and (h) Market Capitalization to LTM sales yielded a range of 6.1x to 12.2x with a mean of 7.9x.

     Alex. Brown then calculated aggregate and per share imputed equity values for Genzyme by applying Genzyme's actual and certain financial results forecasted by approximately 16 Wall Street analysts to certain multiples derived from its analysis of the Genzyme Comparable Companies described above. Considering all of the multiples discussed above, Alex. Brown calculated per share imputed equity values of Genzyme ranging from a low of $16.24 (based on Market Capitalization as a multiple of LTM EBIT) to a high of $155.89 (based on Market Value as a multiple of next fiscal year projected EPS), and mean per share imputed equity values of Genzyme ranging from a low of $34.98 (based on Market Capitalization as a multiple of LTM EBIT) to a high of $105.31 (based on Market Value as a multiple of LFQ common equity).

     Alex. Brown compared Genetrix to seven clinical laboratory companies, including: DIANON Systems, Inc., LabOne, Inc., Laboratory Corporation of America Holdings, Meris Laboratories, Inc., OncorMed, Inc., Unilab Corporation, and Universal Standard Medical Labs, Inc. (collectively, the "Genetrix Comparable Companies"). An analysis of the multiples for the Genetrix Comparable Companies produced the following results: (a) Market Value to next fiscal year projected net earnings yielded a range of 3.5x to 17.0x with a mean of 9.4x; (b) Market Capitalization to LTM EBITDA yielded a range of 3.2x to 16.2x with a mean of 8.6x; (c) Market Capitalization to LTM EBIT yielded a range of 4.4x to 36.3x with mean of 16.9x; (d) Market Capitalization to LTM sales yielded a range of 0.3x to 2.4x with a mean of 0.9x.

     Alex. Brown then calculated aggregate imputed equity values for Genetrix by applying Genetrix's actual and certain forecasted financial results to the multiples derived from its analysis of the Genetrix Comparable Companies described above. Considering all of the multiples discussed above, Alex. Brown calculated imputed equity values of Genetrix ranging from a low of $1.1 million (based on Market Capitalization as a multiple of LTM EBIT) to a high of $50.6 million (based on Market Capitalization as a multiple of LTM sales), and mean imputed equity values of Genetrix ranging from a low of $1.1 million (based on Market Capitalization as a multiple of LTM EBIT) to a high of $18.8 million (based on Market Capitalization as a multiple of LTM sales).

     No company utilized in the Analysis of Selected Comparable Publicly Traded Companies was identical to Genzyme or Genetrix. Accordingly, an analysis of the results of such a comparison is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. Alex. Brown reviewed and analyzed 31 selected pending and completed mergers and acquisitions in the clinical laboratory industry that have been announced since November 1981 (the "Selected Transactions"). Alex. Brown analyzed the amounts paid for the equity of each of these Selected Transactions (the "Offer Value") and the Offer Value plus the acquired business's total debt less cash and cash equivalents (the "Transaction Value") multiples from these transactions. In particular, Alex. Brown calculated Offer Value as a multiple of current fiscal year projected EPS or net earnings, as available, LTM net earnings and LFQ common equity and Transaction Value as a multiple of LTM EBITDA, LTM EBIT and LTM sales.

     An analysis of the multiples for the Selected Transactions produced the following results: (a) Offer Value to next 12 months projected EPS yielded a range of 16.4x to 40.6x with a mean of 25.9x; (b) Offer Value to LFQ common equity yielded a range of 2.0x to 10.6x with a mean of 4.7x; (c) Transaction Value to LTM EBITDA yielded a range of 6.2x to 21.0x with a mean of 12.5x; (d) Transaction Value to LTM EBIT yielded a range of 6.4x to 32.4x with a mean of 18.8x; (e) Transaction Value to LTM sales yielded a range of 0.7x to 3.1x with a mean of 1.7x.

     Alex. Brown then calculated aggregate imputed equity values for Genetrix by applying Genetrix's actual and certain forecasted financial results to the multiples derived from its analysis of the Selected Transactions described above. Considering all of the multiples discussed above, Alex. Brown calculated imputed equity values of Genetrix ranging from a low of $1.4 million (based on Transaction Value as a multiple of LTM EBIT) to a high of $75.5 million (based on Offer Value as a multiple of LFQ common equity), and mean imputed equity values of Genetrix ranging from a low of $1.4 million (based on Transaction Value as a multiple of LTM EBIT) to a high of $35.4 million (based on Transaction Value as a multiple of LTM sales).

     No acquired business utilized in the Analysis of Selected Comparable Acquisition Transactions was identical to Genetrix. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather it involves complex considerations and judgments concerning difference in historical and projected financial and operating characteristics of the comparable acquired businesses and other factors that could affect the acquisition value of such businesses and Genetrix.

     DISCOUNTED CASH FLOW ANALYSES. Alex. Brown calculated ranges of equity value for Genetrix based upon the discount to present value of its ten-year stream of unleveraged after-tax cash flow and its fiscal year 2005 terminal values based upon a range of multiples of its projected fiscal year 2005 EBITDA. In conducting its analysis, Alex. Brown relied upon financial projections provided by the management of Genetrix. Alex. Brown utilized discount rates ranging from 14% to 16% and terminal value multiples of 2005 EBITDA ranging from 6.0x to 8.0x that assumed a ten year compound annual growth rate in revenue of approximately 11.5% and operating income margin of approximately 3% in 1995 and increasing to approximately 20% in 2005. The range of terminal value multiples used reflects different assumptions regarding the possible public trading value and merger transaction value for Genetrix in fiscal year 2005. Based on this analysis, and after adjusting for total debt and cash and the discount to present value of Genetrix's net operating loss tax benefit, Alex. Brown calculated equity present values of Genetrix ranging from a low of $36.9 million to a high of $51.1 million.

     PRO FORMA ANALYSIS. Alex. Brown analyzed certain pro forma effects resulting from the Merger including the effect of the consummation of the Merger on the EPS of Genzyme following the Merger. In conducting its analysis, Alex. Brown relied upon financial projections provided by the management of Genetrix for the years 1996 through 1997 and discussions with the management of Genzyme regarding projected financial results for 1996 and 1997. Alex. Brown assumed for purposes of this analysis that no synergies would be achieved following the Merger. The results of this analysis were that the dilutive/antidilutive effects to Genzyme stockholders were not considered material. The results of the pro forma analysis are not necessarily indicative of future operating results or financial position of the combined companies.

     The summary set forth above does not purport to be a complete description of the presentation by Alex. Brown to the Genetrix Board or the analyses performed and factors considered by Alex. Brown in connection with the Alex. Brown Opinion dated December 22, 1995. Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete understanding of the process underlying the analyses set forth in the Alex. Brown Opinion. In performing its analyses, Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Genetrix or Genzyme. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. The Genetrix Board selected Alex. Brown to serve as its financial advisor because of Alex. Brown's reputation and healthcare expertise. Alex. Brown regularly publishes research reports regarding the healthcare industry and the businesses and securities of publicly traded companies in that industry. In the ordinary course of its trading and brokerage activities, Alex. Brown may, from time to time, hold long or short positions in, may trade or may otherwise effect transactions, for its own account or for the account of customers, in securities of Genzyme.

     Pursuant to the terms of the Engagement Letter, Genetrix has agreed to pay Alex. Brown a transaction fee, upon consummation of the Merger, equal to $500,000 plus 5% of the amount by which the Merger Consideration exceeds $35,000,000. Such fee was proposed by Alex. Brown and the appointment of Alex. Brown was approved by the

Genetrix Board after consideration of the other investment bankers interviewed by the Genetrix Board. Genetrix agreed to pay Alex. Brown $250,000 of this amount upon rendering its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the Genetrix Stockholders. In addition, Genetrix has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Alex. Brown and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

GENZYME'S REASONS FOR THE MERGER

     The Genzyme Board believes that the Merger is in the best interests of Genzyme and, therefore, has unanimously approved the Merger Agreement and the transactions contemplated thereby.

     The Genzyme Board reviewed information about Genetrix available to it from Genetrix management and assessed Genetrix's financial condition. After considering this information, the Genzyme Board concluded that Genzyme's research and development capabilities in the medical genetic diagnostics field and Genetrix's operating strengths in the genetic testing market are complementary, and that the anticipated business advantages of the Merger favored adoption of the Merger Agreement and consummation of the Merger. These advantages include: (i) augmenting Genzyme's ability to launch new testing services, (ii) making available a broader menu of tests in the cancer testing area as well as specific marketing and clinical expertise in that area, (iii) enhancing Genzyme's prospects for an increased market share in the prenatal genetic testing services market, (iv) creating a market position in geographic areas where Genzyme is not currently strong, (v) gaining access to innovative and unique new programs designed to support managed care providers, a rapidly growing market segment, and (vi) promoting Genzyme's access to innovative technological developments in genetic testing.

     The Genzyme Board not only considered the benefits that could arise from the Merger, but also considered certain adverse factors, including the dilution to holders of Genzyme General Division Stock resulting from the issuance of the shares of Genzyme General Division Stock in the Merger, which Genzyme estimated would not be material, and Genetrix's operating losses to be borne by the General Division upon consummation of the Merger. The Genzyme Board concluded, in its business judgment, that the factors favoring adoption of the Merger Agreement outweighed any of the Merger's potential adverse effects.

CONVERSION OF GENETRIX STOCK

     As a result of the Merger, at the Effective Time all outstanding shares of Genetrix Stock (other than shares held by Genetrix as treasury stock and Dissenting Shares) will be converted into that number of shares of Genzyme General Division Stock determined by dividing (A) $38,500,000 less the Purchase Price Adjustment Amount by (B) the Closing Price; provided, however, that if the Closing Price is less than $43.61, Genetrix will have the right not to consummate the Merger unless Genzyme elects to deliver that number of shares of Genzyme General Division Stock determined by dividing (X) $35,000,000 less the Purchase Price Adjustment Amount by (Y) the Closing Price. The Merger Consideration will be reduced by the number of shares of Genzyme General Division Stock that would otherwise be allocable to holders of Genetrix Stock who perfect dissenters' rights under Delaware law.

     The Purchase Price Adjustment Amount will be equal to the sum of (A) $1,000,000, representing the management incentive fee payable to the Chief Executive Officer of Genetrix, (B) any amounts paid or payable to Alex. Brown on or before the Closing Date in excess of $250,000 in fees payable in respect to the financial advisory services rendered by Alex. Brown in connection with the Merger, (C) any legal or accounting fees of Genetrix paid or payable on or before the Closing Date in respect to the Merger exceeding $250,000, (D) $148,305, representing the aggregate amount of all bonuses awarded to the employees of Genetrix by the Genetrix Board at its November 14, 1995 meeting,
(E) $50,000, representing certain obligations to make severance payments under agreements with employees of Genetrix and (F) $100,000, representing the amount payable under a consulting agreement with Jack

Bratton, a director of Genetrix. The Closing Price will be equal to the average of the closing prices of Genzyme General Division Stock as reported by the Nasdaq National Market for the ten trading days ending on the second trading day prior to the Closing Date; provided, however, that (i) if the average so determined is less than $47.97 per share and greater than or equal to $43.61 per share, the Closing Price will be $47.97 and (ii) if the amount so determined is greater than $67.28 per share, the Closing Price will be $67.28. If the Closing Price is less than $43.61 per share, Genetrix will have the right to terminate the Merger Agreement unless Genzyme adjusts the Merger Consideration as described above.


     The Genetrix Charter provides that the Merger Consideration be allocated among the holders of shares of Genetrix Stock outstanding at the Effective Time of the Merger (i) by first allocating to the holders of Genetrix Preferred Stock that number of shares of Genzyme General Division Stock determined by dividing the aggregate amount to which each such holder is entitled under the Genetrix Charter (such holder's "Merger Preference") by the Closing Price, rounded down to the nearest whole share and (ii) then allocating among the holders of Genetrix Common Stock and the holders of Series A, B, E and F of Genetrix Preferred Stock that number of shares of Genzyme General Division Stock determined by multiplying (A) the number of shares of Genetrix Common Stock held by each such holder and issuable upon conversion of the shares of such Series of Genetrix Preferred Stock held by each such holder by (B) the Conversion Factor (as defined below), rounded down to the nearest whole share. Neither the Genetrix Board, the holders of any class of Genetrix Stock nor the Merger Agreement has altered the allocation of the Merger Consideration from that which is otherwise specified in the Genetrix Charter. In addition, no distribution to the holders of any class of Genetrix Stock has been made in contemplation of the Merger. "Conversion Factor" means the quotient obtained by dividing the number of shares of Genzyme General Division Stock delivered as the Merger Consideration (after subtracting the number of shares of allocable to holders of Genetrix Preferred Stock as the Merger Preference) by the number of shares of Genetrix Common Stock outstanding and deemed to be outstanding prior to the Effective Time, such quotient to be rounded to four decimal places. For purposes of determining the Conversion Factor, each share of Genetrix Common Stock issuable upon conversion of the Genetrix Preferred Stock will be deemed outstanding prior to the Effective Time.


     The Genetrix Charter provides that the Merger Preference payable to the holders of Genetrix Preferred Stock in the event of a merger is first to be satisfied in full and, therefore, the proportion of the Merger Consideration allocated to Genetrix Preferred Stock will increase as the value of the aggregate Merger Consideration decreases. The aggregate Merger Preference of Genetrix Preferred Stock is approximately $22.6 million. The Merger Consideration allocable to any holder of Genetrix Common Stock cannot be determined prior to the Effective Time. However, assuming the Closing Price is the same as the closing price of Genzyme General Division Stock on the Record Date ($67.28) and the Purchase Price Adjustment Amount equals $1,682,304, the Merger Consideration will consist of approximately 547,230 shares of Genzyme General Division Stock. Of these shares, approximately 336,339 shares would be allocated to holders of Genetrix Preferred Stock in satisfaction of the Merger Preference and that the remaining 210,891 shares would be allocated to holders of Genetrix Common Stock and holders of Series A, B, E and F of Genetrix Preferred Stock, with such holders of such Series of Genetrix Preferred Stock participating on the basis of the number of shares of Genetrix Common Stock in to which their shares of Genetrix Preferred Stock are convertible. Under the Genetrix Charter, each share of Series A, E and F of Genetrix Preferred Stock is convertible into one share of Genetrix Common Stock and each share of Series B of Genetrix Preferred Stock is convertible into ten shares of Genetrix Common Stock and, in the aggregate, such Series of Genetrix Preferred Stock are convertible into 6,358,409 shares of Genetrix Common Stock.


     Ten percent of the number of shares comprising the Merger Consideration shall be deposited with an escrow agent reasonably satisfactory to Genetrix and shall be subject to reduction to satisfy certain claims to which Genzyme is entitled to be indemnified under the Merger Agreement. The amount of such claims as of the date hereof is estimated by Genzyme to be approximately $77,500. Because the Genetrix Charter provides that the Merger Preference must be satisfied in full before any amounts are payable to holders of Genetrix Common Stock, the shares deposited in escrow shall be deducted pro rata from the shares allocable to each former holder of Genetrix Stock after the Merger Preference is satisfied. Assuming (a) no increase or decrease in the amount of claims to which Genzyme is entitled to be indemnified under the Merger Agreement and (b) that the number of shares of Genetrix Common Stock and each Series of Genetrix Preferred Stock outstanding on the effective date of the Merger is the same as the number of such shares outstanding as of the Record Date, (i) each share of Genetrix Common Stock would be converted into approximately .0181 share of Genzyme General Division Stock, (ii) each share of Series A and B of Genetrix Preferred Stock would be converted in to approximately .0627 share of Genzyme General Division Stock, (iii) each share of Series C and D of Genetrix Preferred Stock would be converted into approximately .0892 share of Genzyme General Division Stock, (iv) each share of Series E of Genetrix Preferred Stock would be converted into approximately
 .0924 share of Genzyme General Division Stock and (v) each share of Series F of Genetrix Preferred Stock would be converted into approximately .0998 share of Genzyme General Division Stock. Following consummation of the Merger, the former stockholders of Genetrix will hold approximately 1.8% of the outstanding shares of Genzyme General Division Stock.

TREATMENT OF OPTIONS AND WARRANTS

     Genetrix has undertaken to use all reasonable efforts (which shall not include the making of any cash payment or the acceleration of vesting) to effect the termination of all outstanding options and warrants to purchase Genetrix Common Stock that are not exercised as of the Effective Time. Each outstanding and unexercised option and warrant to purchase Genetrix Common Stock that has not been so terminated will, at the Effective Time, cease to represent a right to acquire shares of Genetrix Common Stock and shall be converted automatically into an option or warrant to purchase shares of Genzyme General Division Stock.

     The number of shares of Genzyme General Division Stock subject to the new option or warrant will be equal to the product of (i) the number of shares of Genetrix Common Stock subject to the original option or warrant and (ii) the "Option/Warrant Conversion Factor" (as herein defined). The "Option/Warrant Conversion Factor will mean the quotient obtained by dividing the number of shares of Genzyme General Division Stock delivered as the Merger Consideration (after satisfying the aggregate liquidation preference of Genetrix Preferred Stock, but before subtracting such number of shares allocable to stockholders exercising their statutory dissenters' rights) by the number of shares of Genetrix Common Stock outstanding and deemed to be outstanding immediately prior to the Effective Time, such quotient to be rounded to four decimal places; provided that any fractional share of Genzyme General Division Stock resulting from such multiplication will be rounded down to the nearest share. For purposes of calculating the Option/Warrant Conversion Factor, each share of Genetrix Common Stock issuable upon exercise of a Genetrix stock option or warrant outstanding as of the Effective Time and each share of Genetrix Common Stock issuable upon conversion of Genetrix Preferred Stock will be deemed to be outstanding immediately prior to the Effective Time.

     The exercise price per share of Genzyme General Division Stock under the new option or warrant shall be equal to the quotient obtained by dividing the exercise price per share of Genetrix Common Stock under the original option or warrant by the Option/Warrant Conversion Factor; provided that such exercise price will be rounded to the nearest cent.

     Any adjustments to options that are "incentive stock options" (as defined in Section 422 of the Code) are intended to be effected in a manner consistent with Section 424(a) of the Code. The duration, schedule of vesting and other terms of new options and warrants issued will remain the same as the original option or warrant, except that all references to Genetrix will be deemed to be references to Genzyme. Genzyme will reserve for issuance the number of shares of Genzyme General Division Stock issuable upon exercise of each new option or warrant and, upon surrender of the certificate or certificates representing an original Genetrix option or warrant, issue to each holder thereof a document evidencing the assumption of such option or warrant by Genzyme.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     On September 6, 1995, Paul R. Sohmer, M.D., the President and Chief Executive Officer of Genetrix, entered into an Incentive Compensation Agreement with Genetrix whereby Dr. Sohmer will receive an incentive bonus of $1,000,000 upon consummation of the Merger. The Genetrix Board determined that such an agreement would provide incentives to Dr. Sohmer to manage the affairs of Genetrix in a manner calculated to create liquidity for Genetrix stockholders in light of the fact that, as a result of accumulated liquidation preferences of Genetrix Preferred Stock, shares of Genetrix Common Stock subject to options held by Dr. Sohmer could have little or no value in the event of a merger or change of control of Genetrix. Dr. Sohmer does not own any shares of Genetrix Stock entitled to be cast at the Special Meeting other than those which he has the right to acquire upon the exercise of stock options. See "Genetrix Share Ownership."

MERGER AND EFFECTIVE TIME

     It is expected that the closing contemplated by the Merger Agreement will take place on ________________, 1996 (the "Closing Date").

     The date and time of the filing of appropriate merger documents with the Secretary of the Commonwealth of Massachusetts and the Secretary of the State of Delaware, or such later time as may be specified therein, will be the Effective Time of the Merger. Genetrix and Genzyme will cause such merger documents to be filed and recorded as soon as practicable on or after the satisfaction or waiver of all conditions to the Merger. It is expected that the merger documents will be filed on the Closing Date, and will specify an Effective Time of _______________, 1996.

EXCHANGE OF CERTIFICATES

     The Exchange Agent will exchange Genetrix Stock certificates for Genzyme General Division Stock certificates and pay cash in lieu of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent will mail to all holders of record of Genetrix Stock at the Effective Time instructions for surrendering their Genetrix Stock certificates in exchange for a certificate or certificates representing shares of Genzyme General Division Stock. GENETRIX STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF INSTRUCTIONS FROM THE EXCHANGE AGENT. Upon surrender of a Genetrix Stock certificate for cancellation to the Exchange Agent, the holder of such certificate will be entitled to receive in exchange a certificate representing the number of whole shares of Genzyme General Division Stock into which the shares of Genetrix Stock previously represented by such certificate are converted. Surrendered certificates shall forthwith be cancelled. Until surrendered, each Genetrix Stock certificate shall represent for all purposes the right to receive shares of Genzyme General Division Stock.

     If any Genzyme General Division Stock certificates are to be issued in a name other than that in which the Genetrix Common Stock certificate surrendered is registered, it will be a condition of such exchange that the person requesting such exchange deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Genzyme General Division Stock in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     At the Effective Time, the stock transfer books of Genetrix will be closed and no transfer of Genetrix Stock will thereafter be made on those stock transfer books.

FRACTIONAL SHARES

     No fractional shares of Genzyme General Division Stock will be issued in the Merger, and any fractional interest will not entitle the owner to vote or to any other rights as a holder of Genzyme General Division Stock.

Fractions of Genzyme General Division Stock will be paid in cash (without interest) in an amount determined by multiplying such fraction by the Closing Price. Neither the Exchange Agent nor Genzyme will be liable to any holder of Genetrix Stock for any cash in lieu of fractional interests properly delivered to a public official pursuant to applicable escheat or abandoned property laws.

RESALES OF GENZYME GENERAL DIVISION STOCK

     The shares of Genzyme General Division Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, and may be traded without restriction by all former holders of shares of Genetrix Common Stock who are not "affiliates," as defined under the Securities Act, of Genetrix ("Affiliates").

     Directors, executive officers and certain 5% stockholders of Genetrix may be deemed to be Affiliates. It is a condition to Genzyme's obligations under the Merger Agreement that each Affiliate execute and deliver to Genzyme an "affiliate letter" setting forth certain restrictions on such Affiliate's ability to sell the shares of Genzyme General Division Stock received in the Merger. Such restrictions arise from the applicable provisions of Rules 144 and 145 under the Securities Act. See "The Merger - Conditions of the Merger."

REPRESENTATIONS, WARRANTIES AND COVENANTS

     Genetrix, the Principal Stockholders and Genzyme have made certain representations and warranties to each other relating to, among other things, compliance with laws, preparation of financial statements, legal actions and proceedings, the absence of undisclosed liabilities, and capitalization and share ownership.

     Genetrix has agreed that, except with the prior written consent of Genzyme and with certain other exceptions set forth in the Merger Agreement, prior to the consummation of the Merger it shall observe certain covenants relating to the conduct of Genetrix's business, including conducting its business in the usual course and using reasonable efforts to (i) preserve intact and keep available the services of Genetrix's employees, (ii) keep in effect certain insurance policies in coverage amounts not less than those in effect at the date of the Merger Agreement, (iii) preserve its business, advertise, promote and market its services, keep its properties intact and preserve its goodwill, and
(iv) use all reasonable efforts to preserve and protect its intellectual property rights. Genetrix has also agreed to take all reasonable efforts (which shall not include the making of any cash payment or acceleration of vesting) to effect the termination of all outstanding stock options and warrants to purchase Genetrix Stock that are not exercised prior to the Effective Time.

     Genetrix has also agreed that, except with the prior written consent of Genzyme and with certain other exceptions set forth in the Merger Agreement, it will not (i) sell or transfer, or mortgage, pledge or create or permit to be created any security interest on, any of its assets other than sales or transfers in the ordinary course of business, (ii) incur any obligation or liability other than in the ordinary course of business, incur any indebtedness for borrowed money or enter into any other contracts or commitments involving payments by Genetrix of $50,000 or more, other than purchase orders for inventory materials and supplies in the ordinary course of business, (iii) change the compensation or fringe benefits for any officer, director, employee, or consultant, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices, or enter into or modify any employee benefit plan or any employment severance or other agreement with any officer, director, employee, or consultant of Genetrix; (iv) grant or accelerate the exercisability of any option, warrant, or other right to purchase, or convert any obligation into, shares of Genetrix Stock, declare or pay any dividend or other distribution with respect to any shares of Genetrix Stock, or issue any shares of Genetrix Stock, except upon the exercise of options or the conversion of Genetrix Preferred Stock; (v) amend its certificate of incorporation or by-laws, (vi) make any material acquisition of property other than in the ordinary course of business; (vii) enter into or modify any license, technology development or technology transfer agreement with any other person or entity other than in the ordinary course of business; or (viii) enter into or modify any agreement with any health maintenance organization or other managed care provider, other than in the ordinary course of business providing for reimbursement for services provided thereunder at rates not materially lower than rates charged by Genetrix for comparable services under agreements with such organizations in effect as of the date of the Merger Agreement. At any time prior to the Effective Time, any of the parties to the Merger Agreement may waive any conditions to its own obligation to consummate the Merger, but only to the extent that such conditions are intended for its benefit.

     The Principal Stockholders have agreed to vote all of their respective shares of Genetrix Preferred Stock in favor of adopting the Merger Agreement and the transactions contemplated thereby and not to exercise any dissenters' rights that they may have under Section 262 of the DGCL. In connection with such voting commitment, each Principal Stockholder has granted Genzyme an irrevocable proxy to vote the shares of Genetrix Stock held by such Principal Stockholder at the Special Meeting. Such proxy shall be void upon termination of the Merger Agreement.

     Genetrix and Genzyme have each agreed to use their respective reasonable commercial efforts to obtain all authorizations and consents of third parties necessary to the consummation of the transactions contemplated by the Merger Agreement, to perform and fulfill its obligations under the Merger Agreement, and to obtain the other party's approval prior to issuance of any press release or other information to the press or any third party with respect to the Merger Agreement or the transactions contemplated thereby.

CONDITIONS OF MERGER

     In addition to the adoption of the Merger Agreement by the stockholders of Genetrix, the respective obligations of Genzyme, Genetrix and the Principal Stockholders to consummate the Merger are subject to the following conditions, among others: (i) the representations and warranties contained in the Merger Agreement must be accurate in all material respects at the Effective Time; (ii) all covenants and agreements required by the Merger Agreement to be performed or complied with shall have been performed or complied with in all material respects on or prior to the Effective Time; (iii) the parties shall have received customary legal opinions and other documents as described in the Merger Agreement; (iv) Genzyme shall have received a letter from Ernst & Young LLP, independent accountants for Genetrix, regarding the concurrence with Genetrix management's conclusion that Genetrix meets the requirements applicable to a combining company for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement and relating to the financial statements and other financial data of Genetrix included in this Prospectus/Proxy Statement; (v) Genzyme shall have received letters from specified Affiliates (as defined under "The Merger - Resales of Genzyme General Division Stock" above) of Genetrix agreeing not to sell or transfer shares of Genzyme General Division Stock to be received in the Merger, except under certain circumstances or in compliance with certain conditions; (vi) the parties shall have obtained all approvals, consents and waivers required to be obtained in connection with the performance of the Merger Agreement; (vii) the parties shall have entered into an agreement governing the Merger Consideration to be held in escrow (the "Escrow Agreement"); (viii) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness thereof shall have been issued; (ix) any applicable waiting period under the HSR Act shall have expired or terminated; (x) Genetrix shall have received an opinion of counsel to the effect that the Merger will be a tax-free reorganization; (xi) Dissenting Shares shall not exceed 2% of the shares of Genetrix Common Stock issued and outstanding as of the Closing Date and no holders of Genetrix Preferred Stock shall have dissented; (xii) 90% of the employees in certain classes shall continue to be employed by Genetrix and shall have not indicated to either Genetrix or Genzyme an intention to terminated their employment following the Effective Time; and (xiii) Genetrix shall have maintained revenues at certain levels prescribed in the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by the Genetrix Board upon written notice to Genzyme if Genzyme has breached any representation, warranty, covenant or agreement contained in the Merger Agreement and has not cured such breach within the earlier of 10 business days of receipt of written notice or the Closing Date; (ii) by Genetrix if the Closing Price of Genzyme General Division Stock is less than $43.61, provided that Genzyme may negate such termination within 24 hours of receiving notice from Genetrix of termination by

Genzyme's election to determine the Merger Consideration by dividing (X) $35,000,000 less the Purchase Price Adjustment Amount by (Y) the Closing Price;
(iii) by the Genzyme Board upon written notice to Genetrix if Genetrix has breached any representation, warranty, covenant or agreement contained in the Merger Agreement and has not cured such breach with 10 business days of receipt of written notice; (iv) by Genzyme if the Genetrix Board withdraws its recommendation that Genetrix stockholders vote in favor of adopting the Merger Agreement or promulgates a favorable recommendation regarding an Acquisition Transaction (as defined below); (v) by either party if (A) any court of competent jurisdiction or United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable, (B) the requisite Genetrix stockholder vote adopting the Merger Agreement is not obtained or (C) if, without fault of the terminating party, the Effective Time shall not have occurred on or before April 30, 1996; or (vi) at any time prior to the Effective Time upon the written consent of Genzyme, Genetrix and the Principal Stockholders.

     If terminated as provided above, the Merger Agreement will become void and have no effect, without any liability on the part of either party, its directors, officers or stockholders with the exception of the provisions relating to confidentiality, publicity, expenses and termination fees, which shall remain in effect. However, termination of the Merger Agreement pursuant to one or more of the methods described above will not relieve any party from liability for any breach thereof occurring before such termination.

WAIVER AND AMENDMENT

     At any time prior to the Effective Time, (i) the parties to the Merger Agreement may, by written agreement, waive or extend the time for performance of any obligation under the Merger Agreement and (ii) any term or provision of the Merger Agreement may be waived in writing by the party entitled to the benefits thereof.

NO SOLICITATION; TERMINATION FEES

     Genetrix and the Principal Stockholders have agreed not to (i) solicit or initiate discussions with any person, other than Genzyme, relating to the possible acquisition of Genetrix or all or a material portion of the assets or any of the capital stock of Genetrix or any merger or other business combination with Genetrix (an "Acquisition Transaction") or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised by independent legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. Genetrix and the Principal Stockholders have also agreed to inform Genzyme within one business day of their receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

     If the Merger Agreement is terminated as herein described, Genetrix will be obligated to reimburse Genzyme in the amount of Genzyme's reasonable out-of-pocket expenses in connection with the Merger (as evidenced by invoices and receipts in reasonable detail) up to a maximum of $350,000. Such reimbursement will be required if Merger Agreement is terminated by (i) Genzyme or Genetrix if the requisite Genetrix stockholder vote adopting the Merger Agreement is not obtained and, at the time of such termination any person (other than Genzyme) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction; (ii) Genzyme for a willful, material breach by Genetrix or a Principal Stockholder of any representation, warranty, covenant or agreement; and (iii) Genzyme if the Genetrix Board (A) withdraws its recommendation that stockholders vote in favor of the Merger Agreement or (B) promulgates a favorable recommendation regarding an Acquisition Transaction. In addition to the reimbursement of Genzyme's reasonable out-of-pocket expenses, Genetrix will required to pay Genzyme a fee of $400,000 if within twelve (12) months following the termination of the Merger Agreement Genetrix is acquired in an Acquisition Transaction for consideration greater than $38,500,000 less the Purchase Price Adjustment Amount.

ESCROW AND INDEMNITY

     Pursuant to the Merger Agreement, Genzyme will deposit 10% of the total number of shares comprising the Merger Consideration with an escrow agent reasonably satisfactory to Genetrix (the "Escrow Agent"), to be held for a twelve-month period following the Effective Time and disbursed by the Escrow Agent in accordance with the Escrow Agreement. Subject to the terms and conditions set forth therein, the Escrow Agreement provides that the percentage of the Merger Consideration deposited with the Escrow Agent shall be reduced from 10% to 5% upon expiration of the period ending six months after the Effective Time. Such shares will be deducted pro rata from the shares allocable to each former holder of Genetrix Stock after subtracting that number of shares of Genzyme General Division Stock allocable to the holders of Genetrix Preferred Stock as the Merger Preference.

     The holders of Genetrix Stock will indemnify and hold harmless Genzyme (and its directors, officers, employees, agents and assigns) subsequent to the Effective Time from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorney's fees, whether or not arising out of third party claims and including all amounts paid in investigation, defense or settlement of the foregoing ("Losses"), arising out of any inaccuracy in, or breach of, any representation, warranty or covenant of Genetrix contained in the Merger Agreement and for certain other Losses specified in the Merger Agreement. Subject to the conditions set forth in the Merger Agreement, such indemnification is limited to the extent of each holders' interest in the portion of the Merger Consideration held in escrow. In addition, each Principal Stockholder will indemnify and hold harmless Genzyme (and its directors, officers, employees, agents and assigns) subsequent to the Effective Time from and against all Losses arising out of any inaccuracy in, or breach of, any representation, warranty or covenant of such Principal Stockholder contained in the Merger Agreement.

     By voting in favor of the Merger, a Genetrix stockholder is approving the terms and conditions of the Escrow Agreement and thereby is agreeing to share in the obligation to indemnify Genzyme under the Merger Agreement to the extent of the funds deposited in escrow.

REGULATORY MATTERS

     Each of Genzyme and Genetrix has filed premerger notification forms under the HSR Act (the "HSR Filings"). Because neither the Department of
Justice nor the Federal Trade Commission objected to the Merger or requested further information by March 4, 1996, such governmental agencies are deemed by law to have consented to the Merger. The approval of the Merger under the HSR Act is a condition to the parties' respective obligations to consummate the Merger. See "The Merger - Conditions of Merger."


     Other than the HSR Filings, the filing of appropriate merger documents with the Secretary of the State of Delaware and the Secretary of the Commonwealth of Massachusetts and routine approvals and actions required under Genetrix's permits and licenses to reflect the change in control of Genetrix, there are no governmental approvals required to effect the Merger.

EXPENSES

     The Merger Agreement provides that if the Merger is not consummated, Genzyme and Genetrix will bear their respective expenses incurred in connection with the preparation, execution, and performance of the Merger Agreement and the transactions contemplated thereby. If the Merger is consummated, however, Genzyme will assume, by operation of law, the obligation to pay Genetrix's expenses in connection with the Merger, including without limitation the expenses comprising the Purchase Price Adjustment Amount. Genzyme will pay all fees relating to the registration and issuance of the shares of Genzyme General Division Stock comprising the Merger Consideration under applicable federal and state securities laws and the pre-merger notification form under the HSR Act. The expenses of printing the Prospectus/Proxy Statement will also be borne by Genzyme.

ACCOUNTING TREATMENT

     Genzyme expects to account for the Merger as a pooling of interests. It is a condition to Genzyme's obligation to consummate the Merger that it receive a letter from the independent accountants for Genetrix regarding its concurrence with Genetrix management's conclusion that Genetrix meets the requirements applicable to a combining company for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement. See "The Merger - Conditions to Merger."

MANAGEMENT OF GENETRIX'S BUSINESS AFTER MERGER

     Following consummation of the Merger, Genetrix will operate as part of a business unit within the General Division.

     At and immediately after the Effective Time, the Board of Directors of the Surviving Corporation will be Henri A. Termeer, Constantine E. Anagnostopoulos, Douglas A. Berthiaume, Henry E. Blair, Robert J. Carpenter, Charles L. Cooney and Henry R. Lewis, of whom Mr. Termeer is an executive officer of Genzyme. The following table contains certain information about the directors of the Surviving Corporation.

                                                                                                                  Present
                                           Business Experience During Past Five                    Director        Term
      NAME AND AGE                            Years and Other Directorships                         Since         Expires
      ------------                         ------------------------------------                    --------       -------
 Henri A. Termeer           Mr. Termeer has served as President of Genzyme since                     1983           1997
 Age: 50                    October 1983, Chief Executive Officer since December 1985
                            and Chairman of the Board since May 1988.  For ten years
                            prior to joining Genzyme, Mr. Termeer worked for Baxter
                            Travenol Laboratories, Inc., a manufacturer of human health care products.  Mr. Termeer is Chairman of the Boards of
                            Genzyme Transgenics Corporation ("GTC") and Neozyme II.
                            Mr. Termeer is also a director of Abiomed, Inc., AutoImmune
                            Inc., Geltex Pharmaceuticals, Inc., and Xenova Ltd. and a
                            trustee of Hambrecht & Quist Healthcare Investors and of
                            Hambrecht & Quist Life Sciences Investors.

 Henry E. Blair             Mr. Blair is a consultant to several companies, including                1981          1998
 Age: 52                    Genzyme.  Prior to January 1990, Mr. Blair was Senior Vice
                            President, Scientific Affairs of Genzyme.  Before joining
                            Genzyme in 1981, he was Associate Director of the New
                            England Enzyme Center at Tufts University School of
                            Medicine.  Mr. Blair is also a director of GTC, Dynagen, Inc.
                            and Celtrix Pharmaceuticals, Inc.

 Charles L. Cooney          Dr. Cooney is a Professor of Chemical and Biochemical                    1983          1996
 Age: 51                    Engineering and Co-Director of the Program on the
                            Pharmaceutical Industry at Massachusetts Institute of
                            Technology.  Dr. Cooney joined the MIT faculty as an
                            Assistant Professor in 1970 and became a Professor in 1982.
                            Dr. Cooney is also a principal of BioInformation Associates,
                            Inc., a consulting company.

                                                                                                                  Present
                                           Business Experience During Past Five                    Director        Term
      NAME AND AGE                            Years and Other Directorships                         Since         Expires
      ------------                         ------------------------------------                    --------       -------
 Constantine E.             Dr. Anagnostopoulos is Managing General Partner of Gateway               1986          1996
 Anagnostopoulos            Associates, which is the general partner of Gateway Venture
 Age: 73                    Partners III, L.P., a venture capital partnership.  From
                            January 1986 to April 1987, Dr. Anagnostopoulos was
                            a consultant to Monsanto Company, a producer of
                            pharmaceuticals, chemicals, plastics and textiles,
                            and to Alafi Capital, a venture capital firm. From
                            1982 through 1985, he served as Corporate Vice
                            President of Monsanto Company.

 Henry R. Lewis             Mr. Lewis is a consultant to several companies and Chairman              1987          1997
 Age: 70                    of the Board of Delphax Systems, a manufacturer of high
                            speed non-impact printers, and a member of the Board
                            of Dyax Corp., a bioseparation, pharmaceutical
                            discovery and development company. From 1986 to
                            February 1991, Mr. Lewis was the Vice Chairman of
                            the Board of Dennison Manufacturing Company, a
                            manufacturer and distributor of products for the
                            stationery, technical paper, and industrial and
                            retail systems markets. From 1982 to 1986, Mr. Lewis
                            was a Senior Vice President of Dennison.

 Douglas A.                 Mr. Berthiaume is a director, President, and Chief Executive             1988          1998
 Berthiaume                 Officer of Waters Corporation, a high technology manufacturer
 Age: 46                    of products used for analysis and purification, formerly a division of Millipore Corporation. From May 1991 to
                            August 1994, he was President of the Waters Division
                            of Millipore Corporation and from 1988 to 1991, he
                            was Chief Financial Officer of Millipore
                            Corporation.

 Robert J.                  Mr. Carpenter is President and Chief Executive Officer of                1994          1996
 Carpenter                  VacTex, Inc., a privately held biotechnology company which
 Age: 50                    he co-founded in November 1995, and Chairman of GelTex
                            Pharmaceuticals, Inc., a publicly held
                            pharmaceutical development company which he
                            co-founded in November 1991 and where he served as
                            President and Chief Executive Officer until May
                            1993. Mr. Carpenter was Chairman of the Board,
                            President, and Chief Executive Officer of Integrated
                            Genetics, Inc., a biotechnology company that merged
                            with Genzyme in 1989. Following the merger and until
                            1991, Mr. Carpenter was Executive Vice President
                            of Genzyme, and Chief Executive Officer and
                            Chairman of the Board of IG Laboratories, Inc.
                            Mr. Carpenter is also presently a director of
                            Apex BioSciences, Inc. and Neozyme II.

     The executive officers of Genzyme will not change as a result of the Merger. Biographical data for the current executive officers of Genzyme is contained in Part I, Item 1A of Genzyme's annual report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

GENETRIX STOCKHOLDER APPRAISAL RIGHTS

     Pursuant to Section 262 of the DGCL ("Section 262"), record holders of shares of Genetrix Stock on the Record Date are entitled to assert dissenters' rights in connection with the Merger and obtain payment of the "fair value" of their shares, provided that such stockholders comply with the requirements of
Section 262. The following is a summary of the statutory procedures to be followed by stockholders of Genetrix electing to exercise their dissenters' rights and is qualified in its entirety by reference to Section 262, the full text of which is attached to this Prospectus/Proxy Statement as Exhibit C.
Section 262 should be reviewed carefully by stockholders who wish to assert their dissenters' rights or who wish to preserve the right to do so, since failure to comply with those procedures may result in the loss of such dissenters' rights.

     A Genetrix stockholder who elects to exercise dissenters' rights must satisfy each of the following conditions: (i) such holder must deliver to Genetrix, before the taking of the vote with respect to the Merger Agreement, written notice of his or her intention to demand payment of the fair value of his or her shares (this written notice must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against adoption nor a failure to vote for the Merger Agreement will constitute such a notice); and (ii) such holders must not vote in favor of adoption of the Merger Agreement (a failure to vote will satisfy this requirement, but a vote in favor of adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of such holder's dissenters' rights and will nullify any previously filed written notice of intent to demand payment). A stockholder who fails to comply with either of these conditions will have no dissenters' rights with respect to his or her shares.

     All written notices should be addressed to: Genetrix, Inc. 6401 East Thomas Road, Scottsdale, Arizona 85251, Attention: Secretary, and must be executed by, or with the consent of, the holder of record. The notice must identify the stockholder and indicate the intention of such stockholder to demand payment of the fair value of his or her shares. In the notice, the stockholder's name should be stated as it appears on his or her stock certificate(s). If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or for the fiduciary. If the shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner(s) and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owners.

     A record owner, such as a broker, who holds shares as a nominee for others may exercise his or her right of appraisal with respect to the shares for all or less than all beneficial owners of shares as to which he or she is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of such record owner.

     After the stockholder vote adopting the Merger Agreement, and assuming the Merger is consummated, Genzyme must give written notice within ten days after the Effective Time that the Merger Agreement has been adopted to each stockholder who filed a written notice of intent to demand payment for such stockholder's shares and who did not vote in favor of adoption of the Merger Agreement (a "Dissenting Stockholder"). Within 120 days after the Effective Time, Genzyme or any Dissenting Stockholder may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the value of the stock of all Dissenting Stockholders. Notwithstanding the foregoing, at any time within 60 days after the Effective Time, any Dissenting Stockholder has the right to withdraw his or her demand for appraisal and to accept the Merger Consideration to which he or she otherwise would have been entitled. In addition, within 120 days after the Effective Time, any Dissenting Stockholder will, upon written request, be entitled to receive from Genzyme a statement setting forth the aggregate number of shares not voted in favor of adopting the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

     At the hearing on such petition, the Court will determine the stockholders who have perfected their dissenters' rights. The Court may require Dissenting Stockholders to submit their stock certificates to the Register in Chancery for notation thereon of the pending of appraisal proceedings; the failure of a Dissenting Stockholder to comply with such direction may result in the Court dismissing the proceedings as to such stockholder.

     After determining the stockholders entitled to an appraisal, the Court will appraise the shares, determining the fair value arising from the consummation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court may take into account all relevant factors. The Court will then direct the payment of the fair value of the shares, together with any interest, by Genzyme to the Dissenting Stockholders upon the surrender to Genzyme of the certificates representing the Dissenting Shares.

     Stockholders considering seeking appraisal for their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the Court and allocated among the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each stockholder bears his or her own expenses.

     Genzyme's obligation to consummate the Merger is subject to the condition, waivable at the discretion of Genzyme, that the holders of not more than 2% of the outstanding shares of Genetrix Common Stock, and no holders of Genetrix Preferred Stock, shall have validly exercised statutory appraisal rights.

     Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the principal federal income tax consequences of the Merger. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. Moreover, this discussion does not purport to be a complete analysis of all potential tax effects relevant to a particular Genetrix stockholder nor does it address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each Genetrix stockholder is urged to consult his or her own tax advisor regarding the tax consequences of the Merger in his or her own particular tax situation and regarding state, local and foreign tax implications of the Merger and any tax reporting requirements of the Merger.


     Palmer & Dodge, counsel to Genzyme, has delivered an opinion to the effect that the description of the federal income tax consequences of the Merger contained in this section fairly and accurately sets forth the material federal income tax consequences of the Merger for Genetrix stockholders, assuming the Merger is consummated in accordance with the terms of the Merger Agreement. This summary reflects the views of Palmer & Dodge as to the material federal income tax consequences of the Merger. However, both the opinion and this summary are based upon representations by the managements of Genetrix and Genzyme and current law, and assume that the Merger is carried out as described herein. If those representations are not accurate, if changes are made to current law or if the Merger is not carried out as described herein, the federal income tax consequences of the Merger may vary from those described in the opinion and in this summary. Neither this summary nor the legal opinion is binding on the IRS, and no rulings have been or will be requested from the IRS with respect to the Merger.

     The following discussion may not be applicable with respect to Genetrix Stock received pursuant to the exercise of employee stock options or otherwise as compensation.

TAX TREATMENT OF GENETRIX AND GENZYME. In the opinion of Palmer & Dodge, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Accordingly, it is anticipated that (i) Genetrix and Genzyme will recognize no gain or loss by reason of the Merger and (ii) the basis and holding periods of Genetrix's assets immediately after the Merger will include the basis and holding periods in its hands immediately before the Merger.

TAX CONSEQUENCES TO GENETRIX'S STOCKHOLDERS. In the opinion of Palmer & Dodge, no gain or loss will be recognized by a Genetrix stockholder with respect to the receipt of Genzyme General Division Stock in exchange for Genetrix Stock in the Merger. The basis of Genzyme General Division Stock received by a Genetrix stockholder will be the same as the basis of the Genetrix Stock exchanged therefor. The holding period of the Genzyme General Division Stock, including any fractional shares deemed received, will include the holding period of the Genetrix Stock surrendered in exchange therefor, provided the Genetrix Stock was a capital asset in the hands of such stockholder at the Effective Time. A Genetrix stockholder will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of a fractional share of Genzyme General Division Stock and the portion of the stockholder's basis that is allocable to the fractional share. Generally, any such gain or loss will be capital gain or loss assuming the Genetrix Stock surrendered is held as a capital asset at the Effective Time and will be long-term capital gain or loss if the stockholder has held his Genetrix Stock for more than one year at the Effective Time.

     A Genetrix stockholder who exercises dissenters' rights with respect to his or her shares will be subject to tax on the receipt of payments pursuant to the stock redemption rules of Section 302 of the Code (taking into account the stock attribution rules of Section 318 of the Code). In general, if a stockholder holds his or her shares in Genetrix as a capital asset at the Effective Time, such stockholder will recognize capital gain or loss measured by the difference between the amount of cash received by such stockholder and the basis for his or her shares.


     In addition, the Merger is conditioned on the receipt of an opinion of Palmer & Dodge, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Genetrix or its stockholders by reason of receipt of the shares of Genzyme General Division Stock in the Merger (except to the extent of cash received in lieu of a fractional share of Genzyme General Division Stock, if any). This opinion may be waived at the discretion of Genetrix and the Principal Stockholders.




                             DESCRIPTION OF GENZYME

     The business of Genzyme is described in Genzyme's annual report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                            DESCRIPTION OF GENETRIX

OPERATIONS

     Genetrix has developed a nationwide network of physicians, genetic counselors, and proceduralists to provide genetic testing and risk management services. This nationwide network provides access to genetic consultation 24 hours a day, 7 days a week.

     Genetrix's genetic testing involves the analysis of fluid and tissue samples that are collected by physicians, hospitals, and other commercial laboratories. Test samples are delivered to Genetrix in shipping materials provided by Genetrix. Genetrix then performs the required tests and communicates the results by telephone, facsimile or other method as requested. Abnormal results are communicated by a genetic counselor or board certified medical geneticist who advise patients of the significance of the results and options for further testing and management.

     In addition to testing services, Genetrix provides testing, diagnosis and management of prenatal genetic disorders in collaboration with hospitals and perinatology specialty groups. Such services include ultrasound, amniocentesis and placental tissue sampling. These services are performed in Genetrix's 16 Perinatal Diagnostic Centers, which are staffed by perinatologists, obstetricians, medical geneticists, genetic counselors and client service personnel.

EMPLOYEES

     Genetrix has more than 200 employees including approximately 196 in clinical services, 19 in sales and marketing, and 19 in administration.

FACILITIES

     The Company is headquartered in Scottsdale, Arizona and has laboratories in Alameda (California), Las Vegas, New York, Philadelphia, Phoenix, Scottsdale and Tampa. The Perinatal Diagnostic Centers are located in Berkeley (California), Los Angeles, Modesto (California), Orange County (California), Santa Clara (California), New York, Philadelphia and Tampa (through a contractual agreement).

MARKET FOR CAPITAL STOCK; DIVIDENDS

     Genetrix is a privately held company and there is no public market for its capital stock. It has never paid a cash dividend on its capital stock. Genetrix's current line of credit prohibits the payment of dividends by Genetrix without the prior written consent of the lender.

                GENETRIX MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements of Genetrix contained elsewhere in this Prospectus/Proxy Statement.

RESULTS OF OPERATIONS

     Nine Months ended September 30, 1995 and 1994

     Genetrix experienced a net loss of $115,917 for the nine months ended September 30, 1995 compared to a net loss of $3,338,474 for the nine months ended September 30, 1994. This decrease in net loss was attributable primarily to a restructuring charge of approximately $1,229,000 accrued during 1994 and a write down of intangibles of approximately $834,000, neither of which recurred during 1995. In addition, Genetrix experienced operating income of $47,690 for the nine months ended September 30, 1995 while it experienced an operating loss of $3,276,005 for the nine months ended September 30, 1994. This increased operating income resulted from continued rationalization of functions, reduction of various employee related expenses and improved economies of scale resulting from acquisitions.

     Net revenues for the nine month period ended September 30, 1995 increased $2,333,471 (17%) over the nine months ended September 30, 1994. This increase in revenues resulted in part from the acquisition of the assets and operations of Medigene, Inc. ("Medigene") and as a result of an ongoing reorganization of the sales function.

     Cost of revenues as a percentage of revenues decreased to 51.4% in the nine months ended September 30, 1995, as compared to 55.7% in the same nine months in the prior year due primarily to the consolidation of the former operations of Medigene.

     Selling, general and administrative expenses in the nine months ended September 30, 1995 as a percentage of revenues were approximately the same as compared to the corresponding nine months in 1994, notwithstanding a general downward trend during the years ended 1994, 1993, and 1992. This interruption in such downward trend during the first nine months of 1995 has occurred because of expenses related to selling Genetrix, expenses related to recruiting members of the sales force and because of additional selling, general and administrative costs associated with an acquisition in Sacramento.

     Years ended December 31, 1994, 1993 and 1992

     Net losses for the years ended December 31, 1994, 1993 and 1992 were $3,314,268, $3,195,232 and $4,643,719, respectively. The increase in net loss in the year ended 1994 compared to the year ended 1993 was attributable to a restructuring charge of approximately $1,229,000 accrued during 1994 and a write down of intangibles of approximately $834,000. The decrease in net loss in the year ended 1993 compared to the year ended 1992 resulted primarily from a decrease in selling, general and administrative expenses of approximately $1,285,000 during 1993 as a result of the rationalization of functions and the reduction of various expenses, including employee related expenses.

     Genetrix's net revenues increased 31% in the year ended December 31, 1994 compared to the year ended 1993. This increase in revenues resulted in part from the acquisition of the net assets and operations of Medigene and as a result of an ongoing reorganization of the sales function. Net revenues during 1993 were 9% greater than net revenues during 1992 as a result of the implementation of a reorganization of the sales force and a full year of revenues derived as a result of the acquisition of Harbor-UCLA.

     Cost of revenues as a percentage of revenues increased to 54.4% in the year ended December 31, 1994, as compared to 52.8% in the year ended December 31, 1993. This increase was caused entirely by operational redundancies initially brought about by the acquisition of Medigene. As discussed above, however, cost of revenues has decreased in 1995 as the former operations of Medigene and the operations of Genetrix have been consolidated. Cost of revenues as a percentage of revenues decreased to 52.8% in the year ended December 31, 1993, as compared to 53.5% in the year ended December 31, 1992. This decrease resulted primarily from increasing revenues produced by a relatively static operational base.

     Selling, general and administrative expenses as a percentage of revenues have decreased in each of the years ended December 31, 1994, 1993 and 1992 as a result of the continuing rationalization of operations in virtually all categories of expenses.

     Operating losses for the years ended December 31, 1994, 1993, and 1992 were $3,165,495, $3,094,142 and $4,582,325, respectively. Operating losses have decreased substantially during each of these periods as a result of lower relative costs of revenues and lower selling, general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

     Genetrix's most recent major sale of equity for cash occurred in 1992. Cash used in operating activities was $921,923, $1,083,950, and $2,217,217 during 1994, 1993 and 1992, respectively. Cash flow from operating activities was $59,678 for the nine months ended September 30, 1995. This downward trend in cash used in operating activities resulted from lower relative costs of revenues and lower selling, general and administrative expenses described above. Genetrix has approximately $500,000 available to it from the unused portion of an outstanding credit line. In management's opinion, current working capital, the credit line and cash flow from operations are sufficient to meet its operating requirements in the near term.

                              RECENT DEVELOPMENTS


     On November 9, 1995, Genzyme was named as a defendant in a lawsuit commenced in the United States District Court for the District of Massachusetts by Michael Spielman, on his own behalf and purportedly on behalf of a class of approximately two hundred others. Mr. Spielman was a limited partner of Genzyme Clinical Partners, L.P. ("GCP"). The general partner of GCP was Genzyme Development Corporation ("GDC"), a former subsidiary of Genzyme that was dissolved in 1990 after the Company purchased the assets of GCP. The nature of Mr. Spielman's claims is that Genzyme and GDC breached a duty to him (and other limited partners) to provide certain tax information, and to subsequently notify them of a potential state tax liability (that was previously disclosed) several years after the dissolution of GCP. Genzyme has answered the complaint, denying liability. No action has been taken by the court on the plaintiff's request to certify the complaint as a class action. In February 1996, Genzyme filed a motion for summary judgment, requesting that the court enter judgment for Genzyme on all claims asserted in the complaint. The court denied this motion pending discovery.

                            GENZYME SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the ownership of Genzyme General Division Stock and Genzyme TR Division Stock, and the common stock of GTC, a subsidiary of Genzyme, as of February 1, 1996 by
(i) persons known by Genzyme to be beneficial owners of more than 5% of Genzyme General Division Stock or Genzyme TR Division Stock, (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of Genzyme during the fiscal year ended December 31, 1995, (iii) each director of Genzyme, and (iv) all current executive officers and directors of Genzyme as a group. Assuming that approximately 547,230 shares are issued in the Merger, the interest in Genzyme General Division Stock held by each of the beneficial owners listed below will be reduced by approximately 0.1%.

                                                                                Number of Shares
                                                                              Beneficially Owned (1)
                                                                          --------------------------
         Beneficial Owner                                                 Shares             Percent
         ----------------                                                 ------             -------
Twentieth Century Companies (2)
  4500 Main Street, P.O. Box 41820
  Kansas City, Missouri 64141
     Genzyme General Division Stock..................................  2,070,000               6.55
     Genzyme TR Division Stock.......................................    800,000               6.63

Friess Associates (3)
  350 Broadway, P.O. Box 576
  Jackson, Wyoming 83001
     Genzyme General Division Stock..................................  1,753,600               5.55
     Genzyme TR Division Stock.......................................          0                 --

State of Wisconsin Investment Board (4)
  121 East Wilson Avenue
  Madison, Wisconsin 53702
     Genzyme General Division Stock..................................    806,000               2.55
     Genzyme TR Division Stock.......................................    651,189               5.39

Henri A. Termeer (5)
     Genzyme General Division Stock..................................    440,183               1.39
     Genzyme TR Division Stock.......................................     80,547                 *

Alan E. Smith (6)
     Genzyme General Division Stock..................................     71,346                 *
     Genzyme TR Division Stock.......................................     18,673                 *

Gregory D. Phelps (7)
     Genzyme General Division Stock..................................     72,883                 *
     Genzyme TR Division Stock......................................      37,632                 *

Elliott D. Hillback, Jr (8)
     Genzyme General Division Stock.................................      84,889                 *
     Genzyme TR Division Stock......................................      15,844                 *

Geoffrey F. Cox (9)
     Genzyme General Division Stock.................................      77,087                 *
     Genzyme TR Division Stock......................................      29,915                 *



Henry E. Blair (10)
     Genzyme General Division Stock.................................      18,500                 *
     Genzyme TR Division Stock......................................       9,144                 *

Robert J. Carpenter (11)
     Genzyme General Division Stock..................................     10,834                 *
     Genzyme TR Division Stock......................................      23,197                 *

Charles L. Cooney (12)
     Genzyme General Division Stock..................................     17,340                 *
     Genzyme TR Division Stock.......................................      7,419                 *

Constantine E. Anagnostopoulos (13)
     Genzyme General Division Stock..................................     16,000                 *
     Genzyme TR Division Stock.......................................      7,160                 *

Henry R. Lewis (14)
     Genzyme General Division Stock..................................     13,300                 *
     Genzyme TR Division Stock.......................................      6,795                 *

Douglas A. Berthiaume (15)
     Genzyme General Division Stock..................................     14,250                 *
     Genzyme TR Division Stock.......................................      6,923                 *

All current executive officers and directors as a group
  (20 persons) (16)
     Genzyme General Division Stock..................................  1,286,125               4.07
     Genzyme TR Division Stock.......................................    393,862               3.26


--------------------

* Indicates less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Information regarding shares acquired for the account of any officer under the Genzyme 1990 Employee Stock Purchase Plan after December 31, 1995 is not available and, therefore, is not included in the table.

(2) Based on the quarterly report on Form 13F for the quarter ended September 30, 1995 filed with the Commission by Twentieth Century Companies.

(3) Based on the quarterly report on Form 13F for the quarter ended September 30, 1995 filed with the Commission by Friess Associates.

(4) The State of Wisconsin Investment Board ("SWIB") is a government agency which manages public pension funds. SWIB retains sole voting and dispositive power for all of the shares shown. The foregoing information regarding SWIB is based on information supplied to Genzyme by SWIB.

(5) The stock beneficially owned by Mr. Termeer includes 425,750 and 75,093 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996 and 3,300 and 445 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants. In addition, Mr. Termeer owns 9,500 shares of GTC common stock and holds options to purchase 6,000 shares of GTC Common Stock that are exercisable within the 60-day period following February 1, 1996.

(6) The stock beneficially owned by Dr. Smith includes 68,493 and 17,518 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996. In addition, Dr. Smith holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following February 1, 1996.

(7) The stock beneficially owned by Mr. Phelps includes 69,483 and 26,811 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following
February 1, 1996. In addition, Mr. Phelps holds options to purchase 4,000 shares of GTC common stock that are exercisable within the 60-day period following February 1, 1996.

(8) The stock beneficially owned by Mr. Hillback includes 79,813 and 15,423 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996. Also included are 84 and 11 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, and currently exercisable warrants to purchase 600 and 81 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held by Mr. Hillback's wife for her own account. In addition, Mr. Hillback's wife holds 252 and 34 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, as custodian for their children.

(9) The stock beneficially owned by Dr. Cox includes 73,493 and 17,429 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996 and 3,594 and 12,486 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held jointly with his wife.

(10) The stock beneficially owned by Mr. Blair includes 6,000 and 5,810 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996. In addition, Mr. Blair holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following February 1, 1996.

(11) The stock beneficially owned by Mr. Carpenter includes 1,600 and 5,400 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996 and 2,000 and 270 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants. Also included are 246 and 33 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, and 1,000 and 135 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants held by his wife. Mr. Carpenter disclaims beneficial ownership of all shares held by his wife.

(12) The stock beneficially owned by Dr. Cooney includes 6,000 and 5,810 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996 and 60 shares of Genzyme General Division Stock held jointly with his wife.

(13) The stock beneficially owned by Dr. Anagnostopoulos consists of 16,000 and 7,160 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996.

(14) The stock beneficially owned by Mr. Lewis includes 12,000 and 6,620 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996.

(15) The stock beneficially owned by Mr. Berthiaume includes 14,000 and 6,890 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to stock options exercisable within the 60-day period following February 1, 1996.

(16) Includes 1,202,440 and 321,360 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, that are subject to outstanding stock options exercisable within the 60-day period following February 1, 1996 and 7,300 and 985 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to currently exercisable warrants. Also includes 22,628 and 22,114 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held jointly by officers and directors of Genzyme with their respective spouses. Also includes 330 and 44 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, and currently exercisable warrants to purchase 1,600 and 216 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held by the spouses of officers, and 2,865 and 353 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, held by the spouses of officers for the benefit of the children of such officers. All such shares subject to warrants and stock options are treated as outstanding for the purpose of computing the stated percentage.

     Genzyme's officers and directors as a group own beneficially an aggregate of 31,500 shares of common stock, less than 1% of the shares outstanding, of GTC, including 22,000 shares subject to stock options exercisable within the 60-day period following December 1, 1995.

                            GENETRIX SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the beneficial ownership of Genetrix voting securities as of November 30, 1995 by (i) persons known by Genetrix to be beneficial owners more than 5% of a class of voting securities, (ii) the directors and executive officers of Genetrix, and
(iii) all executive officers and directors as a group:

                                                                   Number of Shares
                                                                Beneficially Owned (1)
                                                               -----------------------

Beneficial Owner                                               Shares           Percent
----------------                                               ------           -------
James H. Cavanaugh (2)
  379 Thornall Street
  Edison, NJ  08837.........................................   2,579,769          25.1

Medigene, Inc. (2)
  379 Thornall Street
  Edison, NJ  08837.........................................   2,579,769          25.1

Charles Atkinson (3)
  3920 Innsbruck Court
  Reno, NV  89509...........................................   2,295,529          22.3

Gian Andrea Botta (4)
  375 Park Avenue
  New York, NY  10152.......................................   1,186,000          11.5

Steven V. O'Connell (4)
  375 Park Avenue
  New York, NY  10152.......................................   1,186,000          11.5

FIMA Finance Management, Inc. (4)
  375 Park Avenue
  New York, NY  10152.......................................   1,186,000          11.5

Joseph S. Lacob (5)
  2750 Sand Hill Road
  Menlo Park, CA  94025.....................................     981,343           9.5

Kleiner Perkins Caufield and Byers V (5)
  2750 Sand Hill Road
  Menlo Park, CA  94025.....................................     981,343           9.5

KPCB Zaibatsu Fund (5)
  2750 Sand Hill Road
  Menlo Park, CA  94025.....................................     981,343           9.5

Andrew Senyei (6)
  797 Ivanhoe Road, Suite 550
  La Jolla, CA  92037.......................................     624,234           6.1

Enterprise Partners II, L.P. (7)
  5000 Birch Street
  Newport Beach, CA  92660..................................     624,234           6.1



Enterprise Partners II, L.P. Associates (6)
  5000 Birch Street
  Newport Beach, CA  92660..................................     624,234            6.1

Daniel Davidson
  666 Post Street, #803
  San Francisco, CA  94109..................................     505,246            6.1

Paul R. Sohmer (7)
  4531 Quartz Mountain Road
  Paradise Valley, AZ  85253................................     392,600            3.7

Jack Bratton (8)
  1036 Rodeo Road
  Pebble Beach, CA  93953...................................     191,667            1.9

Phillip C. Kantz (9)
  2295 Skyfarm Drive
  Hillsborough, CA  94010...................................      74,158            *

Robert Byrnes (10)
  1821 East Dyer Road
  Santa Ana, CA  92705......................................      25,000            *

Mark Smith (11)
  4928 E. Lemarche Avenue
  Scottsdale, AZ  85254.....................................       6,500            *

All officers and directors as a group (12)..................   8,356,800           77.0


--------------------

* Indicates less than 1%

(1) Unless otherwise indicated, Genetrix believes that each person listed or included in the group, based on information furnished by such persons, has sole voting and sole investment power with respect to the shares, subject to community property laws where applicable.

(2) Mr. Cavanaugh is the president of Medigene, Inc. Accordingly, Mr. Cavanaugh and Medigene, Inc. may be deemed to exercise voting control over the shares of the other. This amount includes 25,333 shares of voting securities issuable within 60 days upon exercise of a warrant to purchase Genetrix Common Stock. The address provided for Medigene is that of HealthCare Investment Corporation, since Medigene is not currently active.

(3) This amount includes 19,000 shares of voting securities issuable within 60 days upon exercise of a warrant to purchase Genetrix Common Stock.

(4) Mr. O'Connell and Mr. Botta are the designated representatives of the Series E Preferred stockholders pursuant to the Second Amended and Restated Stockholders' Agreement dated as of April 29, 1994 by and among Genetrix, Charles M. Atkinson and the holders of Series A, Series B, Series E and Series F Preferred Stock of Genetrix. Accordingly, Mr. O'Connell, Mr. Botta and the holders of Series E Preferred Stock may be deemed to exercise voting control over the shares of the other.

(5) Mr. Lacob is the designated representative of Kleiner Perkins Caufield & Byers V and KPCB Zaibatsu Fund I. Accordingly, each of Mr. Lacob, Kleiner Perkins Caufield & Byers V and KPCB Zaibatsu Fund I may be deemed to exercise voting control over the other. This amount includes 30,400 shares of voting securities issuable upon exercise of a currently exercisable warrant to purchase Genetrix Common Stock.

(6) Dr. Senyei is the designated representative of Enterprise Partners, II L.P. and Enterprise Partners, II L.P. Associates pursuant to the Shareholders' Agreement. Accordingly, each of Dr. Senyei, Enterprise Partners, II L.P. and Enterprise Partners,

II L.P. Associates may be deemed to exercise voting control over the shares of the other. This amount includes 44,000 shares of voting securities issuable within 60 days upon exercise of options and warrants to purchase Genetrix Common Stock.

(7) This amount includes 392,600 shares of voting securities issuable within 60 days upon exercise of options to purchase Genetrix Common Stock.

(8) This amount includes 25,000 shares of voting securities issuable within 60 days upon exercise of options to purchase Genetrix Common Stock.

(9) This amount includes 51,158 shares of voting securities issuable within 60 days upon exercise of options and warrants to purchase Genetrix Common Stock.

(10) This amount includes 25,000 shares of voting securities issuable within 60 days upon exercise of options to purchase Genetrix Common Stock.

(11) This amount includes 6,500 shares of voting securities issuable within 60 days upon exercise of options to purchase Genetrix Common Stock.

(12) Includes 621,991 shares of Genetrix Stock that are subject to outstanding stock options exercisable within the 60-day period following December 1, 1995 or currently exercisable warrants. All such shares subject to stock options and warrants are treated as outstanding for the purpose of computing the stated percentage.

                  COMPENSATION OF GENZYME'S EXECUTIVE OFFICERS

     The following tables set forth certain compensation information for the Chief Executive Officer of Genzyme and each of the four other most highly compensated executive officers of Genzyme.

                           SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM
                                                                             COMPENSATION
                                                 ANNUAL                         AWARDS                              ALL OTHER
                                                 ------                         ------                              ---------
                                              COMPENSATION                                                        COMPENSATION
                                              ------------                                                        ------------
                                                                              Options(#)
                                                                              ----------
                                                                         Genzyme      Genzyme TR
                                                                         -------      ----------
 Name and Principal Position   Year      Salary($)      Bonus($)         General       Division                     ($)(1)
 ---------------------------   ----      ---------      --------         -------       --------                     ------
                                                                      Division Stock     Stock          GTC
                                                                      --------------     -----          ---
Henri A. Termeer               1995       549,039       450,000(2)        22,500        22,500        10,000        15,234
 Chief Executive Officer       1994       499,231       387,500           60,000        66,000          --          14,640
                               1993       459,462       225,000          105,000          --            --          14,388

Alan E. Smith                  1995       234,779       100,000(2)         6,800         5,100          --           1,875
 Senior Vice President,        1994       201,788        81,500           18,500        15,000         4,000         1,875
 Research                      1993       190,831        50,000           33,500          --           2,000         2,249

Elliott D. Hillback, Jr        1995       205,028       130,000(2)         7,650         2,550          --           1,875
 Senior Vice President         1994       184,808        90,000           18,500         7,500          --           1,875
                               1993       174,846        42,000           33,500          --            --           2,186

Geoffrey F. Cox                1995       206,894       130,000(2)         6,800         5,100          --           1,875
 Senior Vice President,        1994       179,808       100,000           18,500        15,000          --           1,875
 Operations                    1993       167,846        40,000           33,500          --            --           2,123

Gregory D. Phelps              1995       221,605       130,000(2)         4,250        12,750          --           1,875
 Senior Vice President         1994       179,712       100,000           18,500        37,500         2,000         1,875
                               1993       164,846        46,000           33,500          --           2,000        13,568

--------------


(1) The reported amounts consist of employer contributions under the Genzyme Corporation Retirement Savings Plan, a 401(k) plan. For Mr. Termeer, the reported amounts also include insurance premiums of $13,359, $12,765 and $12,139 paid by Genzyme on his behalf in 1995, 1994 and 1993, respectively, for life and disability insurance benefits. For Mr. Phelps, the reported amount for 1993 also includes $11,508 for reimbursement of relocation expenses.

(2) The reported amounts are bonus targets for 1995; such amounts have not yet been paid. The bonus targets were recommended by the Chief Executive Officer for all officers other than himself and the Compensation Committee of the Genzyme Board evaluated and approved such targets. The Chief Executive Officer's bonus target was set by the Compensation Committee of the Genzyme Board. The bonus targets include both a corporate performance component and an individual performance component. The corporate performance component of the annual bonus for all executive officers and the individual performance component of the annual bonus with respect to the Chief Executive Officer is payable at the discretion of the Compensation Committee of the Genzyme Board based on the extent to which Genzyme achieved the operating income goals approved by the Genzyme Board in connection with setting the 1995 annual budget. The individual performance component is payable at the discretion of the Chief Executive Officer based on his evaluation of the executive officer's qualitative performance for the year. Such amounts will be determined in March 1996.

[/R]
                        OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
                                           -----------------
                                                % of Total                                 Potential Realizable Value at
                              Number of           Options                                  Assumed Annual Rates of Stock
                              Securities        Granted to  Exercise or                  Price Appreciation for Option Term
                              Underlying         Employees   Base Price                  ----------------------------------
                               Options           in Fiscal   ($/Share)    Expiration
Name                         Granted(#)(1)          1995        (1)         Date        0%($)       5%($)(2)       10%($)(2)
----------------------------------------------------------------------------------------------------------------------------
Henri A. Termeer
      Genzyme (TR)              22,500              1.4         6.00      5/18/2005      0           84,901          215,155
      Genzyme (TR)              55,555              3.5        17.50     12/15/2005      0          611,419        1,549,456
      Genzyme (General)         22,500              0.4       38.875      5/18/2005      0          550,086        1,394,027
      Genzyme (General)         28,410              0.5        56.00     12/15/2005      0          907,992        2,388,204
Alan E. Smith
      Genzyme (TR)               5,100              0.9         6.00      5/18/2005      0           19,244           48,769
      Genzyme (TR)              13,333              0.8        17.50     12/15/2005      0          146,738          371,864
      Genzyme (General)          6,800              0.1       38.875      5/18/2005      0          166,248          421,306
      Genzyme (General)         15,909              0.3        56.00     12/15/2005      0          508,457        1,337,344
Elliott D. Hillback, Jr.
      Genzyme (TR)               2,550              0.5         6.00      5/18/2005      0            9,622           24,384
      Genzyme (TR)               4,444              0.3        17.50     12/15/2005      0           48,909          123,945
      Genzyme (General)          7,650              0.1       38.875      5/18/2005      0          187,029          473,969
      Genzyme (General)         20,859              0.4        56.00     12/15/2005      0          653,748        1,719,490
Geoffrey F. Cox
      Genzyme (TR)               5,100              0.9         6.00      5/18/2005      0           19,244           48,769
      Genzyme (TR)              22,222              1.4        17.50     12/15/2005      0          244,568          619,783
      Genzyme (General)          6,800              0.1       38.875      5/18/2005      0          166,248          421,306
      Genzyme (General)         11,364              0.2        56.00     12/15/2005      0          363,197          955,282
Gregory D. Phelps
      Genzyme (TR)              12,750              2.4         6.00      5/18/2005      0           48,110          121,921
      Genzyme (TR)              22,222              1.4        17.50     12/15/2005      0          244,568          619,783
      Genzyme (General)          4,250              0.1       38.875      5/18/2005      0          103,905          263,316
      Genzyme (General)         11,364              0.2        56.00     12/15/2005      0          363,197          955,282
All Genzyme
Stockholders
      Genzyme (TR)                  --               --         6.00             --      0       45,581,735      115,039,616
      Genzyme (TR)                  --               --        17.50             --      0      133,007,020      335,592,508
      Genzyme (General)             --               --       38.875             --      0      772,433,266    1,949,294,238
      Genzyme (General)             --               --        56.00             --      0    1,112,530,951    2,807,816,209

--------------

(1) The Genzyme TR Division Stock and Genzyme General Division Stock options shown on the first and third lines for each officer were granted on May 18, 1995, were exercisable with respect to 20% of such shares on the date of grant, will become exercisable with respect to an additional 20% of such shares on each of the next four anniversaries of the grant date, and were granted at fair market value on the date of grant. The Genzyme TR Division Stock and Genzyme General Division Stock options shown on the second and fourth lines for each officer were granted on December 15, 1995. These options will become exercisable in full on June 30, 2005, but may be accelerated, separately with respect to each class of common stock, at the discretion of the Compensation Committee if the average closing price of shares of Genzyme General Division Stock for any period of ninety (90) consecutive trading days during the Measurement Period (as defined below) is equal to or greater than $100.00 per share (the "General Target Price") or if the average closing price of shares of Genzyme TR Division Stock for any period of ninety (90) consecutive trading days during the Measurement Period is equal to or greater than $40.00 per share (the "TR Target Price"). The "Measurement Period" will be from January 1, 1998 through and including December 31, 1998 if the average closing price for Genzyme General Division Stock for the 90-day period starting 45 calendar days prior to December 31, 1996 and ending 45 days after such date is greater than or equal to $67.26 plus the closing price of .136 share of Genzyme TR Division Stock over such period, and otherwise the Measurement Period will be from April 1, 1998 through and including March 31, 1999. The General Target Price and the TR Target Price will be equitably adjusted by the Compensation Committee in the event of stock splits, dividends or combinations and other corporate transactions affecting the Genzyme's outstanding common stock. These options were granted at fair market value on the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Genzyme TR Division Stock or Genzyme General Division Stock. No gain to the optionees is possible without an increase in the price of the underlying stock, which will benefit all shareholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the trading price of Genzyme General Division Stock and Genzyme TR Division Stock would have to be approximately 63% and 159% above their respective exercise prices for each option, or approximately $9.78 and $15.54 for the Genzyme TR Division Stock options with a $6.00 exercise price, or approximately $63.37 and $100.69 for the General Division options with a $38.875 exercise price. The amounts shown for all Genzyme stockholders reflect the potential value to all stockholders if the Genzyme TR Division Stock or the Genzyme General Division Stock appreciates at the rates shown over the term of the options, assuming a purchase in 1995 at the option exercise prices shown.

[/R]

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE


                                                                  Number of Securities      Value of Unexercised
                                                                 Underlying Unexercised          In-the-Money
                                                                       Options at                 Options at
                                  Shares                          December 31, 1995(#)       December 31, 1995($)
                                Acquired on       Value               Exercisable/              Exercisable/
             Name               Exercise(#)    Realized($)           Unexercisable            Unexercisable(1)
-----------------------------------------------------------------------------------------------------------------
Henri A. Termeer
     Genzyme (General)                --              --              425,750/177,410       $18,693,739/4,776,251
     Genzyme (TR)                     --              --               75,093/129,496             882,188/790,664
Alan E. Smith
     Genzyme (General)            20,350         894,595                68,493/63,216        $2,485,805/1,571,042
     Genzyme (TR)                     --              --                17,518/31,738             206,147/197,581
Elliott D. Hillback, Jr.
      Genzyme (General)           10,000         407,600                79,813/68,442        $2,910,174/1,618,463
      Genzyme (TR)                    --              --                15,423/16,638             176,443/130,131
Geoffrey F. Cox
      Genzyme (General)           32,550       1,431,949                73,493/58,671        $2,797,627/1,544,527
      Genzyme (TR)                    --              --                17,429/40,956             200,392/200,338
Gregory D. Phelps
      Genzyme (General)               --              --                69,483/56,631        $1,309,811/1,496,587
      Genzyme (TR)                    --              --                26,811/60,576             268,715/410,961

--------------


(1) Based on the difference between the option exercise price and the closing price of the underlying common stock on December 29, 1995, which closing price was $62.375, in the case of Genzyme General Division Stock and $15.875 in the case of Genzyme TR Division Stock.


                         EXECUTIVE EMPLOYMENT AGREEMENTS

     Henri A. Termeer, President and Chief Executive Officer of Genzyme, has an employment agreement with Genzyme that renews automatically each January 1 for an additional one year period, unless prior written notice of nonrenewal is given. The agreement provided for an initial annual base salary in 1990 of $300,000, subject to increase in subsequent years as determined by the Board of Directors or Compensation Committee, as well as certain life and disability insurance benefits. The agreement entitles Mr. Termeer to participate in Genzyme's cash bonus plan and in any equity incentive plans established by Genzyme. In addition, the agreement provides for a lump sum payment of two times annual salary and bonus and full vesting of all rights and options (other than certain performance options) under stock or other equity incentive plans in the event that Mr. Termeer's employment is terminated by Genzyme without cause (as defined). If Mr. Termeer's employment is terminated by Genzyme without cause or by Mr. Termeer for good reason (as defined) following a change in control of Genzyme, Genzyme will make a lump sum severance payment to him of three times annual salary and bonus. Upon such termination, the agreement also provides for
(i) a cash payment equal to the additional retirement benefit that would have been earned under any retirement plan of Genzyme if employment had continued for three years, (ii) continuation of his life, accident and health insurance coverage for three years, except to the extent comparable benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination. The agreement contains customary confidentiality, non-competition and ownership of inventions provisions.

                         EXECUTIVE SEVERANCE AGREEMENTS

     Genzyme has Executive Severance Agreements with its executive officers other than Messrs. Termeer and Lebson, pursuant to which payments will be made under certain circumstances following a change in control of Genzyme. The Agreements are automatically renewed for successive one year terms each January 1 unless prior written notice of nonrenewal is given. These agreements provide that in the event the officer's employment is terminated by Genzyme without cause or by the officer for good reason following a change in control, Genzyme will make a lump sum severance payment to the officer of two times (in the case of David J. McLachlan, Genzyme's Chief Financial Officer, three times) annual salary and bonus. Upon such termination, the Agreements also provide for (i) a cash payment equal to the additional retirement benefit which would have been earned under Genzyme's retirement plans if employment had continued for two years (in the case of Mr. McLachlan, three years) following the date of termination, (ii) participation in the life, accident and health insurance plans of Genzyme for such period except to the extent such benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination.

                       COMPENSATION FROM THIRD PARTIES


     Peter Wirth, Senior Vice President and General Counsel of Genzyme, is a partner of Palmer & Dodge, outside counsel to Genzyme, Neozyme II and GTC. Mr. Wirth participates as a partner of Palmer & Dodge in revenues for legal services rendered to Genzyme, Neozyme II and GTC.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Effective July 1, 1994, Genzyme and Dr. Cooney entered into a consulting agreement under which he provides consulting services to Genzyme for a minimum of 20 days per year for an annual fee of $30,000.

                           RELATED PARTY ARRANGEMENTS

     During the periods covered by the financial statements incorporated by reference from the reports of Genzyme, Genzyme entered into agreements with its subsidiaries, as described below.

IG. On October 2, 1995, IG Laboratories, Inc. ("IG") was merged with and into Genzyme and now operates as part of the diagnostic services unit of the General Division. Prior to the merger, Henri A. Termeer was the Chairman of the IG Board and a member of its Compensation Committee, Elliott J. Hillback was the President and Chief Executive Officer of IG and David J. McLachlan was a member of the IG Board. Mr. Termeer is also the Chief Executive Officer of Genzyme, which, prior to the merger, owned approximately 69% of the outstanding IG Common Stock. In addition, Messrs. Hillback and McLachlan are executive officers of Genzyme. Prior to the merger, Mr. Hillback's compensation was paid by Genzyme but charged to IG under a services agreement between IG and Genzyme described below.

     This Service Agreement provided that IG pay Genzyme a monthly fee for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services. Genzyme and IG were also parties to a sublease agreement pursuant to which Genzyme sublet a portion of one of its facilities in Framingham, Massachusetts to IG and a credit agreement pursuant to which Genzyme extended to IG an unsecured line of credit of up to $9 million at an annual interest rate of 6.5%. Pursuant to the services, sublease and credit agreements, Genzyme received $2.2 million from IG in 1995. In June 1992, in connection with IG's acquisition of Genetic Design, Inc. ("GDI"), an identity testing company, Genzyme received shares of IG Common Stock in exchange for Genzyme common stock and cash issued in the acquisition. Genzyme also purchased additional shares of IG Common Stock for approximately $11 million in cash in order to provide working capital for GDI, to discharge certain GDI obligations and to provide working capital for IG unrelated to the acquisition. Furthermore, in connection with Genzyme's acquisition in October 1992 of Vivigen, Inc., a genetic diagnostic services company, Genzyme entered into a management agreement with IG under which IG managed all aspects of the business of Vivigen in exchange for an annual fee in the amount of 3% of Vivigen's net service revenues and an annual incentive fee in the event that Vivigen's annual operating cash flow exceed its operating cash flow for 1992. Genzyme paid an aggregate of $3.3 million in management fees to IG in 1995.

NEOZYME II. In May 1992, Genzyme and Neozyme II completed a public offering of 2,415,000 units, each unit consisting of one share of Neozyme II callable common stock, one Series N warrant to purchase a share of Genzyme common stock and one callable warrant to purchase a share of Genzyme common stock, which resulted in gross proceeds to Neozyme II of approximately $85 million. Under the terms of the agreements between Genzyme and Neozyme II, Genzyme licensed to Neozyme II all technology owned or controlled and sublicensable by it that may be useful in developing products for the treatment of cystic fibrosis and Neozyme II agreed to utilize substantially all of the net proceeds of the offering to engage Genzyme to perform research, development and clinical testing of products for the treatment of cystic fibrosis. In 1995, Genzyme received an aggregate of $25.2 million from Neozyme II under the agreements between the companies. Mr. Termeer is Chairman of the Board of Neozyme II.

GTC. Genzyme currently holds approximately 48.0% of the outstanding common stock of GTC, a company engaged in the application of transgenic technology to the development and production of recombinant proteins for therapeutic and diagnostic uses. GTC, through its wholly-owned subsidiary TSI Corporation, is also a leading provider of preclinical efficacy and toxicology testing, in vitro testing, and production of biologics for the pharmaceutical, biotechnology and chemical industries. Mr. Termeer is Chairman of the Board of GTC. Genzyme and GTC are parties to a services agreement under which GTC pays Genzyme for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services, a sublease agreement pursuant to which Genzyme subleases a portion of one of its facilities in Framingham, Massachusetts to GTC and a research and development agreement pursuant to which Genzyme and GTC each perform certain research services for each other. During 1995, Genzyme received approximately $2.8 million from GTC pursuant to the three agreements between the companies and GTC received approximately $0.7 million from Genzyme pursuant to the research and development agreement.

     On February 10, 1995, GTC sold 500,000 shares of its common stock to Genzyme at a purchase price of $8.00 per share, or an aggregate purchase price of $4 million, pursuant to a common stock put agreement between GTC and Genzyme entered into at the time of GTC's initial public offering.

     On May 23, 1995, GTC entered into an agreement to acquire all of the outstanding stock of Biodevelopment Laboratories, Inc., a privately-held laboratory ("BDL"), in exchange for shares of GTC common stock. In connection with this acquisition, Genzyme entered into a Securities Exchange Agreement with GTC pursuant to which Genzyme issued 33,945 shares of Genzyme General Division Stock to BDL stockholders in exchange for 475,467 shares of GTC common stock on July 3, 1995.

     On June 8, 1995, GTC sold 1,333,333 shares of its common stock to Genzyme in exchange for the cancellation of $3,999,999 of GTC's outstanding indebtedness under a line of credit and term loan agreement (the "GTC Loan Agreement") entered into in July 1994. The largest amount outstanding under the GTC Loan Agreement during the fiscal year ended December 31, 1995 was $6.0 million. The line of credit under the GTC Loan Agreement was refinanced in July 1995 when GTC obtained a commercial bank line of credit secured in part by a guaranty of GTC's obligations by Genzyme. The remainder of the GTC Loan Agreement was terminated in December 1995 upon completion of a further refinancing by the commercial bank, subject to Genzyme's continuing guaranty of a total of $9.8 million of credit facilities provided to GTC by the commercial bank. In exchange for its guaranty, Genzyme received a warrant to purchase 145,000 shares of GTC Common Stock at a price of $2.84375 per share.

     On February 7, 1996, Genzyme advanced $950,000 to GTC under a short-term credit arrangement.

        COMPARISON OF RIGHTS OF HOLDERS OF GENZYME GENERAL DIVISION STOCK
                               AND GENETRIX STOCK

     At the Effective Time, the stockholders of Genetrix, whose rights are governed by Delaware law and the restated certificate of incorporation and restated by-laws adopted thereunder, will become stockholders of Genzyme, a corporation governed by the Massachusetts Business Corporation Law (the "MBCL") and articles of organization and by-laws adopted thereunder. In addition to any differences resulting from governing state law, Genzyme's capital structure includes two classes of common stock, Genzyme General Division Stock and Genzyme TR Division Stock, each designed to track the performance of the Division to which it relates. Genetrix, on the other hand, has one class of common stock and one class of preferred stock, divided into six series, currently outstanding.

     The following discussion summarizes the material differences between the rights of holders of Genetrix Stock and holders of Genzyme General Division Stock based on a comparison of the DGCL and the MBCL and differences between the charters and by-laws of Genetrix and Genzyme. The restated certificate of incorporation and restated by-laws of Genetrix are referred to herein as the "Genetrix Charter" and the "Genetrix By-Laws," respectively, and the articles of organization and by-laws of Genzyme are referred to herein as the "Genzyme Charter" and the "Genzyme By-Laws," respectively. This summary does not purport to be complete and is qualified in its entirety by reference to the Genetrix Charter and Genetrix By-Laws, the Genzyme Charter and Genzyme ByLaws, the Genzyme Rights Agreement referred to below and the relevant portions of the MBCL and the DGCL.

PREFERRED STOCK

     Under the Genetrix Charter, the holders of Genetrix Preferred Stock are entitled to certain liquidation and dividend preferences, redemption rights and special voting rights. Upon conversion of the Genetrix Preferred Stock to Genzyme General Division Stock, the holders of Genetrix Preferred Stock will lose these special rights and preferences.

DIVIDEND RIGHTS

     The Genetrix Charter provides that the holders of shares of Series A, Series B, Series E and Series F Preferred Stock of Genetrix are entitled to receive dividends, out of any assets legally available therefor, at rates per annum set forth in the Genetrix Charter. The holders of shares of Series C and Series D Preferred Stock of Genetrix are not entitled to receive dividends. In addition, the holders of Genetrix Common Stock are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the Genetrix Board. These rights are subject to the rights of holders of shares of Genetrix Preferred Stock having preferences as to dividends.

     Genzyme's Charter provides that dividends on the Genzyme General Division Stock and Genzyme TR Division Stock may be declared and paid only out of the lesser of funds of Genzyme legally available therefor and the Available General Dividend Amount, as defined below (with respect to the Genzyme General Division Stock), or the Available Tissue Repair Dividend Amount, as defined below (with respect to Genzyme TR Division Stock). Under the MBCL, the payment of dividends is permitted if the corporation is not insolvent, the dividend payment does not render the corporation insolvent, and the dividend payment does not violate the corporation's Articles of Organization. Subject to such limitations, the Genzyme Board may, in its sole discretion, declare and pay dividends exclusively on either class of common stock, or both, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on each class, the respective voting and liquidation rights of each class, the amounts of prior dividends declared on each class or any other factor. Genzyme has never paid a cash dividend on any class of its capital stock and currently intends to retain all earnings for use in its business.

     As stated above, in addition to the statutory limitations under the MBCL, dividends on the Genzyme General Division Stock and Genzyme TR Division Stock would be limited to an amount not in excess of the Available General Dividend Amount or the Available Tissue Repair Dividend Amount, respectively. The "Available Dividend Amount" with respect to a particular class of common stock is defined to mean generally the greater of (A) the excess of (1) the greater of
(a) the fair value of the net assets allocated to the division represented by such class of common stock or (b) an amount equal to stockholders' equity allocated to such division as of June 30, 1994, increased or decreased, as appropriate, to reflect, after June 30, 1994, (i) the net income or loss of such division, (ii) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of capital stock attributed to such division, but excluding dividends or other distributions paid in shares of capital stock attributed to such division to the holders thereof, and (iii) any other adjustments to the stockholders' equity of such division made in accordance with generally accepted accounting principles, over (2) the aggregate par value of all outstanding shares of capital stock attributed to such division or (B) the amount legally available for the payment of dividends determined in accordance with the MBCL applied as if such division were a separate corporation. See also "Comparison of Rights of Holders of Genzyme General Division Stock and Genetrix Stock - Dividends and Repurchases of Stock."

EXCHANGE OF GENZYME TR DIVISION STOCK

     Genetrix's Charter does not provide for either mandatory or optional redemption of Genetrix Common Stock or Series A Preferred Stock, but the Genetrix Charter provides for the redemption of Series B, Series C, Series D, Series E and Series F Preferred Stock.

     The Genzyme Charter provides that Genzyme TR Division Stock may be exchanged for any combination of cash and/or Genzyme General Division Stock upon the terms described below. Genzyme cannot predict the impact on the market prices for the Genzyme General Division Stock and Genzyme TR Division Stock of its ability to effect such exchanges. See also "Comparison of Rights of Holders of Genzyme General Division Stock and Genetrix Stock - Sale, Lease or Exchange of Assets and Mergers."

OPTIONAL EXCHANGE. The Genzyme Board may at any time determine to exchange all outstanding shares of Genzyme TR Division Stock for any combination of cash and/or Genzyme General Division Stock having a Fair Market Value equal to 130% of the Fair Market Value of Genzyme TR Division Stock as determined by the trading prices during a specified period prior to the first public announcement by Genzyme of such exchange.

     The foregoing provision allows Genzyme the flexibility to redeem all outstanding shares of Genzyme TR Division Stock and leave outstanding one class of common stock that would represent the residual equity interest in all of Genzyme's businesses. Subject to the limitations described above, the optional exchange could be exercised at any future time if the Genzyme Board determined that, under the facts and circumstances then existing, an equity structure consisting of two classes of common stock was no longer in the best interests of all of Genzyme's stockholders (including holders of Genzyme General Division Stock and holders of Genzyme TR Division Stock). Such exchange may be consummated, however, at a time that is disadvantageous to the holders of either Genzyme General Division Stock or the holders of Genzyme TR Division Stock. See "Risk Factors - Risks Related to Two Classes of Common Stock - No Rights or Additional Duties With Respect to the Divisions; Potential Conflicts."

MANDATORY EXCHANGE. In the event of the Disposition, in one transaction or a series of related transactions, by Genzyme of all or substantially all of the properties and assets allocated to the Tissue Repair Division (other than in connection with the Disposition by Genzyme of all or substantially all of its properties and assets in one transaction or a series of related transactions) to any person, entity or group (other than (A) any entity in which Genzyme, directly or indirectly, owns all of the equity interest or (B) certain entities formed in connection with obtaining financing for the programs or products of the Tissue Repair Division), Genzyme is required, on or prior to the first business day following the 90th day following the consummation of such Disposition, to exchange each outstanding share of Genzyme TR Division Stock for any combination of cash and/or Genzyme General Division Stock having a Fair Market Value equal to 130% of the Fair Market Value of Genzyme TR Division Stock as determined by the trading prices during a specified period prior to the first public announcement by Genzyme of such disposition. Consequently, holders of Genzyme TR Division Stock may receive a greater or lesser premium for their shares than any premium paid by a third party buyer of the assets of the Tissue Repair Division. In addition, any such exchange for shares of Genzyme General Division Stock could be made at a time when Genzyme TR Division Stock may be considered to be undervalued and the Genzyme General Division Stock is considered to be overvalued.

CERTAIN OTHER EXCHANGE TERMS. Genzyme's Charter contains definitions of "Disposition," "Fair Market Value" and "Substantially all of the properties and assets of the Tissue Repair Division," as well as certain provisions with regard to required notices of exchanges of Genzyme TR Division Stock, treatment of fractional shares, rights to dividends, surrender and exchange of stock certificates, payment of issue and transfer taxes and the treatment of Convertible Securities.

VOTING RIGHTS

     The Genetrix Charter provides that holders of the Common Stock and Series A, Series B, Series E and Series F Preferred Stock of Genetrix have the right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, and each such share of Genetrix Stock is entitled to one vote. Holders of Series C and Series D Preferred Stock of Genetrix do not have any voting rights except to the extent required by Delaware law.

     Genzyme's Charter provides that holders of shares of Genzyme General Division Stock and Genzyme TR Division Stock vote together as a single class on all matters as to which common stockholders generally are entitled to vote. On all such matters, each share of Genzyme General Division Stock would have one vote, and each share of Genzyme TR Division Stock would, through December 31, 1996, have .29 vote. Holders of outstanding Genzyme General Division Stock and Genzyme TR Division Stock currently have approximately 90% and 10%, respectively, of the total voting power of Genzyme. On January 1, 1997 and on January 1 every two years thereafter, the number of votes to which each share of Genzyme TR Division Stock will be entitled would be adjusted to equal the ratio of the Fair Market Value of one share of Genzyme TR Division Stock to the Fair Market Value of one share of Genzyme General Division Stock as of such date. The voting rights of Genzyme TR Division Stock would also be appropriately adjusted so as to avoid dilution in the aggregate voting rights of either class in the event the outstanding shares of either class are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of either class as a dividend or a distribution to holders of shares of that class. If shares of only one class of common stock are outstanding, or if shares of any class of common stock are entitled to vote separately as a class, each share of that class would have one vote.

     The relative voting rights of Genzyme General Division Stock and Genzyme TR Division Stock are adjusted from time to time as described above so that a holder's voting rights may more closely reflect the market value of such holder's equity investment in Genzyme. Adjustments in the relative voting rights of Genzyme General Division Stock and Genzyme TR Division Stock may influence an investor interested in acquiring and maintaining a fixed percentage of Genzyme's voting power to acquire such percentage of both classes of common stock, and will limit the ability of investors in one class to acquire for the same consideration relatively greater or lesser voting power per share than investors in the other class. To the extent the relative market values of Genzyme General Division Stock and Genzyme TR Division Stock change prior to the first such adjustment or in between any adjustments, however, an investor in one class of common stock may acquire relatively more or less voting power for the same consideration when compared with investors in the other class of common stock.

     In addition to matters on which the holders of Genzyme General Division Stock and Genzyme TR Division Stock vote together as a single class of stock, Genzyme's Charter requires the approval by the holders of the affected class of common stock at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against to:

         (1) allow any proceeds from the disposition of the properties or assets allocated to either division to be used in the business of the other division without fair compensation;

         (2) allow any properties or assets allocated to either division to be used in the business of the other division or for the declaration or payment of any dividend or distribution on any class of common stock not attributed to such division without fair compensation;

         (3) issue shares of either class of common stock without allocating the proceeds of such issuance to the division represented by such class of common stock (provided, however, that Genzyme may without such approval issue General Designated Shares and TR Designated Shares);

         (4) change the rights or preferences of any class of common stock so as to affect the class adversely; or

         (5) effect any merger or business combination involving Genzyme as a result of which (a) the holders of all classes of common stock of Genzyme shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (b) the holders of all classes of common stock of Genzyme do not receive the same form of consideration, distributed among such holders in proportion to the market capitalization of each class of common stock as of the date of the first public announcement of such merger or business combination.

     In addition to the voting rights provided in the Genzyme Charter, the approval of the holders of a majority of the outstanding shares of each class of common stock, voting separately as a class, is required under the current MBCL to approve any amendment to the Articles of Organization that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. The MBCL does not currently provide for any other separate voting rights for a class of common stock. Consequently, because most matters brought to a stockholder vote will only require the approval of a majority of all of Genzyme's outstanding capital stock entitled to vote on such matters (including both classes of common stock) voting together as a single class and because the holders of Genzyme General Division Stock will initially have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such a matter. See "Risk Factors - Risks Related to Two Classes of Common Stock - No Additional Separate Voting Rights."

LIQUIDATION RIGHTS

     The Genetrix Charter provides that, upon the liquidation, dissolution or winding up of Genetrix, the consolidation or merger of Genetrix into any other corporation, or the consummation by Genetrix of a transaction or series of transactions in which more than 50% of the voting power of Genetrix is disposed, and after Genetrix has satisfied or made provision for its debts and obligations and for payment to holders of Genetrix Preferred Stock of the aggregate Merger Preference, holders of Genetrix Common Stock are entitled to receive their respective pro rata share of the net assets, if any, of Genetrix remaining for distribution to Genetrix stockholders, assuming at the time of such liquidation that all shares of Genetrix Preferred Stock shall have converted into shares of Genetrix Common Stock.

     Genzyme's Charter provides that holders of outstanding shares of Genzyme General Division Stock and Genzyme TR Division Stock would receive the assets, if any, remaining for distribution to common stockholders on a per share basis in proportion to the respective per share liquidation units of such class and will have no direct claim against any particular assets of Genzyme or any of its subsidiaries. Each share of Genzyme General Division Stock will have one liquidation unit and each share of Genzyme TR Division Stock will have .29 liquidation units (equal to the number of votes to which each share of Genzyme TR Division Stock was entitled on December 16, 1994). The liquidation units of Genzyme TR Division Stock will be appropriately adjusted so as to avoid dilution in the aggregate liquidation rights of either class in the event the outstanding shares of either class are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of either class as a dividend or a distribution to holders of shares of that class, but will not otherwise be adjusted.

     A merger or business combination involving Genzyme or a sale of all or substantially all of the assets of Genzyme will not be treated as a liquidation. However, Genzyme may not, without approval by the holders of Genzyme TR Division Stock at a meeting at which a quorum is present and the votes cast in favor of the action exceed those cast against, effect any merger or business combination involving Genzyme as a result of which (a) the holders of all classes of common stock of Genzyme shall no longer own, directly or indirectly, at least fifty percent of the voting power of the surviving corporation, and (b) the holders of all classes of common stock of Genzyme do not receive the same form of consideration, distributed among such holders in proportion to the market capitalization of each class of common stock as of the date of the first public announcement of such merger or business combination.

TR DESIGNATED SHARES AND GENERAL DESIGNATED SHARES

     Prior to the formation of the Tissue Repair Division, the Genzyme Board determined that the initial pro forma equity interest in the Tissue Repair Division would be represented by 10 million shares of Genzyme TR Division Stock. This number of shares of Genzyme TR Division Stock was established based on the desired initial trading range of Genzyme TR Division Stock, prevailing market conditions, financial and operating information of the Tissue Repair Division and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Tissue Repair Division. Five million shares of Genzyme TR Division Stock, representing 50% of the initial pro forma equity interest in the Tissue Repair Division, were issued in connection with Genzyme's acquisition of BioSurface Technology, Inc. ("BioSurface") to holders of BioSurface Common Stock. The other 50% of the initial pro forma equity interest in the Tissue Repair Division was represented by five million "TR Designated Shares." TR Designated Shares are authorized shares of Genzyme TR Division Stock which are not issued and outstanding, but which the Genzyme Board may from time to time issue, sell or otherwise distribute without allocating the proceeds or other benefits of such issuance, sale or distribution to the Tissue Repair Division. Genzyme issued approximately 3,400,000 of such TR Designated Shares as a stock dividend to holders of Genzyme General Division Stock of record on December 16, 1994, the date of the acquisition of BioSurface. The remaining initial TR Designated Shares were reserved for issuance upon the exercise of stock options and warrants and the conversion of convertible notes outstanding on December 16, 1994.

The shares of Genzyme TR Division Stock that are issuable with respect to the TR Designated Shares are not outstanding shares of Genzyme TR Division Stock, are not eligible to receive dividends, and cannot be voted by Genzyme.

     The number of TR Designated Shares is subject to adjustment. The number will be (A) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of Genzyme TR Division Stock and dividends or distributions of shares of Genzyme TR Division Stock to holders of Genzyme TR Division Stock and other reclassifications of Genzyme TR Division Stock, (B) decreased by (1) the number of shares of Genzyme TR Division Stock issued by Genzyme, the proceeds of which are allocated to the General Division, (2) the number of shares of Genzyme TR Division Stock issued upon the exercise or conversion of options, warrants and other securities attributed to the General Division, and (3) the number of any shares of Genzyme TR Division Stock issued by Genzyme as a dividend or distribution or by reclassification, exchange or otherwise to holders of Genzyme General Division Stock (including the 3,400,000 shares of Genzyme TR Division Stock distributed to holders of Genzyme General Division Stock in December 1994 as described above), and (C) increased by (1) the number of any outstanding shares of Genzyme TR Division Stock repurchased by Genzyme, the consideration for which was allocated to the General Division, (2) one for each $10.00 reallocated from the General Division to the Tissue Repair Division from time to time upon an exercise by the General Division of its option to allocate to the Tissue Repair Division up to $30 million in exchange for TR Designated Shares, and (3) the number equal to the fair value (as determined by the Genzyme Board) of assets or properties allocated to the General Division that are reallocated to the Tissue Repair Division (other than reallocations that represent sales at fair value between such Divisions or reallocations described in the foregoing clause
(C)(2)) divided by the Fair Market Value of one share of Genzyme TR Division Stock as of the date of the reallocation; Genzyme is prohibited by its Charter from taking any action which would have the effect of reducing the number of TR Designated Shares to a number which is less than zero.

     The Genzyme Charter also contains provisions for General Designated Shares. Currently, there are no General Designated Shares. However, General Designated Shares may be created if, for example, the Genzyme Board determines that programs or other assets reallocated from the Tissue Repair Division to the General Division will be accounted for as an increase in General Designated Shares rather than as a transfer of cash or other assets of the General Division having a fair value equal to the Tissue Repair Division assets reallocated. Notwithstanding the foregoing, Genzyme agreed with BioSurface to adopt a policy that no Key TR Program (as defined in "Management and Accounting Policies Covering the Relationship of Genzyme Divisions - Inter-Division Asset Transfers") may be transferred out of the Tissue Repair Division without a class vote of the holders of Genzyme TR Division Stock except in certain limited circumstances, and no reallocation of other programs or assets of the Tissue Repair Division will be accounted for as an increase in General Designated Shares without a class vote of the holders of Genzyme TR Division Stock. Genzyme has also agreed that this policy will not be changed without a class vote of the holders of Genzyme TR Division Stock. Consequently, any decision by the Genzyme Board to account for a reallocation of any programs or assets of the Tissue Repair Division as an increase in General Designated Shares would require a class vote of the holders of Genzyme TR Division Stock.

     The number of General Designated Shares are subject to adjustment in a manner substantially similar to adjustments to the number of TR Designated Shares.

     Whenever additional shares of any class of common stock are issued and sold by Genzyme, Genzyme will identify (i) the number of such shares issued and sold for the account of the Division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such Division and
(ii) the number of such shares issued and sold from the TR Designated Shares or the General Designated Shares, which shall reduce the number of TR Designated Shares or General Designated Shares, as the case may be, and the proceeds of which may be used for any proper corporate purpose. In the event Genzyme repurchases outstanding shares of any class of common stock, it will identify the number of shares that are repurchased for consideration that was allocated to the General Division and the number of shares that are repurchased for consideration that was allocated to the Tissue Repair Division and the number of TR Designated Shares or General Designated Shares may increase accordingly.

MEETINGS OF STOCKHOLDERS

     Delaware law provides that special meetings of stockholders may be called only by the directors or by any other person as may be authorized by the corporation's certificate of incorporation or by-laws. The Genetrix By-Laws authorize the Chairman of the Board, the President or the Genetrix Board to call special meetings of stockholders. The Genetrix By-Laws also provide for the call of a special meeting upon written request of the holders of one-fifth or more of the voting power of Genetrix. Massachusetts law provides that special meetings of stockholders of a corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (a "public company"), may be called by a corporation's president or directors, and, unless otherwise provided in the articles of organization or by-laws, must be called by its clerk or any other officer upon written application of the owners of at least 40% of the corporation's stock entitled to vote at such meeting. The Genzyme By-Laws provide for the call of a special meeting of stockholders by the president or directors of Genzyme, or upon written application of the owners of not less than 90% (or such lesser percentage as may be required by law) in interest of the corporation's stock entitled to vote at such meeting.

INSPECTION RIGHTS

     Inspection rights under the Delaware corporation statute are more extensive than under the Massachusetts statute. Under the Delaware statute, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder list, and other books and records. Under the Massachusetts statute, a corporation's stockholders have the right for a proper purpose to inspect the corporation's articles of organization, by-laws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholder list. In addition, stockholders of a Massachusetts business corporation have a qualified common law right under certain circumstances to inspect other books and records of the corporation.

ACTION BY CONSENT OF STOCKHOLDERS

     Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. The Genetrix Charter does not provide otherwise. Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing, and a corporation may not provide otherwise in its articles of organization or by-laws. Because the Massachusetts law may change in the future, the Genzyme Charter and ByLaws contain a provision eliminating the right of stockholders to take action by written consent, except as otherwise required by law.

CUMULATIVE VOTING

     Under Delaware law, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The Genetrix Charter does not provide for cumulative voting. Massachusetts has no cumulative voting provision.

DIVIDENDS AND REPURCHASES OF STOCK

     Under Delaware law, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that any dividends out of net profits will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also under Delaware law, a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of the corporation. The directors of a Delaware corporation may be jointly and severally liable to the corporation for a willful or negligent violation of such provisions of Delaware law. Under Massachusetts law, the payment of dividends and the repurchase of the corporation's stock are generally permissible if such actions are not taken when the corporation is insolvent, do not render the corporation insolvent, and do not violate the corporation's articles of organization. The directors of a Massachusetts corporation may be jointly and severally liable to the corporation to the extent that a dividend authorized by the directors exceeds such permissible amounts and is not repaid to the corporation. See also "Comparison of Rights of Holders of Genzyme General Division Stock and Genetrix Common Stock - Dividend Rights."

CLASSIFICATION OF THE BOARD OF DIRECTORS

     Delaware law permits (but does not require) classification of a corporation's board of directors into one, two or three classes. The Genetrix Board is not classified. Massachusetts law permits classification of a corporation's board of directors, but in the case of a public company, Massachusetts law requires classification into three classes and imposes certain other requirements unless the directors of such public company elect by vote to be exempt from such requirements. The Genzyme Board has voted to exempt the corporation from such requirements because the Genzyme Charter contains its own classification scheme. The Genzyme Charter provides that Genzyme's Board of Directors is divided into three classes with the directors of each class being elected for staggered three year terms.

REMOVAL OF DIRECTORS

     Delaware law authorizes stockholders to remove directors with or without cause by a majority vote. The Genetrix By-Laws provide for the removal of a director or the board of directors, with or without cause, at a duly called special meeting of stockholders. Unlike Massachusetts law, Delaware law does not permit directors to remove other directors. Under Massachusetts law, except as otherwise provided in a corporation's articles of organization or by-laws, directors may be removed from office with or without cause by the holders of a majority of the shares entitled to vote in the election of directors and with cause by a majority of the directors then in office. The Genzyme Charter provides that the sole method of removal of directors is for cause by the holders of a majority of the shares entitled to vote in the election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

     Under both Delaware and Massachusetts law, unless otherwise provided in the charter or by-laws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors. Neither the Genetrix nor Genzyme Charter provides otherwise.

EXCULPATION OF DIRECTORS

     Delaware law and Massachusetts law have substantially similar provisions relating to exculpation of directors. Each state's law permits, and the Genetrix and Genzyme Charters provide, that no director will be personally liable to the corporation or its stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited. The circumstances under which such exculpation is prohibited are substantially similar, except that in Massachusetts, a director is not exculpated from liability under provisions of Massachusetts law relating to unauthorized distributions and loans to insiders, while in Delaware, a director is not exculpated from liability under provisions of Delaware law relating to unlawful payments of dividends and unlawful stock purchases or redemptions.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     Both Delaware and Massachusetts law generally permit indemnification of directors and officers for expenses, judgments, fines and amounts paid in settlement incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interest of the corporation. However, Delaware law, unlike Massachusetts law, does not permit a corporation to indemnify persons against judgments or settlements in actions brought by or in the right of the corporation (although it does permit indemnification of expenses in such situations, but, if the person was adjudged liable, only if approved by the Delaware Court of Chancery). The Genzyme By-Laws provide for the indemnification of officers and directors to the maximum extent legally permissible, with substantially the same effect as the Genetrix Charter as supplemented by Delaware statutory provisions. However, because Massachusetts law does not prohibit indemnification for judgments in actions by or in the right of the corporation, the Genzyme By-Laws to this extent purport to afford Genzyme officers and directors greater rights to indemnification for judgments in derivative actions than would be available under Delaware law (but no Massachusetts court has approved such indemnification under such circumstances).

INTERESTED DIRECTOR TRANSACTIONS

     The Delaware corporate statute provides that no transaction between a corporation and one or more of its directors or officers or an entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after disclosure of material facts, be approved by the disinterested directors, a committee of disinterested directors, or the stockholders, or the transaction must be fair as to the corporation. The Massachusetts statute has no comparable provision. However, the Genzyme Charter provides that no transaction by Genzyme will be invalidated by the fact that one or more of Genzyme's directors or officers is a party to the transaction or has a position or financial interest in a party to the transaction. The Genzyme Charter also provides that any such interested director may vote on the transaction, notwithstanding such interest.

SALE, LEASE OR EXCHANGE OF ASSETS AND MERGERS

     Delaware law requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, although the certificate of incorporation may require a higher stockholder vote. The Genetrix Charter also requires that the holders of the outstanding shares of the Series A, Series B, Series E and Series F Preferred Stock of Genetrix vote in favor of such a transaction. Massachusetts law provides that a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon is required to authorize the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, except that the articles of organization may provide that the vote of a greater or lesser proportion, but not less than a majority of the outstanding shares of each class, is required. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock vote as a single class, but, in the case of a merger or consolidation, the separate vote of all classes of stock, the rights of which would be adversely affected by the transaction, is also required. The Genzyme Charter reduces the stockholder vote required to approve such transactions from two-thirds to a majority of each class outstanding and entitled to vote thereon, if the transaction is approved by the Board of Directors. See "Comparison of Rights of Holders of Genzyme General Division Stock and Genetrix Common Stock - Exchange of Genzyme TR Division Stock" and "-Anti-Takeover Provisions."

AMENDMENTS TO CHARTER

     Under Delaware law, charter amendments require the approval of the directors and the vote of the holders of a majority of the outstanding stock and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion. The Genetrix Charter does not require a greater proportion. In addition, Delaware law requires a class vote when, among other things, an amendment will alter or change the powers, preferences or special rights of a class of stock so as to affect them adversely. Under Massachusetts law, amendments to a corporation's articles of organization relating to certain changes in capital stock or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock vote as a single class, but the separate vote of any class of stock the rights of which would be adversely affected by the amendment, is also required. The Genzyme Charter reduces the stockholder vote to approve such amendments from two-thirds to a majority of each class outstanding and entitled to vote thereon, if the amendment is approved by the Board of Directors.

APPRAISAL RIGHTS

     Dissenting stockholders have the right to obtain the fair value of their shares (so-called "appraisal rights") in more circumstances under Massachusetts law than under Delaware law. Under Delaware law, a stockholder is entitled to appraisal rights in the event of certain mergers or consolidations. In general, appraisal rights are not available in a merger under Delaware law with respect to shares of any corporation which on the record date of the vote to approve the merger are listed on a national securities exchange, quoted on the Nasdaq National Market or held of record by more than 2,000 stockholders, unless the consideration to be received in the merger is other than shares of stock of the corporation surviving the merger or shares of stock of another corporation which, at the effective date of the merger, will be either listed on a national securities exchange, quoted on the Nasdaq National Market or held of record by more than 2,000 stockholders. Appraisal rights are not available under Delaware law in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation. The Genetrix Charter does not grant such rights. Under Massachusetts law, a properly dissenting stockholder is entitled to receive the appraised value of his shares when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or consolidate with another corporation.

"ANTI-TAKEOVER" PROVISIONS

CONTRACTUAL MEASURES. The Charter and By-laws of Genzyme contain provisions that could discourage potential takeover attempts and prevent stockholders from changing the Genzyme's management, including authorization of the Board of Directors to issue shares of preferred stock in series, enlarge the size of the Board of Directors and fill any vacancies on the Board of Directors, and restrictions on the ability of stockholders to call a special meeting of stockholders, bring business before an annual meeting and nominate candidates for election as directors. Genzyme also has agreements with certain officers containing change of control provisions.

     In addition, Genzyme has a stockholder rights plan. Under this plan, each outstanding share of Genzyme General Division Stock also represents a right that, under certain circumstances, may trade separately from the Genzyme General Division Stock. The rights, which are not currently exercisable, under certain circumstances will permit their holders (other than an acquiror) to purchase at a favorable price large amounts of Genzyme General Division Stock or securities of a successor to Genzyme with the result that an acquiror's interest in Genzyme would be substantially diluted. The description and terms of the rights are set forth in a Rights Agreement between Genzyme and American Stock Transfer and Trust Company as Rights Agent.

     Genetrix has not adopted any comparable anti-takeover plan.

BUSINESS COMBINATION STATUTE. Delaware's "Business Combination" statute is substantially similar to Massachusetts' Business Combination statute. The Delaware statute provides that if a person acquires 15% or more of the stock of a Delaware corporation without the approval of its board of directors (an "interested stockholder"), such stockholder may not engage in certain transactions with the corporation for a period of three years; the Massachusetts statute, however, has lowered the 15% threshold to 5%. Both the Delaware and Massachusetts statutes include certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested stockholder, or if the interested stockholder acquires 85% (in the Delaware statute) or 90% (in the Massachusetts statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder, the prohibition does not apply.

     Genetrix currently is subject to the Delaware Business Combination statute. Genzyme is subject to the Massachusetts Business Combination statute unless it elects not to be governed by the statute in its articles of organization or by-laws. Genzyme has not made such election and does not currently intend to make such an election.

CONTROL SHARE ACQUISITION STATUTE. The Massachusetts Control Share Acquisition statute provides that a person (hereinafter, the "acquiror"), who makes a bona fide offer to acquire, or acquires, shares of stock of a corporation that, when combined with shares already owned, would increase the acquiror's ownership to at least 20%, 33 1/3% or a majority of the voting stock of the corporation, must obtain the approval of a majority in interest of the shares held by all stockholders, except the acquiror and the officers and inside directors of the corporation, in order to vote the shares acquired. The statute does not require the acquiror to consummate the purchase before the stockholder vote is taken.

     The Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by these provisions by including such an election in its articles of organization or by-laws. The Genzyme By-Laws contain a provision pursuant to which Genzyme elected not to be governed by the Massachusetts Control Share Acquisition statute. If at a future date the Board of Directors of Genzyme determines that it is in the best interests of Genzyme and its stockholders that Genzyme be governed by the statute, however, the Genzyme By-Laws may be amended to permit Genzyme to be governed by such statute. Any such amendment, however, would apply only to acquisitions crossing the thresholds which occur after the effective date of such amendment.

     Delaware does not have a control share acquisition statute.

                  MANAGEMENT AND ACCOUNTING POLICIES GOVERNING
                      THE RELATIONSHIP OF GENZYME DIVISIONS

     Genzyme currently has two classes of common stock outstanding: Genzyme General Division Stock and Genzyme TR Division Stock. Stockholders of Genetrix will receive shares of Genzyme General Division Stock in the Merger. The Genzyme General Division Stock and the Genzyme TR Division Stock are intended to track the performance of the General Division and the Tissue Repair Division, respectively, of Genzyme.

     Genzyme has adopted the following policies to govern the management of the Tissue Repair Division and its relationship to the General Division. Except as otherwise stated below, the policies may be modified or rescinded in the sole discretion of the Genzyme Board without approval of Genzyme stockholders, subject only to the

Genzyme Board's fiduciary duty to Genzyme's stockholders. The Genzyme Board may also adopt additional policies depending upon the circumstances. Any determination of the Genzyme Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of the two classes of common stock, would be governed by the principles of Massachusetts law discussed under "Risk Factors - No Rights or Additional Duties with Respect to the Divisions; Potential Conflicts." In addition, generally accepted accounting principles require that any change in policy be preferable (in accordance with such principles) to the previous policy.

PURPOSE OF THE TISSUE REPAIR DIVISION. The purpose of the Tissue Repair Division is to create a business with a comprehensive approach to the field of tissue repair by developing and commercializing a portfolio of novel products for the treatment and prevention of serious tissue injury (excluding products developed on behalf of Genzyme Development Partners). In addition to the programs initially assigned to the Tissue Repair Division, it is expected that the Tissue Repair Division portfolio will expand through the addition of complementary products and programs developed either internally or externally to the division, including acquiring or in-licensing from outside of Genzyme. Other than the method of financing, the Tissue Repair Division is operated and managed similarly to other Genzyme divisions.

REVENUE ALLOCATION. Revenues from the sale of a division's products are credited to that division. The cost of research done by one division for the benefit of another division is charged to the division for which the work is done in the manner described in the following paragraph. The division performing the research does not recognize revenue as a result of such research.

EXPENSE ALLOCATION. All direct expenses are charged to the division for the benefit of which they are incurred. Corporate and general and administrative expenses and other shared services or other indirect costs are allocated to each division in a reasonable and consistent manner based on utilization by the division of the services to which such costs relate. To the extent borrowings are deemed to occur between divisions, inter-division accounts will be established with interest imputed at the rate then available to Genzyme for short-term borrowings.

TAX ALLOCATIONS. Income taxes are allocated to each division based upon the financial statement income, taxable income, credits and other amounts properly allocable to such division under generally accepted accounting principles as if each division were a separate taxpayer; provided, however, that as of the end of any fiscal quarter of Genzyme, any projected tax benefit attributable to any division that cannot be utilized by such division to offset or reduce its current or deferred income tax expense may be allocated to any other division without any compensating payment or allocation.

ACQUISITIONS OF PROGRAMS, PRODUCTS OR ASSETS. Upon the acquisition by Genzyme from a third party of any additional programs, products or assets (whether by acquisition of assets or stock, merger, consolidation or otherwise), the aggregate cost of the acquisition and the programs, products or assets acquired will be allocated among the divisions to which such programs, products or assets are assigned. Such assignment and allocation will be made by the Genzyme Board taking into account such matters as the Genzyme Board and its financial advisors, if any, deem relevant. Any such determination by the Genzyme Board will be final and binding on all holders of all classes of common stock.

DISPOSITION OF PROGRAMS, PRODUCTS OR ASSETS. Upon any sale, transfer, assignment or other disposition by Genzyme of any product, program or asset not consisting of all or substantially all of the assets of a division, all proceeds from such disposition will be allocated to the division to which the program, product or asset had been allocated, and such proceeds will be used for the benefit of such division. If a program, product or asset is allocated to more than one division, the proceeds of the disposition will be allocated among such divisions based on their respective interests in such program, product or asset. Such allocation will be made by the Genzyme Board taking into account such matters as the Genzyme Board and its financial advisors, if any, deem relevant. Any such determination by the Genzyme Board will be final and binding on all holders of all classes of common stock.

INTER-DIVISION ASSET TRANSFERS. The Genzyme Board may at any time and from time to time reallocate any program, product or other asset from one division to any other division. All such reallocations will be done at fair market value, determined by the Genzyme Board, taking into account, in the case of a program under development, the commercial potential of such program, the phase of clinical development of such program, the expenses associated with realizing any income from such program, the likelihood and timing of any such realization and other matters that the Genzyme Board and its financial advisors deem relevant. The consideration for such reallocation may be paid by one division to another in cash or, in lieu of cash or other consideration, the Genzyme Board may elect to account for a reallocation of assets from the Tissue Repair Division to the General Division as an increase in the General Designated Shares (shares of Genzyme General Division Stock that Genzyme may issue without allocating any consideration to the General Division) and a reallocation of assets from the General Division to the Tissue Repair Division as either an increase in the TR Designated Shares (certain shares of Genzyme TR Division Stock that Genzyme may issue without allocating any consideration to the Tissue Repair Division) or a reduction in the General Designated Shares, if any, except that a reallocation of assets from the Tissue Repair Division to the General Division may not be accounted for as an increase in General Designated Shares without a class vote of the holders of the Genzyme TR Division Stock.

     Notwithstanding the foregoing, no Key TR Program, as defined below, may be transferred out of the Tissue Repair Division without a class vote of the holders of the Genzyme TR Division Stock unless the Genzyme Board determines that such Key TR Program has application outside of the field of tissue repair (in which case it may be transferred out only for the non-tissue repair applications). A "Key TR Program" is any of the following: (i) Vianain(R) for debridement of necrotic or damaged tissue; (ii) TGF-(beta)2 for all indications licensed from Celtrix Pharmaceuticals, Inc. as of December 16, 1994; (iii) Epicel(sm) cultured epithelial cell autografts for tissue replacement or repair;
(iv) Acticel(sm) cultured epithelial cell allografts for tissue replacement or repair; (v) CARTICEL(TM) Autologous Chondrocyte Service; and (vi) any additional tissue repair program or product being developed from time to time in the Tissue Repair Division which (a) constituted 20% or more of the research and development budget of the Tissue Repair Division in any of three most recently completed fiscal years or (b) has had a cumulative investment of $8 million or more in research and development expenses by the Tissue Repair Division.

     The foregoing policies regarding transfers of assets between divisions may not be changed by the Genzyme Board without a class vote of the holders of the Genzyme TR Division Stock.

ACCESS TO TECHNOLOGY AND KNOW-HOW. The Tissue Repair Division and the General Division each have free access to all technology and know-how of Genzyme that may be useful in such division's business, subject to any obligations or limitations applicable to Genzyme.

DISPOSITION OF TR DESIGNATED SHARES. The TR Designated Shares may be (i) issued upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible notes allocated to the General Division, (ii) subject to the restrictions set forth in the following paragraph, sold for any valid business purpose, or (iii) distributed as a dividend to the holders of shares of Genzyme General Division Stock, all as determined from time to time by the Genzyme Board in its sole discretion. Genzyme distributed approximately 3.4 million of the initial 5.0 million TR Designated Shares as a stock dividend to holders of Genzyme General Division Stock of record on December 16, 1994, and reserved the remaining initial TR Designated Shares for issuance upon the exercise or conversion of Genzyme General Division options, warrants and convertible notes outstanding as of December 15, 1994. To the extent that any such remaining initial TR Designated Shares are not used for such purposes, the Genzyme Board may issue them for any other valid business purposes without crediting any proceeds to the Tissue Repair Division.

ISSUANCE OF ADDITIONAL SHARES OF ANY CLASS OF GENZYME COMMON STOCK. If additional shares of any class of common stock are issued and sold by Genzyme, Genzyme will identify (i) the number of such shares issued and sold for the account of the division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such division and (ii) the number of such shares issued and sold that will reduce the number of Designated Shares from such division and the proceeds of which may be used for any valid business purpose. Notwithstanding the foregoing, Genzyme will not sell any shares of Genzyme TR Division Stock without allocating the proceeds to the Tissue Repair Division (except upon exercise or conversion of General Division options, warrants or convertible notes outstanding as of December 16, 1994) unless (i) the Genzyme Board of Directors determines that the Tissue Repair Division has cash sufficient to fund its operations for at least the next 12 months or (ii) shares of Genzyme TR Division Stock concurrently being sold for the account of the Tissue Repair Division will produce proceeds sufficient to fund the Tissue Repair Division's cash needs for the next 12 months.

RESERVATION OF SHARES OF GENZYME TR DIVISION STOCK. Genzyme has reserved approximately 2,000,000 shares of Genzyme TR Division Stock for issuance to Genzyme employees pursuant to grants made after December 15, 1994 under one or more employee incentive plans.

OPEN MARKET PURCHASES OF SHARES OF ANY CLASS. Genzyme may make open market purchases of any class of its common stock in accordance with applicable securities law requirements; provided, however, that such purchases of Genzyme TR Division Stock may not be made if as an immediate result thereof the number of TR Designated Shares would represent more than 60% of the number of TR Designated Shares plus the number of outstanding shares of Genzyme TR Division Stock. Such restriction is intended to prevent Genzyme from using open market purchases to effect a redemption of the Genzyme TR Division Stock without paying the 30% premium required for a complete redemption of Genzyme TR Division Stock under the terms of the Genzyme Charter. In addition, within 90 days of any open market purchase of any class of common stock, Genzyme may not exchange shares of such class for cash or shares of any other class of common stock. See "Comparison of Rights of Holders of Genzyme General Division Stock and Genetrix Stock - Exchange of Genzyme TR Division Stock."

CLASS VOTING. In addition to any shareholder approval required by Massachusetts law, whenever the approval of the holders of a class of common stock is required to take any action pursuant to these policies or the Genzyme Charter, such requirement will be satisfied if a meeting of the holders of such class is held at which a quorum is present and the votes cast in favor of the proposed action exceed the votes cast against.

NON-COMPETE. Genzyme will not develop products outside of the Tissue Repair Division that compete or would compete in the market with products being developed or sold by the Tissue Repair Division.

                                 LEGAL OPINIONS

     The validity of the Genzyme General Division Stock to be issued in connection with the Merger will be passed upon for Genzyme by Palmer & Dodge, Boston, Massachusetts, counsel for Genzyme. Palmer & Dodge will also opine to Genetrix upon certain of the federal income tax consequences of the Merger. Peter Wirth, a partner in Palmer & Dodge, is a Senior Vice President, the General Counsel and the Clerk of Genzyme. As of February 1, 1996, Mr. Wirth beneficially owned 5,611 and 2,500 shares of Genzyme General Division Stock and Genzyme TR Division Stock, respectively, subject to options exercisable within 60 days.


     Rutan & Tucker, Costa Mesa, California, is acting as counsel for Genetrix in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                     EXPERTS

     The consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements of Genzyme General Division and the combined financial statements of Genzyme Tissue Repair Division as of December 31, 1993 and 1994 for each of the three years in the period ended December 31, 1994 included in Genzyme's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendments Nos. 1 and 2 thereto on Form 10-K/A, that have been incorporated by reference in this Prospectus/Proxy Statement have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements and financial statement schedules of BioSurface Technology, Inc. as of December 31, 1992 and 1993 and for each of the three years in the period ended December 31, 1993, appearing at pages III-19 to III-42 of Annex III to the Company's Registration Statement on Form S-4 (File No. 33-83346), that have been incorporated by reference into this Prospectus/Proxy Statement have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Genetrix as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 included in this Prospectus/Proxy Statement of Genzyme which is referred to and made part of this Prospectus/Proxy Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young LLP are expected to attend the Special Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

     The balance sheets of Genzyme Development Partners, L.P. as of December 31, 1993 and 1994 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 included in Genzyme Development Partners' Annual Report on Form 10-K for the year ended December 31, 1994 that have been incorporated by reference in this Prospectus/Proxy Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               FINANCIAL ADVISORS

     Alex. Brown acted as financial advisor to Genetrix in connection with the Merger. Pursuant to the terms of its engagement, Genetrix has agreed to pay Alex. Brown a transaction fee, upon consummation of the Merger, equal to $500,000 plus 5% of the amount by which the Merger Consideration exceeds $35,000,000. Genetrix has also agreed to pay Alex. Brown a fee of $250,000, creditable against the transaction fee, for rendering its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by Genetrix stockholders. In addition, Genetrix has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Alex. Brown and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

                            SOLICITATION COMPENSATION

     Genetrix will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock in connection with the Special Meeting. In addition to the use of mails, proxies may be solicited by officers and employees of Genetrix in person or by telephone.

                                  OTHER MATTERS

     Genetrix knows of no other business that will be presented for action by the stockholders at the Special Meeting. If other business is properly presented for consideration at the Special Meeting, the enclosed proxy authorizes the person named therein to vote the shares in their discretion.

                     INDEX TO GENETRIX FINANCIAL STATEMENTS

                                                                                                              Page
                                                                                                              ----

Report of Independent Auditors...........................................................................      F-2

Consolidated Balance Sheets as of September 30, 1995 (unaudited) and December 31, 1994 and 1993..........      F-3

Consolidated Statements of Operations for the years ended December 31, 1994, 1993 and 1992 and
for the nine months ended September 30, 1995 and 1994 (unaudited)........................................      F-5

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994, 1993 and
1992 and for the nine months ended September 30, 1995 and 1994 (unaudited)...............................      F-6

Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992
and for the nine months ended September 30, 1995 and 1994 (unaudited)....................................      F-7

Notes to Consolidated Financial Statements...............................................................      F-8

                         Report of Independent Auditors

The Board of Directors and Stockholders
Genetrix, Inc.

We have audited the accompanying consolidated balance sheets of Genetrix, Inc. as of December 31, 1993 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Genetrix, Inc. at December 31, 1993 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                                           /s/ ERNST & YOUNG LLP


Phoenix, Arizona
May 25, 1995

                                 Genetrix, Inc.

                           Consolidated Balance Sheets

                                                                        DECEMBER 31         SEPTEMBER 30
                                                                    1993           1994          1995
                                                               -----------------------------------------
ASSETS                                                                                       (Unaudited)
Current assets:
   Cash and cash equivalents                                   $ 3,743,601    $ 1,050,007    $   422,167
   Trade accounts receivable, net of allowance for doubtful
     accounts of $777,258 in 1993, $988,202 in 1994 and
     $1,029,253 in 1995                                          2,543,654      4,479,222      4,249,371
   Inventories                                                     301,201        319,658        305,893
   Prepaid expenses and other current assets                       229,824        262,628        415,318
                                                               -----------------------------------------
Total current assets                                             6,818,280      6,111,515      5,392,749

Equipment, furniture and fixtures, net                           2,083,398      4,051,522      3,874,895

Excess of purchase price over net assets, net                         --        2,813,803      2,650,281

Other assets                                                     1,538,662        173,125        186,843


                                                               -----------------------------------------
Total assets                                                   $10,440,340    $13,149,965    $12,104,768
                                                               =========================================


See accompanying notes.

                                                                               DECEMBER 31              SEPTEMBER 30
                                                                          1993             1994             1995
                                                                      ----------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                                                     (Unaudited)
Current liabilities:
   Accounts payable                                                   $    510,335     $  1,318,697     $  1,215,589
   Accrued liabilities                                                   2,343,201        2,620,276        1,782,108
   Line of credit                                                             --            500,000        1,000,000
   Current portion of notes payable                                      1,347,178          602,352          207,655
   Capital lease obligations due within one year                           203,356          301,174          286,431
   Current portion of deferred lease incentive                              20,806           20,806           20,806
                                                                      ----------------------------------------------
Total current liabilities                                                4,424,876        5,363,305        4,512,589

Other liabilities                                                           25,000             --               --
Capital lease obligations due after one year                               110,058          209,572          215,328
Deferred lease incentive                                                   227,613          206,807          191,203
Notes payable due after one year                                           256,879          135,135           79,055

Commitments and contingency

Stockholders' equity:
   Convertible preferred stock, $.001 par value, 7,000,000 shares authorized:
     Series A, 1,148,040 shares issued and outstanding in 1993 and
       1,530,720 in 1994 and 1995, respectively, liquidation
       preference of $4,592,160                                              1,148            1,531            1,531
     Series B, 114,804 shares issued and outstanding in 1993 and
       153,072 in 1994 and 1995, respectively, liquidation
       preference of $459,216                                                  115              153              153
     Series C, 10,120 shares issued and outstanding in 1993 and
       13,327 in 1994 and 1995, respectively, liquidation
       preference of $79,962                                                    10               13               13
     Series D, 37,500 shares issued and outstanding in 1994 and
       1995, liquidation preference of $225,000                               --                 37               37
     Series E, 1,200,000 shares issued and outstanding in 1993 and
       1,600,000 in 1994 and 1995, respectively, liquidation
       preference of $8,000,000                                              1,200            1,600            1,600
     Series F, 1,272,727 shares issued and outstanding in 1993 and
       1,696,969 in 1994 and 1995, respectively, liquidation
       preference of $9,330,330                                              1,273            1,697            1,697
   Common stock, $.0025 par value, 20,000,000 shares authorized:
     Class A, 3,927,739, 4,596,362 and 5,251,485 shares issued
       and outstanding in 1993, 1994, and 1995, respectively                 9,820           11,482           13,120
     Class B, 654,623 shares issued and outstanding in 1994                   --              1,637             --
   Additional paid-in capital                                           19,343,433       24,492,349       24,479,712
   Accumulated deficit                                                 (13,961,085)     (17,275,353)     (17,391,270)
                                                                      ----------------------------------------------
Total stockholders' equity                                               5,395,914        7,235,146        7,106,593
                                                                      ----------------------------------------------
Total liabilities and stockholders' equity                            $ 10,440,340     $ 13,149,965     $ 12,104,768
                                                                      ==============================================


See accompanying notes.

                                 Genetrix, Inc.

                      Consolidated Statements of Operations

                                                                                                    NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31                        SEPTEMBER 30
                                               1992             1993             1994             1994             1995
                                          --------------------------------------------------------------------------------
                                                                                                      (Unaudited)
Net revenues                              $ 13,819,304     $ 15,088,514     $ 19,833,953     $ 14,057,958     $ 16,391,429
Cost of revenues                             7,398,924        7,960,642       10,784,454        7,836,318        8,420,651
                                          --------------------------------------------------------------------------------
Gross margin                                 6,420,380        7,127,872        9,049,499        6,221,640        7,970,778

Operating expenses:
   Selling, general and administrative       9,316,146        8,031,629        9,107,640        6,501,363        7,527,508
   Amortization                              1,268,776        1,288,799        1,043,820          932,748          395,580
   Restructuring expenses                         --               --          1,229,442        1,229,442             --
   Write-down of intangibles                      --            901,586          834,092          834,092             --
   Offering expense                            417,783             --               --               --               --
                                          --------------------------------------------------------------------------------
                                            11,002,705       10,222,014       12,214,994        9,497,645        7,923,088
                                          --------------------------------------------------------------------------------
   Operating (loss) income                  (4,582,325)      (3,094,142)      (3,165,495)      (3,276,005)          47,690
   Interest expense                           (236,901)        (210,749)        (209,118)        (163,958)        (170,341)
   Interest and other income                   175,507          109,659           60,345          101,489            6,734
                                          --------------------------------------------------------------------------------
Net loss                                  $ (4,643,719)    $ (3,195,232)    $ (3,314,268)    $ (3,338,474)    $   (115,917)
                                          ================================================================================
Loss per common share                     $      (1.20)    $       (.81)    $       (.69)    $       (.72)    $       (.02)
Weighted average common shares
   outstanding                               3,873,489        3,927,739        4,808,903        4,662,875        5,251,152

See accompanying notes.

                                 Genetrix, Inc.
                 Consolidated Statements of Stockholders' Equity

                                                   Series A    Series B    Series C    Series D    Series E    Series F     Class A
                                                   Preferred   Preferred   Preferred   Preferred   Preferred   Preferred    Common
                                                     Stock       Stock       Stock       Stock       Stock       Stock       Stock
                                                   ---------------------------------------------------------------------------------
Balances at December 31, 1991                       $1,148       $115         $ -         $ -       $1,200      $    -      $ 8,435
Issuance of common stock:
   Class A - 153,833 shares                                                                                                     385
Issuance of Class A common stock in exchange
   for surrendered Class B common stock (400,000                                                                              1,000
   shares)
Issuance of preferred stock:
   Series C - 5,453 shares                                                      5
   Series F - 1,272,727 shares                                                                                   1,273
Accretion of mandatory redemption value on
   Series C and D preferred stock
Net loss
                                                    --------------------------------------------------------------------------------
Balances at December 31, 1992                        1,148        115           5           -        1,200       1,273        9,820
Issuance of preferred stock:
   Series C - 4,667 shares                                                      5
Accretion of mandatory redemption value on
   Series C and D preferred stock
Net loss
                                                    --------------------------------------------------------------------------------
Balances at December 31, 1993                        1,148        115          10           -        1,200       1,273        9,820
Issuance of stock for acquisition                      383         38           3                     400          424        1,637
   Common stock:
     Class A - 654,623 shares
     Class B - 654,623 shares
   Preferred stock:
     Series A - 382,680 shares
     Series B - 38,268 shares
     Series C - 3,207 shares
     Series E - 400,000 shares
     Series F - 424,242 shares
Extinguishment of note payable - 37,500 shares                                             37
Exercise of stock options - 10,000 shares                                                                                        25
Accretion of mandatory redemption value on
   Series C and D preferred stock
Net loss
                                                    --------------------------------------------------------------------------------
Balances at December 31, 1994                        1,531        153          13          37        1,600       1,697       11,482
Exercise of stock options - 500 shares (unaudited)                                                                                1
Accretion of mandatory redemption value on
   Series C and D preferred stock (unaudited)
Conversion of Class B to Class A common stock -
   654,623 shares (unaudited)                                                                                                 1,637
Net loss (unaudited)
                                                    --------------------------------------------------------------------------------
Balances at September 30, 1995 (unaudited)          $1,531       $153         $13         $37       $1,600      $1,697      $13,120
                                                    ================================================================================

                                                       Class B       Additional                           Total
                                                       Common         Paid-in          Accumulated     Stockholders'
                                                        Stock         Capital            Deficit          Equity
                                                       -------------------------------------------------------------
Balances at December 31, 1991                          $ 1,000      $12,793,616       $ (6,122,134)     $ 6,683,380
Issuance of common stock:
   Class A - 153,833 shares                                              75,118                              75,503
Issuance of Class A common stock in exchange
   for surrendered Class B common stock (400,000        (1,000)
   shares)
Issuance of preferred stock:
   Series C - 5,453 shares                                               21,807                              21,812
   Series F - 1,272,727 shares                                        6,469,455                           6,470,728
Accretion of mandatory redemption value on
   Series C and D preferred stock                                       (17,500)                            (17,500)
Net loss                                                                                (4,643,719)      (4,643,719)
                                                    ---------------------------------------------------------------
Balances at December 31, 1992                                -       19,342,496        (10,765,853)       8,590,204
Issuance of preferred stock:
   Series C - 4,667 shares                                               18,663                              18,668
Accretion of mandatory redemption value on
   Series C and D preferred stock                                       (17,726)                            (17,726)
Net loss                                                                                (3,195,232)      (3,195,232)
                                                    ---------------------------------------------------------------
Balances at December 31, 1993                                -       19,343,433        (13,961,085)       5,395,914
Issuance of stock for acquisition                        1,637        4,995,478                           5,000,000
   Common stock:
     Class A - 654,623 shares
     Class B - 654,623 shares
   Preferred stock:
     Series A - 382,680 shares
     Series B - 38,268 shares
     Series C - 3,207 shares
     Series E - 400,000 shares
     Series F - 424,242 shares
Extinguishment of note payable - 37,500 shares                          149,963                             150,000
Exercise of stock options - 10,000 shares                                 4,975                               5,000
Accretion of mandatory redemption value on
   Series C and D preferred stock                                        (1,500)                             (1,500)
Net loss                                                                                (3,314,268)      (3,314,268)
                                                    ---------------------------------------------------------------
Balances at December 31, 1994                            1,637       24,492,349        (17,275,353)       7,235,146
Exercise of stock options - 500 shares (unaudited)                        1,499                               1,500
Accretion of mandatory redemption value on
   Series C and D preferred stock (unaudited)                           (14,136)                            (14,136)
Conversion of Class B to Class A common stock -
   654,623 shares (unaudited)                           (1,637)
Net loss (unaudited)                                                                      (115,917)        (115,917)
                                                    ---------------------------------------------------------------
Balances at September 30, 1995 (unaudited)             $     -      $24,479,712       $(17,391,270)     $ 7,106,593
                                                    ===============================================================

See accompanying notes.

                                 Genetrix, Inc.

                      Consolidated Statements of Cash Flows

                                                                                                           NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31                     SEPTEMBER 30
                                                             1992           1993           1994           1994            1995
                                                         -----------------------------------------------------------------------
                                                                                                             (Unaudited)
OPERATING ACTIVITIES
Net loss                                                 $(4,643,719)   $(3,195,232)   $(3,314,268)   $(3,338,474)   $  (115,917)
Adjustments to reconcile net loss to net cash (used
   in) provided by operating activities:
     Depreciation and amortization                         1,623,238      1,797,390      1,713,368      1,472,743      1,054,439
     Loss on sale-leaseback of equipment, furniture
       and fixtures                                             --           10,192           --             --             --
     Loss on sale of equipment, furniture and fixtures         6,103           --             --             --             --
     Write-down of intangibles                                  --          901,586        834,092        834,092           --
     Issuance of common stock for services rendered           20,000           --             --             --             --
     Provision for contractual allowance and doubtful
       accounts                                            1,139,277      1,511,546      2,982,775      2,027,166      2,361,302
     Amortization of deferred lease incentive                (20,806)       (20,806)       (20,806)       (15,604)       (15,604)
     Changes in operating assets and liabilities:
       Accounts receivable                                (1,206,385)    (1,969,101)    (2,805,056)    (1,806,527)    (2,131,451)
       Inventories                                           (52,948)        13,000         43,372        (77,272)        13,765
       Prepaid expenses and other current assets             (72,016)       (49,386)       141,886       (246,385)      (152,690)
       Accounts payable                                      (16,253)      (102,073)       808,362        544,518       (103,108)
       Accrued liabilities                                 1,117,295         18,934     (1,280,648)      (165,904)      (851,058)
       Other liabilities                                    (111,003)          --          (25,000)          --             --
                                                         -----------------------------------------------------------------------
Net cash (used in) provided by operating activities       (2,217,217)    (1,083,950)      (921,923)      (771,647)        59,678

INVESTING ACTIVITIES
Purchase of short-term investments                          (454,429)          --             --             --             --
Proceeds from short-term investments                            --        2,975,580           --             --             --
Purchase of equipment, furniture and fixtures               (991,027)      (435,382)      (411,839)      (395,608)      (158,056)
Proceeds from sale of equipment, furniture and
   fixtures                                                    1,800        132,501           --             --             --
Increase in other assets                                        --             --          (13,125)       (14,734)       (13,718)
Acquisition of new businesses, net of cash received         (466,343)          --          (57,292)       (57,292)        (7,401)
                                                         -----------------------------------------------------------------------
Net cash (used in) provided by investing activities       (1,909,999)     2,672,699       (482,256)      (467,634)      (179,175)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                        55,503           --            5,000          5,000          1,500
Proceeds from line of credit                                    --             --          500,000           --          500,000
Proceeds from issuance of preferred stock and
   detachable warrants                                     6,470,728           --             --             --             --
Principal payments on notes payable                         (412,500)       (98,809)    (1,398,653)    (1,097,500)      (702,639)
Payments under capital lease obligations                    (174,124)      (203,932)      (395,762)      (307,308)      (307,204)
                                                         -----------------------------------------------------------------------
Net cash provided by (used in) financing activities        5,939,607       (302,741)    (1,289,415)    (1,399,808)      (508,343)
                                                         -----------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents                                              1,812,391      1,286,008     (2,693,594)    (2,639,089)      (627,840)
Cash and cash equivalents at beginning of
  year                                                       645,202      2,457,593      3,743,601      3,743,601      1,050,007
                                                         -----------------------------------------------------------------------
Cash and cash equivalents at end of year                 $ 2,457,593    $ 3,743,601    $ 1,050,007    $ 1,104,512    $   422,167
                                                         =======================================================================


See accompanying notes.

                                 Genetrix, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1994

(Information for the nine months ended September 30, 1994 and 1995 is unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Genetrix, Inc. (the Company) was incorporated in the state of Nevada on January 22, 1988, and formally commenced operations on November 1, 1988. Prior to this date, the Company was in the development stage, and its activities consisted of capital raising efforts and other organizational activities. Effective May 7, 1990, the Company reincorporated in the state of Delaware. Existing stockholders retained the same ownership interest in the Delaware company as in the Company prior to reorganization.

The Company provides medical laboratory services, primarily in the area of genetics, and operates laboratory facilities in Yonkers, New York; Alameda, California; Philadelphia, Pennsylvania; Tampa, Florida; Las Vegas, Nevada; Phoenix and Scottsdale, Arizona.

The Company has experienced losses and negative cash flows for the past several years. Management plans to finance the Company through current operations and utilization of the bank facility. If the financing arrangements contemplated by management are not sufficient, the Company believes it will be able to seek other financing alternatives and/or reevaluate operating plans.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Genetrix of New York, Inc., Genetrix of Georgia, Inc., NMG Genetic Services, Inc., and Genetics Services of New Jersey, Inc. All significant intercompany accounts and transactions have been eliminated.

Revenue Recognition

Revenues are recognized upon performance of services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

                                 Genetrix, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories consist primarily of lab chemicals and serum and are stated at the lower of cost or market, cost being determined using the first-in, first-out method.

Equipment, Furniture and Fixtures

Equipment, furniture and fixtures are stated at cost. Depreciation is determined using the straight-line method over estimated useful lives of the related assets which range from three to ten years. Amortization of leasehold improvements and property under capital leases is determined using the straight-line method over the estimated useful life of the related asset or the lease term, whichever is shorter. Amortization on property under capital leases is included with depreciation expense.

Excess of Purchase Price Over Net Assets

Purchase prices of acquired businesses that are accounted for as purchases have been allocated to the assets and liabilities acquired based on the estimated fair values on the respective acquisition dates. Based on these values, the excess purchase price over the fair market values of the net assets acquired are being amortized over seven years on a straight line basis. Accumulated amortization through December 31, 1994 and September 30, 1995 was approximately $296,000 and $692,000 (unaudited), respectively.

Income Taxes

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (FAS 109) "Accounting for Income Taxes." Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FAS
109. As permitted under these new rules, prior years' financial statements have not been restated. There was no cumulative effect adjustment resulting from the Company's adoption of FAS 109.

Loss Per Share

Loss per share is computed on net loss and the weighted average number of common stock and common stock equivalent shares outstanding during the year. All outstanding stock options and warrants were excluded from the computation because they were antidilutive.

                                 Genetrix, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Consolidated Statement of Cash Flows

The Company paid interest of approximately $215,000, $187,000, $250,000 and $164,000 (unaudited) and $170,000 (unaudited) for the years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively. No income taxes were paid in 1992, 1993, 1994 or for the first nine months in 1995.

                                                                                   NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31       SEPTEMBER 30
                                                    1992       1993       1994      1994      1995
                                                  --------------------------------------------------
                                                                                      (Unaudited)
Supplemental schedule of noncash investing
  and financing activities:
     Capital lease obligations related to
       acquisition of equipment                   $  --     $132,501   $ 79,900   $79,900   $298,217
     Extinguishment of note payable through the
       issuance of 37,500 shares of Series D
       preferred stock in 1994 and through
       issuance of 4,667 and 5,453 shares of
       Series C preferred stock in 1993
       and 1992, respectively                      21,812     18,668    150,000      --         --

Additionally, in connection with the acquisitions described in Note 2, the Company assumed and incurred liabilities directly in conjunction with the acquisitions as follows:

                                                                                            NINE MONTHS
                                                                                               ENDED
                                                              YEAR ENDED DECEMBER 31        SEPTEMBER 30
                                                             1992     1993        1994         1995
                                                         -----------------------------------------------
                                                                                            (Unaudited)
Fair value of assets acquired                            $ 931,000    $--     $ 4,699,000    $ 232,000
Excess of purchase price over net assets including
   related acquisition costs of approximately $118,000        --       --       3,110,000         --
Fair value of liabilities assumed                         (465,000)    --      (2,752,000)        --
Fair value of equity issued                                   --       --      (5,000,000)        --
Fair value of note payable issued                             --       --            --       (225,000)
                                                         ---------------------------------------------
Acquisition costs, net of cash received                  $ 466,000    $--     $    57,000    $   7,000
                                                         =============================================

Reclassifications

Certain reclassifications have been made to the 1992 and 1993 financial statements to conform to the 1994 presentation.

                                 Genetrix, Inc.

2. ACQUISITIONS

In April 1994, the Company acquired substantially all of the assets and liabilities of MediGene, Inc. for issuance of 654,623 shares of Class A common stock, 654,623 shares of Class B common stock, 382,680 shares of Series A preferred stock, 38,268 shares of Series B preferred stock, 3,207 shares of Series C preferred stock, 400,000 shares of Series E preferred stock, 424,242 shares of Series F preferred stock and 408,013 warrants for the purchase of Class B common stock, representing approximately 25 percent of the issued and outstanding stock as of the date of the transaction. The transaction was valued at $5,000,000 for financial statement presentation purposes, and the value of the stock issued in connection with the acquisition was based on the estimated fair value of the net assets and related business acquired. The acquisition was accounted for under the purchase method of accounting, and accordingly, the purchase price was allocated to the fair market value of the assets acquired, which consist of accounts receivable, laboratory equipment, furniture and fixtures, and goodwill.

Results of operations from the acquisition of MediGene, Inc. are included in the accompanying statement of operations from its purchase date. The following summarizes the unaudited pro forma combined results of operations for the two years ended December 31, 1994 of the Company and MediGene, Inc. as if the acquisition had occurred January 1, 1993:

                                                    YEAR ENDED DECEMBER 31
                                                 1993                   1994
                                            ------------------------------------
Net revenues                                $ 24,000,000           $ 23,000,000
Net loss                                       3,000,000              3,100,000
Loss per share                                      (.76)                  (.64)

In July 1992, the Company acquired certain assets from and entered into an Operating Agreement with the Research and Education Institute, Inc., Harbor-UCLA Medical Center (REI) for cash of $440,000 and a note payable aggregating $600,000 including interest (Note 6), payable over four years. The purchase price was assigned to the customer list acquired and was being amortized over 10 years. In January 1994, the Company ceased operations at the Harbor-UCLA facility. Accordingly, the Company wrote off the remaining net book value of the customer lists at December 31, 1993 in the amount of $760,000 (Note 11).

The pro forma effect of the REI acquisitions on net revenues, net loss and loss per share of the Company for the year ended December 31, 1992 was not significant.

                                 Genetrix, Inc.

3. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amount used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                               DECEMBER 31            SEPTEMBER 30
                                          1993             1994            1995
                                     ---------------------------------------------
                                                                       (Unaudited)
Net operating loss carryforwards     $ 3,722,000      $ 5,042,000      $ 5,200,000
Accrued vacation                          69,000          123,000          167,000
Bad debts                                311,000          620,000          586,000
Deferred lease incentive                  98,000           91,000           85,000
Accrued expenses                         298,000          235,000          128,000
Other                                    361,000           54,000          112,000
                                     ---------------------------------------------
                                       4,859,000        6,165,000        6,278,000
Less valuation allowance              (4,859,000)      (6,165,000)      (6,278,000)
                                     ---------------------------------------------
Net deferred tax assets              $      --        $      --        $      --
                                     =============================================

The valuation allowance increased by approximately $1,306,000 and $113,000 during the year ended December 31, 1994 and the nine months ended September 30, 1995.

As of December 31, 1994, the Company had federal and state net operating loss carryforwards of approximately $12,600,000 and $12,400,000, respectively. As of September 30, 1995, the Company had federal and state net operating loss carryforwards of approximately $13,000,000 (unaudited) and $12,800,000 (unaudited), respectively. The federal net operating loss carryforwards will expire at various dates from 2001 through 2009 and the state net operating loss carryforwards will begin to expire in 1995, if not utilized. Utilization of the net operating losses will be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986 and similar state tax provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The federal net operating loss carryforward differs from the accumulated deficit primarily due to (a) losses incurred while the Company was operating under Subchapter S Corporation status as defined in the Internal Revenue Code which were allocated to the corporate shareholders and thus are not available to the Company, and (b) temporary differences in the recognition of certain revenue and expense items for financial and federal tax reporting purposes, consisting primarily of certain accrued expenses and reserves that are not currently deductible for income tax purposes.

                                 Genetrix, Inc.

3. INCOME TAXES (CONTINUED)

For the years ended December 31, 1992, 1993, 1994 and the nine months ended September 30, 1994 and 1995, the statutory federal income tax rate of 34 percent differs from the effective income tax rate (0 percent) due to the valuation allowances provided.

4. EQUIPMENT, FURNITURE AND FIXTURES

Equipment, furniture and fixtures consists of the following at December 31:

                                                             DECEMBER 31             SEPTEMBER 30
                                                       1993              1994            1995
                                                   ---------------------------------------------
                                                                                     (Unaudited)
Equipment                                          $ 2,246,268      $ 3,989,823      $ 4,278,512
Furniture and fixtures                                 390,015          541,198          700,342
Leasehold improvements                                 432,505        1,215,498        1,223,938
                                                   ---------------------------------------------
                                                     3,068,788        5,746,519        6,202,792
Less accumulated depreciation and amortization        (985,390)      (1,694,997)      (2,327,897)
                                                   ---------------------------------------------
                                                   $ 2,083,398      $ 4,051,522      $ 3,874,895
                                                   =============================================

5. LINE OF CREDIT

Effective December 31, 1994, the Company entered into a Loan and Security Agreement (the Loan Agreement) with a bank. The Loan Agreement provides for borrowings up to $1,500,000, subject to a borrowing base calculation during a period expiring October 31, 1995. As of December 31, 1994 and September 30, 1995, the Company's borrowing base was $1,500,000. Interest is paid monthly at a rate of two percent over the prime interest rate of the bank. Prime was approximately eight and one half percent as of December 31, 1994. The bank holds as collateral for the Loan Agreement substantially all assets of the Company except those subject to lease agreements or those acquired subject to installment payment arrangements. The Loan Agreement contains various restrictive covenants on financial ratios and profitability levels among other restrictions. The Company had drawn down the Loan Agreement $500,000 as of December 31, 1994 and $1,000,000 (unaudited) as of September 30, 1995.

                                 Genetrix, Inc.

6. NOTES PAYABLE

Notes payable consists of the following:

                                                                  DECEMBER 31          SEPTEMBER 30
                                                             1993            1994          1995
                                                         ------------------------------------------
                                                                                       (Unaudited)
Note payable to NMG Genetic Services bearing
   interest at 9%, requires monthly principal and
   interest payments of $122,666; paid in full in
   April 1995                                            $ 1,237,500      $ 480,609      $    --
Note payable to REI, net of $43,000 interest
   imputed at 11%, due in annual installments of
   $150,000, including interest and principal, final
   payment due July 1996                                     366,557        256,878        138,262
Note payable to University of South Florida, net
   of $22,000 interest imputed at 11%, due in
   installments of $10,000, including interest and
   principal, final payment due February 1997                   --             --          148,448
                                                         -----------------------------------------
                                                           1,604,057        737,487        286,710
Less amounts due within one year                          (1,347,178)      (602,352)      (207,655)
                                                         -----------------------------------------
                                                         $   256,879      $ 135,135      $  79,055
                                                         =========================================

Annual maturities of debt are $602,352 in 1995, and $135,135 in 1996.

7. LEASING ARRANGEMENTS

The Company leases certain administrative facilities and equipment under leases accounted for as capital or operating leases.

CAPITAL LEASES

The following amounts are included in equipment, furniture and fixtures as assets recorded under capital leases:

                                                     DECEMBER 31             SEPTEMBER 30
                                                1993            1994            1995
                                             --------------------------------------------
                                                                             (Unaudited)
Cost                                         $ 630,191      $ 1,145,392      $ 1,443,609
Less accumulated amortization                 (387,828)        (586,114)        (709,745)
                                             -------------------------------------------
Net assets recorded under capital leases     $ 242,363      $   559,278      $   733,864
                                             ===========================================

                                 Genetrix, Inc.

7. LEASING ARRANGEMENTS (CONTINUED)

Future minimum lease payments under capital leases, together with the present value of the minimum lease payments as of December 31, 1994 are as follows:

1995                                                              $ 344,597
1996                                                                161,368
1997                                                                 39,388
1998                                                                 20,614
1999                                                                 13,743
                                                                  ---------
Minimum lease payments                                              579,710
Less amount representing interest                                   (68,964)
                                                                  ---------
Present value of net minimum lease payments                         510,746
Less amount due within one year                                    (301,174)
                                                                  ---------
Amount due after one year                                         $ 209,572
                                                                  =========

OPERATING LEASES

The Company leases its administrative facilities and laboratories and certain equipment under noncancelable operating leases with terms in excess of one year. The aggregate future minimum annual rental commitment as of December 31, 1994 under operating leases having noncancelable lease terms in excess of one year is as follows:

1995                                                              $1,245,622
1996                                                                 991,324
1997                                                                 807,685
1998                                                                 817,723
1999                                                                 702,155
Thereafter                                                         2,162,400
                                                                  ----------
                                                                  $6,726,909
                                                                  ==========

                                 Genetrix, Inc.

7. LEASING ARRANGEMENTS (CONTINUED)

During 1990, the Company leased certain administrative and laboratory facilities from Southwest Biomedical Research Institute (the Institute). During December 1990, the Company's former Chairman exercised his option to purchase the subject building and land from the Institute. Simultaneously with this transaction, the former Chairman sold the building and land to an unrelated third party. In connection with this transaction, the Company entered into a fifteen year lease, and as an incentive to enter into this lease, the Company received a payment of approximately $311,000 from the buyer. This amount was deferred and is being amortized on a straight-line basis over fifteen years.

Total rental expense amounted to approximately $635,000, $740,000, $1,079,000 and $803,000 (unaudited) and $793,000 (unaudited) for the years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively.

8. STOCK OPTION AGREEMENTS

The Company has entered into nonqualified stock option agreements with certain employees under which employees and consultants were granted options to purchase shares of the Company's Class A common stock. Options were granted under these agreements at exercise prices equal to or greater than the market value as determined by the Board of Directors. The options become exercisable at varying percentages based upon the term of employment, beginning three months from date of grant, and expire at specified dates not exceeding five years from the date of grant. A total of 164,254 stock options were granted in 1994 under these agreements.

In September 1992, the Board of Directors approved a stock option plan (the
Plan) for eligible employees. The Plan provides for issuance of up to 500,000 stock options to purchase shares of Class A common stock. Options will expire at specified dates not exceeding ten years from the date of grant. Incentive stock options and non-qualified options granted under the Plan will vest over periods not to exceed five years. All stock option grants under the Plan must be at prices of at least 85% of fair market value of the stock at the date of the grant, as determined by the Board of Directors. Stock options will be adjusted for stock splits and stock dividends. A total of 57,000 stock options were granted in 1994 under this plan with an option price of $3.00 per share. During 1994, no compensation expense resulted as the option price was greater than the fair market value of the stock as of the option grant date.

                                 Genetrix, Inc.

8. STOCK OPTION AGREEMENTS (CONTINUED)

A summary of option activity is as follows:

                                                    Number of
                                                     Options       Option Price
                                                    ----------------------------
Outstanding at December 31, 1991                      519,500      $0.00 - $6.00
Granted                                               277,971      $3.00 - $6.00
Exercised                                              (8,000)     $2.00 - $3.00
Canceled                                             (188,000)     $1.50 - $3.00
                                                    ---------
Outstanding at December 31, 1992                      601,471      $0.00 - $6.00
Granted                                               601,266      $3.00
Exercised                                                --
Canceled                                             (189,500)     $2.00 - $3.00
                                                    ---------
Outstanding at December 31, 1993                    1,013,237      $0.00 - $6.00
Granted                                               221,254      $3.00
Exercised                                             (10,000)     $ .50
Canceled                                              (31,200)     $3.00
                                                    ---------
Outstanding at December 31, 1994                    1,193,291      $0.00 - $6.00
Granted (unaudited)                                      --
Exercised (unaudited)                                    (500)     $3.00
Canceled (unaudited)                                  (87,800)     $3.00
                                                    ---------
Outstanding at September 30, 1995 (unaudited)       1,104,991      $0.00 - $6.00
                                                    =========
Exercisable at December 31, 1994                      522,863
                                                    =========
Exercisable at September 30, 1995 (unaudited)         743,431
                                                    =========

                                 Genetrix, Inc.

9. CAPITAL STOCK

Common Stock

In November 1992, the Company entered into an agreement with a significant shareholder whereby the shareholder agreed to restrict the resale of his holdings until May 15, 1995, or earlier under terms defined in the agreement, and to exchange 400,000 shares of Class B common stock for 400,000 shares of Class A common stock. In consideration, the shareholder was to receive $187,500, of which $175,000 is payable semiannually in five equal installments with the final payment due in May 1995. The consideration payable under the agreement and the exchange of Class B common stock for Class A common stock were recorded in the accompanying financial statements as of December 31, 1992.

In accordance with the 1994 acquisition (Note 2), 654,623 shares of Class B common stock and warrants for the purchase of an additional 408,013 shares of Class B common stock were issued. The Class B common stock is convertible into Class A common stock at the earlier of one year following the closing date of the acquisition, the effective date of a public offering of the company's common stock, or immediately preceding the closing of a sale of more than 50 percent of the assets or common stock of the company. The warrants may be used to purchase Class B common stock for an initial purchase price of $3.00 per share (subject to adjustments) through October 10, 1996.

Preferred Stock

Under the Articles, the Company is authorized to issue 7,000,000 shares of $0.001 par value, non cumulative preferred stock, of which the Company has designated 4,698,830 shares as Series A through F. Holders of Series A, Series B, Series E and Series F preferred stock have a non-cumulative dividend preference of $0.27 for Series A and Series B preferred stock, $0.45 for Series E preferred stock and $0.495 for Series F preferred stock. Holders of Series C and D are not entitled to dividends. The liquidation price of Series A and Series B preferred stock is $3.00 per share plus an amount equal to declared but unpaid dividends. The liquidation price of Series E and Series F preferred stock is $5.00 and $5.50 per share, respectively, plus an amount equal to declared but unpaid dividends. The liquidation price of Series C and Series D preferred stock is $6.00 per share subsequent to the distributions of Series A, Series B, Series E, and Series F preferred stock. The Series A and B preferred stock are not redeemable; the Series C preferred stock is redeemable at the option of the Company at any time at the original issue price and is redeemable after January 31, 1996 at the holder's option, at the original issue price; the Series D preferred stock is redeemable at the option of the Company at any time at the original issue price and is redeemable after April 15, 1996 at the holder's option (or earlier should certain conditions or events occur as defined in the Articles), at the original issue price; the Series E and Series F preferred stock is redeemable at the public offering price at the option of the Company on the date of closing of an initial public offering.

                                 Genetrix, Inc.

9. CAPITAL STOCK (CONTINUED)

Each share of Series A, Series C, Series D, Series E and Series F preferred stock automatically converts to Class A common stock upon consummation of a public offering, adjusted for minimum size and per share requirements as defined in the Articles, or may at any time, at the option of the holder, be converted to Class A common stock at certain conversion rates as defined in the Articles. Each share of Series B preferred stock may, at the option of the holder, be converted to Class A common stock after May 14, 1994 under certain conditions and at certain conversion rates as defined in the Articles.

The holder of each share of Series A, Series B, Series E and Series F preferred stock is entitled to one vote for each share held. Additionally, the Company cannot sell or convey assets, merge, consolidate, acquire additional businesses, or increase the size of its board of directors to a number greater than nine members without the majority approval of the holders of the Series A, Series B, Series E and Series F preferred stock. Holders of Series C and Series D preferred stock have no voting rights except as provided by law.

The Series A and Series B preferred stock referred to above was purchased by investors on May 14, 1990 under a Stock and Warrant Purchase Agreement (the Purchase Agreement) for an aggregate purchase price of approximately $3,800,000. Under the Purchase Agreement, the investors also received detachable warrants to purchase 1,148,040 shares of the Company's Class A common stock for an initial purchase price of $3.00 per share (subject to adjustment as defined in the Purchase Agreement). These warrants expired May 14, 1995. The warrants may be exercised at any time on or after the date the Company first redeems any shares of its Series B preferred stock, or may be exchanged at any time the fair market value of the Class A common stock, as defined in the Purchase Agreement, exceeds the initial purchase price. At any time after three months following the effective date of an initial public offering, the Purchase Agreement allows the investors to require registration of the Class A common stock issuable upon conversion of the Series A and Series B preferred stock, and warrants under the Securities Act of 1933.

The Series E preferred stock referred to above was purchased by investors on October 10, 1991 under Purchase Agreements for an aggregate purchase price of approximately $6,000,000. Under the Purchase Agreements, the investors also received detachable warrants to purchase 551,000 shares of the Company's Class A common stock for an initial purchase price of $3.00 per share (subject to adjustment as defined in the Purchase Agreements) through October 10, 1996. In May 1992, the Company issued 136,000 shares of Class A common stock in exchange for 475,000 of these warrants. The remaining warrants may be exercised at any time.

                                 Genetrix, Inc.

9. CAPITAL STOCK (CONTINUED)

Other

In 1992, the Company amended the terms of an existing Master Lease Agreement and obtained a commitment for additional equipment lease financing in exchange for issuing to the lessor a warrant to purchase 12,517 shares of Class A common stock at an exercise price of $4.36 per share and a warrant to purchase 66,667 shares of Class A common stock at an exercise price of $5.00 per share. The warrants expire on August 15, 1999, or earlier, subject to the terms of the Agreement. The lease commitment expired in December 1993.

10. CONTINGENCY

The holder of Series A, Series E and Series F preferred stock may be entitled to additional shares of the class of stock held if subsequent issuance's of stock are at a per share price below the per share price paid at their initial investment adjusted for subsequent issuances of stock. If subsequent share issuances are for consideration other than cash, the value of the shares issued will be established by the Board of Directors irrespective of the value ascribed for financial statement purposes.

As noted in Note 2 to the financial statements, the Company issued 25 percent of each class of stock and warrants outstanding as of April 29, 1994 as consideration for the acquisition of certain of the assets and assumption of certain of the liabilities of MediGene, Inc. For the purpose of its stockholder arrangements, the Board of Directors determined the value of MediGene, Inc.'s assumed net assets to be $15,961,000 (unaudited) using the methodology provided by the Company's Certificate of Incorporation. Therefore, based upon the valuation determined by the Board of Directors, the acquisition did not result in the issuance of additional shares of stock to existing investors. However, for financial reporting purposes the valuation was valued and recorded at $5,000,000 in accordance with Accounting Principle Board Opinion No. 16.

Under the terms of a lease agreement signed in connection with a 1991 acquisition, the Company may be required to provide temporary financing for a period not to exceed 120 days in the amount of $680,000 to the lessor in the event the lessor's loan on the property is accelerated. In August of 1992, the lessor received notice of acceleration from the lender, but to date has not requested financing from the Company.

                                 Genetrix, Inc.

11. INTANGIBLES WRITE-OFF

In August 1994, the Company consolidated its New York operations and closed down its laboratory facility in Flushing, New York. Accordingly, the Company wrote off its remaining book values related to noncompete agreements and customer lists acquired when the facility was purchased ($528,000).

In August 1994, the Company closed its Atlanta facility. Accordingly, the Company wrote off its remaining book values related to the facility customer lists acquired ($306,000).

In January 1994, the Company closed operations at its Harbor-UCLA facility. Accordingly, at December 31, 1993, the Company wrote off its remaining book value ($760,000) in customer lists acquired when the facility was purchased (Note 2). Additionally, the Company reevaluated the carrying value of other customer lists at its Atlanta and New York facilities and determined that a write-down of $140,955 was necessary and recorded such amount in 1993.

12. RESTRUCTURING EXPENSES

As a result of the Medigene acquisition (Note 2), the Company consolidated its two New York laboratory operations into a single facility and consolidated their Atlanta laboratory operations into the Florida facility. Accordingly, certain one-time expenses were incurred to reduce duplicate costs of operations. During the year ended December 31, 1994, the Company incurred approximately $574,000 in termination benefits and approximately $655,000 in lease termination costs of lease payments to maturity, net of any future sublease income, as the appropriate facilities have been abandoned by the Company. Substantially all termination benefits were paid by year-end. At December 31, 1994, approximately $640,000 of restructuring accruals are included in the accrued liabilities line item of the financial statements.

                                 Genetrix, Inc.

13. SUBSEQUENT EVENTS (UNAUDITED)

The Company intends to enter into an Agreement and Plan of Merger (the Agreement) with Genzyme Corporation in December 1995.

If the merger is approved by the Company's shareholders, shares of the Company's stock will convert into and become the right to receive, in the aggregate, that number of shares of Genzyme Corporation General Division Stock (Genzyme Stock) determined by dividing $38,500,000, less the purchase price adjustment amount, as defined in the Agreement, by the closing market value of the Genzyme Stock subject to minimum market price value thresholds (merger consideration).

The merger consideration shall be allocated among the holders of the Company's outstanding stock by first allocating to holders of the Company's preferred stock that number of shares of Genzyme Stock representing the liquidation preference, as defined by the Company's Certificate of Incorporation. The balance of the merger consideration shall be allocated ratably to holders of Series A, Series B, Series E and Series F preferred shares, respectively, and common shares on an as if converted basis, in accordance with the Company's Certificate of Incorporation. Upon consummation of the merger with Genzyme Corporation the following payments will be made: (1) a $1,000,000 management fee to the Chief Executive Officer, (2) a $250,000 fee for financial advisory services to an investment banking firm and (3) $148,000 in employee bonuses.

Effective November 7, 1995, the Company entered into a Loan and Security Agreement with a financial institution. The Loan and Security Agreement provides for borrowings up to $2,000,000, subject to a borrowing base calculation. The Loan and Security Agreement expires on November 30, 1996. Interest is paid monthly at a rate of LIBOR rate plus 5.375 percent. The financial institution holds as collateral for the Loan and Security Agreement substantially all assets of the Company except those subject to lease agreements or those acquired subject to installments payment arrangements.

                      Genzyme Corporation and Subsidiaries
       Introduction and Index to Unaudited Pro Forma Financial Statements
                and Notes to Unaudited Pro Financial Statements

Introduction:

         These unaudited pro forma financial statements and the related notes are presented to give effect to the merger (the "Merger") of Genetrix, Inc. ("Genetrix") with and into Genzyme Corporation's ("Genzyme") using shares of the common stock of the Genzyme General Division (the "General Division")(as described in Note 2), as previously described and the probable acquisition of the assets of Genzyme Development Partners, L.P. ("GDP") by Genzyme (as described in Note 3). Pro forma balance sheets and statements of operations have been presented for both Genzyme and the General Division and assuming that the Merger occurred as of the earliest period presented, January 1, 1992, using the pooling-of-interests accounting method, and that the probable acquisition of GDP occurred as of January 1, 1994, using the purchase accounting method. To distinguish the effect of each transaction, a subtotal column has been included on each financial statement to give effect to the Merger, after certain pro forma adjustments, before consideration of the probable acquisition of GDP and any related pro forma adjustments. The notes to the unaudited pro forma financial statements are defined as related either to the Merger or the acquisition of GDP.


Index to Unaudited Pro Forma Financial Statements                                             Page(s)
-------------------------------------------------                                             -------
  Genzyme Corporation:

   Pro Forma Consolidated Balance Sheets as of September 30, 1995.........................    F-24
   Pro Forma Consolidated Statements of Operations for the Nine Months
         Ended September 30, 1995.........................................................    F-25
   Pro Forma Consolidated Statements of Operations for the Nine Months
         Ended September 30, 1994.........................................................    F-26
   Pro Forma Consolidated Statements of Operations for the Year Ended
         December 31, 1994................................................................    F-27
   Pro Forma Consolidated Statements of Operations for the Year Ended
         December 31, 1993................................................................    F-28
   Pro Forma Consolidated Statements of Operations for the Year Ended
         December 31, 1992................................................................    F-29

  Genzyme General Division:

   Pro Forma Combined Balance Sheets as of September 30, 1995.............................    F-30
   Pro Forma Combined Statements of Operations for the Nine Months
         Ended September 30, 1995.........................................................    F-31
   Pro Forma Combined Statements of Operations for the Nine Months
         Ended September 30, 1994.........................................................    F-32
   Pro Forma Combined Statements of Operations for the Year Ended
         December 31, 1994................................................................    F-33
   Pro Forma Combined Statements of Operations for the Year Ended
         December 31, 1993................................................................    F-34
   Pro Forma Combined Statements of Operations for the Year Ended
         December 31, 1992................................................................    F-35

  Notes to Unaudited Pro Forma Financial Statements.......................................    F-36 to F-40

Genzyme Corporation and Subsidiaries
Pro Forma Consolidated Balance Sheets
As of September 30, 1995

                                                                                            Pro
                                                                                           Forma     Historical
                                                                                          Genzyme     Genzyme
                                               Historical     Historical    Pro     Foot   Corp.     Development
                                                Genzyme        Genetrix,   Forma    Note    and       Partners,
                                                 Corp.           Inc.       Adjs.   Ref.  Genetrix      L.P.
                                               ----------     ----------  --------  ----  --------   -----------
ASSETS
Current Assets:
Cash and cash equivalents                        $ 98,583      $    422   $      -        $ 99,005   $    438
Short-term investments                              8,026             -          -           8,026          -
Accounts receivable, less allowance
  for doubtful accounts                            84,094         4,250          -          88,344          -
Inventories                                        46,385           306          -          46,691          -
Prepaid expenses and other current assets          12,279           415          -          12,694          -
Deferred tax assets - current                       4,072             -          -           4,072          -
                                                 --------      --------   --------        --------   --------
Total current assets                              253,439         5,393          -         258,832        438

Property, plant & equipment, net                  321,520         3,875          -         325,395          -

Other Assets:
Long-term investments                              57,873             -          -          57,873          -
Notes receivable-related party                      1,429             -          -           1,429          -
Intangibles, net of accumulated amortization       26,257         2,650          -          28,907          -
Deferred tax assets - noncurrent                   28,473             -          -          28,473          -
Other noncurrent assets                            27,901           187          -          28,088          -
                                                 --------      --------   --------        --------   --------
Total other assets                                141,933         2,837          -         144,770          -
                                                 --------      --------   --------        --------   --------

Total assets                                     $716,892      $ 12,105   $      0        $728,997   $    438
                                                 ========      ========   ========        ========   ========

LIABILITIES AND DIVISION EQUITY
Current liabilities:
Accounts payable                                   11,422         1,216          -          12,638          -
Accrued expenses                                   37,340         1,803          -          39,143          -
Payable to Genzyme General Division                     -             -          -               -         83
Income taxes payable                                3,393             -          -           3,393          -
Deferred revenue                                    2,016             -          -           2,016          -
Current portion of long-term debt and
  capital lease obligations                           888         1,494          -           2,382          -
                                                 --------      --------   --------        --------   --------
Total current liabilities                          55,059         4,513          -          59,572         83

Noncurrent liabilities:
Long-term debt and capital lease obligations      126,258           294          -         126,552          -
Other noncurrent liabilities                        8,834           191          -           9,025          -
                                                 --------      --------   --------        --------   --------
                                                  135,092           485          -         135,577          -

Minority interest in subsidiaries                   1,510             -          -           1,510          -

Stockholders' Equity:
General Division Stock, $.01 par value                272             -          5  (A)        277          -
TR Stock, $.01 par value                              120             -          -             120          -
Treasury Stock, at cost                              (881)            -          -            (881)         -
Genetrix, Inc. convertible preferred stock              -             5         (5) (B)          0          -
Genetrix, Inc. common stock                             -            13        (13) (C)          0          -
Additional paid-in capital                        540,386        24,480         (5) (A)
                                                                                 5  (B)                     -
                                                                                13  (C)    564,879     32,629

Accumulated deficit                               (12,102)      (17,391)         -         (29,493)   (32,274)



Other equity adjustments                           (2,564)            -          -          (2,564)         -
                                                 --------      --------   --------        --------   --------

Total division equity                             525,231         7,107          0         532,338        355
                                                 --------      --------   --------        --------   --------
Total liabilities and division equity            $716,892      $ 12,105   $      0        $728,997   $    438
                                                 ========      ========   ========        =======    ========


                                                                    Pro
                                                    Pro   Foot     Forma
                                                   Forma  Note    Genzyme
                                                   Adjs.  Ref.     Corp.
                                                   -----  ----    -------
ASSETS
Current Assets:
Cash and cash equivalents                        $      -       $  99,443
Short-term investments                                  -           8,026
Accounts receivable, less allowance
  for doubtful accounts                                 -          88,344
Inventories                                             -          46,691
Prepaid expenses and other current assets             (83)(D)      12,611
Deferred tax assets - current                           -           4,072
                                                 --------       ---------
Total current assets                                  (83)        259,187

Property, plant & equipment, net                        -         325,395

Other Assets:
Long-term investments                                   -          57,873
Notes receivable-related party                          -           1,429
Intangibles, net of accumulated amortization            -          28,907
Deferred tax assets - noncurrent                        -          28,473
Other noncurrent assets                                 1 (E)      28,089
                                                 --------       ---------
Total other assets                                      1         144,771
                                                 --------       ---------

Total assets                                     $    (82)      $ 729,353
                                                 ========       =========

LIABILITIES AND DIVISION EQUITY
Current liabilities:
Accounts payable                                        -          12,638
Accrued expenses                                        -          39,143
Payable to Genzyme General Division                   (83)(D)           0
Income taxes payable                                    -           3,393
Deferred revenue                                        -           2,016
Current portion of long-term debt and
  capital lease obligations                             -           2,382
                                                 --------       ---------
Total current liabilities                             (83)         59,572

Noncurrent liabilities:
Long-term debt and capital lease obligations                      126,552
Other noncurrent liabilities                            -           9,025
                                                 --------       ---------
                                                        -         135,577

Minority interest in subsidiaries                       -           1,510

Stockholders' Equity:
General Division Stock, $.01 par value                 13(G)          290
TR Stock, $.01 par value                                -             120
Treasury Stock, at cost                                 -            (881)
Genetrix, Inc. convertible preferred stock              -               0
Genetrix, Inc. common stock                             -               0
Additional paid-in capital

                                                   92,632 (G)
                                                  (32,274)(F)     657,866
Accumulated deficit                                     1 (E)
                                                   32,274 (F)
                                                  (92,645)(G)    (122,137)
Other equity adjustments                                -          (2,564)
                                                 --------       ---------
Total division equity                                   1         532,694
                                                 --------       ---------
Total liabilities and division equity            $    (82)      $ 729,353
                                                 ========       =========






             See notes to unaudited pro forma financial statements.

Genzyme Corporation and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Nine Months Ended September 30, 1995

                                                                                             Pro
                                                                                            Forma      Historical
                                                                                           Genzyme      Genzyme
                                                   Historical  Historical  Pro    Foot     Corp.      Development
                                                    Genzyme    Genetrix,   Forma  Note      and        Partners
                                                      Corp.       Inc.     Adjs.  Ref.    Genetrix       L.P.
                                                   ----------  ----------  -----------    --------    -----------
Net product sales                                   $223,086    $     -     $    -         $223,086    $
Net service sales                                     35,461     16,391          -           51,852           -
R&D revenue                                           19,166          -          -           19,166           -
                                                    --------    -------     ------         --------    --------
   Total revenue                                     277,713     16,391          -          294,104           -

Cost of products sold                                 85,893          -          -           85,893           -
Cost of services sold                                 23,353      8,421          -           31,774           -
SG&A                                                  79,442      7,923          -           87,365          87
R&D expense                                           50,931          -          -           50,931           -
Purchase of in-process R&D                                 -          -          -                -           -
Goodwill impairment and restructuring costs                -          -          -                -           -
Charge for purchase options and
   financing expenses                                      -          -          -                -           -
Reduction for common costs                                 -          -        (75)(H)          (75)          -
                                                    --------    -------     ------         --------    --------
   Total operating expenses                          239,619     16,344        (75)         255,888          87
                                                    --------    -------     ------         --------    --------

Operating income                                      38,094         47         75           38,216         (87)

Minority interest in net loss of subsidiaries          1,608          -          -            1,608           -
Equity in net loss of unconsolidated affiliate        (1,207)         -          -           (1,207)          -
Charge for impaired investments                            -          -          -                -           -
Settlement of lawsuit                                      -          -          -                -           -
Investment income                                      4,628          7          -            4,635          22
Interest expense                                        (732)      (170)         -             (902)          -
                                                    --------    -------     ------         --------    --------

Income before income taxes                            42,391       (116)        75           42,350         (65)
Provision for income taxes                           (15,685)         -         17(I)       (15,668)          -
                                                    --------    -------     ------         --------    --------
Net income                                          $ 26,706    $  (116)    $   92         $ 26,682    $    (65)
                                                    ========    =======     ======         ========    ========
Applicable to the General Division:

Net income (loss)                                   $ 35,180                               $ 35,156
Allocated tax benefit generated by
     Tissue Repair Division                            5,877                                  5,877
                                                    --------                               --------
Net income (loss) attributable to
     Genzyme General Division Stock                 $ 41,057                               $ 41,033
                                                    ========                               ========

Income (loss) per General Division common
     and common equivalent share                       $1.42    $ (0.02)                      $1.40
                                                    ========    =======                    ========
Historical weighted average shares outstanding        28,816      5,251     (5,251)          28,816
Shares issued as a result of Genetrix merger               -          -        547              547
Shares issued as a result of GDP acquisition               -          -          -                -
                                                    --------    -------     ------         --------
Pro forma weighted average shares outstanding         28,816      5,251     (4,704)          29,363
                                                    ========    =======     ======         ========

Income (loss) per General Division common
     and common equivalent share assuming full
     dilution                                          $1.30                                  $1.27
                                                    ========                               ========
Historical fully diluted weighted average shares
 outstanding                                          31,671                                 31,671
Shares issued as a result of Genetrix merger               -                   547              547
Shares issued as a result of GDP acquisition               -                     -                -
                                                    --------                ------         --------
Pro forma fully diluted weighted average shares
 outstanding                                          31,671                   547           32,218
                                                    ========                ======         ========

Applicable to the Tissue Repair Division:
Net income (loss)                                   $(14,351)                              $(14,351)
Allocated tax benefit generated by
     Tissue Repair Division                                -                                      -
                                                    --------                               --------
Net income (loss) attributable to TR Stock          $(14,351)                              $(14,351)
                                                    ========                               ========

Income (loss) per Tissue Repair Division
     common share                                     $(1.62)                                $(1.62)
                                                    ========                               ========

Historical weighted average shares outstanding         8,871                                  8,871
                                                    ========                               ========



                                                                     Pro
                                                     Pro    Foot      Forma
                                                     Form   Note     Genzyme
                                                     Adjs.  Ref.      Corp.
                                                     -----------     --------
Net product sales                                   $     -          $223,086
Net service sales                                         -            51,852
R&D revenue                                               -            19,166
                                                    -------          --------
   Total revenue                                          -           294,104

Cost of products sold                                     -            85,893
Cost of services sold                                     -            31,774
SG&A                                                     (1)(K)        87,451
R&D expense                                               -            50,931
Purchase of in-process R&D                                                  -
Goodwill impairment and restructuring costs               -                 -
Charge for purchase options and
   financing expenses                                     -                 -
Reduction for common costs                              (38)(L)          (113)
                                                    -------          --------
   Total operating expenses                             (39)          255,936
                                                    -------          --------

Operating income                                         39            38,168

Minority interest in net loss of subsidiaries             -             1,608
Equity in net loss of unconsolidated affiliate            -            (1,207)
Charge for impaired investments                           -                 -
Settlement of lawsuit                                     -                 -
Investment income                                         -             4,657
Interest expense                                          -              (902)
                                                    -------          --------

Income before income taxes                               39            42,324
Provision for income taxes                               11 (M)       (15,657)
                                                    -------          --------
Net income                                          $    50          $ 26,667
                                                    =======          ========
Applicable to the General Division:

Net income (loss)                                                    $ 35,141
Allocated tax benefit generated by
     Tissue Repair Division                                             5,877
                                                                     --------
Net income (loss) attributable to
     Genzyme General Division Stock                                  $ 41,018
                                                                     ========

Income (loss) per General Division common
     and common equivalent share                                     $   1.34
                                                                     ========
Historical weighted average shares outstanding                         26,169
Shares issued as a result of Genetrix merger                              547
Shares issued as a result of GDP acquisition          1,296             1,296
                                                    -------          --------
Pro forma weighted average shares outstanding         1,296            30,659
                                                    =======          ========

Income (loss) per General Division common
     and common equivalent share assuming full
     dilution                                                           $1.22
                                                                     ========
Historical fully diluted weighted average shares
 outstanding                                                           31,671
Shares issued as a result of Genetrix merger                              547
Shares issued as a result of GDP acquisition          1,296             1,296
                                                    -------          --------
Pro forma fully diluted weighted average shares
 outstanding                                          1,296            33,514
                                                    =======          ========

Applicable to the Tissue Repair Division:
Net income (loss)                                                    $(14,351)
Allocated tax benefit generated by
     Tissue Repair Division                                                 -
                                                                     --------
Net income (loss) attributable to TR Stock                           $(14,351)
                                                                     ========

Income (loss) per Tissue Repair Division
     common share                                                      $(1.62)
                                                                     ========

Historical weighted average shares outstanding                          8,871
                                                                     ========

             See notes to unaudited pro forma financial statements.

Genzyme Corporationand Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Nine Months Ended September 30, 1994

                                                                                             Pro
                                                                                             Forma      Historical
                                                                                            Genzyme      Genzyme
                                                  Historical   Historical     Pro   Foot     Corp.      Development
                                                   Genzyme     Genetrix,      Forma Note      and        Partners
                                                     Corp.        Inc.       Adjs.  Ref.    Genetrix       L.P.
                                                  ----------   ----------    -----------    --------    -----------
Net product sales                                  $173,499      $     -       $    -       $173,499      $
Net service sales                                    38,188       14,058            -         52,246             -
R&D revenue                                          16,153            -            -         16,153             -
                                                   --------      -------       ------       --------      --------
   Total revenue                                    227,840       14,058            -        241,898             -

Cost of products sold                                65,530            -            -         65,530             -
Cost of services sold                                24,600        7,836            -         32,436             -
SG&A                                                 64,250        7,434            -         71,684           120
R&D expense                                          39,460            -            -         39,460         1,095
Purchase of in-process R&D                                -            -            -              -             -
Goodwill impairment and restructuring costs               -        2,064            -          2,064             -
Charge for purchase options and
   financing expenses                                     -            -            -              -             -
Reduction for common costs                                -            -          (75)(H)        (75)            -
                                                   --------      -------       ------       --------      --------
   Total operating expenses                         193,840       17,334          (75)       211,099         1,215
                                                   --------      -------       ------       --------      --------

Operating income                                     34,000       (3,276)          75         30,799        (1,215)

Minority interest in net loss of subsidiaries         1,216            -            -          1,216             -
Equity in net loss of unconsolidated affiliate            -            -            -              -             -
Charge for impaired investments                           -            -            -              -             -
Settlement of lawsuit                                     -            -            -              -             -
Investment income                                     7,305          102            -          7,407            17
Interest expense                                     (1,658)        (164)           -         (1,822)            -
                                                   --------      -------       ------       --------      --------
Income before income taxes                           40,863       (3,338)          75         37,600        (1,198)
Provision for income taxes                          (14,302)           -        1,351(I)     (12,951)            -
                                                   --------      -------       ------       --------      --------
Net income                                         $ 26,561      $(3,338)      $1,426       $ 24,649      $ (1,198)
                                                   ========      =======       ======       ========      ========

Applicable to the General Division:

Net income (loss)                                  $ 28,333                                 $ 26,421
Allocated tax benefit generated by
     Tissue Repair Division                           1,231                                    1,231
                                                   --------                                 --------

Net income (loss) attributable to
     Genzyme General Division Stock                $ 29,564                                 $ 27,652
                                                   ========                                 ========

Income (loss) per General Division common
     and common equivalent share                      $1.13      $ (0.72)                      $1.04
                                                   ========      =======                    ========

Historical weighted average shares outstanding       26,117        4,663       (4,663)        26,117
Shares issued as a result of Genetrix merger              -            -          547            547
Shares issued as a result of GDP acquisition              -            -            -              -
                                                   --------      -------       ------       --------
Pro forma weighted average shares outstanding        26,117        4,663       (4,116)        26,664
                                                   ========      =======       ======       ========

Income (loss) per General Division common
     and common equivalent share assuming full
     dilution                                         $1.05                                    $0.96
                                                   ========                                 ========
Historical fully diluted weighted average shares
 outstanding                                         28,109                                   28,109
Shares issued as a result of Genetrix merger              -                       547            547
Shares issued as a result of GDP acquisition              -                         -              -
                                                   --------                    ------       --------
Pro forma fully diluted weighted average shares
 outstanding                                         28,109                       547         28,656
                                                   ========                    ======       ========

Applicable to the Tissue Repair Division:
Net income (loss)                                  $ (3,003)                                $ (3,003)
Allocated tax benefit generated by
     Tissue Repair Division                               -                                        -
                                                   --------                                 --------
Net income (loss) attributable to TR Stock         $ (3,003)                                $ (3,003)
                                                   ========                                 ========

Income (loss) per Tissue Repair Division
     common share                                    $(0.91)                                  $(0.91)
                                                   ========                                 ========

Historical weighted average shares outstanding        3,291                                    3,291
                                                   ========                                 ========


                                                                      Pro
                                                    Pro    Foot      Forma
                                                    Form   Note     Genzyme
                                                    Adjs.  Ref.      Corp.
                                                   ------------    --------
Net product sales                                  $     -          $173,499
Net service sales                                        -            52,246
R&D revenue                                           (913)(J)        15,240
                                                   -------          --------
   Total revenue                                      (913)          240,985

Cost of products sold                                    -            65,530
Cost of services sold                                    -            32,436
SG&A                                                   (12)(K)        71,792
R&D expense                                           (913)(J)        39,642
Purchase of in-process R&D                               -                 -
Goodwill impairment and restructuring costs              -             2,064
Charge for purchase options and
   financing expenses                                    -                 -
Reduction for common costs                             (38)(L)          (113)
                                                   -------          --------
   Total operating expenses                         (  963)          211,351
                                                   -------          --------

Operating income                                        50            29,634

Minority interest in net loss of subsidiaries            -             1,216
Equity in net loss of unconsolidated affiliate           -                 -
Charge for impaired investments                          -                 -
Settlement of lawsuit                                    -                 -
Investment income                                        -             7,424
Interest expense                                         -            (1,822)
                                                   -------          --------
Income before income taxes                              50            36,452
Provision for income taxes                             475 (M)       (12,476)
                                                   -------          --------
Net income                                         $   525          $ 23,976
                                                   =======          ========

Applicable to the General Division:

Net income (loss)                                                   $ 25,748
Allocated tax benefit generated by
     Tissue Repair Division                                            1,231
                                                                    --------

Net income (loss) attributable to
     Genzyme General Division Stock                                 $ 26,979
                                                                    ========

Income (loss) per General Division common
     and common equivalent share                                       $0.96
                                                                    ========

Historical weighted average shares outstanding                        26,117
Shares issued as a result of Genetrix merger                             547
Shares issued as a result of GDP acquisition         1,296             1,296
                                                   -------          --------
Pro forma weighted average shares outstanding        1,296            27,960
                                                   =======          ========

Income (loss) per General Division common
     and common equivalent share assuming full
     dilution                                                          $0.90
                                                                    ========
Historical fully diluted weighted average shares
 outstanding                                                          28,109
Shares issued as a result of Genetrix merger                             547
Shares issued as a result of GDP acquisition         1,296             1,296
                                                   -------          --------
Pro forma fully diluted weighted average shares
 outstanding                                         1,296            29,952
                                                   =======          ========

Applicable to the Tissue Repair Division:
Net income (loss)                                                   $ (3,003)
Allocated tax benefit generated by
     Tissue Repair Division                                                -
                                                                    --------
Net income (loss) attributable to TR Stock                          $ (3,003)
                                                                    ========

Income (loss) per Tissue Repair Division
     common share                                                     $(0.91)
                                                                    ========

Historical weighted average shares outstanding                         3,291
                                                                    ========


             See notes to unaudited pro forma financial statements.

Genzyme Corporation and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 1994

                                                                                       Pro
                                                                                      Forma     Historical
                                                                                     Genzyme      Genzyme                    Pro
                                              Historical  Historical    Pro    Foot    Corp.    Development   Pro    Foot   Forma
                                               Genzyme     Genetrix,    Forma  Note    and       Partners     Form   Note  Genzyme
                                                 Corp.       Inc.       Adjs.  Ref.  Genetrix       L.P.      Adjs.  Ref.    Corp.
                                              ----------  ----------  -------------  --------   -----------  ------------  --------
Net product sales                              $238,969    $   --     $   --         $238,969    $           $   --        $238,969
Net service sales                                49,686      19,834       --           69,520        --          --          69,520
R&D revenue                                      22,396        --         --           22,396        --          (913)(J)    21,483
                                               --------    --------   --------       --------    --------    --------      --------
   Total revenue                                311,051      19,834       --          330,885        --          (913)      329,972

Cost of products sold                            92,513        --         --           92,513        --          --          92,513
Cost of services sold                            32,116      10,784       --           42,900        --          --          42,900
SG&A                                             85,731      10,151       --           95,882         157         (12)(K)    96,027
R&D expense                                      55,334        --         --           55,334       1,095        (913)(J)    55,516
Purchase of in-process R&D                       11,215        --         --           11,215        --          --          11,215
Goodwill impairment and
   restructuring costs                             --         2,064       --            2,064        --          --           2,064
Charge for purchase options and
   financing expenses                              --          --         --             --          --          --            --
Reduction for common costs                         --          --         (100)(H)       (100)       --           (50)(L)      (150)
                                               --------    --------   --------       --------    --------    --------      --------
   Total operating expenses                     276,909      22,999       (100)       299,808       1,252        (975)      300,085
                                               --------    --------   --------       --------    --------    --------      --------
Operating income                                 34,142      (3,165)       100         31,077      (1,252)         62        29,887

Minority interest in net loss
     of subsidiaries                              1,659        --         --            1,659        --          --           1,659
Equity in net loss of
     unconsolidated affiliate                    (1,353)       --         --           (1,353)       --          --          (1,353)
Charge for impaired investments                  (9,431)       --         --           (9,431)       --          --          (9,431)
Settlement of lawsuit                            (1,980)       --         --           (1,980)       --          --          (1,980)
Investment income                                 9,101          60       --            9,161          24        --           9,185
Interest expense                                 (1,354)       (209)      --           (1,563)       --          --          (1,563)
                                               --------    --------   --------       --------    --------    --------      --------
Income before income taxes                       30,784      (3,314)       100         27,570      (1,228)         62        26,404
Provision for income taxes                      (14,481)       --        1,331(I)     (13,150)       --           483 (M)   (12,667)
                                               --------    --------   --------       --------    --------    --------      --------
Net income                                     $ 16,303    $ (3,314)  $  1,431       $ 14,420    $ (1,228)   $    545      $ 13,737
                                               ========    ========   ========       ========    ========    ========      ========
Applicable to the General Division:
Net income (loss)                              $ 30,194                              $ 28,311                              $ 27,628
Allocated tax benefit generated by
     Tissue Repair Division                       1,860                                 1,860                                 1,860
                                               --------                              --------                              --------
Net income (loss) attributable to
     Genzyme General Division Stock            $ 32,054                              $ 30,171                              $ 29,488
                                               ========                              ========                              ========
Income (loss) per General Division common
     and common equivalent share               $   1.22    $  (0.69)                 $   1.13                              $   1.05
                                               ========    ========                  ========                              ========
Historical weighted average
     shares outstanding                          26,169       4,809     (4,809)        26,169                                26,169
Shares issued as a result of
     Genetrix merger                               --          --          547            547                                   547
Shares issued as a result of
     GDP acquisition                               --          --         --             --                     1,296         1,296
                                               --------    --------   --------       --------                --------      --------
Pro forma weighted average shares
     outstanding                                 26,169       4,809     (4,262)        26,716                   1,296        28,012
                                               ========    ========   ========       ========                ========      ========
Income (loss) per General Division common
     and common equivalent share assuming
     full dilution                             $   1.14                              $   1.05                              $   0.98
                                               ========                              ========                              ========
Historical fully diluted weighted average
     shares outstanding                          28,159                                28,159                                28,159
Shares issued as a result of
     Genetrix merger                               --                      547            547                                   547
Shares issued as a result of
     GDP acquisition                               --                       --             --                   1,296         1,296
                                               --------               --------       --------                --------      --------
Pro forma fully diluted weighted average
     shares outstanding                          28,159                    547         28,706                   1,296        30,002
                                               ========               ========       ========                ========      ========
Applicable to the Tissue Repair Division:
Net income (loss)                              $(15,751)                             $(15,751)                             $(15,751)
Allocated tax benefit generated by
     Tissue Repair Division                        --                                    --                                    --
                                               --------                              --------                              --------
Net income (loss) attributable to TR Stock     $(15,751)                             $(15,751)                             $(15,751)
                                               ========                              ========                              ========
Income (loss) per Tissue Repair Division
     common share                              $  (4.40)                             $  (4.40)                             $  (4.40)
                                               ========                              ========                              ========
Historical weighted average
     shares outstanding                           3,578                                 3,578                                 3,578
                                               ========                              ========                              ========

             See notes to unaudited pro forma financial statements.

Genzyme Corporation and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 1993

                                                                                                         Pro
                                                       Historical     Historical       Pro    Foot      Forma
                                                        Genzyme        Genetrix,       Forma  Note     Genzyme
                                                         Corp.           Inc.          Adjs.  Ref.      Corp.
                                                       ----------     ----------     -------------    ---------
Net product sales                                      $ 183,366      $    --        $    --          $ 183,366
Net service sales                                         50,511         15,089           --             65,600
R&D revenue                                               36,494           --             --             36,494
                                                       ---------      ---------      ---------        ---------
   Total revenue                                         270,371         15,089           --            285,460

Cost of products sold                                     64,704           --             --             64,704
Cost of services sold                                     34,558          7,961           --             42,519
SG&A                                                      78,716          9,320           --             88,036
R&D expense                                               48,331           --             --             48,331
Purchase of in-process R&D                                49,000           --             --             49,000
Goodwill impairment and restructuring costs               26,517            902           --             27,419
Charge for purchase options and financing expenses
   financing expenses                                       --             --             --               --
Reduction for common costs                                  --             --             (100) (H)        (100)
                                                       ---------      ---------      ---------        ---------
   Total operating expenses                              301,826         18,183           (100)         319,909
                                                       ---------      ---------      ---------        ---------
Operating income                                         (31,455)        (3,094)           100          (34,449)

Minority interest in net loss of subsidiaries              9,892           --             --              9,892
Equity in net loss of unconsolidated affiliate              --             --             --               --
Charge for impaired investments                             (700)          --             --               (700)
Settlement of lawsuit                                       --             --             --               --
Investment income                                         12,209            110           --             12,319
Interest expense                                          (2,500)          (211)          --             (2,711)
                                                       ---------      ---------      ---------        ---------
Income before income taxes                               (12,554)        (3,195)           100          (15,649)
Provision for income taxes                                 6,459           --            1,281  (I)       7,740
                                                       ---------      ---------      ---------        ---------
Net income (loss)                                      $  (6,095)     $  (3,195)     $   1,381        $  (7,909)
                                                       =========      =========      =========        =========
Applicable to the General Division:

Net income (loss)                                      $   8,456                                      $   6,642
Allocated tax benefit generated by
     Tissue Repair Division                                9,564                                          9,564
                                                       ---------                                      ---------
Net income (loss) attributable to General
     Division Stock                                    $  18,020                                      $  16,206
                                                       =========                                      =========
Income (loss) per General Division common
     and common equivalent share                       $    0.69      $   (0.81)                      $    0.60
                                                       =========      =========                       =========
Historical weighted average shares outstanding            26,250          3,928         (3,928)          26,250
Shares issued as a result of Genetrix acquisition           --             --              547              547
                                                       ---------      ---------      ---------        ---------
Pro forma weighted average shares outstanding             26,250          3,928         (3,381)          26,797
                                                       =========      =========      =========        =========
Applicable to the Tissue Repair Division:
Net income (loss)                                      $ (23,860)                                     $ (23,860)
Allocated tax benefit generated by
     Tissue Repair Division                                 (255)                                          (255)
                                                       ---------                                      ---------
Net income (loss) attributable to TR Stock             $ (24,115)                                     $ (24,115)
                                                       =========                                      =========
Income (loss) per Tissue Repair Division
     common share                                      $   (7.43)                                     $   (7.43)
                                                       =========                                      =========
Historical weighted average shares outstanding             3,245                                          3,245
                                                       =========                                      =========

             See notes to unaudited pro forma financial statements.

Genzyme Corporation and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 1992

                                                                                                              Pro
                                                                                                             Forma
                                                             Historical    Historical       Pro    Foot     Genzyme
                                                              Genzyme      Genetrix,       Forma   Note     General
                                                               Corp.          Inc.          Adjs.  Ref.     Division
                                                              --------     ----------      ------------     --------
Net product sales                                             $139,568      $     -        $     -          $139,568
Net service sales                                               40,400       13,819              -            54,219
R&D revenue                                                     39,111            -              -            39,111
                                                              --------      -------        -------          --------
   Total revenue                                               219,079       13,819              -           232,898

Cost of products sold                                           52,514            -              -            52,514
Cost of services sold                                           27,254        7,399              -            34,653
SG&A                                                            59,704       10,585              -            70,289
R&D expense                                                     39,675            -              -            39,675
Purchase of in-process R&D                                      51,100            -              -            51,100
Goodwill impairment and restructuring costs                          -            -              -                 -
Charge for purchase options and financing expenses
  financing expenses                                            16,905          418              -            17,323
Reduction for common costs                                           -            -           (100)(H)          (100)
                                                              --------      -------        -------          --------
   Total operating expenses                                    247,152       18,402           (100)          265,454
                                                              --------      -------        -------          --------

Operating income                                               (28,073)      (4,583)           100           (32,556)

Minority interest in net loss of subsidiaries                    1,678            -              -             1,678
Equity in net loss of unconsolidated affiliate                       -            -              -                 -
Charge for impaired investments                                      -            -              -                 -
Settlement of lawsuit                                                -            -              -                 -
Investment income                                               21,981          176              -            22,157
Interest expense                                                (7,099)        (237)             -            (7,336)
                                                              --------      -------        -------          --------

Income before income taxes                                     (11,513)      (4,644)           100           (16,057)
Provision for income taxes                                     (18,804)           -          1,881 (I)       (16,923)
                                                              --------      -------        -------          --------
Net income (loss)                                             $(30,317)     $(4,644)       $ 1,981          $(32,980)
                                                              ========      =======        =======          ========

Applicable to the General Division:

Net income (loss)                                             $(30,012)                                     $(32,675)
Allocated tax benefit generated by
  Tissue Repair Division                                           203                                           203
                                                              --------                                      --------

Net income (loss) attributable to General
  Division Stock                                              $(29,809)                                     $(32,472)
                                                              ========                                      ========
Income (loss) per General Division common
  and common equivalent share                                 $  (1.33)     $ (1.20)                          $(1.42)
                                                              ========      =======                         ========

Historical weighted average shares outstanding                  22,370        3,873         (3,873)           22,370
Shares issued as a result of Genetrix acquisition                    -            -            547               547
                                                              --------      -------        -------          --------
Pro forma weighted average shares outstanding                   22,370        3,873         (3,326)           22,917
                                                              ========      =======        =======          ========
Applicable to the Tissue Repair Division:
Net income (loss)                                             $   (508)                                     $   (508)
Allocated tax benefit generated by
  Tissue Repair Division                                             -                                             -
                                                              --------                                      --------
Net income (loss) attributable to TR Stock                    $   (508)                                     $   (508)
                                                              ========                                      ========
Income (loss) per Tissue Repair Division
  common share                                                $  (0.17)                                     $  (0.17)
                                                              ========                                      ========
Historical weighted average shares outstanding                   3,019                                         3,019
                                                              ========                                      ========

             See notes to unaudited pro forma financial statements.

Genzyme General Division and Subsidiaries
Pro Forma Combined Balance Sheets
As of September 30, 1995

                                                                                     Pro
                                                                                    Forma
                                                                                   Genzyme    Historical                     Pro
                                          Historical                               General     Genzyme                      Forma
                                           Genzyme    Historical    Pro      Foot  Division  Development    Pro      Foot  Genzyme
                                           General     Genetrix,   Forma     Note    and      Partners,    Forma     Note  General
ASSETS                                     Division      Inc.      Adjs.     Ref.  Genetrix      L.P.      Adjs.     Ref.  Division
                                          ----------  ----------  --------   ----  --------  -----------  --------   ----  --------
Current Assets:
Cash and cash equivalents                  $ 52,955    $    422   $      -         $ 53,377    $    438   $      -         $ 53,815
Short-term investments                        1,925           -          -            1,925           -          -            1,925
Accounts receivable, less allowance
  for doubtful accounts                      82,696       4,250          -           86,946           -          -           86,946
Inventories                                  46,155         306          -           46,461           -          -           46,461
Prepaid expenses and other current assets    12,114         415          -           12,529           -        (83)  (R)     12,446
Due from Tissue Repair Division                 545           -          -              545           -          -              545
Deferred tax assets - current                 4,072           -          -            4,072           -          -            4,072
                                           --------    --------   --------         --------    --------   --------         --------
Total current assets                        200,462       5,393          -          205,855         438        (83)         206,210

Property, plant & equipment, net            320,435       3,875          -          324,310           -          -          324,310

Other Assets:
Long-term investments                        55,870           -          -           55,870           -          -           55,870
Notes receivable-related party                1,429           -          -            1,429           -          -            1,429
Intangibles, net of accumulated
  amortization                               26,257       2,650          -           28,907           -          -           28,907
Deferred tax assets - noncurrent             28,473           -          -           28,473           -          -           28,473
Other noncurrent assets                      27,576         187          -           27,763           -          1   (S)     27,764
                                           --------    --------   --------         --------    --------   --------         --------
Total other assets                          139,605       2,837          -          142,442           -          1          142,443
                                           --------    --------   --------         --------    --------   --------         --------

Total assets                               $660,502    $ 12,105   $      0         $672,607    $    438   $    (82)        $672,963
                                           ========    ========   ========         ========    ========   ========         ========

LIABILITIES AND DIVISION EQUITY
Current liabilities:
Accounts payable                             10,167       1,216          -           11,383           -          -           11,383
Accrued expenses                             35,498       1,803          -           37,301           -          -           37,301
Payable to Genzyme General Division               -           -          -                -          83        (83)  (R)          0
Income taxes payable                          3,393           -          -            3,393           -          -            3,393
Deferred revenue                              2,016           -          -            2,016           -          -            2,016
Current portion of long-term debt and
  capital lease obligations                     645       1,494          -            2,139           -          -            2,139
                                           --------    --------   --------         --------    --------   --------         --------
Total current liabilities                    51,719       4,513          -           56,232          83        (83)          56,232

Noncurrent liabilities:
Long-term debt and capital lease
  obligations                               126,258         294          -          126,552           -                     126,552
Other noncurrent liabilities                  8,101         191          -            8,292           -          -            8,292
                                           --------    --------   --------         --------    --------   --------         --------
                                            134,359         485          -          134,844           -          -          134,844

Minority interest in subsidiaries             1,510           -          -            1,510           -          -            1,510

Division Equity:
Division equity                             472,914           -          5   (N)
                                                                        (5)  (N)
                                                                         5   (O)                      -
                                                                        13   (P)
                                                                    24,480   (Q)
                                                                   (17,391)  (Q)    480,021                      1   (S)
                                                                                                                13   (U)
                                                                                                            92,632   (U)
                                                                                                               355   (T)
                                                                                                           (92,645)  (U)    480,377
Genetrix, Inc. convertible preferred
  stock                                           -           5         (5)  (O)          0           -          -                0
Genetrix, Inc. common stock                       -          13        (13)  (P)          0           -          -                0
Additional paid-in capital                        -      24,480    (24,480)  (Q)          0      32,629    (32,629)  (T)          0
Accumulated deficit                                     (17,391)    17,391   (Q)          0     (32,274)    32,274   (T)          0
                                           ---------   ---------  --------         --------    ---------  --------         --------
Total division equity                       472,914       7,107          0          480,021         355          1          480,377
                                           --------    --------   --------         --------    --------   --------         --------
Total liabilities and division equity      $660,502    $ 12,105   $      0         $672,607    $    438   $    (82)        $672,963
                                           ========    ========   ========         ========    ========   ========         ========


             See notes to unaudited pro forma financial statements.

Genzyme General Division and Subsidiaries
Pro Forma Combined Statements of Operations
For the Nine Months Ended September 30, 1995

                                                                                    Pro
                                                                                   Forma
                                                                                  Genzyme     Historical                    Pro
                                          Historical                              General      Genzyme                     Forma
                                           Genzyme    Historical    Pro     Foot  Division   Development    Pro     Foot  Genzyme
                                           General     Genetrix,   Forma    Note    and       Partners,    Forma    Note  General
                                           Division      Inc.      Adjs.    Ref.  Genetrix       L.P.      Adjs.    Ref.  Division
                                          ----------  ----------  -------   ----  --------   -----------  -------   ----  --------
Net product sales                          $219,374     $     -    $    -         $219,374    $           $     -         $219,374
Net service sales                            35,461      16,391         -           51,852           -          -           51,852
R&D revenue                                  19,166           -         -           19,166           -          -           19,166
                                           --------     -------    ------         --------    --------    -------         --------
   Total revenue                            274,001      16,391         -          290,392           -          -          290,392

Cost of products sold                        82,938           -         -           82,938           -          -           82,938
Cost of services sold                        23,353       8,421         -           31,774           -          -           31,774
SG&A                                         72,056       7,923         -           79,979          87         (1)  (Y)     80,065
R&D expense                                  42,472           -         -           42,472           -          -           42,472
Purchase of in-process R&D                        -           -         -                -           -          -                -
Goodwill impairment and restructuring
  costs                                           -           -         -                -           -          -                -
Charge for purchase options and
  financing expenses                              -           -         -                -           -          -                -
Reduction for common costs                        -           -       (75)  (V)          -           -        (38)  (Z)       (113)
                                           --------     -------    ------         --------    --------    -------         --------
   Total operating expenses                 220,819      16,344       (75)         237,088          87        (39)         237,136
                                           --------     -------    ------         --------    --------    -------         --------

Operating income                             53,182          47        75           53,304         (87)        39           53,256

Minority interest in net loss of
  subsidiaries                                1,608           -         -            1,608           -          -            1,608
Equity in net loss of unconsolidated
  affiliate                                  (1,207)          -         -           (1,207)          -          -           (1,207)
Charge for impaired investments                   -           -         -                -           -          -                -
Settlement of lawsuit                             -           -         -                -           -          -                -
Investment income                             3,891           7         -            3,898          22          -            3,920
Interest expense                               (732)       (170)        -             (902)          -          -             (902)
                                           --------     -------    ------         --------    --------     ------         --------

Income before income taxes                   56,742        (116)       75           56,701         (65)        39           56,675
Provision for income taxes                  (21,562)          -        17   (W)    (21,545)          -         11   (AA)   (21,534)
                                           --------     -------    ------         --------    --------     ------         --------
Net income                                 $ 35,180     $  (116)   $   92         $ 35,156    $    (65)    $   50         $ 35,141
                                                        =======    ======                     ========     ======

Allocated tax benefit generated by
  Tissue Repair Division                      5,877                                  5,877                                   5,877
                                           --------                               --------                                --------

Net income (loss) attributable to
  Genzyme General Division Stock           $ 41,057                               $ 41,033                                $ 41,018
                                           ========                               ========                                ========

Income (loss) per General Division
  common and common equivalent share       $   1.42     $ (0.02)                  $   1.40                                $   1.34
                                           ========     =======                   ========                                ========

Historical weighted average shares
  outstanding                                28,816       5,251    (5,251)          28,816                                  28,816
Shares issued as a result of Genetrix
  merger                                          -           -       547              547                                     547
Shares issued as a result of GDP
  acquisition                                     -           -         -                -                  1,296            1,296
                                           --------     -------    ------         --------                 ------         --------
Pro forma weighted average shares
  outstanding                                28,816       5,251    (4,704)          29,363                  1,296           30,659
                                           ========     =======    ======         ========                 ======         ========

Income (loss) per General Division
  common and common equivalent share
  assuming full dilution                   $   1.30                               $   1.27                                $   1.22
                                           ========                               ========                                ========

Historical fully diluted weighted
  average shares outstanding                 31,671                                 31,671                                  31,671
Shares issued as a result of Genetrix
  merger                                          -                   547              547                                     547
Shares issued as a result of GDP
  acquisition                                     -                     -                -                  1,296            1,296
                                           --------                ------         --------                 ------           ------
Pro forma fully diluted weighted average
  shares outstanding                         31,671                   547           32,218                  1,296           33,514
                                           ========                ======         ========                 ======         ========


             See notes to unaudited pro forma financial statements.

Genzyme General Division and Subsidiaries
Pro Forma Combined Statements of Operations
For the Nine Months Ended September 30, 1994

                                                                                    Pro
                                                                                   Forma
                                                                                  Genzyme     Historical                   Pro
                                          Historical                              General      Genzyme                    Forma
                                           Genzyme    Historical    Pro     Foot  Division   Development    Pro    Foot  Genzyme
                                           General     Genetrix,   Forma    Note    and       Partners,    Forma   Note  General
                                           Division      Inc.      Adjs.    Ref.  Genetrix       L.P.      Adjs.   Ref.  Division
                                          ----------  ----------  -------   ----  --------   -----------  -------  ----  --------
Net product sales                          $173,499    $     -    $    -          $173,499     $          $    -         $173,499
Net service sales                            38,188     14,058         -            52,246           -         -           52,246
R&D revenue                                  16,153          -         -            16,153           -      (913)  (X)     15,240
                                           --------    -------    ------          --------     -------    ------         --------
   Total revenue                            227,840     14,058         -           241,898           -      (913)         240,985

Cost of products sold                        65,530          -         -            65,530           -         -           65,530
Cost of services sold                        24,600      7,836         -            32,436           -         -           32,436
SG&A                                         63,649      7,434         -            71,083         120       (12)  (Y)     71,191
R&D expense                                  37,058          -         -            37,058       1,095      (913)  (X)     37,240
Purchase of in-process R&D                        -          -         -                 -           -         -                -
Goodwill impairment and restructuring
  costs                                           -      2,064         -             2,064           -         -            2,064
Charge for purchase options and
  financing expenses                              -          -         -                 -           -         -                -
Reduction for common costs                        -          -       (75)   (V)        (75)          -       (38)  (Z)       (113)
                                           --------    -------    ------          --------     -------    ------         --------
   Total operating expenses                 190,837     17,334       (75)          208,096       1,215      (963)         208,348
                                           --------    -------    ------          --------     -------    ------         --------

Operating income                             37,003     (3,276)       75            33,802      (1,215)       50           32,637

Minority interest in net loss of
  subsidiaries                                1,216          -         -             1,216           -         -            1,216
Equity in net loss of unconsolidated
  affiliate                                       -          -         -                 -           -         -                -
Charge for impaired investments                   -          -         -                 -           -         -                -
Settlement of lawsuit                             -          -         -                 -           -         -                -
Investment income                             7,305        102         -             7,407          17         -            7,424
Interest expense                             (1,658)      (164)        -            (1,822)          -         -           (1,822)
                                           --------    -------    ------          --------     -------     -----         --------

Income before income taxes                   43,866     (3,338)       75            40,603      (1,198)       50           39,495
Provision for income taxes                  (15,533)         -     1,351    (W)    (14,182)          -       475   (AA)   (13,707)
                                           --------    -------    ------          ---------    -------     -----         --------
Net income                                 $ 28,333    $(3,338)   $1,426          $ 26,421     $(1,198)   $  525         $ 25,748
                                                       =======    ======                       =======    ======


Allocated tax benefit generated by
  Tissue Repair Division                      1,231                                  1,231                                  1,231
                                           --------                               --------                               --------

Net income (loss) attributable to
  Genzyme General Division Stock           $ 29,564                               $ 27,652                               $ 26,979
                                           ========                               ========                               ========


Income (loss) per General Division
  common and common equivalent share       $   1.13    $ (0.72)                   $   1.04                               $   0.96
                                           ========    =======                                                           ========

Historical weighted average shares
  outstanding                                26,117      4,663    (4,663)           26,117                                 26,117
Shares issued as a result of Genetrix
  merger                                          -          -       547               547                                    547
Shares issued as a result of GDP
  acquisition                                     -          -         -                 -                 1,296            1,296
                                           --------    -------    ------          --------                ------         --------
Pro forma weighted average shares
  outstanding                                26,117      4,663    (4,116)           26,664                 1,296           27,960
                                           ========    =======    ======          ========                ======         ========

Income (loss) per General Division
  common and common equivalent share
  assuming full dilution                   $   1.05                               $   0.96                               $   0.90
                                           ========                               ========                               ========

Historical fully diluted weighted
  average shares outstanding                 28,109                                 28,109                                  28,109
Shares issued as a result of Genetrix
  merger                                          -                  547               547                                     547
Shares issued as a result of GDP
  acquisition                                     -                    -                 -                 1,296             1,296
                                           --------               ------          --------                ------         ---------
Pro forma fully diluted weighted average
  shares outstanding                         28,109                  547            28,656                 1,296            29,952
                                           ========               ======          ========                ======         =========


             See notes to unaudited pro forma financial statements.

Genzyme General Division and Subsidiaries
Pro Forma Combined Statements of Operations
For the Year Ended December 31, 1994

                                                                                    Pro
                                                                                   Forma
                                                                                  Genzyme     Historical                   Pro
                                          Historical                              General      Genzyme                    Forma
                                           Genzyme    Historical    Pro     Foot  Division   Development    Pro    Foot  Genzyme
                                           General     Genetrix,   Forma    Note    and       Partners,    Forma   Note  General
ASSETS                                     Division      Inc.      Adjs.    Ref.  Genetrix       L.P.      Adjs.   Ref.  Division
                                          ----------  ----------  -------   ----  --------   -----------  -------  ----  --------
Net product sales                          $238,645    $     -    $    -          $238,645     $          $    -         $238,645
Net service sales                            49,686     19,834         -            69,520           -         -           69,520
R&D revenue                                  22,396          -         -            22,396           -      (913)  (X)     21,483
                                           --------    -------    ------          --------     -------    ------         --------
   Total revenue                            310,727     19,834         -           330,561           -      (913)         329,648

Cost of products sold                        92,226          -         -            92,226           -         -           92,226
Cost of services sold                        32,116     10,784         -            42,900           -         -           42,900
SG&A                                         84,767     10,151         -            94,918         157       (12)  (Y)     95,063
R&D expense                                  51,696          -         -            51,696       1,095      (913)  (X)     51,878
Purchase of in-process R&D                        -          -         -                 -           -         -                -
Goodwill impairment and restructuring
  costs                                           -      2,064         -             2,064           -         -            2,064
Charge for purchase options and
  financing expenses                              -          -         -                 -           -         -                -
Reduction for common costs                        -          -      (100)   (V)       (100)          -       (50)  (Z)       (150)
                                           --------    -------    ------          --------     -------    ------         --------
   Total operating expenses                 260,805     22,999      (100)          283,704       1,252      (975)         283,981
                                           --------    -------    ------          --------     -------    ------         --------

Operating income                             49,922     (3,165)      100            46,857      (1,252)       62           45,667

Minority interest in net loss of
  subsidiaries                                1,659          -         -             1,659           -         -            1,659
Equity in net loss of unconsolidated
  affiliate                                  (1,353)         -         -            (1,353)          -         -           (1,353)
Charge for impaired investments              (9,431)         -         -            (9,431)          -         -           (9,431)
Settlement of lawsuit                        (1,980)         -         -            (1,980)          -         -           (1,980)
Investment income                             9,072         60         -             9,132          24         -            9,156
Interest expense                             (1,354)      (209)        -            (1,563)          -         -           (1,563)
                                           --------    -------    ------          --------     -------    ------         --------

Income before income taxes                   46,535     (3,314)      100            43,321      (1,228)       62           42,155
Provision for income taxes                  (16,341)         -     1,331    (W)    (15,010)          -       483   (AA)   (14,527)
                                           --------    -------    ------          --------     -------    ------         --------
Net income                                 $ 30,194    $(3,314)   $1,431          $ 28,311     $(1,228)   $  545         $ 27,628
                                                       =======    ======                       =======    ======

Allocated tax benefit generated by
  Tissue Repair Division                      1,860                                  1,860                                  1,860
                                           --------                               --------                               --------

Net income (loss) attributable to
  Genzyme General Division Stock           $ 32,054                               $ 30,171                               $ 29,488
                                           ========                               ========                               ========


Income (loss) per General Division
  common and common equivalent share       $   1.22    $ (0.69)                   $   1.13                               $   1.05
                                           ========    =======                    ========                               ========

Historical weighted average shares
  outstanding                                26,169      4,809    (4,809)           26,169                                 26,169
Shares issued as a result of Genetrix
  merger                                          -          -       547               547                                    547
Shares issued as a result of GDP
  acquisition                                     -          -         -                 -                 1,296            1,296
                                           --------    -------    ------          --------                ------         --------
Pro forma weighted average shares
  outstanding                                26,169      4,809    (4,262)           26,716                 1,296           28,012
                                           ========    =======    ======          ========                ======         ========

Income (loss) per General Division
  common and common equivalent share
  assuming full dilution                   $   1.14                               $   1.05                               $   0.98
                                           ========                               ========                               ========

Historical fully diluted weighted
  average shares outstanding                 28,159                                 28,159                                 28,159
Shares issued as a result of Genetrix
  merger                                          -                  547               547                                    547
Shares issued as a result of GDP
  acquisition                                     -                    -                 -                 1,296            1,296
                                           --------               ------          --------                ------         --------
Pro forma fully diluted weighted
  average shares outstanding                 28,159                  547            28,706                 1,296           30,002
                                           ========               ======          ========                ======         ========


             See notes to unaudited pro forma financial statements.

Genzyme General Division and Subsidiaries
Pro Forma Combined Statements of Operations
For the Year Ended December 31, 1993

                                                                                                               Pro
                                                             Historical                                        Forma
                                                              Genzyme       Historical    Pro      Foot       Genzyme
                                                              General        Genetrix,    Forma    Note       General
                                                              Division         Inc.       Adjs.    Ref.       Division
                                                              --------         ----       -----    ----       --------
Net product sales                                             $183,366      $    --       $   --              $183,366
Net service sales                                               50,511       15,089           --                65,600
R&D revenue                                                     31,810           --           --                31,810
                                                              --------      -------       ------              --------
   Total revenue                                               265,687       15,089           --               280,776

Cost of products sold                                           64,704           --           --                64,704
Cost of services sold                                           34,558        7,961           --                42,519
SG&A                                                            78,015        9,320           --                87,335
R&D expense                                                     45,526           --           --                45,526
Purchase of in-process R&D                                      24,000           --           --                24,000
Goodwill impairment and restructuring costs                     26,517          902           --                27,419
Charge for purchase options and financing expenses
   financing expenses                                               --           --           --                    --
Reduction for common costs                                          --           --         (100)  (V)            (100)
                                                              --------      -------       ------              --------
   Total operating expenses                                    273,320       18,183         (100)              291,403
                                                              --------      -------       ------              --------
Operating income                                                (7,633)      (3,094)         100               (10,627)

Minority interest in net loss of subsidiaries                    9,892           --           --                 9,892
Equity in net loss of unconsolidated affiliate                      --           --           --                    --
Charge for impaired investments                                   (700)          --           --                  (700)
Settlement of lawsuit                                               --           --           --                    --
Investment income                                               12,209          110           --                12,319
Interest expense                                                (2,500)        (211)          --                (2,711)
                                                              --------      -------       ------              --------
Income before income taxes                                      11,268       (3,195)         100                 8,173
Provision for income taxes                                      (2,812)          --        1,281   (W)          (1,531)
                                                              --------      -------       ------              --------
Net income (loss)                                             $  8,456      $(3,195)      $1,381              $  6,642
                                                                            =======       ======
Allocated tax benefit generated by
     Tissue Repair Division                                      9,564                                           9,564
                                                              --------                                        --------
Net income (loss) attributable to Genzyme
     General Division Stock                                   $ 18,020                                        $ 16,206
                                                              ========                                        ========
Income (loss) per General Division common
     and common equivalent share                              $   0.69      $ (0.81)                          $   0.60
                                                              ========      =======                           ========
Historical weighted average shares outstanding                  26,250        3,928       (3,928)               26,250
Shares issued as a result of Genetrix acquisition                   --           --          547                   547
                                                              --------      -------       ------              --------
Pro forma weighted average shares outstanding                   26,250        3,928       (3,381)               26,797
                                                              ========      =======       ======              ========

             See notes to unaudited pro forma financial statements.

Genzyme General Division and Subsidiaries
Pro Forma Combined Statements of Operations
For the Year Ended December 31, 1992

                                                                                                                Pro
                                                             Historical                                        Forma
                                                              Genzyme       Historical      Pro     Foot      Genzyme
                                                              General        Genetrix,      Forma   Note      General
                                                              Division        Inc.          Adjs.   Ref.      Division
                                                              --------        ----          -----   ----      --------
Net product sales                                             $139,568      $    --        $   --             $139,568
Net service sales                                               40,400       13,819            --               54,219
R&D revenue                                                     36,445           --            --               36,445
                                                              --------      -------        ------             --------
   Total revenue                                               216,413       13,819            --              230,232

Cost of products sold                                           52,514           --            --               52,514
Cost of services sold                                           27,254        7,399            --               34,653
SG&A                                                            58,881       10,585            --               69,466
R&D expense                                                     37,324           --            --               37,324
Purchase of in-process R&D                                      51,100           --            --               51,100
Goodwill impairment and restructuring costs                         --           --            --                   --
Charge for purchase options and financing expenses
   financing expenses                                           16,905          418            --               17,323
Reduction for common costs                                          --           --          (100)  (V)           (100)
                                                              --------      -------        ------             --------
   Total operating expenses                                    243,978       18,402          (100)             262,280
                                                              --------      -------        -------            --------
Operating income                                               (27,565)      (4,583)          100              (32,048)

Minority interest in net loss of subsidiaries                    1,678           --            --                1,678
Equity in net loss of unconsolidated affiliate                      --           --            --                   --
Charge for impaired investments                                     --           --            --                   --
Settlement of lawsuit                                               --           --            --                   --
Investment income                                               21,981          176            --               22,157
Interest expense                                                (7,099)        (237)           --               (7,336)
                                                              --------      -------        ------             --------
Income before income taxes                                     (11,005)      (4,644)          100              (15,549)
Provision for income taxes                                     (19,007)          --         1,881   (W)        (17,126)
                                                              --------      -------        ------             --------
Net income (loss)                                             $(30,012)     $(4,644)       $1,981             $(32,675)
                                                                            =======        ======
Allocated tax benefit generated by
     Tissue Repair Division                                        203                                             203
                                                              --------                                        --------
Net income (loss) attributable to Genzyme
     General Division Stock                                   $(29,809)                                       $(32,472)
                                                              ========                                        ========
Income (loss) per General Division common
     and common equivalent share                              $  (1.33)     $ (1.20)                          $  (1.42)
                                                              ========      =======                           ========
Historical weighted average shares outstanding                  22,370        3,873        (3,873)              22,370
Shares issued as a result of Genetrix acquisition                   --           --           547                  547
                                                              --------      -------        ------             --------
Pro forma weighted average shares outstanding                   22,370        3,873        (3,326)              22,917
                                                              ========      =======        ======             ========

             See notes to unaudited pro forma financial statements.

                      Genzyme Corporation and Subsidiaries
         Notes to Unaudited Pro Forma Consolidated Financial Statements

1.     Accounting Policies and Procedures

       The accounting policies and procedures for Genzyme, Genetrix and GDP are in conformity in all material respects. The pro forma financial statements include both Genzyme, the registrant, and the General Division, the stock of which is being used to effect the Merger and the proposed acquisition of GDP.


2.     Genzyme Corporation's Merger with Genetrix, Inc.

       On February 14, 1996, Genzyme announced that it had entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") to acquire Genetrix, a privately held genetic testing laboratory based in Phoenix, Arizona, and to merge Genetrix's operations with Genzyme's Integrated Genetics diagnostic services business. The unaudited pro forma consolidated financial statements assume the issuance of approximately 547,000 shares of Genzyme General Division Common Stock ("Genzyme General Division Stock") for all the outstanding shares of Genetrix preferred stock ("Genetrix Preferred Stock") and Genetrix common stock ("Genetrix Common Stock", together with the Genetrix Preferred Stock "Genetrix Stock").

       The exchange of Genetrix Stock for Genzyme General Division Stock will be based upon the Closing Price of Genzyme General Division Stock, which is defined in the Merger Agreement as the average closing price of Genzyme General Division Stock as reported by the NASDAQ National Market for the ten trading days ending on the second trading date prior to the closing date of the Merger; provided, however, that (i) if the average so determinined is less than $47.97 per share or greater than $43.61 per share, the Closing Price will be $47.97 per share and
(ii) if the amount so determined is greater than $67.28 per share, the Closing Price will be $67.28. At the effective time of the Merger, all outstanding shares of Genetrix Stock will be converted into that number of shares of Genzyme General Division Stock determined by dividing (A) the purchase price of $38,500,000 net of purchase price adjustments of approximately $1,759,805 (of which $1,682,305 represents certain merger costs and $77,500 represents an estimated amount of current claims for which Genzyme is entitled to be indemnified under the Merger Agreement) by (B) the Closing Price (the "Merger Consideration"). The Merger Consideration will be allocated among the holders of Genetrix Stock outstanding at the effective time of the Merger by (i) first allocating to the holders of Genetrix Preferred Stock that number of shares of Genzyme General Division Stock determined by dividing the aggregate amount to which each such holder is entitled under the Sixth Amended and Restated Certificate of Incorporation of Genetrix dated April 22, 1994 (the "Genetrix Charter") (such holders' "Merger Preference") by the Closing Price, rounded down to the nearest whole share and then allocating among the holders of Genetrix Common Stock and the holders of Series A, B, E, and F of Genetrix Preferred Stock that number of shares of Genzyme General Division Stock determined by multiplying (A) the number of shares of each Genetrix Common Stock held by each such holder and issuable upon conversion of the shares of Genetrix Preferred Stock held by the each such holder by (B) the Conversion Factor (as defined below), rounded to the nearest whole share. "Conversion Factor" means the quotient obtained by dividing the number of shares of Genzyme General Division Stock delivered as Merger Consideration (after subtracting the number of shares allocable to holders of Genetrix Preferred Stock as the Merger Preference) by the number of shares of Genetrix Common Stock outstanding and deemed to be rounded to four decimal places. For purposes of determining the Conversion Factor, each share of Genetrix Common Stock issuable upon conversion of the Genetrix Preferred Stock will be deemed outstanding prior to the effective time of the Merger.

                      Genzyme Corporation and Subsidiaries
         Notes to Unaudited Pro Forma Consolidated Financial Statements


2.     Genzyme Corporation's Merger with Genetrix, Inc. (continued):

       For the purposes of the unaudited pro forma condensed consolidated financial statements, the Closing Price of Genzyme General Division Stock was assumed to be $67.28 per share, resulting in approximately 547,000 of Genzyme General Division shares to be exchanged. The pro forma exchange of shares was calculated as follows:

Shares Exchanged:
-----------------
Purchase Price                                                                  $38,500,000
Purchase Price Adjustments                                                       (1,682,305)
                                                                                -----------
                                                                                 36,817,695
Assumed market value for Genzyme General Division Stock                               67.28
                                                                                -----------
Shares issued                                                                       547,230
Shares allocated in satisfaction of Merger Preference                              (336,339)
Shares allocable to escrow                                                           (1,152)
                                                                                -----------
Shares to be allocated to Genetrix Common Shareholders                              209,739   (A)
Total Genetrix Common Shares Outstanding                                         11,609,894   (B)
(including participation of Preferred Series A, B, E, and F)

Conversion factor                                                                     .0181   (A)/(B)

       Amounts at the effective time of the Merger may differ from the information presented in the pro forma financial statements based on subsequent changes in the closing price of Genzyme General Division Stock, the Purchase Adjustment amounts and any other related items which may impact the amounts reflected herein.

3. Genzyme Corporation's Offer to Purchase the Assets of Genzyme Development Partners, L.P.

       On January 31, 1996, Genzyme announced that it had made an offer to a special committee of the independent directors of the general partner of GDP also known as the Surgical Aids Partnership, to acquire substantially all the assets of the partnership for approximately $93,000,000 payable in shares of Genzyme General Division Stock which would be distributed to the limited partners of GDP. The offer was made in lieu of Genzyme's existing option to purchase the outstanding partnership interests for a lump-sum cash payment and certain future royalty payments. The Genzyme General Division shares would be valued at the average closing price for the 20 trading days immediately preceding the fifth trading day prior to closing the acquisition, provided that the average closing price is at least $60.99 and not more than $82.51. If the average closing price of the stock during that period is more than $82.51, 1,127,136 shares would satisfy the purchase price, whereas if the average closing price is less than $60.99, 1,524,840 shares would satisfy the purchase price. The offer is subject to several conditions: (i) the special committee must approve the offer; (2) the offer must be affirmed by a vote of two-thirds in interest of the limited partners; (iii) the general partner must enter into a definitive acquisition agreement; and (iv) Genzyme must be able to account for the acquisition as a purchase of in-process research and development.

       Although management of Genzyme cannot be certain that the acquisition will be consummated, for purposes of these pro forma financial statements, it is assumed to be probable that the acquisition will occur. Accordingly, information related to the acquisition has been included in the pro forma financial statements and related notes. The pro forma balance sheets and income statements are presented assuming that this transaction occurred as of January 1, 1994, using the purchase accounting method.

       For the purposes of the unaudited pro forma condensed consolidated financial statements, the market value of the Genzyme General Division Stock to be issued for the acquisition of the assets of Genzyme Development Partners, LP is assumed to be $71.75 per share, the closing price of Genzyme General Division Stock on Monday, March 4, 1996, the most recent date for which information was available, resulting in approximately 1,296,167 shares to be issued.

                      Genzyme Corporation and Subsidiaries
         Notes to Unaudited Pro Forma Consolidated Financial Statements


4. Pro Forma Adjustments Related to Genetrix Merger and Acquisition of Genzyme Development Partners, L.P.:


       These adjustments reflect the retirement of all Genetrix Common and Preferred Stock, the retirement of all GDP partnership interests and the issuance of Genzyme General Division Common Stock in the amounts described in Notes 2 and 3. Additionally, all intercompany transactions between Genzyme and GDP have been eliminated.

   I.    Pro Forma Adjustments to Genzyme Corporation's Consolidated Balance
         Sheets:

         Related to the Genetrix Merger:

         A. Issuance of Genzyme General Division Stock related to the Merger
            - an increase to General Division Common Stock and a decrease to Additional Paid-In Capital ("APIC") of $5K, respectively.

         B. Eliminate Genetrix Preferred Stock -a decrease to Genetrix Preferred Stock and an increase to APIC of $5K, respectively.

         C. Eliminate Genetrix Common Stock - a decrease in Genetrix Common Stock and an increase to APIC of $13K, respectively.

         Related to the Acquisition of GDP:

         D. Eliminate Genzyme General Division's receivable due from GDP against GDP's Payable to Genzyme General Division - a reduction to Prepaid Expenses and Other Current Assets and a decrease in Payable to Genzyme General Division of $83K, respectively.

         E. Eliminate Genzyme General Division's 1% loss in GDP - an increase to Other Non-Current Assets and Accumulated Deficit of $1K, respectively.

         F. Reclassify GDP's Accumulated Deficit of $32,274K against GDP's APIC, $32,629K. The remaining GDP APIC of $355K represents the fair value of the net assets of GDP to be acquired by Genzyme as of the balance sheet date (Cash of $438K, net of an amount payable to Genzyme of $83K).

         G. Issuance of Genzyme General Division Stock for acquisition of
            GDP, an increase to General Division Stock of $13K - an increase to APIC of $92,632K and a charge of $92,645K to Accumulated Deficit for the purchase of in-process research and development. ($93,000,000 less the net assets of GDP at the balance sheet date, $355,000).

  II.  Pro Forma Adjustments to Genzyme Corporation' Consolidated Statements of
       Operations:

       Related to the Genetrix Merger:

         H. Eliminate certain administrative costs (i.e. audit, legal and filing fees) of Genetrix which would not be incurred on a combined basis - a Reduction for Common Costs of $100K in each of the years ended December 31, 1992, 1993, and 1994, respectively, and $75K for the nine-months ended September 30, 1994 and 1995, respectively.

         I. Record the increase to income derived from the tax benefit of assumed Genetrix losses, net of the reduction for certain common administrative costs as described in Note H, at a statutory tax rate of 41.4%. For pro forma financial statements, this item is presented as an adjustment to the Statements of Operations only.

                      Genzyme Corporation and Subsidiaries
         Notes to Unaudited Pro Forma Consolidated Financial Statements


4. Pro Forma Adjustments Related to Genetrix Merger and Acquisition of Genzyme Development Partners, L.P. (continued):

   II. Pro Forma Adjustments to Genzyme Corporation' Consolidated Statements of Operations -(continued):

         Related to the Acquisition of GDP:

         J. Eliminate Genzyme General Division's research and development revenue from GDP against research & development expenses.

         K. Eliminate Genzyme General Division's 1% loss in GDP - a decrease to SG&A expense.

         L. Eliminate certain administrative costs (i.e. audit, legal and filing fees) of GDP which would not be incurred on a combined basis
            - a Reduction for Common Costs of $50K in each of the years ended December 31, 1994 and $38 for the nine-months ended September 30, 1994 and 1995, respectively.

         M. Record the increase to income derived from the tax benefit of assumed GDP losses, net of the reduction for certain common administrative costs as described in Note L, at a statutory tax rate of 41.4%. For pro forma financial statements, this item is presented as an adjustment to the Statements of Operations only.

   III.  Pro Forma Adjustments to Genzyme General Division's Combined Balance
         Sheets:

         Related to the Genetrix Merger:

         N. Issuance of Genzyme General Division Stock related to Merger, recorded as an increase and decrease of $5K to Division Equity (General Division Common Stock and APIC), respectively.

         O. Eliminate Genetrix Preferred Stock - a decrease to Genetrix Preferred Stock and an increase to Division Equity (APIC), of $5K, respectively.

         P. Eliminate Genetrix Common Stock - a decrease in Genetrix Common Stock and an increase to Division Equity (APIC), of $13K, respectively.

         Q. Reclassify Genetrix APIC and Accumulated Deficit to Division Equity to conform to Genzyme General Division financial statement presentation.

         R. Eliminate Genzyme General Division's receivable due from GDP against GDP's Payable to Genzyme General Division - a reduction to Prepaid Expenses and Other Current Assets and a decrease in Payable to Genzyme General Division of $83K, respectively.

         S. Eliminate Genzyme General Division's 1% loss in GDP - an increase to Other Non-Current Assets and Division Equity (Accumulated Deficit), of $1K, respectively.

         T. Reclassify GDP's APIC, $32,629K, and Accumulated Deficit, $32,274K, to Division Equity to reflect net assets of GDP at the balance sheet date of $355K (Cash of $438K net of an amount payable to Genzyme of $38K).

                      Genzyme Corporation and Subsidiaries
         Notes to Unaudited Pro Forma Consolidated Financial Statements


4. Pro Forma Adjustments Related to Genetrix Merger and Acquisition of Genzyme Development Partners, L.P. (continued):

   III. Pro Forma Adjustments to Genzyme General Division's Combined Balance Sheet (continued):

         Related to the Acquisition of GDP (continued):

         U. Issuance of Genzyme General Division Stock for the acquisition of GDP - increased to Division Equity of $13K and $92,632K, respectively, for General Division Stock and APIC, and a charge of $93,645K to Division Equity (Accumulated Deficit) for the Purchase of in-process research and development ($93,000,000 less the net assets of GDP at the balance sheet date, $355,000.)

   IV.   Pro Forma Adjustments to Genzyme General Division's Statements of
         Operations:

         Related to the Genetrix Merger:

         V. Eliminate certain administrative costs (i.e. audit, legal and filing fees) of Genetrix which would not be incurred on a combined basi - a Reduction for Common Costs of $100K in each of the years Ended December 31, 1992, 1993, and 1994, respectively, and $75K in the nine-months ended September 30, 1994 and 1995, respectively.

         W. Record the increase to income derived from the tax benefit of assumed Genetrix losses, net of the reduction for certain common administrative costs as described in Note V, at a statutory tax rate of 41.4%. For pro forma financial statements, this item is presented as an adjustment to the Statements of Operations only.

         Related to the Acquisition of GDP:

         X. Eliminate Genzyme General Division's research and development revenue from GDP against research and development expenses.

         Y. Elimination of Genzyme General Division's 1% loss in GDP, recorded a decrease to SG&A expense.

         Z. Eliminate certain administrative costs (i.e. audit, legal and filing fees) of GDP which would not be incurred on a combined basis
            - a Reduction for Common Costs of $50K in the year ended December 31, 1994 and $38K in the nine-months ended September 30, 1994 and 1995, respectively.

        AA. Record the increase to income derived from the tax benefit of assumed GDP losses, net of the reduction for certain common administrative costs as described in Note Z, at a statutory tax rate of 41.4%. For pro forma financial statements, this item is presented as an adjustment to the Statements of Operations only.

                                                                       EXHIBIT A




                     ======================================




                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              GENZYME CORPORATION,
                                 GENETRIX, INC.
                                      AND
                           THE PRINCIPAL STOCKHOLDERS
                               OF GENETRIX, INC.
                                  NAMED HEREIN

                         -----------------------------

                          Dated as of January 11, 1996

                         -----------------------------




                     ======================================

                               TABLE OF CONTENTS

                                                                            Page
SECTION 1 - THE MERGER....................................................    1
     1.1        The Merger................................................    1
     1.2        Effective Time............................................    1
     1.3        Closing...................................................    1
     1.4        Effects of the Merger.....................................    1
     1.5        Articles of Organization and By-laws......................    2
     1.6        Directors and Officers....................................    2
     1.7        Conversion of Stock.......................................    2
     1.8        Options and Warrants......................................    3
     1.9        Closing of Genetrix Transfer Books........................    4
     1.10       Dissenting Shares.........................................    4
     1.11       Exchange of Certificates..................................    5
     1.12       No Fractional Shares......................................    6
     1.13       Escrow of Shares..........................................    6

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF GENETRIX....................    6
     2.1        Organization and Qualification............................    6
     2.2        Authority to Execute and Perform Agreements...............    7
     2.3        Capitalization and Title to Shares........................    7
     2.4        Subsidiaries and Other Affiliates.........................    8
     2.5        Financial Statements......................................    8
     2.6        Absence of Undisclosed Liabilities........................    8
     2.7        No Material Adverse Change................................    9
     2.8        Tax Matters...............................................    9
     2.9        Compliance with Laws......................................    9
     2.10       No Breach.................................................   10
     2.11       Actions and Proceedings...................................   10
     2.12       Contracts and Other Agreements............................   10
     2.13       Bank Accounts and Powers of Attorney......................   12
     2.14       Properties................................................   12
     2.15       Intellectual Property.....................................   12
     2.16       Customers.................................................   14
     2.17       Accounts Receivable.......................................   14
     2.18       Inventory.................................................   14
     2.19       Employee Benefit Plans....................................   14
     2.20       Employee Relations........................................   15
     2.21       Transactions with Management..............................   15
     2.22       Insurance.................................................   15
     2.23       Brokerage.................................................   15
     2.24       Anti-Takeover Laws........................................   16
     2.25       Hazardous Materials.......................................   16
     2.26       Proxy Statement and Registration Statement................   16
     2.27       HSR Filing................................................   16
     2.28       Genetrix Preferred Stock..................................   16
     2.29       Disclosure................................................   17


                                      (i)

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
    STOCKHOLDERS............................................................  17
    3.1        Authority to Execute and Perform Agreements..................  17
    3.2        No Breach....................................................  17
    3.3        Title to Shares..............................................  17
    3.4        Brokerage....................................................  17
    3.5        Disclosure...................................................  18

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF
    GENZYME.................................................................  18
    4.1        Organization.................................................  18
    4.2        Authority to Execute and Perform Agreement...................  18
    4.3        Capitalization...............................................  18
    4.4        SEC Reports..................................................  19
    4.5        Financial Statements.........................................  19
    4.6        No Material Adverse Change...................................  19
    4.7        Actions and Proceedings......................................  19
    4.8        No Breach....................................................  19
    4.9        Proxy Statement and Registration Statement...................  20
    4.10       HSR Filing...................................................  20
    4.11       Disclosure...................................................  20

SECTION 5 - COVENANTS AND AGREEMENTS........................................  20
    5.1        Conduct of Business..........................................  20
    5.2        Corporate Examinations and Investigations....................  22
    5.3        Expenses.....................................................  22
    5.4        Authorization from Others....................................  23
    5.5        Consummation of Agreement....................................  23
    5.6        Further Assurances...........................................  23
    5.7        Proxy Statement; Registration Statement......................  23
    5.8        Genetrix Stockholder Meeting.................................  23
    5.9        Public Announcements and Confidentiality.....................  24
    5.10       Affiliate Letters............................................  24
    5.11       No Solicitation..............................................  24
    5.12       Filings Under HSR Act........................................  24
    5.13       Voting of Genetrix Stock.....................................  25
    5.14       Genzyme SEC Filings..........................................  25

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
    OF EACH PARTY TO CONSUMMATE THE MERGER..................................  25
    6.1        Approvals....................................................  25
    6.2        Registration Statement.......................................  25
    6.3        HSR Act......................................................  25
    6.4        Absence of Order.............................................  25
    6.5        Nasdaq Listing...............................................  25

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
    GENZYME TO CONSUMMATE THE MERGER........................................  26
    7.1        Representations, Warranties and Covenants....................  26
    7.2        Affiliate Letters............................................  26


                                      (ii)

    7.3        Opinion of Counsel to Genetrix..............................   26
    7.4        Merger Documents............................................   26
    7.5        Dissenting Shares...........................................   26
    7.6        Pooling of Interests........................................   26
    7.7        Accountant's Letters........................................   26
    7.8        Escrow Agreement............................................   26
    7.9        Bank Accounts...............................................   26
    7.10       Tax Opinion.................................................   27
    7.11       Genetrix Employees..........................................   27
    7.12       Revenues....................................................   27
    7.13       Certificates................................................   27

SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF GENETRIX
    AND THE PRINCIPAL STOCKHOLDERS TO CONSUMMATE THE MERGER................   27
    8.1        Representations, Warranties and Covenants...................   27
    8.2        Opinion of Counsel to Genzyme...............................   28
    8.3        Tax Opinion.................................................   28
    8.4        Merger Documents............................................   28
    8.5        Certificates................................................   28

SECTION 9 - TERMINATION, AMENDMENT AND WAIVER..............................   28
    9.1        Termination.................................................   28
    9.2        Effect of Termination.......................................   29
    9.3        Termination Fee.............................................   29
    9.4        Amendment...................................................   29
    9.5        Waiver......................................................   30

SECTION 10 - INDEMNIFICATION...............................................   30
    10.1       Survival....................................................   30
    10.2       Obligation of Genetrix and the Stockholders to Indemnify....   30
    10.3       Limitations on Indemnification..............................   30
    10.4       Notice and Defense of Claims................................   31

SECTION 11 - MISCELLANEOUS.................................................   31
    11.1       Notices.....................................................   31
    11.2       Entire Agreement............................................   32
    11.3       Governing Law...............................................   32
    11.4       Binding Effect; No Assignment...............................   33
    11.5       Variations in Pronouns......................................   33
    11.6       Counterparts................................................   33
    11.7       Disclosure Schedules........................................   33

                                    EXHIBIT

A - Form of Affiliate Letter...............................................  A-1

GENETRIX DISCLOSURE SCHEDULE
STOCKHOLDER DISCLOSURE SCHEDULE
GENZYME DISCLOSURE SCHEDULE


                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated as of January 11, 1996 (this "Agreement") is among Genzyme Corporation ("Genzyme"), a Massachusetts corporation, Genetrix, Inc. ("Genetrix"), a Delaware corporation, and the stockholders of Genetrix identified on the signature pages hereto (the "Principal Stockholders"). The parties wish to effect the acquisition of Genetrix by Genzyme through a merger of Genetrix with and into Genzyme on the terms and conditions set forth in this Agreement. This Agreement is intended to be a "plan of reorganization" within the meaning of ss.368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                             SECTION 1 - THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL") and the General Corporation Law of the State of Delaware (the "DGCL"), Genetrix shall be merged with and into Genzyme (the "Merger"). The Merger shall occur at the Effective Time (as defined in Section 1.2). Following the Merger, Genzyme shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Genetrix shall cease.

         1.2 Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause the Merger to be consummated by filing and recording articles of merger in accordance with
Section 79 of the MBCL and a certificate of merger in accordance with Section 252(c) of the DGCL (the articles of merger and certificate of merger as appropriate for each state are referred to herein collectively as the "Merger Documents") and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Merger Documents are duly filed with the Secretary of the Commonwealth of Massachusetts and the Secretary of State of Delaware in accordance with the MBCL and the DGCL, respectively, or at such later time as is specified in the Merger Documents (the "Effective Time").

         1.3 Closing. Immediately prior to the filing of the Merger Documents, a closing (the "Closing") will be held at the offices of Palmer & Dodge, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. Subject to the satisfaction or waiver of each of the conditions specified in Sections 6, 7 and 8 hereof, the Closing shall take place:

                  (a)      Within three business days after the last to occur of
(i) the day the Merger is approved by the stockholders of Genetrix pursuant to
Section 5.8, or (ii) the date of expiration or termination of any waiting period or extension thereof applicable to the Merger under the Hart-ScottRodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); or

                  (b)      On such other date as the parties may agree.

The date on which the Closing occurs is referred to herein as the "Closing
Date."

         1.4 Effects of the Merger. The Merger shall have the effects set forth in Sections 80 and 81 of the MBCL and Sections 259, 260 and 261 of the DGCL.

         1.5 Articles of Organization and By-laws. The articles of organization and by-laws of Genzyme, in each case as in effect immediately prior to the Effective Time, shall be the articles of organization and by-laws of the Surviving Corporation immediately after the Effective Time. The purposes of the Surviving Corporation, the total number of shares and the par value of each class of stock that the Surviving Corporation is authorized to issue and a description of each class shall be as set forth in the articles of organization of Genzyme.

         1.6 Directors and Officers. The directors and officers of Genzyme immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance the articles of organization and by-laws of the Surviving Corporation.

         1.7      Conversion of Stock.

                  (a) For purposes of this Agreement, the following terms shall have the respective meanings indicated:

                           (i)      "Closing Market Value" means the average of
the closing prices of General Division Stock (as herein defined) as reported by the Nasdaq National Market for the ten trading days ending on the second trading day prior to the Closing Date; provided, however, that (i) if the average so determined is less than $47.97 per share and greater than or equal to $43.61 per share, "Closing Market Value" shall mean $47.97 and (ii) if the amount so determined is greater than $67.28 per share, "Closing Market Value" shall mean $67.28.

                           (ii)     "Conversion Factor" means the quotient
obtained by dividing the aggregate number of shares of General Division Stock delivered as the Merger Consideration (as defined in Section 1.7(b)(i)) (after subtracting such number of shares of General Division Stock as are allocated to the holders of Genetrix Preferred Stock (as herein defined) pursuant to clause
(i) of Section 1.7(c), but before subtracting such number of shares of General Division Stock as would otherwise be allocable pursuant to Section 1.7(c) to all Dissenting Shares (as defined in Section 1.10) if the holders thereof had not properly exercised rights under Section 262 of the DGCL) by the number of shares of Genetrix Common Stock (as herein defined) outstanding and deemed to be outstanding immediately prior to the Effective Time, such quotient to be rounded to four decimal places. For this purpose, each share of Genetrix Common Stock issuable upon conversion of the Genetrix Preferred Stock will be deemed to be outstanding immediately prior to the Effective Time.

                           (iii)    "General Division Stock" shall mean the
common stock, $0.01 par value per share, of the General Division of Genzyme.

                           (iv)     "Genetrix Common Stock" shall mean the
common stock, $0.0025 par value per share, of Genetrix; "Genetrix Preferred Stock" shall mean the preferred stock, $0.001 par value per share, of Genetrix; and "Genetrix Stock" shall mean collectively the Genetrix Common Stock and the Genetrix Preferred Stock.

                           (v)      "Purchase Price Adjustment Amount" shall
mean the sum of (A) $1,000,000, representing the management incentive fee payable to Paul R. Sohmer, M.D., by Genetrix on or before the Closing Date, (B) any amounts paid or payable to Alex. Brown & Sons Incorporated ("Alex. Brown") on or before the Closing Date in excess of $250,000 in fees payable in respect of the financial advisory services rendered by Alex. Brown in connection with the Merger, (C) any legal or accounting fees of Genetrix paid or payable on or before the Closing Date in respect of the Merger in excess of $250,000, (D) the aggregate amount of all bonuses awarded to the employees of Genetrix by the Board of Directors of Genetrix at the meeting of such Board held on November 14, 1995, (E) $50,000, representing certain obligations to make severance payments under agreements with employees of Genetrix and (F) $100,000, representing fees payable under a consulting agreement between Genetrix and Jack Bratton.

                  (b) At the Effective Time, by virtue of the Merger and without any action on the part of Genzyme or Genetrix:

                           (i)      All shares of Genetrix Stock outstanding
immediately prior to the Effective Time, other than (1) shares held by Genetrix as treasury stock or shares held by any subsidiary of Genetrix and (2) Dissenting Shares (as defined in Section 1.10), shall be converted into and become the right to receive, in the aggregate, that number of shares of General Division Stock determined by dividing (A) $38,500,000 less the Purchase Price Adjustment Amount by (B) the Closing Market Value; provided, however, that if the Closing Market Value is less than $43.61, Genetrix shall have the right to terminate this Agreement pursuant to Section 9.1(g) unless Genzyme, in its sole discretion and in lieu of the number of shares determined pursuant to the preceding clause, elects to deliver that number of shares of General Division Stock determined by dividing (X) $35,000,000 less the Purchase Price Adjustment Amount by (Y) the Closing Market Value. The number of shares of General Division Stock delivered pursuant to this Section 1.7(b)(i) is referred to hereinafter as the "Merger Consideration." The Merger Consideration shall be reduced by the number of shares of General Division Stock that would otherwise be allocable pursuant to Section 1.7(c) to all Dissenting Shares if the holders thereof had not properly exercised rights under Section 262 of the DGCL.

                           (ii)     All shares of Genetrix Stock held at the
Effective Time by Genetrix as treasury stock or by a subsidiary of Genetrix shall be canceled and no payment shall be made with respect thereto.

                           (iii) All Dissenting Shares shall be treated in
accordance with Section 1.10.

                           (iv)     All shares of Genzyme capital stock
outstanding at the Effective Time shall remain outstanding shares of the Surviving Corporation.

                  (c) The Merger Consideration shall be allocated among the holders of shares of Genetrix Stock outstanding immediately prior to the Effective Time (i) by first allocating to the holders of Genetrix Preferred Stock outstanding at the Effective Time, if any, that number of shares of General Division Stock determined by dividing the aggregate amount to which each such holder is entitled under Section (B)5. of Article IV of the Genetrix certificate of incorporation by the Closing Market Value, rounded down to the nearest whole share and subject to the payment of cash for fractional shares as provided in Section 1.12, and (ii) then allocating among the holders of Genetrix Stock outstanding at the Effective Time that number of shares of General Division Stock determined by multiplying (A) the number of shares of Genetrix Common Stock held by each such holder and issuable upon conversion of the shares of Genetrix Preferred Stock held by each such holder by (B) the Conversion Factor, rounded down to the nearest whole share and subject to the payment of cash for fractional shares as provided in Section 1.12.

         1.8 Options and Warrants. Each outstanding and unexercised option and warrant to purchase Genetrix Common Stock that has not been terminated pursuant to Section 5.1(a)(vi) of this Agreement shall, at the Effective Time, cease to represent a right to acquire shares of Genetrix

Common Stock and shall be converted automatically into an option or warrant to purchase shares of General Division Stock in an amount and at an exercise price determined as provided below:

                  (a) The number of shares of General Division Stock subject to the new option or warrant shall be equal to the product of (i) the number of shares of Genetrix Common Stock subject to the original option or warrant and (ii) the Option/Warrant Conversion Factor (as herein defined). The "Option/Warrant Conversion Factor" shall mean the quotient obtained by dividing the aggregate number of shares of General Division Stock delivered as the Merger Consideration (after subtracting such number of shares of General Division Stock as are allocated to the holders of Genetrix Preferred Stock pursuant to clause
(i) of Section 1.7(c), but before subtracting such number of shares of General Division Stock as would otherwise be allocable pursuant to Section 1.7(c) to all Dissenting Shares if the holders thereof had not properly exercised rights under
Section 262 of the DGCL) by the number of shares of Genetrix Common Stock outstanding and deemed to be outstanding immediately prior to the Effective Time, such quotient to be rounded to four decimal places; provided that any fractional shares of General Division Stock resulting from such multiplication shall be rounded down to the nearest share. For purposes of calculating the Option/Warrant Conversion Factor for each new option or warrant issued under the terms of this Section 1.8, each share of Genetrix Common Stock issuable upon exercise of such option or warrant and each share of Genetrix Common Stock issuable upon conversion of the Genetrix Preferred Stock will be deemed to be outstanding immediately prior to the Effective Time.

                  (b) The exercise price per share of General Division Stock under the new option or warrant shall be equal to the quotient obtained by dividing the exercise price per share of Genetrix Common Stock under the original option or warrant by the Option/Warrant Conversion Factor; provided that such exercise price shall be rounded to the nearest cent.

The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner consistent with Section 424(a) of the Code. The duration, schedule of vesting and other terms of the new option or warrant issued under the terms of this Section 1.8 shall be the same as the original option or warrant except that all references to Genetrix shall be deemed to be references to Genzyme. Genzyme shall (i) reserve for issuance the number of shares of General Division Stock issuable upon exercise of each new option and warrant as determined pursuant to this Section 1.8 and (ii) upon surrender of the certificate or certificates representing the original Genetrix option or warrant, issue to each holder thereof a document evidencing the assumption of such option or warrant by Genzyme as provided herein.

         1.9 Closing of Genetrix Transfer Books. At the Effective Time, the stock transfer books of Genetrix shall be closed and no transfer of Genetrix Stock shall thereafter be made.

         1.10     Dissenting Shares.

                  (a) Shares of capital stock of Genetrix held by a stockholder who has properly exercised dissenters' rights with respect thereto in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into Merger Consideration. From and after the Effective Time, a stockholder who has properly exercised such dissenters' rights shall no longer retain any rights of a stockholder of Genetrix or the Surviving Corporation, except those provided under the DGCL.

                  (b) Genetrix shall give Genzyme (i) prompt notice of any written demands under Section 262 of the DGCL with respect to any shares of capital stock of Genetrix, any withdrawal of any such demands and any other instruments served pursuant to the DGCL and received by Genetrix and (ii) the right to participate in all negotiations and proceedings with respect to any demands under Section 262 of the DGCL with respect to any shares of capital stock of Genetrix. Genetrix shall cooperate with Genzyme concerning, and shall not, except with the prior written consent of Genzyme, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

         1.11     Exchange of Certificates.

                  (a) Genzyme shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Genzyme shall cause the Exchange Agent to mail (i) to all former holders of record of Genetrix Stock instructions for surrendering their certificates representing Genetrix Stock in exchange for a certificate or certificates representing shares of General Division Stock. Upon surrender of a Genetrix Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Genzyme, the holder of such certificate shall be entitled to receive in exchange therefor (subject to the escrow deposit required by Section 1.13) a certificate representing that number of whole shares of General Division Stock into which the shares of Genetrix Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled.

                  (b) Until surrendered in accordance with the provisions of this Section, each Genetrix Stock certificate (other than for shares to be canceled in accordance with Section 1.7(b)(ii) and Dissenting Shares, if any) shall represent for all purposes the right to receive shares of General Division Stock and, as provided in Section 1.12, cash in lieu of General Division Stock, if any. No dividends or other distributions that are declared after the Effective Time on General Division Stock and payable to the holders of record thereof after the Effective Time will be paid to holders of certificates representing Genetrix Stock until such holders surrender their certificates. Upon such surrender, there shall be paid to the record holder of the certificates representing shares of General Division Stock issued upon such exchange, the amount of dividends or other distributions that become payable after the Effective Time and were not paid because of the failure to surrender certificates for exchange. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon.

                  (c) The General Division Stock into which Genetrix Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any General Division Stock certificates are to be issued in a name other than that in which the Genetrix Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of General Division Stock in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (d) Certificates surrendered for exchange by any Genetrix stockholder identified by Genetrix or Genzyme as an "affiliate" of Genetrix within the meaning of Rule 145 of the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing General Division Stock until Genzyme has received an executed Affiliate Letter from such stockholder as provided in Section 5.10.

         1.12 No Fractional Shares. No certificates representing fractional shares of General Division Stock shall be issued upon the surrender for exchange of Genetrix Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of Genetrix Stock who would otherwise have been entitled to a fractional share of General Division Stock will receive upon surrender of a Genetrix Stock certificate or certificates, as the case may be, an amount in cash (without interest) determined by multiplying such fraction by the Closing Market Value. Genzyme shall not be liable to any holder of shares of Genetrix Stock for any cash in lieu of fractional interests delivered to a public official pursuant to applicable escheat or abandoned property laws.

         1.13 Escrow of Shares. At the Effective Time, Genzyme shall deposit 10% of the total number of shares comprising the Merger Consideration with an escrow agent reasonably satisfactory to Genetrix to be held and disbursed by such agent in accordance with a form of escrow agreement (the "Escrow Agreement") mutually satisfactory to the parties. Subject to the conditions set forth therein, the Escrow Agreement shall provide that the percentage of the Merger Consideration deposited with the escrow agent shall be reduced from 10% to 5% upon expiration of the period ending six months after the Effective Time. Such shares shall be deducted pro rata from the shares allocable to each former holder of Genetrix Stock after subtracting such number of shares of General Division Stock as are allocated to the holders of Genetrix Preferred Stock pursuant to clause (i) of Section 1.7(c).

             SECTION 2 - REPRESENTATIONS AND WARRANTIES OF GENETRIX

         Except as set forth on the disclosure schedule delivered to Genzyme on the date hereof (the "Genetrix Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Genetrix represents and warrants to Genzyme as set forth below:

         2.1      Organization and Qualification.

                  (a) Each of Genetrix and the Subsidiaries (as defined in Section 2.4) is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted. Each of Genetrix and the Subsidiaries is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of Genetrix and the Subsidiaries taken as a whole (the "Business of Genetrix"). The Genetrix Disclosure Schedule sets forth each jurisdiction in which Genetrix and the Subsidiaries is qualified or otherwise authorized to transact business as a foreign corporation.

                  (b) None of Genetrix or the Subsidiaries files or is required to file any franchise, income or other tax return in any other jurisdiction (in the United States or outside of the United States), other than its jurisdiction of incorporation, based upon the ownership or use of property therein or the derivation of income therefrom.

                  (c) Genetrix has previously provided to Genzyme true and complete copies of the charter and by-laws of Genetrix and each Subsidiary as presently in effect, and neither Genetrix nor any Subsidiary is in default in the performance, observation or fulfillment of either of its charter or by-laws. The minute books of Genetrix and each of the Subsidiaries contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders since the time of each such corporation's incorporation and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meetings. The stock record books of Genetrix and each of the Subsidiaries are true and complete.

         2.2 Authority to Execute and Perform Agreements. Genetrix has the corporate power and authority to enter into, execute and deliver this Agreement and each agreement, document and instrument delivered by Genetrix pursuant to this Agreement and, subject to the approval of this Agreement by the stockholders Genetrix as provided in Section 5.8, to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and each such other agreement, document and instrument and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Genetrix. No other action on the part of Genetrix is necessary to authorize this Agreement or such other agreements, documents or instruments or to consummate the transactions contemplated hereby or thereby (other than approval by the stockholders of Genetrix of this Agreement and the transactions described herein). This Agreement and each agreement, document and instrument delivered by Genetrix pursuant to this Agreement has been duly executed and delivered by Genetrix and constitutes a valid and binding obligation of Genetrix, enforceable in accordance with its terms, except as their enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors or general principles of equity.

         2.3      Capitalization and Title to Shares.

                  (a) Genetrix is authorized to issue 20,000,000 shares of Genetrix Common Stock, of which 5,251,485 shares are issued and outstanding, and 7,000,000 shares of Genetrix Preferred Stock issuable in series. Of such Genetrix Preferred Stock, 1,530,720 shares have been designated Series A Preferred Stock, all of which shares are issued and outstanding; 153,072 shares have been designated as Series B Preferred Stock, all of which shares are issued and outstanding; 22,223 shares have been designated as Series C Preferred Stock, of which 13,327 shares are issued and outstanding; 37,500 shares have been designated as Series D Preferred Stock, all of which shares are issued and outstanding; 1,600,000 shares have been designated as Series E Preferred Stock, all of which shares are issued and outstanding; and 2,181,819 shares have been designated as Series F Preferred Stock, of which 1,696,969 shares are issued and outstanding. Such shares are owned of record by the persons and in the amounts set forth on the Genetrix Disclosure Schedule. No other class of capital stock of Genetrix is authorized or outstanding. All of the issued and outstanding shares of Genetrix's capital stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. None of the issued and outstanding shares of Genetrix have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase such shares.

                  (b) The Genetrix Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from Genetrix any shares of the capital stock or any other security of Genetrix, and all outstanding securities of any kind convertible into or exchangeable for such securities. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 2.3(b) have been previously furnished to Genzyme. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of Genetrix among one or more of the stockholders of Genetrix and to which Genetrix is a party.

                  (c) Genetrix does not own beneficially any shares of capital stock of Genzyme.

         2.4      Subsidiaries and Other Affiliates.

                  (a) The Genetrix Disclosure Schedule sets forth all of the Subsidiaries and the jurisdiction in which each is incorporated. All issued and outstanding shares of each Subsidiary are owned directly by Genetrix free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which Genetrix or any Subsidiary owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors.

                  (b) Except as set forth above, there are not as of the date hereof, and at the Effective Time there will not be, any other shares of capital stock of any Subsidiary authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Subsidiary to issue, transfer, deliver, sell, repurchase or redeem or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of Genetrix or any Subsidiary or obligating Genetrix or any Subsidiary to grant, extend or enter into any such agreement. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the capital stock of any Subsidiary.

                  (c) Except for the Subsidiaries, Genetrix does not directly or indirectly own or have any investment in any of the capital stock of, and is not a party to a partnership or joint venture with, any other person.

         2.5 Financial Statements. Genetrix has previously delivered to Genzyme (i) the audited consolidated financial statements of Genetrix at December 31, 1994 and for the five years then ended (including the footnotes thereto), in each case examined by and accompanied by the report of Ernst & Young LLP, independent accountants (the "Audited Financial Statements") and (ii) the unaudited balance sheets of Genetrix (the "Interim Balance Sheets") at March 31, June 30 and September 30, 1995, 1994 and 1993 and related statements of operations and cash flows for the periods then ended (the "Interim Financial Statements"). All of such financial statements referred to in this section are collectively referred to herein as the "Genetrix Financial Statements." The Genetrix Financial Statements have been prepared from, and are in accordance with, the books and records of Genetrix and present fairly, in all material respects, the financial position and the results of operations of Genetrix and the Subsidiaries as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject, in the case of the Interim Financial Statements, to normal and recurring year-end audit adjustments, which are not, in the aggregate, material.

         2.6 Absence of Undisclosed Liabilities. As at December 31, 1994, Genetrix and its Subsidiaries had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the December 31, 1994 balance sheet included in the Audited Financial Statements that were not adequately reflected or reserved against on such balance sheet. Genetrix and its Subsidiaries have no such liabilities, other than liabilities (i) adequately reflected or reserved against on the December 31, 1994 balance sheet, (ii) reflected on the September 30, 1995 balance sheet included in the Interim Financial Statements, (iii) incurred since September 30, 1995 in the ordinary course of business or (iv) disclosed in this Agreement.

         2.7 No Material Adverse Change. Since December 31, 1994, there has not been (i) any material adverse change in the Business of Genetrix or (ii) action by Genetrix and its Subsidiaries which, if taken on or after the date hereof, would require the consent or approval of Genzyme pursuant to Section 5.1.

         2.8      Tax Matters.

                  (a) Genetrix and its Subsidiaries have filed all tax reports and returns required to be filed by them and have paid or will timely pay all taxes and other charges shown as due on such reports and returns. Neither Genetrix nor any of its Subsidiaries is delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the September 30, 1995 balance sheet included in the Genetrix Interim Financial Statements is adequate for payment of any and all tax liabilities for periods ending on or before September 30, 1995 and there are no tax liens on any assets of Genetrix or its Subsidiaries except liens for current taxes not yet due.

                  (b) There has not been any audit of any tax return filed by Genetrix or any of its Subsidiaries and no audit of any such tax return is in progress and neither Genetrix nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Genetrix knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against Genetrix or any of its Subsidiaries by any taxing authority and Genetrix knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by Genetrix or any of its Subsidiaries is in force, and no waiver or agreement by Genetrix or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

                  (c) Neither Genetrix nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         2.9      Compliance with Laws.

                  (a) Genetrix and its Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their respective businesses (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of Genetrix, threatened to revoke or limit any Permit. The Genetrix Disclosure Schedule contains a true and complete list of all Permits.

                  (b) Genetrix and its Subsidiaries are not in violation of any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, including without limitation laws relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, pollution or protection of the environment, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Waste (as defined in Section 2.25). During the last three years, Genetrix has not received and, to the best knowledge of Genetrix, no landlord of Genetrix or its Subsidiaries has received, notice of and there has not been any citation, fine or penalty imposed against Genetrix for, any such violation or alleged violation. To the best knowledge of Genetrix, Genetrix has not received any such notice of violation more than three years ago that has not been resolved.

                  (c) Since January 1, 1993, to the best knowledge of Genetrix, except to the extent of the accrual concerning Medicare audits reported on the Audited Financial Statements, all amounts billed by Genetrix to Medicare reflect the actual cost incurred for its services including reasonable allocation of overhead expenses in accordance with approved Medicare reimbursement regulations and guidelines.

         2.10 No Breach. Except for (a) the filing of a premerger notification form pursuant to the HSR Act and (b) the filing of the Merger Documents with the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts, the execution, delivery and performance of this Agreement by Genetrix and the consummation by Genetrix of the transactions contemplated hereby will not (i) violate any provision of the certificate of incorporation or by-laws of Genetrix; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Genetrix or any of its Subsidiaries is a party or to which any of them or any of their assets or properties is bound or subject, except for such violations, conflicts, breaches, modifications or defaults under instruments, contracts or other agreements with contracting parties (other than (A) instruments, contracts or other agreements with the Customers identified in Section 2.16 of the Genetrix Disclosure Schedule or (B) the contracts or other agreements set forth in Sections 2.12(a) and 2.12(r) of the Genetrix Disclosure Schedule) as would not, individually, have a material adverse effect on the Business of Genetrix; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to Genetrix or its Subsidiaries or by which any of Genetrix's or its Subsidiaries' assets, properties or securities is bound; (iv) violate any Permit; or (v) require any filing with, notice to, or permit, consent or approval of, any other governmental or regulatory body.

         2.11 Actions and Proceedings. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against Genetrix, any Subsidiary or any of their securities, assets or properties. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Genetrix, threatened against Genetrix or any Subsidiary. To the best knowledge of Genetrix, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation.

         2.12 Contracts and Other Agreements. The Genetrix Disclosure Schedule sets forth a list of the following contracts and other agreements to which Genetrix or any Subsidiary is a party or by or to which any of them or their assets or properties are bound or subject:

                  (a) any agreement or series of related agreements requiring aggregate payments after the date hereof by or to Genetrix or any Subsidiary of more than $50,000;

                  (b) any agreement with or for the benefit of any current or former officer, director, stockholder, employee or consultant of Genetrix or any Subsidiary;

                  (c) any agreement with any labor union or association representing any employee of Genetrix or any Subsidiary;

                  (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate Genetrix or any Subsidiary to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                  (e) any agreement for the sale of any of the assets or properties of Genetrix or any Subsidiary other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

                  (f)      any partnership or joint venture agreement;

                  (g)      any agreement of surety, guarantee or
indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

                  (h) any agreement containing covenants of Genetrix or any Subsidiary not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with Genetrix or any Subsidiary or in any line of business of Genetrix or its Subsidiaries;

                  (i) any license or other agreement pursuant to which Genetrix or any Subsidiary grants or is granted the right to use any Proprietary Right (as defined in Section 2.15);

                  (j) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                  (k) any agreement with any holder of securities of Genetrix or any Subsidiary as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

                  (l) any agreement obligating Genetrix or any Subsidiary to deliver services under a "most favored nation" pricing clause;

                  (m)      any agreement with a Customer identified in Section
2.16 of the Genetrix Disclosure Schedule;

                  (n) any agreement relating to the acquisition by Genetrix or any Subsidiary of any operating business or the capital stock of any other person;

                  (o) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the ordinary course of business);

                  (p) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money;

                  (q) any lease, sublease or other agreement under which Genetrix or any of the Subsidiaries is lessor or lessee of any real property or equipment or other tangible property;

                  (r) any agreement with a private third party payor under which Genetrix has billed $25,000 or more since January 1, 1995; and

                  (s) any other material agreement whether or not made in the ordinary course of business.

Genzyme has been provided access to or has been furnished true and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on the Genetrix Disclosure Schedule. Each of such contracts is valid, subsisting, in full force and effect, binding upon Genetrix or a Subsidiary, except as its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors or general principles of equity, and to the best knowledge of Genetrix, binding upon the other parties thereto in accordance with their terms, and Genetrix and its Subsidiaries are not in default under any of them, nor, to the best knowledge of Genetrix, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

         2.13     Bank Accounts and Powers of Attorney. The Genetrix Disclosure
Schedule identifies all bank and brokerage accounts of Genetrix and its Subsidiaries, whether or not such accounts are held in the name of Genetrix, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from Genetrix or any of its Subsidiaries and a summary of the terms thereof.

         2.14     Properties.

                  (a) Genetrix and its Subsidiaries own and have good title to all of their assets and properties reflected as owned on the December 31, 1994 balance sheet included in the Audited Financial Statements free and clear of any lien, claim or other encumbrance, except for (i) the liens, claims or other encumbrances reflected in the Interim Financial Statements, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since December 31, 1994, (iii) liens or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable and (iv) liens for taxes not yet delinquent.

                  (b) Genetrix and its Subsidiaries do not own any real property and do not have any options or contractual obligations to purchase or acquire any interest in real property. Genetrix or a Subsidiary has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property used in the conduct of their respective businesses, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. Genetrix has not received notice that any of such property is in violation in any material respect of any existing law or any building, zoning, health, safety, environmental or other ordinance, code or regulation. There is no equipment located on the premises of Genetrix or any Subsidiary that is on loan from another party.

         2.15     Intellectual Property.

                  (a) Section 2.15 of the Genetrix Disclosure Schedule sets forth (i) all patents, know-how, mask works, trademarks, service marks, trade names, logos and copyrights and all applications to register any of the foregoing, (ii) all franchises, (iii) all trade secrets, inventions, developments, customer lists, plans, drawings, designs, sketches, process sheets, manufacturing or other processes, data compilations, specifications and research results and (iv) other confidential information and legally protected proprietary rights (collectively, "Proprietary Rights") used, marketed, licensed or otherwise exploited in and material to the business of Genetrix and its Subsidiaries as presently conducted or contemplated to be conducted and all licenses, assignments and releases of Proprietary Rights of others material to such business. The Proprietary Rights are sufficient to carry on the business of Genetrix and its Subsidiaries as presently conducted or contemplated to be conducted. Genetrix and its Subsidiaries have exclusive ownership of all Proprietary Rights identified in Section 2.15 of the Genetrix Disclosure Schedule or have obtained or may obtain on commercially reasonable terms any licenses, releases or assignments to use all third parties' Proprietary Rights material to the business of Genetrix and its Subsidiaries as presently conducted or contemplated to be conducted (all such licensed third-party rights are separately described in Section 2.15 of the Genetrix Disclosure Schedule). Neither Genetrix nor its Subsidiaries has granted any rights in or licenses to their respective Proprietary Rights to any third party and Genetrix or its Subsidiaries has the right to use such Proprietary Rights free and clear of claims or rights of others. No officer, employee, consultant, subcontractor or other party, other than Genetrix or its Subsidiaries, has any rights in or licenses to the Proprietary Rights of Genetrix and its Subsidiaries and, to the extent such third-party rights exist for any reason, Genetrix or its Subsidiaries have taken, or will have taken prior to the Closing Date, all action necessary to cause such rights to be transferred to Genetrix or its Subsidiaries.

                  (b) Neither Genetrix nor its Subsidiaries has received any notices of infringement by Genetrix of any Proprietary Rights of others, and, to the best knowledge of Genetrix, none of the present or contemplated activities of Genetrix or its Subsidiaries or their products, services or assets infringe on any Proprietary Rights of others, including unauthorized use of any confidential information or trade secrets of any person, including, without limitation, any former employer of any past or present employees of Genetrix or its Subsidiaries. Genetrix is not aware of any infringement or violation by others of the rights of Genetrix or its Subsidiaries in or to, their respective Proprietary Rights.

                  (c) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights (or applications therefor) which are owned by or licensed to Genetrix or its Subsidiaries or used or required to be used in the business of Genetrix and its Subsidiaries as presently conducted or contemplated to be conducted are listed in Section 2.15 of the Genetrix Disclosure Schedule ("Registered Rights"). All of the Registered Rights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified in said Section, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and in each such other jurisdiction.

                  (d) Each of Genetrix and its Subsidiaries has (i) disclosed or made available its Proprietary Rights only to employees or consultants who required such disclosure or access to conduct the business of Genetrix and its Subsidiaries and who have executed written confidentiality agreements governing their use of such Proprietary Rights; and (ii) required all professional and technical employees and consultants to execute agreements under which such employees and consultants are required to convey to Genetrix or its Subsidiaries ownership of all Proprietary Rights conceived or created by them in the course of their employment or relationship with Genetrix or its Subsidiaries.

                  (e) To the best knowledge of Genetrix, none of the activities of the employees of Genetrix on behalf of Genetrix violates any agreements or arrangements which any such employees have with former employers currently in effect.

         2.16 Customers. The Genetrix Disclosure Schedule sets forth the customers of Genetrix and its Subsidiaries who, in the aggregate, accounted for 80% of the revenues of Genetrix and its Subsidiaries, considered as one enterprise, during the 13 months ended September 30, 1995 (the "Customers"). The relationships of Genetrix and its Subsidiaries with the Customers are good commercial working relationships. During the last 12 months, no Customer from which Genetrix received average monthly revenues of $1,000 or more during such 12-month period has canceled or otherwise terminated its relationship with Genetrix or any of its Subsidiaries, or has decreased materially its usage or purchase of the services of Genetrix or any of its Subsidiaries. Genetrix does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with Genetrix or any of its Subsidiaries or to decrease materially or limit its usage or purchase of the services or products of Genetrix or any of its Subsidiaries.

         2.17 Accounts Receivable. Subject to the allowances with respect to accounts receivable set forth on the September 30, 1995 balance sheet included in the Interim Financial Statements, all accounts receivable reflected on such interim balance sheet and all accounts receivable arising subsequent thereto, have arisen in the ordinary course of business of Genetrix or the Subsidiaries, represent valid and enforceable obligations due to Genetrix or the Subsidiaries, have been and are subject to no set-off, counterclaim or future performance obligation on the part of Genetrix or a Subsidiary, and, subject to the allowances set forth on such balance sheet, are fully collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

         2.18 Inventory. Subject to related valuation allowances, the portion of the inventory of Genetrix and its Subsidiaries comprised of laboratory supplies and raw materials is and at the Effective Time will be usable in the ordinary course of business. Based on its experience in prior years, the portion of the inventory of Genetrix and its Subsidiaries comprised of cases-in-process, if any, represents services performed and the costs associated therewith, all of which will be invoiced to customers in the ordinary course of business.

         2.19 Employee Benefit Plans. The Genetrix Disclosure Schedule sets forth a complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plans"), maintained by Genetrix or its Subsidiaries, copies of which have been previously furnished to Genzyme. Neither Genetrix nor any Subsidiary maintains or contributes to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and neither Genetrix nor any Subsidiary has incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan maintained by Genetrix or a Subsidiary that is intended to be qualified under either Section 401(a) or 501(c)(9) of the Code is so qualified. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and to the knowledge of Genetrix nothing has been done or omitted to be done with respect to any Plan that would result in any material liability on the part of Genetrix or a Subsidiary under Title I of ERISA or Section 4975 of the Code. All reports required to be filed with respect to all Plans, including without limitation annual reports on Form 5500, have been timely filed. No "reportable event" as defined at Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any pension plan subject to Title IV of ERISA. With respect to all pension plans subject to Title IV of ERISA, such plans have no unfunded benefit liabilities, all contributions to such plans under the minimum funding requirements of
Section 412 of the Code have been made and all premium payments to the Pension Benefit Guaranty Corporation with respect to such plans have been made. All claims for welfare benefits incurred by employees on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any welfare plan providing benefits after termination of employment.

         2.20 Employee Relations. Genetrix and its Subsidiaries have approximately 228 full-time equivalent employees and generally enjoy good employer-employee relations. Genetrix and its Subsidiaries are not delinquent in payments to any of their respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any employees, neither Genetrix, its Subsidiaries nor Genzyme will by reason of the Merger or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with Genetrix's normal policies). True and complete information as to all current directors, officers, employees or consultants of Genetrix and its Subsidiaries including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to Genzyme.

         2.21 Transactions with Management. No executive officer or director of Genetrix or any of its Subsidiaries has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less that 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of Genetrix or any of its Subsidiaries (except as a stockholder), (b) any current competitor, customer or supplier of Genetrix or any of its Subsidiaries, or (c) any person which is currently a party to any material contract or agreement with Genetrix or any of its Subsidiaries.

         2.22 Insurance. The Genetrix Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product or professional liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of Genetrix and its Subsidiaries. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by Genetrix or its Subsidiaries, as applicable, and are in conformity with the requirements of all leases or other agreements to which Genetrix or any of its Subsidiaries is a party and, to the best knowledge of Genetrix, are valid and enforceable in accordance with their terms. Genetrix and the Subsidiaries are not in default with respect to any provision contained in any such policy or binder nor has Genetrix or its Subsidiaries failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Genetrix has not received notice of cancellation or non-renewal of any such policy or binder.

         2.23 Brokerage. Except as otherwise disclosed to Genzyme in writing, no broker, finder, agent or similar intermediary has acted on behalf of Genetrix or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Genetrix or its Subsidiaries, or any action taken by any of them.

         2.24 Anti-Takeover Laws. Genetrix is not subject to Section 203 of the DGCL or any "fair price," "business combination," "control share acquisition" or similar statute that would apply to the transactions contemplated by this Agreement in any jurisdiction in which Genetrix and the Subsidiaries is or is required to be qualified or otherwise authorized to transact business as a foreign corporation, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the Business of Genetrix.

         2.25     Hazardous Materials.

                  (a) There are no Hazardous Materials (as hereinafter defined) generated, used, handled or stored by Genetrix or any of its Subsidiaries, the proper disposal of which will require any material expenditure by Genetrix or any of its Subsidiaries. There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by Genetrix or any of its Subsidiaries during the period of Genetrix's or such Subsidiary's ownership or lease. There has not been, nor is there threatened to be, any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste.

                  (b) There is no environmental or health and safety matter that could have a material adverse effect on the Business of Genetrix. Genetrix has previously furnished to Genzyme copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency regarding the foregoing.

         2.26 Proxy Statement and Registration Statement. The information furnished by Genetrix for inclusion in (a) the Proxy Statement (as defined in Section 5.7) at the time the Proxy Statement is mailed, at the time of the meeting of Genetrix's stockholders to vote on the Merger and at the Effective Time, and (b) the Registration Statement (as defined in Section 5.7) at the time the Registration Statement is declared effective and at the Effective Time, including in each case any amendments or supplements thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the Proxy Statement or Registration Statement).

         2.27 HSR Filing. Any information furnished by Genetrix and its Subsidiaries for inclusion in the premerger notification form filed by Genzyme pursuant to the HSR Act at the time the premerger notification form is filed and at the Effective Time is true and correct and does not omit any material information with respect to Genetrix and its Subsidiaries (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the premerger notification form).

         2.28 Genetrix Preferred Stock. The Genetrix Disclosure Schedule sets forth as of the Closing Date (i) the Conversion Rate and Conversion Price (as such terms are defined in the Sixth Amended and Restated Certificate of Incorporation of Genetrix dated April 22, 1994) for each outstanding series of Genetrix Preferred Stock and (ii) the pro rata share of the Merger Consideration allocable to each share of Genetrix Stock.

         2.29 Disclosure. The representations and warranties of Genetrix contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they are made, not misleading. There is no fact known to Genetrix that has not been disclosed to Genzyme in this Agreement that is reasonably likely to have a material adverse effect on the Business of Genetrix.

          SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
                                  STOCKHOLDERS

         Except as set forth on the disclosure schedule delivered to Genzyme on the date hereof (the "Stockholder Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, each of the Principal Stockholders, severally, represents and warrants to Genzyme as to himself, herself or itself only as follows:

         3.1 Authority to Execute and Perform Agreements. Each Principal Stockholder has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and the Affiliate Letter and to perform fully his, her or its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered and is, and, when executed and delivered pursuant hereto, the Affiliate Letter will be, the valid and binding obligation of each Principal Stockholder, enforceable in accordance with their terms, except as their enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors or general principles of equity.

         3.2 No Breach. The execution, delivery and performance of this Agreement and the Affiliate Letter and the consummation of the transactions contemplated hereby and thereby will not (i) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which such Principal Stockholder is a party or to which such Principal Stockholder or his, her or its securities, assets or properties may be bound or subject; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, such Principal Stockholder or upon the securities, properties or assets of such Principal Stockholder; (iii) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to such Principal Stockholder; or (iv) require any filing with, notice to, or permit, consent or approval of, any other governmental or regulatory body.

         3.3 Title to Shares. Each Principal Stockholder owns beneficially and of record, free and clear of any lien, claim or encumbrance, the shares of Genetrix Stock set forth opposite such stockholder's name in Section 2.3 of the Genetrix Disclosure Schedule. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of Genetrix to which such Principal Stockholder is a party.

         3.4 Brokerage. Except as otherwise disclosed to Genzyme in writing, no broker, finder, agent or similar intermediary has acted on behalf of such Principal Stockholder in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with such Principal Stockholder, or any action taken by such Principal Stockholder.

         3.5 Disclosure. The representations and warranties of each Principal Stockholder contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they are made, not misleading.

                 SECTION 4 - REPRESENTATIONS AND WARRANTIES OF
                                    GENZYME

         Except as set forth on the disclosure schedule delivered to Genetrix on the date hereof (the "Genzyme Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Genzyme hereby makes the following representations and warranties:

         4.1 Organization. Genzyme is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

         4.2 Authority to Execute and Perform Agreement. Genzyme has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Genzyme. No other corporate action on the part of Genzyme is necessary to consummate the transactions contemplated hereby other than the filings of the Merger Documents. This Agreement has been duly executed and delivered by Genzyme and constitutes a valid and binding obligation of Genzyme, enforceable in accordance with its terms.

         4.3 Capitalization. The authorized capital stock of Genzyme consists of 100,000,000 shares of General Division Stock, of which 31,258,380 shares were issued and outstanding as of the date hereof, 40,000,000 shares of Tissue Repair Division Common Stock, $0.01 par value per share ("Genzyme TR Division Stock"), of which 11,936,358 shares were issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, $0.01 par value per share ("Genzyme Preferred Stock"), issuable in series, none of which are outstanding. Of the Genzyme Preferred Stock, 1,000,000 and 400,000 shares have been designated as Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock, respectively, and reserved for issuance under Genzyme's shareholder rights plan. The shares of General Division Stock to be issued in the Merger will be, when issued, duly and validly issued, fully paid and nonassessable, not subject to any preemptive rights and not subject to any restriction on transfer imposed by the articles of organization or by-laws of Genzyme. As of the date hereof, except for (a) an aggregate of 6,272,719 shares of General Division Stock and an aggregate of 3,045,639 shares of Genzyme TR Division Stock reserved for issuance under various stock option, stock purchase and savings plans of Genzyme, (b) an aggregate of 3,191,581(*) and 430,863 shares of General Division Stock and Genzyme TR Division Stock, respectively, reserved for issuance upon the exercise of outstanding warrants,
(c) an aggregate of 1,891,252 and 255,319 shares of General Division Stock and Genzyme TR Division Stock,

--------
(*) Does not include 2,415,000 callable warrants associated with Neozyme II.

respectively, reserved for issuance upon the conversion of Genzyme's 6 3/4% Convertible Subordinated Notes due 2001 and (d) the Series A and B Junior Participating Preferred Stock reserved for issuance under Genzyme's shareholder rights plan, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Genzyme any shares of the capital stock of Genzyme and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. All issued and outstanding shares of General Division Stock and Genzyme TR Division Stock are validly issued, fully paid, non-assessable and free of any preemptive rights.

         4.4      SEC Reports. Genzyme has previously delivered to Genetrix its
(i) Annual Report on Form 10-K for the year ended December 31, 1994 (the "Genzyme 10-K"), as filed with the Securities and Exchange Commission ("SEC"),
(ii) all proxy statements relating to Genzyme stockholder meetings held since December 31, 1994 and (iii) all other periodic and current reports filed by Genzyme with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Genzyme has timely filed with the SEC all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since December 31, 1994.

         4.5 Financial Statements. The consolidated financial statements contained in the Genzyme 10-K and in Genzyme's quarterly report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995 (the "Genzyme 10-Qs") have been prepared from, and are in accordance with, the books and records of Genzyme and present fairly, in all material respects, the consolidated financial condition and results of operations of Genzyme and its subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and subject (in the case of the unaudited financial statements included in the Genzyme 10-Qs) to normal year-end adjustments, which are not, in the aggregate, material.

         4.6 No Material Adverse Change. Since December 31, 1994, there has not been any material adverse change in the assets, properties, prospects, results of operations or financial condition of Genzyme taken as a whole (the "Business of Genzyme").

         4.7 Actions and Proceedings. Except as set forth in the Genzyme 10-K or the Genzyme 10-Qs, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Genzyme, threatened against Genzyme or any other corporation or legal entity of which Genzyme owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or the Business of Genzyme. To the best knowledge of Genzyme, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or the Business of Genzyme.

         4.8 No Breach. Except for (a) the filing with the SEC pursuant to the Securities Act of the Registration Statement and filings with various state blue sky authorities, (b) the filing of a premerger notification form pursuant to the HSR Act, (c) the filing of the Merger Documents with the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts, (d) the filing with the Nasdaq National Market of an application for listing of the shares of General Division Stock to be issued in the Merger and (e) the filing with the SEC of a registration statement on Form S-8 to register the shares of General Division Stock issuable upon exercise of the options assumed by Genzyme pursuant to Section 1.8, the execution, delivery and performance of this Agreement and the Escrow Agreement by Genzyme and consummation by Genzyme of the transactions contemplated hereby will not (i) violate any provision of the articles of organization or by-laws of Genzyme; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Genzyme is party or to it or any of its assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Genzyme or by which any of its assets or properties is bound; (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets or properties of Genzyme, excluding from the foregoing clauses (ii), (iii), (iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Business of Genzyme or on the ability of Genzyme to consummate the transactions contemplated hereby.

         4.9 Proxy Statement and Registration Statement. The information furnished by Genzyme for inclusion in (a) the Proxy Statement at the time the Proxy Statement is mailed, at the time of the meeting of the Genetrix stockholders to vote on the Merger and at the Effective Time, and (b) the Registration Statement at the time the Registration Statement is declared effective and at the Effective Time, including in each case any amendments or supplements thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the Proxy Statement or Registration Statement).

         4.10 HSR Filing. Any information furnished by Genzyme for inclusion in the premerger notification form filed by Genetrix pursuant to the HSR Act at the time the premerger notification form is filed and at the Effective Time is true and correct and does not omit any material information with respect to Genzyme (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the premerger notification form).

         4.11 Disclosure. The representations and warranties and statements of Genzyme contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

                      SECTION 5 - COVENANTS AND AGREEMENTS

         5.1 Conduct of Business. Except with the prior written consent of Genzyme, which will not be unreasonably withheld, and except as otherwise contemplated herein, during the period from the date hereof to the Closing Date, Genetrix shall observe the following covenants:

                  (a) Affirmative Covenants Pending Closing. Genetrix will and will cause its Subsidiaries to:

                           (i)      Preservation of Personnel. Use all
reasonable efforts to preserve intact their business organizations and keep available the services of present employees, in each case in accordance with past practice, it being understood that termination of employees with poor performance ratings shall not constitute a violation of this covenant;

                           (ii)     Insurance. Use all reasonable efforts to
keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

                           (iii)    Preservation of the Business; Maintenance of
Properties. Use all reasonable efforts to preserve their businesses, advertise, promote and market their services, keep their properties intact, preserve their goodwill, and maintain all physical properties in good operating condition;

                           (iv)     Intellectual Property Rights.  Use all
reasonable efforts to preserve and protect the Proprietary Rights;

                           (v)      Ordinary Course of Business.  Operate their
businesses diligently and solely in the ordinary course; and

                           (vi)     Options and Warrants.  Use all reasonable
efforts (which shall not include the making of any cash payment or the acceleration of vesting) to effect the termination of all outstanding options and warrants to purchase Genetrix Stock that are not exercised as of the Effective Time.

                  (b) Negative Covenants Pending Closing. Genetrix will not and will cause its Subsidiaries not to:

                           (i)      Disposition of Assets.  Sell or transfer, or
mortgage, pledge or create or permit to be created any lien on, any of their assets, other than sales or transfers in the ordinary course of business and liens existing under arrangements disclosed herein;

                           (ii)     Liabilities.  (A) Incur any obligation or
liability other than in the ordinary course of Genetrix's or its Subsidiaries' business, (B) incur any indebtedness for borrowed money or (C) enter into any contracts or commitments involving payments by Genetrix or its Subsidiaries of $50,000 or more, other than purchase orders or commitments for inventory materials and supplies in the ordinary course of business;

                           (iii)    Compensation.  (A) Change the compensation
or fringe benefits of, or award bonuses to, any officer, director, employee or consultant, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices, or (B) enter into or modify any Plan or any employment, severance or other agreement with any officer, director, employee or consultant of Genetrix or its Subsidiaries;

                           (iv)     Capital Stock.  (A) Grant or accelerate the
exercisability of any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, (B) declare or pay any dividend or other distribution with respect to any shares of its capital stock other than the redemption of the Series C Preferred Stock in accordance with the provisions of the Sixth Amended and Restated Certificate of Incorporation of Genetrix dated April 22, 1994, or (C) issue any shares of its capital stock, except upon the exercise of options or the conversion of Preferred Stock outstanding on the date hereof;

                           (v)      Charter and By-laws.  Amend the certificate
of incorporation or by- laws of Genetrix;

                           (vi)     Acquisitions.  Make any material acquisition
of property other than in the ordinary course of Genetrix's or its Subsidiaries' business;

                           (vii)    License Agreements.  Enter into, modify or
allow to lapse any license, technology development or technology transfer agreement with any other person or entity, other than license agreements entered into in the ordinary course of business on Genetrix's standard form as previously delivered to Genzyme; or

                           (viii)   Customer Agreements.  Enter into or modify
any customer agreement, including without limitation any agreements with hospitals or health maintenance or other managed care providers, from which Genetrix or its Subsidiaries has received or expects to receive annual revenues in excess of $10,000, other than agreements entered into in the ordinary course of business providing for reimbursement for services provided thereunder at rates not materially lower than rates charged by Genetrix for comparable services under agreements with such organizations in effect as of the date of this Agreement.

         5.2 Corporate Examinations and Investigations. Prior to the Effective Time, Genzyme shall be entitled, through its employees and representatives, to have such access to the assets, properties, business, books, records and operations of Genetrix and its Subsidiaries as Genzyme shall reasonably request in connection with Genzyme's investigation of Genetrix and its Subsidiaries with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and Genetrix shall cooperate fully therein. No investigation by Genzyme shall diminish or obviate any of the representations, warranties, covenants or agreements of Genetrix or the Principal Stockholders contained in this Agreement. In order that Genzyme may have full opportunity to make such investigation, Genetrix shall provide the representatives of Genzyme during such period with access to or copies of all such information and documents concerning the affairs of Genetrix and its Subsidiaries as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

         5.3      Expenses.

                  (a) Subject to Section 9.3, if the Merger is not consummated, each of Genetrix and Genzyme shall bear its respective expenses incurred in connection with this Agreement and the transactions contemplated hereby. It is further agreed that Genzyme shall pay all fees relating to the registration and issuance of the shares of General Division Stock comprising the Merger Consideration under applicable federal and state securities laws and the premerger notification form filed by Genzyme. If the Merger is consummated, Genzyme will, by operation of law, assume the obligation to pay Genetrix's expenses in connection herewith, including without limitation (i) the $1,000,000 management incentive fee payable to Paul R. Sohmer, M.D., which amount shall be payable at Closing, (ii) any fees payable to Alex. Brown, (iii) any legal or accounting fees of Genetrix payable in respect of the Merger, (iv) the aggregate amount of all bonuses awarded to the employees of Genetrix by the Board of Directors of Genetrix at the meeting of such Board held on November 14, 1995, which amount shall be payable at Closing and (v) obligations to make severance payments at Closing under agreements with employees of Genetrix. The provisions of this Section 5.3 shall not affect the amount and operation of the Purchase Price Adjustment Amount as provided in Section 1.7.

                  (b) Whether or not the Merger is consummated, each Principal Stockholder shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         5.4 Authorization from Others. Prior to the Closing Date, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement, including without limitation all consents required from third parties who have contractual relationships with Genetrix and its Subsidiaries.

         5.5 Consummation of Agreement. Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

         5.6 Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         5.7 Proxy Statement; Registration Statement. The parties shall cooperate in the preparation and filing with the SEC of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act as soon as practicable after the date hereof with respect to the General Division Stock to be issued in the Merger and will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to mail the Proxy Statement and the prospectus included in the Registration Statement to the stockholders of Genetrix promptly thereafter. The prospectus in the Registration Statement will also constitute a proxy statement (the "Proxy Statement") of Genetrix for its stockholder meeting referred to in Section 5.8. Genzyme agrees to consult with Genetrix prior to responding to any comment from the SEC regarding the Proxy Statement. Prior to the Effective Time, Genzyme shall use all reasonable efforts to qualify the shares of General Division Stock to be issued in the Merger under the securities or "blue sky" laws of any state of the United States in which a stockholder of Genetrix resides; provided, however, that Genzyme shall not be obligated to qualify such shares in any state with respect to which counsel for Genzyme has determined that such qualification is not required under the securities or "blue sky" laws of such state, and in no event shall Genzyme be obligated to qualify as a foreign corporation or to execute a general consent to service of process in any state in which it has not previously so qualified or has not previously so consented.

         5.8 Genetrix Stockholder Meeting. Genetrix, acting through its Board of Directors, shall, in accordance with applicable law and its certificate of incorporation and by- laws:

                  (a) duly hold a meeting of, or solicit written consents from, its stockholders as soon as practicable after the effective date of the Registration Statement for the purpose of considering and acting on this Agreement;

                  (b) subject to the fiduciary duties of the Board of Directors under applicable law as advised in writing by independent legal counsel, include in the Proxy Statement the recommendation of its Board of Directors that stockholders of Genetrix vote in favor of the adoption of this Agreement; and

                  (c) use all reasonable efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement and shall cooperate with Genzyme in responding promptly to any comments made by the SEC with respect to the Proxy Statement or any preliminary version thereof, (B) to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the effective date of the Registration Statement and (C) to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

         5.9 Public Announcements and Confidentiality. Any press release or other information furnished to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of Genzyme and Genetrix, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law. Each party shall keep confidential and shall not use for any purpose unrelated to the consummation of the transactions contemplated by this Agreement any information or documents obtained from the other concerning its assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by such party independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law. Upon any termination of this Agreement, each party shall collect and deliver to the other all copies of any documents obtained from the other in connection with the transactions contemplated by this Agreement.

         5.10 Affiliate Letters. Prior to the Closing Date, Genetrix shall identify to Genzyme all persons who, at the time of the vote of the Genetrix stockholders on the Merger, Genetrix believes may be "affiliates" of Genetrix within the meaning of Rule 145 under the Securities Act. Genetrix shall use all reasonable efforts to provide Genzyme with such information as Genzyme shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of Genetrix. Genetrix shall use all reasonable efforts to deliver from each of the affiliates specified by Genzyme and each Principal Stockholder who is identified as an affiliate by Genetrix has delivered, or agrees to deliver, on or prior to the earlier of (i) the mailing of the Proxy Statement or (ii) the thirtieth day prior to the Effective Time, a letter in substantially the form attached hereto as Exhibit A (an "Affiliate Letter").

         5.11 No Solicitation. Genetrix and the Principal Stockholders will not (i) solicit or initiate discussions with any person, other than Genzyme, relating to the possible acquisition of Genetrix or all or a material portion of the assets or capital stock of Genetrix or any merger or other business combination with Genetrix (an "Acquisition Transaction") or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised in writing by independent legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. Genetrix and the Principal Stockholders agree to inform Genzyme in reasonable detail within one business day of their receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

         5.12 Filings Under HSR Act. As soon as practicable, each of Genzyme and Genetrix shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the

HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of Genetrix and Genzyme shall cooperate fully with the other in connection with the preparation of such filings and shall use all reasonable efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act.

         5.13 Voting of Genetrix Stock. Until this Agreement has been terminated under Section 9.1, each Principal Stockholder agrees to vote all shares of Genetrix Stock held by such Stockholder in favor of the approval of this Agreement and the transactions contemplated hereby and not to exercise any dissenters' rights it may have under Section 262 of the DGCL. Each Principal Stockholder hereby grants to Genzyme for a period commencing on the date hereof and continuing so long as this Agreement is in effect an irrevocable proxy, which is coupled with an interest, to vote such shares of Genetrix Stock held by it to approve this Agreement and the transaction contemplated hereby at the Genetrix stockholder meeting referred to in Section 5.8 of this Agreement or any adjournments or postponements thereof or to execute a written consent approving this Agreement in lieu of such meeting as provided in Section 5.8. Such proxy shall be void upon termination of this Agreement.

         5.14 Genzyme SEC Filings. Genzyme shall furnish Genetrix with a copy of each periodic or current report filed by it under the Exchange Act promptly after filing the same. All filings made by Genzyme after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

              SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

         The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

         6.1 Approvals. All required approvals of the stockholders of Genetrix and all consents and approvals required to make the representations and warranties set forth in Sections 2.10, 3.2 and 4.8 of this Agreement true and correct on and as of the Effective Time shall have been obtained, which consents and approvals shall be deemed to include consents from the contracting parties to the agreements set forth in Sections 2.10 and 3.2 of the Genetrix Disclosure Schedule; provided, however, that if Genzyme waives the obtaining of any consent from a contracting party set forth in Section 2.10 or 3.2 of the Genetrix Disclosure Schedule, such consent shall not be a condition to Genetrix's obligation to consummate the Merger.

         6.2 Registration Statement. The Registration Statement shall have been declared effective and shall remain effective and shall not be subject to a stop order at the Effective Time.

         6.3 HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or terminated.

         6.4 Absence of Order. No restraining order or injunction of any court which prevents consummation of the Merger shall be in effect.

         6.5 Nasdaq Listing. The shares of General Division Stock to be issued in the Merger shall have been listed on the Nasdaq National Market.

         6.6 Escrow Agreement. The Escrow Agreement, in a form mutually satisfactory to the parties, shall have been executed and delivered by all parties thereto.

             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                        GENZYME TO CONSUMMATE THE MERGER

         The obligation of Genzyme to consummate the Merger is subject to the satisfaction or waiver by Genzyme, at or before the Effective Time, of the following conditions:

         7.1 Representations, Warranties and Covenants. The representations and warranties of Genetrix and the Principal Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement). Genetrix and the Principal Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time. Each of Genetrix and the Principal Stockholders shall have delivered to Genzyme a certificate, dated the Closing Date, to the foregoing effect.

         7.2 Affiliate Letters. Genzyme shall have received the Affiliate Letters within the time period prescribed in Section 5.10.

         7.3 Opinion of Counsel to Genetrix. Genzyme shall have received an opinion of Rutan & Tucker, counsel to Genetrix, dated the Closing Date and in form and substance reasonably acceptable to Genzyme.

         7.4 Merger Documents. Genetrix shall have executed and delivered the Merger Documents referred to in Section 1.2.

         7.5 Dissenting Shares. The Dissenting Shares of Common Stock shall not exceed 2% of the shares of Common Stock issued and outstanding on the Closing Date and no holders of Preferred Stock shall have exercised dissenters' rights under the DGCL.

         7.6 Pooling of Interests. Genzyme shall have received a letter from Ernst & Young LLP, independent accountants for Genetrix, to the effect that Genetrix meets the requirements applicable to a combining company for pooling of interests accounting treatment.

         7.7 Accountant's Letters. Genzyme shall have received letters, dated as of a date not more than two days prior to the date the Registration Statement is declared effective and as of a date not more than two days prior to the Closing Date, from Ernst & Young LLP, independent accountants for Genetrix, in the form, scope and content contemplated by Statement of Auditing Standards No. 72 issued by the American Institute of Certified Public Accountants, Inc. relating to the financial statements and other financial data with respect to Genetrix included in the Proxy Statement and Registration Statement and such other matters as may be reasonably requested by Genzyme.

         7.8 Bank Accounts. Genetrix shall have delivered to Genzyme documentation necessary to change the authorized signatories for bank and brokerage accounts of Genetrix and its Subsidiaries as specified by Genzyme.

         7.9 Tax Opinion. Genzyme shall have received an opinion of Palmer & Dodge, counsel to Genzyme, dated the Closing Date, substantially to the effect that, on the basis of the facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and that no gain or loss will be recognized by and there will be no corporate income tax liability to Genzyme or Genetrix by reason of the Merger.

         7.10 Genetrix Employees. As of the Effective Date, 90% of the employees in each of the following classes, (i) laboratory personnel, (ii) billing and reimbursement, (iii) genetic counseling and related services, (iv) sales and marketing and (v) all employees of Genetrix as a group, shall continue to be employed by Genetrix and shall not have indicated to either Genetrix or Genzyme an intention to terminate their employment with Genetrix or with the Surviving Corporation following the Effective Time. For purposes of determining satisfaction of this condition, employees terminated by Genetrix for performance-related reasons shall not be counted.

         7.11 Revenues. If the Closing Date shall occur on or before February 29, 1996, the revenues of Genetrix for the three months ending January 31, 1996 shall be not less than the product obtained by multiplying (i) $5,700,000 less the aggregate revenues received by Genzyme from customers of Genetrix after the date of the public announcement of the Merger (the "Revenue Offset") by (ii) 85%; provided, that in the case of any such customer who was also a customer of Genzyme prior to such announcement, only revenues in excess of the average monthly revenues received by Genzyme from such customer during the three months ending January 31, 1996 shall be included in the Revenue Offset. If the Closing Date shall occur after February 29, 1996, the revenues of Genetrix for the four months ending February 29, 1996 shall be not less than the product obtained by multiplying (i) $7,600,000 less the Revenue Offset by (ii) 85%; provided, that in the case of any such customer who was also a customer of Genzyme prior to such announcement, only revenues in excess of the average monthly revenues received by Genzyme from such customer during the four months ending February 29, 1996 shall be included in the Revenue Offset. For purposes of this Section 7.11, revenues shall be determined on a basis consistent with each party's audited statement of operations for the year ended December 31, 1994.

         7.12 Certificates. Genetrix shall have furnished Genzyme with such certificates of public officials as may be reasonably requested by Genzyme.

         SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF GENETRIX
                AND THE PRINCIPAL STOCKHOLDERS TO CONSUMMATE THE
                                     MERGER

         The obligation of Genetrix and the Principal Stockholders to consummate the Merger is subject to the satisfaction or waiver by them, at or before the Effective Time, of the following conditions:

         8.1 Representations, Warranties and Covenants. The representations and warranties of Genzyme contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time

(with such exceptions as may be permitted under or contemplated by this Agreement). Genzyme shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Genzyme shall have delivered to Genetrix a certificate, dated the Effective Time, to the foregoing effect.

         8.2 Opinion of Counsel to Genzyme. Genetrix shall have received an opinion of Palmer & Dodge, counsel to Genzyme, dated the Closing Date and in form and substance reasonably acceptable to Genetrix.

         8.3 Tax Opinion. Genetrix shall have received an opinion of Rutan & Tucker, counsel to Genetrix, addressed to Genetrix and its stockholders and dated the Closing Date, substantially to the effect that, on the basis of facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Genetrix or its stockholders by reason of the receipt of the shares of General Division Stock in the Merger (it being understood that such opinion will not extend to cash payments in lieu of fractional share interests and may not extend to shares of General Division Stock received by Genetrix stockholders who receive their Genetrix shares pursuant to stock options or otherwise as compensation); provided, however, that in the event that counsel is unable or unwilling to deliver such opinion, then this condition shall be deemed satisfied if such opinion is delivered by Palmer & Dodge.

         8.4 Merger Documents. Genzyme shall have executed and delivered the Merger Documents referred to in Section 1.2.

         8.5 Certificates. Genzyme shall have furnished Genetrix with such certificates of public officials as may be reasonably requested by Genetrix.

                 SECTION 9 - TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date, whether prior to or after approval by the stockholders of Genetrix, as follows:

                  (a) by Genetrix or Genzyme if, without fault of the terminating party, the Closing Date shall not have occurred on or before April 30, 1996, which date may be extended by mutual consent of the parties;

                  (b) by the Board of Directors of Genetrix upon written notice to Genzyme if Genzyme has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Genetrix or by the Closing Date, whichever occurs first;

                  (c) by Genzyme upon written notice to Genetrix if Genetrix or any Principal Stockholder has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach upon the earlier of (i) ten (10) business days of receipt of written notice from Genzyme or, if commercially impracticable to cure such breach within such ten (10) business day period, thirty (30) calendar days, or
(ii) the Closing Date;

                  (d) by any party if any court of competent jurisdiction or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

                  (e) by either Genzyme or Genetrix if the requisite Genetrix stockholder vote approving the Merger is not obtained;

                  (f) by Genzyme if Genetrix's Board of Directors (i) fails to include in the Proxy Statement its recommendation that Genetrix stockholders vote in favor of the adoption of this Agreement, (ii) withdraws its recommendation that stockholders vote in favor or (iii) promulgates a favorable recommendation regarding an Acquisition Transaction;

                  (g) by Genetrix if the Closing Market Value of General Division Stock is less than $43.61, provided that Genzyme may negate such termination by notifying Genetrix within 24 hours of receiving notice from Genetrix of termination of Genzyme's election to determine the Merger Consideration by dividing (X) $35,000,000 less the Purchase Price Adjustment Amount by (Y) the Closing Market Value (any notice under this clause to be given by personal delivery in writing or by telephone communication confirmed by receipted facsimile); or

                  (h) at any time with the written consent of all of the parties.

         9.2 Effect of Termination. If this Agreement is terminated as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 9.2, Section 5.3 relating to expenses, Section 5.9 relating to publicity and confidentiality to the extent provided therein and Section 9.3.

         9.3      Termination Fee.

                  (a) In order to induce Genzyme to enter into this Agreement and to reimburse Genzyme for its costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Genetrix will make a cash payment to Genzyme in the amount of Genzyme's reasonable out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby (as evidenced by invoices and receipts in reasonable detail) up to a maximum of $350,000 if and only if:

                           (i)      Genzyme or Genetrix has terminated this
Agreement pursuant to Section 9.1(e) and at the time of such termination any person (other than Genzyme) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                           (ii)     Genzyme has terminated this Agreement
pursuant to Section 9.1(c) because of a willful breach; or

                           (iii)    Genzyme has terminated this Agreement
pursuant to Section 9.1(f).

                  (b) In addition to the amount payable under Section 9.3(a), Genetrix will make a cash payment to Genzyme of $400,000 if and only if within twelve (12) months following the termination of this Agreement Genetrix is acquired in an Acquisition Transaction for consideration greater than $38,500,000 less the Purchase Price Adjustment Amount.

                  (c) Any payments required under this Section 9.3(b) will be payable by Genetrix to Genzyme (by wire transfer of immediately available funds to an account designed by Genzyme) within five business days after demand by Genzyme.

         9.4 Amendment. This Agreement may not be amended except by an instrument signed by each party hereto.

         9.5 Waiver. At any time prior to the Effective Time, any party hereto may, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                          SECTION 10 - INDEMNIFICATION

         10.1 Survival. Notwithstanding any right of any party to investigate fully the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in
Section 10.3.

         10.2     Obligation of Genetrix and the Stockholders to Indemnify.

                  (a) Subsequent to the Effective Time, the holders of Genetrix Stock outstanding immediately prior to the Effective Time, shall, to the extent of their pro rata interest in the shares held pursuant to the Escrow Agreement, severally, indemnify and hold harmless Genzyme (and its respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 10 ("Losses") based upon, arising out of or otherwise in respect of (i) any inaccuracy in, or breach of, any representation, warranty or covenant of Genetrix contained herein or in any certificate delivered pursuant hereto, (ii) the failure of Genetrix to file timely Form 5500 for any Genetrix employee benefit plan and (iii) taxes payable to Maricopa County.

                  (b) Subsequent to the Effective Time, each Principal Stockholder shall severally indemnify and hold harmless Genzyme (and its directors, officers, employees, agents, affiliates and assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty or covenant of such Principal Stockholder contained herein or in any certificate delivered pursuant hereto.

         10.3 Limitations on Indemnification. Notwithstanding the foregoing, the right to indemnification under this Section 10 shall be subject to the following terms:

                  (a)      No indemnification shall be payable pursuant to
Section 10.2(a)(i) unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds $100,000 in the aggregate, whereupon indemnification pursuant to such Section shall be payable only for sums in excess of such amount.

                  (b)      No indemnification shall be payable pursuant to
Section 10.2 after the earlier of one year after the Effective Time or the issuance of the first audited financial statements of the combined corporation (the "Expiration Date"), except with respect to claims made under the Escrow Agreement prior to Expiration Date, but not resolved by the Expiration Date.

                  (c) All indemnification claims under Section 10.2(a) shall be satisfied in full from the shares held pursuant to the Escrow Agreement and no person shall have any right to recovery from any person who was a holder of Genetrix Stock immediately prior to the Effective Time.

                  (d) All indemnification claims under Section 10.2(b) shall be satisfied from the shares held pursuant to the Escrow Agreement only to the extent of the shares allocable to the Principal Stockholder responsible for the indemnification claim under Section 10.2(b).

                  (e) The limitations of Sections 10.3(a), (b) and (c) shall not apply in the case of a fraudulent misrepresentation or intentional breach by any party, but no person shall be liable for any such fraudulent misrepresentation or intentional breach by any other person (except to the extent of its share of the shares held under the Escrow Agreement if such misrepresentation or breach is by Genetrix). The limitations of Sections 10.3(a) also shall not apply in the case of claims under Section 10.2(a)(ii) and (iii).

         10.4 Notice and Defense of Claims. Promptly after receipt of notice of any claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

                           SECTION 11 - MISCELLANEOUS

         11.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

         (i)      if to Genzyme, to:

                  Genzyme Corporation
                  One Kendall Square
                  Cambridge, Massachusetts 02139
                  Attention:  President
                  Tel:  (617) 252-7500
                  FAX:  (617) 252-7600


         with a copy to:

                  Palmer & Dodge
                  One Beacon Street
                  Boston, Massachusetts 02108
                  Attention:  Peter Wirth, Esq.
                  Tel: (617) 573-0304
                  FAX: (617) 227-4420

         (ii)     if to Genetrix or the Principal Stockholders, to:

                  Genetrix, Inc.
                  6401 E. Thomas Road
                  Scottsdale, Arizona 85251
                  Attention:  President
                  Tel: (602) 945-4363
                  FAX: (602) 946-1005


         with a copy to:

                  Rutan & Tucker
                  611 Anton Boulevard
                  Suite 1400
                  Costa Mesa, California 92626
                  Attention:  Ronald P. Arrington, Esq.
                  Tel:  (714) 641-3467
                  FAX:  (714) 546-9035

Any party may by notice given in accordance with this Section 11.1 to the other parties designate another address or person for receipt of notices hereunder.

         11.2 Entire Agreement. This Agreement and the Escrow Agreement contain the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

         11.3 Governing Law. This Agreement is governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the laws of the State of Delaware apply to the Merger and the rights of Genetrix stockholders relative to the Merger.

         11.4 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

         11.5 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         11.7 Disclosure Schedules. The Disclosure Schedules are a part of this Agreement as if fully set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.

                               GENZYME CORPORATION


                               By /s/ Henri A. Termeer
                                  ----------------------------------------------
                                  Henri A. Termeer, President

                               By /s/ Evan M. Lebson
                                  ----------------------------------------------
                                  Evan M. Lebson, Treasurer


                               GENETRIX, INC.


                               By /s/ Dr. Paul R. Sohmer
                                  ----------------------------------------------
                                  Dr. Paul R. Sohmer, President

                               By /s/ Mark Smith
                                  ----------------------------------------------
                                  Mark Smith, Treasurer


                               THE PRINCIPAL STOCKHOLDERS:


                               BERKELEY MEDICAL INVESTMENTS LIMITED

                               Per Pro KLEINWORT BENSON (JERSEY) LIMITED

                               /s/ Assistant Director - Securities, as Custodian
                               -------------------------------------------------


                               BERKELEY/NED DEVELOPMENT CAPITAL LIMITED

                               Per Pro KLEINWORT BENSON (JERSEY) LIMITED

                               /s/ Assistant Director - Securities, as Custodian
                               -------------------------------------------------


                               KB BERKELEY JAPAN DEVELOPMENT CAPITAL
                               LIMITED

                               Per Pro KLEINWORT BENSON (JERSEY) LIMITED

                               /s/ Assistant Director - Securities, as Custodian
                               -------------------------------------------------

                          KLEINER PERKINS CAUFILED BYERS V, a California Limited Partnership


                          By /s/ Brook H. Byers
                             ---------------------------------------------------
                             Brook H. Byers, General Partner


                          KPCB ZAIBATSU FUND I, a California Limited Partnership


                          By /s/ Brook H. Byers
                             ---------------------------------------------------
                             Brook H. Byers, General Partner


                          ENTERPRISE PARTNERS, II L.P.


                          By /s/ Andrew Senyei
                             ---------------------------------------------------
                             Andrew Senyei, General Partner


                          ENTERPRISE PARTNERS, II L.P. ASSOCIATES


                          By /s/ Andrew Senyei
                             ---------------------------------------------------
                             Andrew Senyei, General Partner


                          FIMA FINANCE MANAGEMENT, INC.


                          By /s/ Ernest Rubenstein
                             ---------------------------------------------------
                             Its: Attorney-in-Fact

                                                                       Exhibit A

                            FORM OF AFFILIATE LETTER


                               January ___, 1996

Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

Ladies and Gentlemen:

           Pursuant to the Agreement and Plan of Merger dated as of January
11, 1996 (the "Agreement") among Genzyme Corporation ("Genzyme"), a Massachusetts corporation, Genetrix, Inc. ("Genetrix"), a Delaware corporation, and certain stockholders of Genetrix, providing for the merger of Genetrix with and into Genzyme (the "Merger"), the undersigned will receive shares of the General Division Common Stock, $0.01 par value, of Genzyme (the "Genzyme Shares") in exchange for the shares of capital stock of Genetrix (the "Genetrix Stock") owned by the undersigned in accordance with Section 1 of the Agreement. The undersigned has been advised that as of the date the Agreement is submitted to the stockholders of Genetrix for adoption, the undersigned may be an "affiliate" of Genetrix, as that term is defined for purposes of paragraph (c) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein shall be construed as an admission of such fact.

A. In connection therewith, the undersigned represents, warrants and agrees that:

         1. The undersigned shall not engage and has not engaged in any sale, exchange, transfer, pledge, disposition or any other transaction that would result in a reduction in the risk of ownership (any such transaction, a "Sale") with respect to the shares of Genetrix Stock owned by the undersigned during the 30 days prior to the effective date of the Merger.

         2. The undersigned shall not engage in any Sale of the Genzyme Shares until after such time as Genzyme has published financial results covering at least 30 days of combined operations of Genzyme and Genetrix after the effective date of the Merger. The undersigned understands that the certificates representing the Genzyme Shares received by the undersigned will be placed on the "stop-transfer list" maintained by Genzyme's transfer agent and will remain so listed until the publication of such financial results.

         3. The undersigned has no current plan or intent to engage in any Sale of Genzyme Shares that would result in a reduction in the risk of ownership with respect to more than 50% of the Genzyme Shares to be received by the undersigned pursuant to the plan of merger evidenced by the Agreement. The undersigned knows of no plan (written or oral) pursuant to which the holders of shares of Genetrix Stock intend to engage in Sales of a number of Genzyme Shares that would, in the aggregate, constitute more than 50% of the value of the Genetrix Stock outstanding immediately prior to the Merger. A Sale of Genzyme Shares shall be considered to have occurred pursuant to a plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Agreement (a "Related Transaction"). In addition, shares of Genetrix Stock with respect to which a Sale occurs prior to the Merger in a Related Transaction shall be treated for these purposes as if such shares of Genetrix Stock were exchanged for the Genzyme Shares and the Genzyme Shares were disposed of in a Sale pursuant to a plan.

         4. The undersigned shall not engage in any Sale of the Genzyme Shares in violation of the registration requirements of the Act or the rules and regulations of the SEC thereunder.

         5. The undersigned has been advised that the issuance of the Genzyme Shares to the undersigned pursuant to the Merger has been registered under the Act on a registration statement on Form S-4. The undersigned has been advised that if the undersigned is in fact an "affiliate" of Genetrix at the time the Agreement was submitted for a vote of the stockholders of Genetrix and the distribution by the undersigned of the Genzyme Shares has not been registered under the Act, Rule 145 under the Act will restrict the undersigned's sales of Genzyme Shares received in the Merger. The undersigned will not sell or otherwise dispose of any Genzyme Shares, except pursuant to Rule 145(d) under the Act, an effective registration statement under the Act or an exemption from the registration requirements under the Act (provided that the undersigned may make bona fide gifts or distributions (including, if the undersigned is a partnership, to its partners) without consideration, or transfers by operation of law, so long as any donee or transferee agrees not to sell, transfer or otherwise dispose of Genzyme Shares except as provided herein).

         6. The undersigned has carefully read this letter and the Agreement and has discussed the requirements of each and the limitations upon the disposition of the Genzyme Shares received by the undersigned, to the extent deemed necessary, with the undersigned's counsel.

B.       The undersigned understands and agrees that:

         1. Genzyme is under no further obligation to register the sale, transfer or other disposition of the Genzyme Shares or, except as provided in paragraph C.1. below, to take any action necessary in order to make an exemption from registration available.

         2. Stop transfer instructions will be given to the transfer agent of Genzyme with respect to the Genzyme Shares, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution or exchange therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) OR AN

EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

         3. Unless the transfer by the undersigned of the Genzyme Shares is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to a registration statement under the Act, Genzyme reserves the right to put an appropriate legend on the certificates issued to a transferee.

         4. This agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees, devisees and successors of the undersigned and any pledgee holding Genzyme Shares as collateral.

C.       Genzyme represents and agrees as follows:

         1. For so long as and to the extent necessary to permit the undersigned to sell the Genzyme Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Genzyme shall use its best efforts to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether Genzyme has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 145 and otherwise use all reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Genzyme has filed on a timely basis all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

         2. Genzyme agrees that the stop transfer instructions and legends referred to in Paragraph B.2 hereof shall be terminated or removed if the undersigned shall have delivered to Genzyme a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Genzyme or other evidence reasonably satisfactory to Genzyme to the effect that such instructions and legends are not required for the purposes of the Act. Following publication of financial results covering at least 30 days of combined operations of Genzyme and Genetrix after the effective date of the Merger and upon presentation of documentation reasonably satisfactory to counsel to Genzyme that the Genzyme Shares received by the undersigned have been sold in conformity with the provisions of Rule 145(d), such counsel shall issue an opinion authorizing the termination of the stop transfer instructions and the removal of the legends referred to in Paragraph B.2 hereof in respect of such sale.

D. This letter agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.


                                                   Very truly yours,


                                                   _____________________________
                                                   Print Name:
                                                   Address:


Accepted this _____ day of
January, 1996

GENZYME CORPORATION


By:___________________________________
    David J. McLachlan
    Senior Vice President - Finance
       and Chief Financial Officer

                                                                      EXHIBIT B

[ALEX. BROWN & SONS INCORPORATED LETTERHEAD]


                               December 22, 1995

Board of Directors
Genetrix, Inc.
6401 E. Thomas Road
Scottsdale, AZ 85251

Dear Sirs:

        Genetrix, Inc. (the "Company" or "Genetrix") and Genzyme Corporation (the "Purchaser" or "Genzyme") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company will be merged with the Purchaser (the "Merger"). You have requested our opinion regarding the fairness, from a financial point of view, of the aggregate consideration to be received by the preferred and common Stockholders, taken as a whole, of the Company ("Company Stockholders") pursuant to the Agreement. Our opinion does not address the allocation of consideration among Company Stockholders, whether pursuant to the Company's certificate of incorporation or otherwise.

        Under the Agreement, the aggregate consideration will be paid in Purchaser General Division Common Shares ("Purchaser Common Stock") and the Purchaser will deliver to the Company Stockholders that number of shares of Purchaser Common Stock determined by dividing $38,500,000 less the Purchase Price Adjustment (as defined in the Agreement) ("Merger Consideration") by the Closing Market Value (as defined in the Agreement) of Purchaser Common Stock provided that (a) if the Closing Market Value is less than $43.61, the Company shall have the right to terminate the Agreement unless the Purchaser elects to deliver that number of shares of Purchaser Common Stock determined by dividing $35,000,000, less the Purchase Price Adjustment, by the Closing Market Value,
(b) if the Closing Market Value is above $67.28 then the Purchaser agrees to deliver that number of shares of Purchaser Common Stock determined by dividing the Merger Consideration by $67.28 and (c) if the Closing Market Value is between $47.97 and $43.61, the Purchaser agrees to deliver that number of shares of Purchaser Common Stock determined by dividing the Merger Consideration by $47.97.

        Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. We have served as financial advisor to the Board of Directors of Genetrix in connection with the transaction contemplated by the Agreement and will receive a fee for our services. We regularly publish research reports regarding the health care industry and the businesses and securities of publicly owned companies in that industry.

Board of Directors
Genetrix, Inc.,
December 22, 1995
Page 2


        In connection with this opinion, we have reviewed certain publicly available financial information concerning Genzyme and comparable information regarding Genetrix provided to us by the management of the Company. We have reviewed certain internal financial analyses of Genetrix and Genzyme made available to us by the management of the Company and the Purchaser, respectively, and have held discussions with members of the senior management of Genetrix and Genzyme regarding their respective businesses and prospects. In addition, (i) we have reviewed a final draft of the Agreement dated December 22, 1995, (ii) compared certain financial information for Genetrix and Genzyme with similar information for certain publicly traded companies which we deemed similar to Genetrix and Genzyme, respectively, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, and (iv) performed such other studies and analyses and took into account such other matters as we deemed necessary.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections used in our analyses, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Genetrix and Genzyme senior management, respectively, as to the likely future performance of the Company and Purchaser, respectively. In addition, we have not made an independent valuation or appraisal of the assets of Genetrix or Genzyme, nor have we been furnished with any such valuation or appraisal. Our opinion is based on market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter. Our opinion does not imply any conclusion as to the likely trading range of Purchaser Common Stock following consummation of the merger nor does it constitute a recommendation to any of the Company Stockholders as to how they should vote with respect to the Merger.

        It is understood that this letter is provided to the Board of Directors of Genetrix in connection with its consideration of the proposed Merger and may not be used for any other purpose without our prior written consent, except that we consent to the inclusion of this opinion as an exhibit to any proxy statement or registration statement distributed to the Company Stockholders in connection with the Merger. The opinion expressed below addresses only the fairness of the Merger Consideration payable to the Company Stockholders, taken as a whole, and does not address the allocation of consideration among Stockholders, whether pursuant to the Company's certificate of incorporation or otherwise. Based on the analysis described above and subject to the foregoing limitations and qualifications, it is our opinion that the Merger Consideration to be reviewed by the Company Stockholders pursuant to the Agreement is fair from a financial point of view to such holders taken as a whole, as of the date of delivery of this letter.

                                Very truly yours,

                                /s/  Alex. Brown & Sons Inc.
                                -------------------------------
                                ALEX. BROWN & SONS INCORPORATED

                                                                       EXHIBIT C

               PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW
                  RELATING TO RIGHTS OF DISSENTING STOCKHOLDERS

SECTION 262 - APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the rods "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b, and c, of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on a merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may,in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the rights of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 262, L. '94, eff. 7-1-94.)

                                 GENETRIX, INC.

              SPECIAL MEETING OF STOCKHOLDERS _____________, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Genetrix, Inc. (the "Company") hereby appoints Paul R. Sohmer, M.D. and Pat Arrington, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Special Meeting of Stockholders of the Company to be held on _____________, 1996, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

/x/     Please mark your vote as in this example.

1. Proposal to adopt the Agreement and Plan of Merger dated as of January 11, 1996 between Genzyme Corporation ("Genzyme") and the Company (the "Merger Agreement"). Each share of the capital stock of the Company outstanding at the effective time of the merger will be converted into that number of shares of the General Division Common Stock, $0.01 par value per share, of Genzyme, as provided in the Merger Agreement.

        / /      FOR              / /     AGAINST             / /     ABSTAIN

--------------------------------------------------------------------------------

                     PLEASE SIGN AND MAIL THIS PROXY TODAY


          Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.

Date:                       , 1996
      ----------------------                     -------------------------------
                                                 Signature


Date:                       , 1996
      ----------------------                     -------------------------------
                                                 Signature (if held jointly)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of Genzyme's By-Laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct). Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         Genzyme also has in place agreements with certain officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's By-Laws.

         Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5. of Genzyme's Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.



                                   Part II - 1

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (A)      EXHIBITS.

                  See Exhibit Index immediately following signature page.

         (B)      FINANCIAL STATEMENT SCHEDULES.

                  The following Financial Statement Schedule of Genzyme is incorporated by reference to Item 14 of Genzyme's Annual Report on Form 10-K for its fiscal year ended December 31, 1994:

                  Schedule II - Valuation and Qualifying Accounts.

All other schedules are omitted since the required information is inapplicable or has been presented in the financial statements and related notes.

ITEM 22.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   Part II - 2

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (f) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (g) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (f) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   Part II - 3

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused Amendment No. 1 to this Registration Statement (File No. 333-1105) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 7, 1996.

                                                     GENZYME CORPORATION


                                                     By: * HENRI A. TERMEER
                                                         --------------------
                                                     Henri A. Termeer, President


        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement (File No. 333-1105) has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                                  DATE
---------                                            -----                                  ----
* HENRI A. TERMEER                                   Director and Principal                 March 7, 1996
-----------------------------------                  Executive Officer
Henri A. Termeer

* DAVID J. MCLACHLAN                                 Principal Financial and                March 7, 1996
-----------------------------------
David J. McLachlan                                   Accounting Officer

* CONSTANTINE E. ANAGNOSTOPOULOS                     Director                               March 7, 1996
-----------------------------------
Constantine E. Anagnostopoulos

* DOUGLAS A. BERTHIAUME                              Director                               March 7, 1996
-----------------------------------
Douglas A. Berthiaume

* HENRY E. BLAIR                                     Director                               March 7, 1996
-----------------------------------
Henry E. Blair

* ROBERT J. CARPENTER                                Director                               March 7, 1996
-----------------------------------
Robert J. Carpenter

* CHARLES L. COONEY                                  Director                               March 7, 1996
-----------------------------------
Charles L. Cooney

* HENRY R. LEWIS                                     Director                               March 7, 1996
-----------------------------------
Henry R. Lewis

* By: /s/ DAVID J. MCLACHLAN
-----------------------------------
David J. McLachlan
Attorney-in-Fact



                                   Part II - 4

                                  EXHIBIT INDEX

EXHIBIT                                                                                   SEQUENTIAL
  NO.                                  DESCRIPTION                                        PAGE NO.
-------                                -----------                                        --------
     2             Composite conformed copy of Agreement and Plan of Merger
                   dated as of January 11, 1996, between Genzyme, Genetrix and the Principal Stockholders of Genetrix. Filed herewith as
                   Exhibit A to the Prospectus/Proxy Statement. Pursuant to Item
                   601(b)(2) of Regulation S-K, the schedules referred to in the
                   Agreement and Plan of Merger are omitted. The Registrant
                   hereby undertakes to furnish supplementally a copy of any
                   omitted schedule to the Commission upon request.

     4.1           Articles of Organization, as amended, of Genzyme. Filed as
                   Exhibit 3.1 to Genzyme's Form 10-K for the year ended
                   December 31, 1994 (File No. 0- 14680), and incorporated herein by reference.

     4.2           By-Laws of Genzyme. Filed as Exhibit 3.2 to Genzyme's Form
                   8-K dated December 31, 1991 (File No. 0-14680), and incorporated herein by reference.

     4.3           Amended and Restated Rights Agreement dated as of October 13,
                   1994 between Genzyme and American Stock Transfer and Trust
                   Company. Filed as Exhibit 4 to Genzyme's Form 8-K dated
                   December 29, 1994 (File No. 0-14680), and incorporated herein by reference.

*    5             Form of opinion of Palmer & Dodge.

*    8             Form of opinion of Palmer & Dodge with respect to certain
                   federal income tax matters.

    23.1 Consent of Coopers & Lybrand L.L.P., independent accountants to Genzyme Corporation. Filed herewith.

    23.2           Consent of Ernst & Young LLP, independent accountants to
                   Genetrix, Inc. Filed herewith.

    23.3           Consent of Price Waterhouse LLP, independent accountants to
                   BioSurface Technology, Inc. Filed herewith.

    23.4 Consent of Coopers & Lybrand L.L.P., independent accountants to Genzyme Development Partners, L.P. Filed herewith.

*   23.5           Consents of Palmer & Dodge (contained in Exhibits 5 and 8).

*   24             Power of Attorney (included in the signature page hereto).

    99 Fairness Opinion of Alex. Brown & Sons Incorporated. Filed herewith as Exhibit B to the Prospectus/Proxy Statement.

* Previously filed on February 21, 1996 as the same numbered exhibit to this Registration Statement on Form S-4 (File No. 333-1105).
